As filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-172827

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Community Bancorp

        United Community Bank 401(k) Profit Sharing Plan

(Exact name of registrant as specified in its charter)

Indiana	6035	80-0694246
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

92 Walnut Street

Lawrenceburg, Indiana 47025

                                                                                  (812) 537-4822

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Ritzmann

President and Chief Executive Officer

United Community Bancorp

92 Walnut Street 47025

Lawrenceburg, Indiana

                                                                                  (812) 537-4822

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul M. Aguggia, Esq.	Raymond A. Tiernan, Esq.
Victor L. Cangelosi, Esq.	Phillip R. Bevan, Esq.
Edward G. Olifer, Esq.	Elias, Matz, Tiernan & Herrick L.L.P.
Kilpatrick Townsend & Stockton LLP	734 15th Street, NW, 11th Floor
607 14th Street, NW, Suite 900	Washington, DC 20005
Washington, DC 20005	(202) 347-0300
(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum Aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value	8,430,938 shares	$8.00	$67,447,504	(2)
Participation Interests	(3)	—	(3)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.
(2)	A filing fee of $7,831.00 was paid with the initial filing of the Registration Statement on Form S-1 on March 15, 2011.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4)	The securities of United Community Bancorp to be purchased by the United Community Bank 401(k) Profit Sharing Plan are included in the common stock. Accordingly, no separate fee is required for the participation interests pursuant to Rule 457(h)(2) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Prospectus Supplement

INTERESTS IN

UNITED COMMUNITY BANK

401(K) PROFIT SHARING PLAN

AND

OFFERING OF 406,875 SHARES OF

UNITED COMMUNITY BANCORP

COMMON STOCK ($.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in the United Community Bank 401(k) Profit Sharing Plan of participation interests in shares of common stock of United Community Bancorp, Inc., a newly formed Indiana corporation. United Community Bancorp is offering common stock for sale in connection with the conversion of United Community Bank from the partially public mutual holding company form of organization to the fully public stock holding company structure.

In connection with the stock offering, 401(k) Plan participants may direct MG Trust Company (the United Community Bancorp Stock Fund trustee) to use their account balances (excluding funds already invested in United Community Bancorp common stock) to subscribe for and purchase shares of United Community Bancorp common stock in the stock offering. Based upon the value of the 401(k) Plan assets as of March 3, 2011, 401(k) Plan participants may purchase up to 406,875 shares of United Community Bancorp common stock, assuming a purchase price of $8.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to invest all or a portion of their 401(k) Plan accounts in United Community Bancorp, Inc. common stock.

The prospectus dated                     , 2011 of United Community Bancorp, which accompanies this prospectus supplement, includes detailed information regarding the offering of United Community Bancorp common stock and the financial condition, results of operations and business of United Community Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement, together with the prospectus, and keep both for future reference.

Please refer to “Risk Factors” beginning on page 17 of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by United Community Bancorp of interests or shares of common stock under the 401(k) Plan to employees of United Community Bank. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. United Community Bancorp, United Community Bank and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of United Community Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is                     , 2011.

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THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Assuming a purchase price of $8.00 per share, participants may acquire up to 406,875 shares of United Community Bancorp common stock for the new United Community Bancorp Stock Fund. The participation interests offered under this prospectus supplement are conditioned on the completion of the stock offering. Your investment in United Community Bancorp’s Stock Fund in connection with the stock offering is also governed by the purchase priorities contained in the United Community Bank plan of conversion and reorganization. See sections of the prospectus attached to this prospectus supplement for a discussion of the purchase priorities in the stock offering.

This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the United Community Bank second step conversion, the United Community Bancorp stock offering and the financial condition, results of operations and business of United Community Bank. The address of the principal executive office of United Community Bank is 92 Walnut Street, Lawrenceburg, Indiana 47025. The telephone number of United Community Bank is (812) 537-4822.

Election to Purchase New Shares of United Community Bancorp Common Stock in the Stock Offering

In connection with the stock offering, you may direct the 401(k) Plan trustee to liquidate up to 100% of your account balance (excluding your current investment in the United Community Bancorp Stock Fund) and use the funds to purchase shares of United Community Bancorp common stock in the stock offering.

All plan participants are eligible to direct MG Trust Company to use their 401(k) Plan assets to invest in the stock offering. However, participant investment directions are subject to subscription rights, purchase priorities and purchase limitations. If you are eligible to order shares in the stock offering, your order will be filled in the following order of priority:

1.	Persons with (i) $50 or more on deposit at United Community Bank as of the close of business on December 31, 2009, or (ii) $50 or more on deposit at Integra Bank, National Association, as of the close of business on June 4, 2010 and which deposits United Community Bank assumed on that date;

2.	Persons with $50 or more on deposit at United Community Bank as of the close of business on March 31, 2011 who are not in category 1 above; and

4.	Except for persons eligible to subscribe for shares under categories 1 and 2, depositors as of the close of business on , 2011, who were not eligible to subscribe for shares of United Community Bancorp common stock under categories 1 and 2.

To the extent shares remain available after filling orders in the subscription offering, shares will be available in a community offering to natural persons and trusts of natural persons residing in Dearborn and Ripley Counties in Indiana to our existing public shareholders and to the general public.

The limitations on the total amount of United Community Bancorp common stock that you may purchase in the stock offering, as described in the prospectus (see “The Conversion and Offering – Limitations on Purchases of Shares”) will be calculated based on the aggregate amount that you subscribed for: (1) through your 401(k) Plan accounts; and (2) through your sources of funds outside of the 401(k) Plan by placing an order in the stock offering using a Stock Order Form. Whether you place an

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order through the 401(k) Plan, outside the plan or both, the number of shares of United Community Bancorp common stock, if any, that you receive will be determined based on the total number of subscriptions, your purchase priority and the allocation priorities set forth in the prospectus. If, as a result of the calculation, you are allocated insufficient shares to fill all of your orders, available shares will be allocated as described in “The Conversion and Offering – Subscription Offering and Subscription Rights” in the prospectus. Available shares will be allocated between your 401(k) Plan order and your order outside of the 401(k) Plan. If you so elect, the shares of United Community Bancorp common stock you were unable to subscribe for through the 401(k) Plan will be purchased by the 401(k) Plan trustee on the open market immediately following the completion of the stock offering. If you elect to direct MG Trust Company to purchase shares in the open market, you will not be able to direct the 401(k) Plan trustee as to the timing or price to be paid for the Company common stock.

Value of Participation Interests

As of March 3, 2011, the market value of the assets of the 401(k) Plan (excluding assets invested in United Community Bancorp common stock) equaled approximately $3,255,000. United Community Bank has informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of December 31, 2010. The value of 401(k) Plan assets represents past contributions to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Method of Directing Your Investment Election

Included with this prospectus supplement is a blue investment form for you to use to direct MG Trust Company to purchase shares of United Community Bancorp common stock through the United Community Bancorp Stock Fund in the stock offering (the “Investment Form”). If you wish to invest all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the 401(k) Plan to the United Community Bancorp Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment during the stock offering is $200, which equals 25 shares.

Time for Directing Your Investment Election

If you wish to participate in the stock offering using funds from your 401(k) Plan account, you must submit your Investment Form to Barbara McCormack in the Human Resources Department by     :     p.m. on                      , 2011,

Irrevocability of Your Investment Election

Once you have submitted your Investment Form, you cannot change your election to subscribe for shares in the stock offering with your 401(k) Plan funds.

Purchase Price of New Shares of United Community Bancorp Common Stock

MG Trust Company will use the funds transferred to the United Community Bancorp Stock Fund Trust to purchase shares of United Community Bancorp common stock in the stock offering. The United Community Bancorp Stock Fund will be comprised of stock units and a cash buffer. The trustee will pay the same price for shares of United Community Bancorp common stock in the stock offering, $8.00 per share, as all other persons who purchase shares of United Community Bancorp common stock in the stock offering.

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Nature of a Participant’s Interest in United Community Bancorp Common Stock

MG Trust Company will hold United Community Bancorp common stock in the name of the 401(k) Plan. Units of the United Community Bancorp Stock Fund acquired at your investment direction will be credited to your account under the 401(k) Plan.

Voting and Tender Rights of United Community Bancorp Common Stock

The 401(k) Plan trustee (based on instructions received) generally will exercise voting and tender rights attributable to all United Community Bancorp common stock held by the United Community Bancorp Stock Fund as directed by participants with interests in the United Community Bancorp Stock Fund. With respect to each matter as to which holders of United Community Bancorp common stock have a right to vote, you will be given voting instruction rights reflecting your proportionate interest in the United Community Bancorp Stock Fund. The number of shares of United Community Bancorp common stock held in the United Community Bancorp Stock Fund that are voted for and against each matter will be proportionate to the number of voting instruction rights exercised by participants. If there is a tender offer for United Community Bancorp common stock, the 401(k) Plan provides that each participant will be allotted a number of tender instruction rights reflecting the participant’s proportionate interest in the United Community Bancorp Stock Fund. The percentage of shares of United Community Bancorp common stock held in the United Community Bancorp Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of the tender offer. The remaining shares of United Community Bancorp common stock held in the United Community Bancorp Stock Fund will not be tendered. The 401(k) Plan makes provisions for participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

Future Direction to Purchase Common Stock

You will be able to invest in the United Community Bancorp Stock Fund after the stock offering by accessing your account via the internet and directing the trustee to invest your future contributions or your account balance in the 401(k) Plan into the United Community Bancorp Stock Fund. After the stock offering, to the extent that shares of common stock are available, MG Trust Company will acquire United Community Bancorp common stock at your election in open market transactions at the prevailing market price. Special restrictions may apply to transfers directed to and from the United Community Bancorp Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of United Community Bancorp. In addition, if you are an officer of United Community Bancorp that is restricted by the Office of Thrift Supervision from selling shares acquired in the stock offering for one year, the shares you purchased in the stock offering will not be tradable for one year. However, any stock units that you held in the United Community Bancorp Stock Fund before the stock offering are not subject to this one-year trading restriction and therefore may be sold.

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DESCRIPTION OF THE 401(k) PLAN

Introduction

Effective                     , 20    , United Community Bank amended and restated the United Community Bank 401(k) Profit Sharing Plan, originally effective as of April 1, 1997, in its entirety. United Community Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” United Community Bank may change the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. United Community Bank may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the 401(k) Plan, as it sees fit. As a 401(k) Plan governed by ERISA, federal law provides you with various rights and protections as a 401(k) Plan participant. Although the 401(k) Plan is governed by many of the provisions of ERISA, the Pension Benefit Guaranty Corporation does not guarantee your retirement benefits under the 401(k) Plan.

Reference to Full Text of the 401(k) Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the 401(k) Plan. United Community Bank qualifies this overview in its entirety, however, by reference to the full text of the 401(k) Plan. You may obtain copies of the full 401(k) Plan document by contacting Barbara McCormack at United Community Bank. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the 401(k) Plan.

Eligibility and Participation

Eligible employees of United Community Bank may participate in the 401(k) Plan as of the first day of the month coinciding with or next following their satisfaction of the eligibility requirements. Generally, employees who are at least 18 years of age may participate in the 401(k) Plan upon the completion of one month of service with United Community Bank.

As of March 3, 2011, 93 of the 112 employees of United Community Bank eligible to participate in the 401(k) Plan elected to participate in the 401(k) Plan.

Contributions Under the 401(k) Plan

401(k) Plan Participant Contributions. Subject to certain Internal Revenue Code limitations, the 401(k) Plan permits each participant to contribute up to 100% of their annual compensation to the 401(k) Plan (See “Limitations on Contributions” below.). Participants may change their rate of contribution with respect to pre-tax deferrals upon providing thirty (30) days’ notice to United Community Bank.

United Community Bank Contributions. The 401(k) Plan provides that United Community Bank may make matching contributions. United Community Bank currently matches 50% of each participant’s salary deferrals, up to a maximum of 10% of annual compensation. United Community Bank may also make discretionary contributions on behalf of 401(k) Plan participants. Employer contributions (matching and discretionary) are allocated to each participant who has completed 500 hours of service during the Plan Year (i.e., the calendar year) or who terminated employment during the Plan Year due to disability, retirement or death. Employer contributions vest 100% upon three (3) Years of Service with the Employer.

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Limitations on Contributions

Limitations on Employee Salary Deferrals. Although the 401(k) Plan permits you to defer up to 100% of your compensation, by law your total deferrals under the 401(k) Plan, together with similar plans, may not exceed $16,500 for 2011. Employees who are age 50 and over may make additional catch-up contributions to the 401(k) Plan, in amounts up to $5,500 for 2011. (The Internal Revenue Service will periodically increase these annual limitations.) Contributions in excess of these limitations, or “excess deferrals,” will be included in an affected participant’s gross income for federal income tax purposes in the year the contributions are made, provided they are distributed to the participant no later than the first April 15th following the close of the taxable year in which the excess deferrals were made. Excess deferrals distributed after that date will be treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (i.e., annual additions) credited to a participant during any year under all defined contribution plans of United Community Bank (including the 401(k) Plan and the proposed United Community Bank Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant’s compensation or $49,000 for 2011.

Top-Heavy Plan Requirements. If the 401(k) Plan is a “Top-Heavy Plan” for any calendar year, the Bank may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees. In general, the 401(k) Plan will be treated as a Top-Heavy Plan for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of “Key Employees” exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of the Bank whose annual compensation exceeds $160,000;

(2)	a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of United Community Bancorp, or who owns stock that possesses more than 5% of the total combined voting power of all stock of United Community Bancorp; or

(3)	a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of United Community Bancorp, or who owns stock that possesses more than 1% of the total combined voting power of all stock of United Community Bancorp, and whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2011.

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401(k) Plan Investments

Funds	2010	2009	2008

American Funds EuroPacific Growth Fund	9.07%	38.71%	(40.71)%
American Funds Growth Fund of America	11.95	34.12	(39.24)
American Funds Investment Company of America	10.45	26.77	(34.94)
American Funds New Perspective Fund	12.35	37.08	(38.06)
American Funds SmallCap World Fund	24.52	53.10	(49.58)
Delaware Foundation Conservative Allocation Fund	9.42	25.15	(14.64)
Delaware High-Yield Opportunities Fund	16.06	49.30	(25.90)
Delaware Foundation Moderate Allocation Fund	10.08	27.14	(22.42)
Delaware Foundation Growth Allocation Fund	11.65	30.56	(31.47)
Delaware U.S. Growth Fund	13.71	43.63	(43.80)
Delaware Select Growth Fund	25.94	56.54	(44.46)
Federated Kaufmann Fund	18.75	29.68	(42.22)
Franklin Total Return Fund	8.99	15.12	(5.71)
Morley Capital Stable Value Fund	2.14	2.16	3.94
MFS Utilities Fund	13.24	32.60	(37.68)
Pioneer Growth Opportunities Fund	19.30	42.95	(35.39)
Victory Diversified Stock Fund	12.58	26.32	(36.86)
Victory Fund for Income	6.52	6.05	5.35
Victory Special Value Fund	19.96	32.02	(43.97)

American Funds EuroPacific Growth Fund. This investment fund seeks long-term growth of capital. The fund normally invests at least 80% of assets in equity securities of issuers domiciled in Europe and the Pacific Basin. It may also hold cash or money market instruments.

American Funds Growth Fund of America. This investment fund seeks capital growth. The fund invests primarily in common stocks. Management selects securities that it believes are reasonably priced and represent solid long-term investment opportunities. The fund may invest a portion of its assets in securities of issuers domiciled outside the United States of America.

American Funds Investment Company of America. The fund seeks both capital appreciation and income. The fund invests primarily in common stocks that offer growth and dividend potential.

American Funds New Perspective Fund. The American Funds New Perspective fund seeks long-term growth of capital; income is a secondary consideration. The fund primarily invests in common stocks of foreign and U.S. companies.

American Funds SmallCap World Fund. This fund seeks long-term growth of capital. Normally, the fund invests at least 80% of its assets in equity securities of companies located around the world with small market capitalizations. It may also invest in convertible securities, government obligations, preferred stocks, repurchase agreements, and corporate debt securities.

Delaware Foundation Conservative Allocation Fund. This fund seeks current income and capital appreciation. The fund primarily invests in various Delaware Investments mutual funds based on four asset classes. It normally invests in fixed-income funds, U.S. equity funds, international equity funds and money market funds. This fund is non-diversified.

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Delaware High-Yield Opportunities Fund. This fund seeks total return and, as a secondary objective, high current income. The fund invests primarily in corporate bonds rated BBB- or lower by S&P, Baa3 or lower by Moody’s, or similarly rated by another nationally recognized statistical ratings organization. The fund will also invest in unrated bonds judged to be of comparable quality. The fund may invest in U.S. and foreign government securities and corporate bonds of foreign issuers.

Delaware Foundation Moderate Allocation Fund. The fund seeks capital appreciation; current income is secondary. The fund primarily invests in various Delaware Investments mutual funds based on four asset classes. It normally invests assets in U.S. equity funds, fixed income funds, international equity funds and money market funds. This fund is non-diversified.

Delaware Foundation Growth Allocation Fund. The fund seeks long-term capital growth. The fund typically invests about 80% of net assets in equities and 20% of net assets in fixed income securities. The fund may invest 15%-70% of its assets in foreign securities and up to 20% in emerging markets.

Delaware U.S. Growth Fund. The fund seeks long-term capital appreciation. The fund invests primarily in common stocks of companies that are expected to grow faster than the United States economy.

Delaware Select Growth Fund. The fund seeks long-term capital appreciation. The fund invests primarily in common stocks of companies of any size believed to have long-term capital appreciation.

Federated Kaufman Fund. The fund seeks long-term capital appreciation. It invests primarily in common stocks of small and medium-sized companies. The fund may invest a portion of its assets in foreign securities.

Franklin Total Return Fund. The fund seeks to provide high current income, consistent with preservation of capital. Its secondary goal is capital appreciation over the long term. The fund normally invests primarily in investment grade debt securities and financial futures contracts, or options on such contracts, or U.S. Treasury securities.

Morley Capital Stable Value Fund. This fund seeks a high level of income with relative safety of principal by investing in high qualify guaranteed investment contracts issued by major insurance companies.

MFS Utilities Fund. The MFS Utilities fund seeks capital growth and current income. The fund normally invests at least 80% of its assets in equity and debt securities of domestic and foreign companies in the utilities industry. It may invest in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts. The fund may also invest in junk bonds, mortgage-backed and asset-backed securities, collateralized mortgage obligations, securities issued by foreign markets and emerging markets and may also engage in active and frequent trading. It is a non-diversified fund.

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Pioneer Growth Opportunities Fund. This fund seeks capital growth by investing primarily in equity securities of companies believed to be reasonably priced or undervalued with above average growth potential.

Victory Diversified Stock Fund. This fund seeks to provide long-term capital growth. The fund principally invests in equity securities and securities convertible into common stocks traded on U.S. Exchanges and issued by large, established companies.

Victory Fund for Income. The fund seeks a high level of current income consistent with the preservation of capital. The fund primarily invests in securities issued by the U.S. government and its agencies. It may invest the remaining assets in securities issued by the U.S. government or its agencies or instrumentalities, with nominal maturities ranging from two to 30 years.

Victory Special Value Fund. This fund seeks to provide long-term capital growth and dividend income. The fund normally invests in the equity securities of companies with market capitalizations within the range of companies comprising the Russell Mid-Cap Index. The fund advisor seeks equity securities that have low valuations relative to the market.

United Community Bancorp Stock Fund. This fund invests primarily in the common stock of United Community Bancorp. Each participant’s proportionate undivided beneficial interest in the United Community Bancorp Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the fund.

Upon payment of a cash dividend, the unit value is determined prior to distributing the dividend. The dividend is used, to the extent practicable, to purchase shares of United Community Bancorp common stock. Pending investment in the common stock, assets held in the United Community Bancorp Stock Fund are placed in bank deposits and other short-term investments.

Benefits Under the 401(k) Plan

Vesting. 401(k) Plan participants are 100% vested in their elective salary deferrals. Employer contributions to the 401(k) Plan vest 100% upon the completion of three years of service; participants are 0% vested prior to their completion of three years of service.

Withdrawals and Distributions From the 401(k) Plan

Withdrawals Before Termination of Employment. You may receive in-service distributions from the 401(k) Plan under limited circumstances in the form of hardship distributions and loans. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the 401(k) Plan trustee will make the distribution proportionately from the investment funds in which you have invested your account balances. Participants and beneficiaries are also eligible for 401(k) Plan loans, subject to the procedures and requirements established by the Plan Administrator. You may obtain additional information from Barbara McCormack in the Human Resources Department at United Community Bank.

Distribution Upon Retirement or Disability. Upon retirement or disability, you may receive a full lump sum payment or installment payments from the 401(k) Plan equal to the value of your account.

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Distribution Upon Death. If you die before your benefits are paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the 401(k) Plan.

Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $1,000, the 401(k) Plan trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balance does not exceed $1,000, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified retirement plan or to an individual retirement account.

Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided for under a qualified domestic relations order, benefits payable under the 401(k) Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan will be void.

Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the 401(k) Plan before your termination of employment with United Community Bank. Federal law may also impose an excise tax on withdrawals from the 401(k) Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with United Community Bank or after your termination of employment.

ADMINISTRATION OF THE 401(k) PLAN

401(k) Plan Trustees

The trustee of the 401(k) Plan is the named fiduciary of the 401(k) Plan for purposes of ERISA. The board of directors of United Community Bank has appointed Frontier Trust Company as the directed trustee for all of the assets in the 401(k) Plan, except the United Community Bancorp Stock Fund, MG Trust Company serves as the stock fund trustee. The trustees receive, hold and invest the assets of the 401(k) Plan and provide for their distribution to participants and beneficiaries in accordance with the terms of the 401(k) Plan.

401(k) Plan Administrator

The Plan Administrator is United Community Bank. The Plan Administrator is responsible for the administration of the 401(k) Plan, selection of investment funds under the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures to participants, beneficiaries and others required under ERISA.

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Reports to 401(k) Plan Participants

United Community Bank, as Plan Administrator, will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Amendment and Termination

United Community Bank expects to continue the 401(k) Plan indefinitely. Nevertheless, United Community Bank may terminate the 401(k) Plan at any time. If United Community Bank terminates the 401(k) Plan in whole or in part, regardless of any contrary provisions of the 401(k) Plan, all affected participants will become fully vested in their accounts. United Community Bank reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that United Community Bank may also amend the 401(k) Plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

If the 401(k) Plan merges or consolidates with another plan or transfers the 401(k) Plan assets to another plan, and if either the 401(k) Plan or the other plan is then terminated, you would receive a benefit immediately after the merger, consolidation or transfer that would be equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following summarizes only briefly the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You should consult with your tax advisor with respect to any transaction involving the 401(k) Plan and any distribution from the 401(k) Plan.

As a “qualified retirement plan,” the Internal Revenue Code affords the 401(k) Plan tax advantages, including the following:

(1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) Earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

United Community Bank administers the 401(k) Plan to comply with the operational requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If United Community Bank should receive an adverse determination letter regarding the 401(k) Plan’s tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their

10

vested interest in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another tax-qualified retirement plan, and United Community Bank would be denied certain tax deductions with respect to the 401(k) Plan.

Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to the participant under the 401(k) Plan and all other profit sharing plans, if any, maintained by United Community Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by United Community Bank, if the distribution includes those amounts.

United Community Bancorp Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes United Community Bancorp common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation with respect to United Community Bancorp common stock; that is, the excess of the value of United Community Bancorp common stock at the time of the distribution over the cost or other basis of the securities to the 401(k) Plan. The tax basis of United Community Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of United Community Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of United Community Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the United Community Bancorp common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of United Community Bancorp common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered long-term capital gain, regardless of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under Internal Revenue Service regulations.

We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan that are generally applicable under the Internal Revenue Code. We do not intend this to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Restrictions on Resale

Any “affiliate” of United Community Bancorp under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the 401(k) Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from the registration requirements. An “affiliate” of United Community Bank is someone who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, United Community Bank. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

Any person who may be an “affiliate” of United Community Bank may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with

11

counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of United Community Bancorp common stock acquired under the 401(k) Plan or other sales of United Community Bancorp common stock.

Persons who are not deemed to be “affiliates” of United Community Bank at the time of resale may resell freely any shares of United Community Bancorp common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of United Community Bank at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus supplement in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of United Community Bancorp common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when United Community Bancorp is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as United Community Bancorp. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Reporting persons must also report certain changes in beneficial ownership involving allocation or reallocation of assets held in their 401(k) Plan accounts, either on a Form 4 within two business days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by United Community Bancorp of profits realized from the purchase and sale, or sale and purchase, of the common stock within any six-month period by any officer, director or any person who beneficially owns more than ten percent of the common stock.

The SEC has adopted rules that exempt many transactions involving the 401(k) Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or other person who beneficially owns more than ten percent of the common stock.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of a distribution, to hold shares of the common stock distributed from the 401(k) Plan for six months after the distribution date.

12

Financial Information Regarding Plan Assets

Financial information representing the net assets available for 401(k) Plan benefits at December 31, 2010, is available upon written request to Barb McCormack in the Human Resources Department at United Community Bank.

LEGAL OPINION

The validity of the issuance of the common stock of United Community Bancorp will be passed upon by Kilpatrick Townsend & Stockton LLP, Washington, D.C. Kilpatrick Townsend & Stockton LLP acted as special counsel for United Community Bancorp in connection with the stock offering.

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***SPECIAL ONE-TIME FORM FOR USE IN STOCK OFFERING***

UNITED COMMUNITY BANK

401(k) PROFIT SHARING PLAN

INVESTMENT FORM

Name of 401(k) Plan Participant:

(Please Print)

Social Security Number:

1. Instructions. In connection with the offering to the public of the common stock of United Community Bancorp (the “Common Stock”), the United Community Bank 401(k) Profit Sharing Plan (the “401(k) Plan”) now permits participants to direct their current 401(k) Plan account balances into a new fund: the United Community Bancorp Stock Fund (the “Stock Fund”). The percentages of your accounts that you direct to be transferred into the Stock Fund will be used to purchase shares of Common Stock in the offering. Please note that approximately five percent (5%) of the total amount that you transfer into the Stock Fund will not be used to purchase shares of Common Stock in the offering, but will instead be held as cash, as discussed on Page 1 of the attached Prospectus Supplement. Approximately ninety-five percent (95%) of the total amount that you transfer will be used to purchase Common Stock in the offering, rounded down to the nearest $8.00 increment, with any remainder also held in cash within the Stock Fund.

To transfer all or part of your 401(k) Plan funds to the Stock Fund, you should complete and return this form to Ms. Barbara McCormack at United Community Bank. This form must be received no later than 4:00 p.m. on                     , 2011. If you need any assistance in completing this form, please contact Ms. McCormack at (812)537-4822. If you do not complete and return this form by     :     p.m. on                     , 2011, your 401(k) Plan funds will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the 401(k) Plan if you have not provided investment directions. You need not submit this form if you do not wish to purchase Common Stock in the offering with your 401(k) Plan funds. PLEASE KEEP A COPY OF THE COMPLETED FORM FOR YOUR RECORDS.

2. Purchaser Information. Your ability to purchase Common Stock in the offering and to direct your 401(k) Plan funds into the Stock Fund may be based upon your subscription rights. Please indicate only the earliest date that applies to you:

Persons with (i) $50 or more on deposit at United Community Bank as of the close of business on December 31, 2009, or (ii) $50 or more on deposit at Integra Bank, National Association, as of the close of business on June 4, 2010 and which deposits United Community Bank assumed on that date;

Persons with $50 or more on deposit at United Community Bank as of the close of business on March 31, 2011 who are not in category 1 above; and

Except for persons eligible to subscribe for shares under categories 1 and 2, depositors as of the close of business on , 2011, who were not eligible to subscribe for shares of United Community Bancorp common stock under categories 1 and 2.

3. Investment Directions. I hereby authorize the Plan Administrator to direct the trustee to transfer the following percentages (in whole percentages only) of each of my 401(k) Plan account balances into the Stock Fund:

Investment Funds	Percentage
American Funds EuroPacific Growth Fund		%
American Funds Growth Fund of America		%
American Funds Investment Company of America		%
American Funds New Perspective Fund		%
American Funds SmallCap World Fund		%
Delaware Foundation Aggressive Allocation Fund		%
Delaware Foundation Conservative Allocation Fund		%
Delaware High-Yield Opportunities Fund		%
Delaware Foundation Moderate Allocation Fund		%
Delaware Foundation Growth Fund		%
Delaware U.S. Growth Fund		%
Delaware Select Growth Fund		%
Federated Kaufmann Fund		%
Franklin Total Return Fund		%
Morley Capital Stable Value Fund		%
MFS Utilities Fund		%
Pioneer Growth Opportunities Fund		%
Victory Diversified Stock Fund		%
Victory Fund for Income		%
Victory Special Value Fund		%

I understand that, if there is not enough Common Stock available in the stock offering to fill my subscription in whole or in part pursuant to the investment directions above, any funds not used to purchase Common Stock will remain in the Delaware Select Growth Fund until I provide directions to reinvest the funds in accordance with the terms of the 401(k) Plan.

4. Acknowledgment of Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the 401(k) Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

Signature of Participant	Date
Acknowledgment of Receipt by Plan Administrator. This Investment Form was received by United Community Bank on the date noted below.
By:
Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY UNITED COMMUNITY BANCORP OR UNITED COMMUNITY BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

SUBSCRIPTION AND COMMUNITY

OFFERING PROSPECTUS

(Proposed holding company for United Community Bank)

Up to 4,350,364 Shares of Common Stock

(Subject to increase to 5,002,918 shares)

United Community Bancorp, a newly formed Indiana corporation, is offering up to 4,350,364 shares of common stock for sale at $8.00 per share on a best efforts basis in connection with the conversion of United Community MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in United Community Bancorp, a federal corporation, currently owned by United Community MHC. In this prospectus, we refer to United Community Bancorp, the Indiana corporation, as “new United Community Bancorp,” and to United Community Bancorp, the federal corporation, as “United Community Bancorp.” United Community Bancorp’s common stock is currently traded on the NASDAQ Global Market under the trading symbol “UCBA.” For a period of 20 trading days after the completion of the conversion and offering, the shares of new United Community Bancorp common stock will trade on the NASDAQ Global Market under the symbol “UCBAD.” Thereafter, our trading symbol will revert to “UCBA.”

The shares of common stock are first being offered in a subscription offering to eligible depositors and the tax-qualified employee stock ownership plan of United Community Bank as described in this prospectus. Eligible depositors and the employee stock ownership plan have priority rights to buy all of the shares offered. Shares not purchased in the subscription offering will simultaneously be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by United Community Bank and existing stockholders of United Community Bancorp. We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering through a syndicate of selected dealers.

We may sell up to 5,002,918 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting purchasers. We must sell a minimum of 3,215,486 shares in the offering in order to complete the offering and the conversion.

In addition to the shares we are selling in the offering, the remaining interest in United Community Bancorp currently held by the public will be exchanged for shares of common stock of new United Community Bancorp based on an exchange ratio that will result in existing public stockholders of United Community Bancorp owning approximately the same percentage of new United Community Bancorp common stock as they owned in United Community Bancorp immediately before the completion of the conversion. We will issue between 0.6906 and 0.9343 shares of common stock in the exchange, which may be increased to 1.0745 shares if we sell 5,002,918 shares of common stock in the offering.

The minimum order is 25 shares. The offering is expected to expire at 4:00 p.m., Eastern Time, on [DATE1]. We may extend this expiration date until [DATE2] without notice to you or longer if the Office of Thrift Supervision approves a later date. No single extension may exceed 90 days and the offering must be completed by [DATE 3], 2013. Once submitted, orders are irrevocable unless the offering is terminated or is extended, with Office of Thrift Supervision approval, beyond [DATE2], or the number of shares of common stock to be sold is increased to more than 5,002,918 shares or decreased to less than 3,215,486 shares. If the offering is extended past [DATE2], or if the number of shares to be sold is increased to more than 5,002,918 shares or decreased to less than 3,215,486 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at United Community Bank and will earn interest at 0.10% per annum until completion or termination of the offering.

Sandler O’Neill & Partners, L.P. will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager for any syndicated community offering. Sandler O’Neill & Partners, L.P. is not required to purchase any shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price per Share: $8.00

	Minimum	Midpoint	Maximum	Maximum, as Adjusted
Number of shares	3,215,486	3,782,925	4,350,364	5,002,918
Gross offering proceeds	$25,723,888	$30,263,400	$34,802,912	$40,023,344
Estimated offering expenses, excluding selling agent fees and expenses	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Estimated selling agent fees and expenses (1) (2)	$1,055,404	$1,231,851	$1,408,231	$1,611,116
Estimated net proceeds	$23,668,484	$28,031,549	$32,394,681	$37,412,228
Estimated net proceeds per share	$7.36	$7.41	$7.45	$7.48

(1)	Includes: (i) selling commissions payable by us to Sandler O’Neill & Partners, L.P. in connection with the subscription and community offerings equal to 1% of the aggregate amount of common stock in the subscription and community offerings (net of insider purchases and shares purchased by our employee stock ownership) or approximately $90,956 at the maximum, as adjusted, of the offering, assuming that 30.0% of the offering is sold in the subscription and community offerings; (ii) fees and selling commissions payable by us to Sandler O’Neill & Partners, L.P. and any other broker-dealer participating in the syndicated offering equal to 5.5% of the aggregate amount of common stock sold in the syndicated community offering, or approximately $1.3 million at the maximum, as adjusted, of the offering, assuming that 70.0% of the offering is sold by a syndicate of broker-dealers in a syndicated community offering; and (iii) other expenses of the offering payable to Sandler O’Neill & Partners, L.P. as selling agent estimated to be $100,000 subject to increase to $120,000 in the event of a resolicitation. For information regarding compensation to be received by Sandler O’Neill & Partners, L.P. and other broker-dealers that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering to determine the estimated offering expenses, see “Pro Forma Data” and “The Conversion and Offering—Marketing Arrangements.” In addition, see “The Conversion and Offering—Marketing Arrangements” for information regarding fees to be received by Sandler O’Neill & Partners, L.P. for records management services.
(2)	If all shares of common stock offered hereby are sold in the syndicated community offering, the maximum selling agent fees and expenses would be $1.5 million at the minimum, $1.8 million at the midpoint, $2.0 million at the maximum, and $2.3 million at the maximum, as adjusted, which reflect the aggregate offering price multiplied by 5.5% plus $100,000 in expenses.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 17.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL + PARTNERS, L.P.

For assistance, please contact the Stock Information Center, toll-free, at                     .

The date of this prospectus is [                    ], 2011

SYNDICATED COMMUNITY

OFFERING PROSPECTUS

(Proposed Holding Company for United Community Bank)

Up to 4,350,364 Shares of Common Stock

(Subject to increase to 5,002,918 shares)

United Community Bancorp, a newly formed Indiana corporation, is offering up to 4,350,364 shares of common stock for sale at $8.00 per share on a best efforts basis in connection with the conversion of United Community MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in United Community Bancorp, a federal corporation, currently owned by United Community MHC. In this prospectus, we refer to United Community Bancorp, the Indiana corporation, as “new United Community Bancorp,” and to United Community Bancorp, the federal corporation, as “United Community Bancorp.” United Community Bancorp’s common stock is currently traded on the NASDAQ Global Market under the trading symbol “UCBA.” For a period of 20 trading days after the completion of the conversion and offering, the shares of new United Community Bancorp common stock will trade on the NASDAQ Global Market under the symbol “UCBAD.” Thereafter, our trading symbol will revert to “UCBA.”

We are offering the common stock for sale on a best efforts basis. We may sell up to 5,002,918 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting purchasers. We must sell a minimum of 3,215,486 shares in the offering in order to complete the offering and the conversion.

The shares of common stock are first being offered in a subscription offering to eligible depositors and the tax-qualified employee stock ownership plan of United Community Bank as described in this prospectus. Eligible depositors and the employee stock ownership plan have priority rights to buy all of the shares offered. Shares not purchased in the subscription offering will simultaneously be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by United Community Bank and existing stockholders of United Community Bancorp.

Shares of common stock not subscribed for in the subscription and community offerings are being offered in the syndicated community offering through a syndicate of broker dealers. Sandler O’Neill & Partners, L.P. is serving as sole book-running manager for the syndicated community offering. Neither Sandler O’Neill & Partners, L.P., nor any member of the syndicate group is required to purchase any shares of common stock in the offering.

Completion of the conversion and the offering is subject to several conditions, including the approval of the plan of conversion and reorganization by a vote of at least a majority of the members of United Community MHC and a majority of the votes eligible to be cast by stockholders of United Community Bancorp. See “Summary – Conditions to Completing the Conversion and Offering.”

OFFERING SUMMARY

[same as cover page of the prospectus]

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 17.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL + PARTNERS, L.P.

The date of this prospectus is                     , 2011

[The remainder of this prospectus is the same as the subscription and community offering prospectus filed as part of this Registration Statement.]

UCB United Community Bank

FRANKLIN
DECATUR
RIPLEY
DEARBORN
INDIANA
OHIO
KENTUCKY
CINCINNATI
St. Leon
Osgood
Milan
Versailles
Lawrenceburg
Aurora
46
1
74
421
101
275
129
48
350
50
1
2
3
4
5
6
7
8
9

South Bend
Fort Wayne
INDIANA
OHIO
Indianapolis
Lawrenceburg
Cincinnati
Bloomington
Evansville
KENTUCKY

1 Main Office:
92 Walnut Street
Lawrenceburg, IN 47025

Branch Offices:

2 215 W. Eads Parkway
Lawrenceburg, IN 47025

3 447 Bielby Road
Lawrenceburg, IN 47025

4 19710 Stateline Road
Lawrenceburg, IN 47025

5 500 Green Boulevard
Aurora, IN 47001

6 7600 Frey Road
(Corner of State Route 1 and Frey Road)
St. Leon, IN 47060

7 106 Mill Street
Milan, IN 47031

8 420 South Buckeye
Osgood, IN 47037

9 111 East U.S. 50
Versailles, IN 47042

SUMMARY

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.

United Community Bancorp. United Community Bancorp was organized on March 30, 2006 under the laws of the United States to be the holding company for United Community Bank, a stock savings bank also organized under the laws of the United States in connection with United Community Bank’s conversion from the mutual to the mutual holding company form of organization. On March 30, 2006, United Community Bancorp completed its initial public offering in which it sold 3,647,984 shares, or 43.1%, of its common stock to the public, including 331,788 shares to the United Community Bank Employee Stock Ownership Plan. An additional 4,655,200 shares, or 55.0% of United Community Bancorp’s then outstanding stock, were issued to United Community MHC, United Community Bancorp’s federally chartered mutual holding company. Additionally, United Community Bancorp contributed 160,816 shares, or 1.9% of its then outstanding common stock, to the United Community Bank Charitable Foundation. See “Our Business—United Community Bank Charitable Foundation.” At March 31, 2011, United Community Bancorp had approximately $476.0 million in assets, $416.9 million in deposits and $53.4 million in stockholders’ equity. This entity will cease to exist following the completion of the conversion and the offering.

New United Community Bancorp. New United Community Bancorp following the completion of the conversion and offering will be the unitary savings and loan holding company for United Community Bank, a federally chartered savings bank. New United Community Bancorp is an Indiana chartered corporation.

United Community MHC. United Community MHC is our federally chartered mutual holding company parent. United Community Bancorp is a majority-owned subsidiary of United Community MHC. As a mutual holding company, United Community MHC is a non-stock company that has as its members depositors of United Community Bank. United Community MHC does not engage in any business activity other than owning a majority of the common stock of United Community Bancorp. Currently, United Community MHC owns 4,655,200 shares of United Community Bancorp’s common stock. This entity will cease to exist following the completion of the conversion and the offering.

United Community Bank. United Community Bank is a federally chartered savings bank and was created on April 12, 1999 through the merger of Perpetual Federal Savings and Loan Association and Progressive Federal Savings Bank, both located in Lawrenceburg, Indiana. On June 4, 2010, United Community Bank acquired three branches from Integra Bank, National Association, all of which are located in Ripley County, Indiana, by acquiring $45.9 million in loans and assuming $53.0 million in deposits.

Our principal executive offices are located at 92 Walnut Street, Lawrenceburg, Indiana 47025 and our telephone number is (812) 537-4822. Our web site address is www.bankucb.com. Information on our web site should not be considered part of this prospectus.

Our Market Area

We are headquartered in Lawrenceburg, Indiana, which is in the eastern part of Dearborn County, Indiana, along the Ohio River. We currently have six branches located in Dearborn County and three branches located in adjacent Ripley County. Dearborn and Ripley Counties represent our primary deposit markets. The primary source of loan originations are existing customers, walk-in traffic, advertising and referrals from customers. We advertise on television and on radio and in newspapers that are widely circulated in Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. Accordingly, when our loan rates are competitive, we attract loans from throughout Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. The economy of the region in which our current offices are located has historically been a mixture of light industrial enterprises and services. Since the mid-1990s, the economy in Lawrenceburg has been strengthened by the riverboat casino in Lawrenceburg whose presence has supported the development of retail centers and job growth as well as an increase in housing development. Located 20 miles from Cincinnati, Dearborn and Ripley Counties have also benefited from the growth in and around Cincinnati and northern Kentucky, as many residents commute to these areas for employment. Dearborn and Ripley Counties’ road system includes eight state highways and three U.S. highways. The counties have two rail lines and port facilities due to the proximity of the Ohio River.

Our Business

We operate as a community-oriented financial institution offering a full menu of banking services and products to consumers and businesses in our market areas. Recent years have seen the expansion of services we offer from a traditional savings and loan product mix to one of a full-service financial institution servicing the needs of retail and commercial customers. Our primary business lines involve generating funds from deposits from the general public and municipalities or borrowings and investing such funds in loans and investment securities. We offer non-deposit investment products through a third-party network arrangement with a registered broker dealer. We currently operate nine retail banking locations in Dearborn and Ripley Counties, Indiana.

Our primary lines of business are:

•

Retail Lending. We offer a variety of one- to four-family mortgage loans, residential construction loans to individuals to finance the construction of residential dwellings for personal use, home equity loans and consumer loans through our branch network. Retail loans constituted 58.2% of our total loan portfolio at March 31, 2011.

•

Commercial and Nonresidential Real Estate Lending. We offer multi-family real estate, nonresidential real estate, land and commercial business loans for property owners and businesses in our market area. We also offer commercial construction loans for commercial development projects, including apartment buildings, restaurants, shopping centers and owner-occupied properties used for businesses. Commercial and nonresidential real estate loans constituted $70.6 million, or 24.0%, of our total loan portfolio at March 31, 2011. At such date, multi-family real estate loans constituted $46.4 million, or 15.8% of our total loan portfolio. We have implemented a strategy to control the growth of these portfolios, particularly outside of Ripley and Dearborn Counties in Indiana.

•

Deposit Products and Services. We offer a full range of traditional deposit products for consumers and businesses, such as NOW accounts, checking accounts, money market accounts, regular savings accounts, club savings accounts, certificates of deposit, education savings accounts and various retirement accounts. These products can have additional features such as direct deposit, ATM and check card services, overdraft protection, telephone and Internet banking, and remote electronic deposits, thereby providing our customers multiple channels to access their accounts.

Operating Strategy

Our mission is to operate and grow a profitable, independent community-oriented financial institution serving primarily retail customers and small businesses in our market areas. The following are key elements of our business strategy:

Continuing our community-oriented focus

As a community-oriented financial institution, we emphasize providing exceptional customer service as a means to attract and retain customers. We believe that our community orientation is attractive to our customers and distinguishes us from the large banks that operate in our market area. Our ability to succeed in our communities is enhanced by the stability of our senior management. We intend to continue to leverage these strengths in our markets for the purpose of originating new deposits and loans, particularly through our new Ripley County branch offices, while continuing to focus on profitability.

Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value

Our primary lending activity is the origination of one-to four family mortgage loans secured by homes in our local market area, particularly in Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. Between 2006 and 2010, we expanded and diversified our lending activities by originating multi-family and nonresidential real estate secured by properties in the metropolitan Cincinnati market area and, to a lesser extent, in northern Kentucky and the Indiana counties outside of our local market area. These multi-family and nonresidential real estate loans comprise the substantial majority of our nonperforming assets.

From June 30, 2006 until June 30, 2010, our multi-family real estate loans grew to $46.8 million, or 14.8% of our total loans outstanding from $20.3 million, or 8.2% of the total loan portfolio. In the Cincinnati and northern Kentucky markets, our multi-family loans grew from $15.5 million to $32.8 million, and increased as a percentage of total nonperforming loans from 0.0% at June 30, 2006 to 49.6% at June 30, 2010. During the same period, our non-residential real estate loans grew to $77.6 million, representing 24.6%, of total loans outstanding from $65.6 million, or 26.5%, of total loans outstanding. In the Cincinnati and northern Kentucky markets, our non-residential real estate loans increased to $35.8 million from $21.7 million, and increased as a percentage of total nonperforming loans from 22.3% at June 30, 2006 to 25.9% at June 30, 2010.

As a result of the issues arising in our multi-family and nonresidential real estate loan portfolios, in June, 2010, we implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios, particularly outside of Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. As part of this strategy, we also amended our loan policy to reduce our concentration limits for nonresidential and multi-family real estate loans to 175% and 125%, respectively, of the sum of core capital plus our allowance for loan losses. As of March 31, 2011, these loans represented 130.7% and 91.7%, respectively, of the sum of core capital plus our allowance for loan losses. On a pro forma basis giving effect to the sale of 3,215,486 shares of common stock in the offering and the contribution of 60% of the net proceeds to United Community Bank as of March 31, 2011, these ratios would have been 100.9% and 70.7%, respectively, at such date.

We intend to continue this controlled growth strategy for the foreseeable future until the local economy materially improves and the level of our nonperforming loans in these loan portfolios materially declines. As a result, we will likely experience growth in our one-to-four family residential mortgage loan portfolio and in our investment securities portfolio. Accordingly, we expect that our weighted average yield on interest-earning assets will decrease in future periods because one-to-four family mortgage loans and investment securities generally yield less than nonresidential and multi-family real estate loans. We believe our existing infrastructure and our recent expansion into Ripley County, along with the capital we expect to raise in this offering, will enable us to originate new loans, subject to the foregoing strategy, both to replace existing loans as they are repaid and prudently grow our loan portfolio.

Improving our asset quality

Beginning in the year ended June 30, 2008, we began to experience the adverse effects of the significant national decline in real estate values and some of our borrowers’ ability to pay loans. Our nonperforming assets increased from $7.9 million, or 2.0% of total assets at June 30, 2009 to $10.9 million, or 2.2% of total assets as of June 30, 2010, to $20.8 million, or 4.4% of total assets at March 31, 2011. The consequences of this decline were generally evident in all portfolio types, but were more pronounced in the multi-family and nonresidential real estate loans. Our initial approach to resolving nonperforming loans focused on foreclosure and liquidations in the year ended June 30, 2008 and the greater part of the year ended June 30, 2009. This manner of troubled asset resolution proved costly as a result of associated legal and other operating costs. As a result, beginning in the latter part of the year ended June 30, 2009, we placed more attention and resources on loan workouts and initiated a restructuring process initiative with respect to nonperforming loans that provided for either restructuring the loan to the existing borrower in recognition of the lower available cash flows from the collateral properties (troubled debt restructuring) or identification of stronger borrowers to purchase the property and refinance the loan with concessions granted for the loan to cash flow and be reported as a troubled debt restructuring. Under troubled debt restructurings, borrowers are granted limited rate concessions generally ranging from 100 to 300 basis points below the then current market rate for periods of up to three years, with a balloon payment due at maturity. If the loan performs in accordance with its restructured terms, then, at the end of the concession period, the borrower will have the opportunity to refinance the loan at the then current market interest rate. Under either resolution alternative, we believe we have provided the necessary valuation allowances or charge-offs to reflect the loans’ carrying amounts at fair value at the time of restructuring. The general concept underlying fair value would indicate that the collateral properties could be sold to other third parties without material loss if the restructuring efforts fail. At March 31, 2011, approximately $18.2 million, or 88.3%, of our nonperforming loans were troubled debt restructurings. For additional information regarding our troubled debt restructurings, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management—Analysis of Nonperforming and Classified Assets.”

We also have implemented more stringent underwriting standards for our residential lending programs. Residential real estate mortgage applicants are required to have a higher credit score than previously required. As discussed above, we have also implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios.

Improving our funding mix by attracting lower cost core deposits

Core deposits include all deposit account types except certificates of deposit and municipal deposits. Core deposits represent our best opportunity to develop customer relationships that enable us to cross sell our full compliment of products and services. Core deposits are also our least costly source of funds which improves our interest rate spread and also contributes non-interest income from account related services. At March 31, 2011, core deposits represented 33.8% of our total deposits as compared to 31.8% at June 30, 2010. Municipal deposits represent tax and other revenues from the local gaming industry. In recent years, we have steadily decreased our reliance on municipal deposits as a percentage of total deposits. At March 31, 2011, municipal deposits represented 25.6% of total deposits, compared to 47.9% of total deposits at June 30, 2006. While we expect municipal deposits to continue to remain an important source of funding, we expect to continue to improve our funding mix by marketing lower cost core deposits.

Continuing to increase non-interest income

Our earnings rely heavily on the spread between the interest earned on loans and securities and interest paid on deposits and other borrowings. In order to decrease our reliance on interest rate spread income, we have pursued initiatives to increase non-interest income. Our primary recurring source of non-interest income has been service charges on deposit products and other services. We have also implemented, and realize fee income from, an overdraft protection program and from customer use of debit cards. We also have a significant secondary mortgage operation, including loan servicing, and we continue to invest in personnel and systems to increase our ability to sell one-to four-family mortgages in the secondary market to increase fee income and reduce interest rate risk through the sale of conforming long-term fixed-rate one-to four-family residential mortgage loans. To date, all loans are sold without recourse but with servicing retained. The volume of loans sold totaled $19.2 million for the nine months ended March 31, 2011 and $25.1 million for the year ended June 30, 2010. For the nine months ended March 31, 2011 and the year ended June 30, 2010, we earned $460,000 and $278,000, respectively, on the sale of loans. We intend to continue to originate loans for sale in the secondary market to grow our servicing portfolio and generate additional non-interest income.

Upgrading our existing branches, particularly the branch offices we acquired in June, 2010

In an effort to retain customers and attract new customers, we have, in recent years, significantly remodeled four of our offices to improve the décor and traffic flow of the public spaces. Of these four, our Stateline Road branch office was almost doubled in size and significant office space was added to our Aurora branch office, in each case to accommodate the growth we have experienced at those offices. We have also remodeled those offices to improve the presentation of the products and services we are offering to our customers. We intend to continue to upgrade our branch facilities, particularly the branch offices we recently acquired in Ripley County. Total remodeling expenses for fiscal 2011 are expected to be approximately $250,000, all of which will be capitalized.

Expanding our geographic footprint

We consider our primary deposit and lending market area to be Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. In recent years, we have expanded our lending efforts in the Greater Cincinnati metropolitan area and northern Kentucky, and the counties in Indiana outside of our local markets. Since 2005, we have grown our community banking franchise organically through the addition of de novo branches in St. Leon and Aurora, Indiana, and through the strategic acquisition of three branch offices in Ripley County. As a result, we have increased our branch network from four to nine offices. We plan to continue to seek opportunities to grow our business through a combination of de novo branching and complementary acquisitions in our existing market and contiguous markets. We will consider acquisition opportunities that expand our geographic reach in banking, insurance or other complementary financial service businesses, although we do not currently have any agreements or understandings regarding any specific acquisition.

Description of the Conversion and Offering (page     )

*	The United Community Bank Charitable Foundation owns approximately 2.0% of the current outstanding shares of United Community Bancorp common stock, and will own approximately 2.0% of the new United Community Bancorp common stock.

The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of United Community Bank’s common stock will be owned by new United Community Bancorp, and all of new United Community Bancorp’s common stock will be owned by the public. We are conducting the conversion and offering under the terms of our plan of conversion. Upon completion of the conversion and offering, United Community Bancorp and United Community MHC will cease to exist.

As part of the conversion, we are offering for sale common stock representing the 59.3% ownership interest of United Community Bancorp that is currently held by United Community MHC. At the conclusion of the conversion and offering, existing public stockholders of United Community Bancorp will receive shares of common stock in new United Community Bancorp in exchange for their existing shares of common stock of United Community Bancorp, based upon an exchange ratio of 0.6906 shares to 0.9343 shares, subject to upward adjustment to 1.0745 shares. The actual exchange ratio will be determined at the conclusion of the conversion and the offering based on the total number of shares sold in the offering, and is intended to result in United Community Bancorp’s existing public stockholders owning the same 40.7% interest of new United Community Bancorp common stock as they currently own of United Community Bancorp common stock, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing stockholders may purchase in the offering.

After the conversion and offering, our ownership structure will be as follows:

*	Upon completion of the offering, the United Community Bank Charitable Foundation will continue to own approximately 1.9% of the outstanding shares of new United Community Bancorp common stock. No stock or cash contribution will be made to the charitable foundation in connection with the conversion and offering. All new United Community Bancorp common stock owned by the charitable foundation will continue to be voted in the same ratio as all other new United Community Bancorp shares voted on each proposal considered by new United Community Bancorp stockholders.

We may cancel the conversion and offering with the concurrence of the Office of Thrift Supervision. If canceled, orders for common stock submitted will be canceled, subscribers’ funds will be promptly returned with interest calculated at United Community Bank’s passbook savings rate, currently 0.10%, and all deposit account withdrawal authorizations will be cancelled.

The normal business operations of United Community Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve United Community Bank in the mutual holding company structure will serve the new holding company and United Community Bank in the fully converted stock form.

Reasons for the Conversion and Offering (page     )

Our primary reasons for the conversion and offering are the following:

•

While United Community Bank currently exceeds all regulatory capital requirements, given the changing regulatory environment, the proceeds from the sale of common stock will strengthen our capital position, which will support our continuing operations and future lending and operational growth. Our board of directors considered current market conditions, the amount of capital needed for continued operations and growth, that the offering will not raise excessive capital, and the interests of existing stockholders in deciding to conduct the conversion and offering at this time.

•

We are currently regulated by the Office of Thrift Supervision. Recently enacted financial regulatory reform legislation will result in changes to our primary bank regulator and holding company regulator, as well as changes in regulations applicable to us, which may include changes in regulations affecting capital requirements, payment of dividends and conversion to stock form. Specifically, the Federal Reserve Board will become the sole federal regulator of all holding companies, including mutual holding companies, and the Federal Reserve Board historically has not allowed mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries. Although United Community MHC is considered a “grandfathered” mutual holding company under the new legislation, it is not clear how the Federal Reserve Board will evaluate dividend waivers by grandfathered mutual holding companies and whether the Federal Reserve Board would require any future waived dividends to be taken into account in determining an appropriate exchange ratio, which would result in dilution to the ownership interests of minority stockholders in the event of a “second-step” conversion to stock form. The reorganization will eliminate our mutual holding company structure and any regulatory uncertainty associated with dividend waivers by our mutual holding company.

•

The larger number of shares that will be in the hands of public investors after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for United Community Bancorp common stock. A more liquid and active market would make it easier for our stockholders to buy and sell our common stock. See “Market for the Common Stock.”

•

The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings and to acquire other financial institutions or financial service companies. Our current mutual holding company structure limits our ability to raise capital or issue stock in an acquisition transaction because United Community MHC must own at least 50.1% of the shares of United Community Bancorp. Currently, however, we have no plans, agreements or understandings regarding any additional securities offerings or acquisitions.

Terms of the Offering

We are offering between 3,215,486 and 4,350,364 shares of common stock in a subscription offering to eligible depositors of United Community Bank (including depositors of the three branches of Integra Bank, National Association, we acquired in June, 2010) and to our employee stock ownership plan. To the extent shares remain available, we will offer shares in a community offering to natural persons (and trusts of natural persons) residing in Dearborn and Ripley Counties, Indiana, to our existing public stockholders as of                     , 2011 and to the general public. With regulatory approval, we may increase the number of shares to be sold up to 5,002,918 shares without giving you further notice or the opportunity to change or cancel your order. In considering whether to increase the offering size, the Office of Thrift Supervision will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations, and changes in financial market conditions. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [DATE2], 2011, or the number of shares of common stock to be sold is increased to more than 5,002,918 shares or decreased to less than 3,215,486 shares. If we extend the offering beyond [DATE2], 2011, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at United Community Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 3,215,486 shares or more than 5,002,918 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Shares of our common stock not purchased in the subscription offering or the community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of selected dealers on a best efforts basis. We may begin the syndicated community offering at any time following the commencement of the subscription offering. Sandler O’Neill & Partners, L.P. will act as sole book-running manager. Neither Sandler O’Neill & Partners, L.P. nor any other member of the syndicate is required to purchase any shares in the syndicated community offering.

The purchase price is $8.00 per share. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Sandler O’Neill & Partners, L.P., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock.

How We Determined the Offering Range and Exchange Ratio (page     )

Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering) as determined by an independent appraisal. We have retained Keller & Co., Inc., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. Keller & Co. has indicated that in its valuation as of February 18, 2011, our common stock’s estimated full market value ranged from $43.4 million to $58.7 million, with a midpoint of $51.0 million. The pro forma market value of new United Community Bancorp includes:

•	the total number of shares that will be sold in the offering (representing the 59.3% ownership interest in United Community Bancorp currently owned by United Community MHC); and

•

the total number of shares to be issued to current United Community Bancorp stockholders in exchange for their shares of United Community Bancorp common stock (representing the remaining 40.7% ownership interest in United Community Bancorp currently owned by current United Community Bancorp stockholders).

This valuation and United Community MHC’s ownership interest in United Community Bancorp, results in an offering range of $25.7 million to $34.8 million, with a midpoint of $30.3 million. Keller & Co. will receive fees totaling $42,000 for its appraisal report, plus $3,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.

The appraisal is based in part upon United Community Bancorp’s financial condition and results of operations, the effect of the additional capital we will raise from the sale of common stock in this offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that Keller & Co. considered comparable to United Community Bancorp. The appraisal peer group consists of the companies listed below. Total assets are as of March 31, 2011. All members of the peer group are listed on The NASDAQ Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets
			(In millions)
FFD Financial Corp.	FFDF	Dover, OH	$210.6
First Federal of Northern Michigan Bancorp, Inc.	FFNM	Alpena, MI	215.4
River Valley Bancorp	RIVR	Madison, IN	387.0
Wayne Savings Bancshares, Inc.	WAYN	Wooster, OH	407.8
First Capital, Inc.	FCAP	Corydon, IN	449.2
First Clover Leaf Financial Corp.	FCLF	Edwardsville, IL	575.8
TF Financial Corp.	THRD	Newtown, PA	684.2
CFS Bancorp, Inc.	CITZ	Munster, IN	1,444.0
MutualFirst Financial, Inc.	MFSF	Muncie, IN	1,447.2
Pulaski Financial Corp.	PULB	St. Louis, MO	1,338.1

Average			686.0
Median			512.5

In preparing its appraisal, Keller & Co. considered the information in this prospectus, including our financial statements. Keller & Co. also considered the following factors, among others:

•

our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of non-interest expense;

•

the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•

a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded savings associations and savings association holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure;

•

the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans; and

•	the trading market for United Community Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s core earnings. Keller & Co. considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items. Keller & Co.’s appraisal also incorporates an analysis of a peer group of publicly traded companies that Keller & Co. considered to be comparable to us. In applying each of the valuation methods, Keller & Co. considered adjustments to our pro forma market value based on a comparison of United Community Bancorp with the peer group.

The following table presents a summary of selected pricing ratios for the peer group companies utilized by Keller & Co. in its appraisal and the pro forma pricing ratios for us as calculated by Keller & Co. in its appraisal report, based on United Community Bancorp’s financial data as of and for the 12 months ended March 31, 2011. The pro forma pricing ratios for new United Community Bancorp are based on United Community Bancorp’s financial data as of or for the 12 months ended March 31, 2011.

	Price to Book Value Ratio	Price to Tangible Book Value Ratio	Price to Earnings Multiple	Price to Core Earnings Multiple
New United Community Bancorp (pro forma):
Minimum	58.02%	60.95%	NM	28.50
Midpoint	64.85	67.96	NM	33.13
Maximum	71.03	74.26	NM	37.65
Maximum, as adjusted	77.44	80.78	NM	42.71

Pricing ratios of peer group companies as of February 18, 2011:
Average	71.39	76.64	16.21	3.39
Median	74.00	78.88	13.18	11.74

Compared to the average pricing ratios of the peer group, at the maximum of the offering range our common stock would be priced at a discount of 0.51% to the peer group on a price-to-book basis, a discount of 3.11% on a price-to-tangible book basis and a premium of 1,009.38% on a price to core earnings basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis and more expensive on a core earnings basis.

Compared to the average pricing ratios of the peer group, at the minimum of the offering range our common stock would be priced at discount of 18.73% to the peer group on a price-to-book basis, a discount of 20.47% on a price-to-tangible book basis and a premium of 739.89% on a price to core earnings basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis and more expensive on an earnings and core earnings basis.

Our board of directors reviewed Keller & Co.’s appraisal report, including the methodology and the assumptions used by Keller & Co., and determined that the offering range was reasonable and adequate. Our board of directors has determined to offer the shares for a price of $8.00 per share by taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.6906 to a maximum of 0.9343 shares of new United Community Bancorp common stock for each current share of United Community Bancorp common stock, with a midpoint of 0.8125. Based upon this exchange ratio, we expect to issue between 2,203,264 and 2,980,886 shares of new United Community Bancorp common stock to the holders of United Community Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $8.00 purchase price after the offering.

Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.

Possible Change in Offering Range

Keller & Co. will update its appraisal before we complete the conversion and offering. If, as a result of regulatory considerations, demand for the shares or changes in financial market conditions, Keller & Co. determines that our estimated pro forma market value has increased, we may sell up to 5,002,918 shares without further notice to you. If our pro forma market value at that time is either below $43.4 million or above $67.5 million, then, after consulting with the Office of Thrift Supervision, we may: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

The Exchange of Existing Shares of United Community Bancorp Common Stock (page     )

If you are a stockholder of United Community Bancorp on the date we complete the conversion and offering, your existing shares will be cancelled and exchanged for shares of new United Community Bancorp. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and offering that is intended to result in United Community Bancorp’s existing public stockholders owning approximately 40.7% of new United Community Bancorp’s common stock, which is the same percentage of United Community Bancorp common stock currently owned by existing public stockholders. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of 100 shares of United Community Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering, and the pro forma tangible book value per exchanged share.

	Exchange Ratio	Shares to be Received for 100 Existing Shares (1)
Minimum	0.6906	69
Midpoint	0.8125	81
Maximum	0.9343	93
Maximum, as adjusted	1.0745	107

(1)	No fractional shares of new United Community Bancorp common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 per share offering price.

We also will convert options previously awarded under the 2006 Equity Incentive Plan into options to purchase new United Community Bancorp common stock. At March 31, 2011, there were outstanding options to purchase 346,304 shares of United Community Bancorp common stock. The number of outstanding options and related per share exercise prices will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of United Community Bancorp common stock outstanding will increase and the exchange ratio could be adjusted.

Ownership of New United Community Bancorp after Completion of the Conversion and Offering

The following table shows the number of shares to be issued, and approximate percentage of the total stock issuance, for each of the shares to be sold in the offering and shares to be received in exchange for existing shares of United Community Bancorp.

	Shares to be Sold in the Offering		Shares to be Received in Exchange for Existing Shares of United Community Bancorp		Total Shares of Common Stock to be Outstanding
	Amount	Percent	Amount	Percent
Minimum	3,215,486	59.3%	2,203,264	40.7%	5,418,750
Midpoint	3,782,925	59.3	2,592,075	40.7	6,375,000
Maximum	4,350,364	59.3	2,980,886	40.7	7,331,250
Maximum, as adjusted	5,002,918	59.3	3,428,019	40.7	8,430,938

How We Intend to Use the Proceeds of this Offering (page    )

The following table summarizes how we intend to use the proceeds of the offering, based on the sale of shares at the minimum and maximum of the offering range.

	Minimum of Offering Range	Maximum of Offering Range
(In thousands)	3,215,486 Shares at $8.00 per Share	4,350,364 Shares at $8.00 per Share
	(In thousands)

Offering proceeds	$25,724	$34,803
Less: Offering expenses	(2,056)	(2,409)

Net offering proceeds	23,668	28,031
Plus: Consolidation of MHC	100	100
Less:
Proceeds contributed to United Community Bank	(14,201)	(19,436)
Proceeds used for loan to employee stock ownership plan	(1,635)	(2,212)

Proceeds remaining for new United Community Bancorp	$7,932	$10,846

Initially, we intend to invest the proceeds of the offering in short-term investments. In the future, new United Community Bancorp may use the funds it retains to invest in securities, pay cash dividends, repurchase shares of its common stock, subject to regulatory restrictions, or for general corporate purposes. Over time, United Community Bank intends to use the portion of the proceeds that it receives to fund new loans, but the amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. We may also use the proceeds of the offering to diversify our business or acquire other companies or expand our branch network, although we have no specific plans to do so at this time.

Purchases by Directors and Executive Officers (page    )

We expect that our directors and executive officers, together with their associates, will subscribe for approximately 39,300 shares. Our directors and executive officers will pay the same $8.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering.

All directors and executive officers, together with their associates, are expected to own, upon completion of the offering and the exchange, approximately 6.9% of our outstanding shares at the minimum of the offering range, not including any shares that may be acquired by exercising currently exercisable stock options.

Benefits of the Conversion to Management (page    )

We will recognize additional compensation expense related to the expanded employee stock ownership plan and the new equity incentive plan that we intend to adopt subsequent to the completion of the offering and the conversion. The actual expense will depend on the market value of our common stock and will increase as the value of our common stock increases. As reflected under “Pro Forma Data,” based upon assumptions set forth therein, the annual after-tax expense related to the employee stock ownership plan and the new equity incentive plan would have been $433,000 for the year ended June 30, 2010, assuming shares are sold at the maximum of the offering range. If awards under the new equity incentive plan are funded from authorized but unissued stock, your ownership interest would be diluted by up to approximately 6.9%. See “Pro Forma Data” for an illustration of the effects of each of these plans.

Employee Stock Ownership Plan. Our employee stock ownership plan intends to purchase an amount of shares equal to 6.4% of the shares sold in the offering by using the proceeds from a 20-year loan from new United Community Bancorp. Alternatively, we reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the employee stock ownership plan. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. The purchase of common stock by the employee stock ownership plan in the offering will comply with all applicable Office of Thrift Supervision regulations except to the extent waived by the Office of Thrift Supervision. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

New Equity Incentive Plan. We intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our stockholders for their approval. Under this plan, if implemented within 12 months following the completion of the conversion, we intend to grant stock options in an amount up to 9.0% of the number of shares sold in the offering and restricted stock awards in an amount equal to 3.2% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. If the new equity incentive plan is adopted more than 12 months after the completion of the conversion, restricted stock awards and stock option grants under the plan may exceed the percentage limitations set forth above. The new equity incentive plan will supplement our existing 2006 Equity Incentive Plan, which will continue as a plan of new United Community Bancorp. The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations except to the extent waived by the Office of Thrift Supervision.

The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan. The number of shares reflected for the benefit plans in the table below assumes that the new equity incentive plan is implemented within 12 months following completion of the conversion.

	Number of Shares to be Granted or Purchased			Dilution Resulting from Issuance of Additional Shares	Total Estimated Value
	At Maximum of Offering Range	As a % of Common Stock Sold in the Offering	As a % of Common Stock Outstanding After Offering (3)
	(Dollars in thousands)
Employee stock ownership plan (1)	276,510	6.4%	8.0%	0.0%	$2,212,080
Restricted stock awards (1)	138,255	3.2	4.0	1.6	1,106,040
Stock options (2)	392,294	9.0	10.0	5.1	1,157,267
Total	807,059	18.6%	22.0%	6.9%	4,475,387

(1)	Assumes the value of new United Community Bancorp common stock is $8.00 per share for determining the total estimated value.
(2)	Assumes the value of a stock option is $2.95. See “Pro Forma Data.”
(3)	Reflects the percentage of outstanding shares the employee stock ownership plan and the equity incentive plan will have after the offering, shares held by our existing employee stock ownership plan, and stock options and restricted stock previously awarded or available for future awards under our existing 2006 Equity Incentive Plan.

We may fund our plans through open market purchases, as opposed to new issuances of common stock; however, if any options previously granted under our 2006 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the equity incentive plan or, with prior regulatory approval, under extraordinary circumstances. The Office of Thrift Supervision has previously advised that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test.

The following table presents information regarding our existing employee stock ownership plan, options and restricted stock previously awarded or available for future awards under our 2006 Equity Incentive Plan, additional shares to be purchased by our employee stock ownership plan, and our proposed new equity incentive plan. The table below assumes that 7,331,250 shares are outstanding after the offering, which includes the sale of 4,350,364 shares in the offering at the maximum of the offering range and the issuance of 3,371,579 shares in exchange for shares of United Community Bancorp using an exchange ratio of 0.9343. It is also assumed that the value of the stock is $8.00 per share. The number of shares reflected for the benefit plans in the table below assumes that the new equity incentive plan is implemented within 12 months following completion of the conversion.

Existing and New Stock Benefit Plans	Eligible Participants	Number of Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Offering
	(Dollars in thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2006 offering (1)		306,420	(2)	$2,480		4.2%
Shares to be purchased in this offering		276,510		2,212		3.8

Total employee stock ownership plan		586,500		$4,692		8.0

Restricted Stock Awards:	Directors and employees
2006 Equity Incentive Plan (1)		154,995	(3)	$1,240		2.1
New shares of restricted stock		138,255		1,106	(4)	1.9

Total shares of restricted stock		293,250		$2,346		4.0

Stock Options:	Directors and employees
2006 Equity Incentive Plan (1)		387,488	(5)	$1,005	(6)	4.7
New stock options		392,294		1,157	(7)	5.4
Total stock options		733,125		2,163		10.0

Total stock benefit plans		1,612,875		$9,201		22.0%

(1)	Number of shares has been adjusted for the 0.9343 exchange ratio at the maximum of the offering range.
(2)	As of March 31, 2011, of these shares, 132,754 (142,089 before adjustment) have been allocated to the accounts of participants.
(3)	As of March 31, 2011, of these shares, 139,488 (149,297 before adjustment) have been awarded and 15,507 (16,597 before adjustment) remain available for future awards. As of March 31, 2011, awards covering 112,968 shares have vested and the shares have been distributed.
(4)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $8.00 per share.
(5)	As of March 31, 2011, of these shares, options for 348,738 shares (373,261 shares before adjustment) have been awarded and options for 38,750 shares (41,475 shares before adjustment) remain available for future grants. As of March 31, 2011, no options had been exercised.
(6)	The fair value of stock options granted and outstanding under the 2006 Equity Incentive Plan has been estimated using the Black-Scholes option pricing model. Before the adjustment for the exchange ratio, there were 346,304 outstanding options with a weighted average fair value of $2.37 per option. Using this value and adjusting for the exchange ratio at the maximum of the offering range, the fair value of stock options granted or available for grant under the 2006 Equity Incentive Plan has been estimated at $2.95 per option.

(7)	For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.95 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 4.0%; expected life, 10 years; expected volatility, 18.60%; and risk-free interest rate, 3.29%.

Persons Who Can Order Stock in the Subscription, Community and Syndicated Community Offerings (page    )

We are offering shares of new United Community Bancorp common stock in a subscription offering to the following persons in the following order of priority:

1.	Persons with (i) $50 or more on deposit at United Community Bank as of the close of business on December 31, 2009, or (ii) $50 or more on deposit at Integra Bank, National Association, as of the close of business on June 4, 2010 and whose deposits United Community Bank assumed on that date.

2.	Our employee stock ownership plan.

3.	Persons with $50 or more on deposit at United Community Bank as of the close of business on , 2011 who are not eligible in category 1 above.

4.	United Community Bank’s depositors as of the close of business on , 2011, who are not eligible in categories 1 or 3 above.

Unlike our employee stock ownership plan, the United Community Bank 401(k) Profit Sharing Plan and Trust has not been granted priority subscription rights. Accordingly, a 401(k) plan participant who elects to purchase shares in the offering through self-directed purchases within the 401(k) plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase shares using funds outside the 401(k) plan.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to residents of Dearborn and Ripley Counties, Indiana and the stockholders of United Community Bancorp as of                     , 2011. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Sandler O’Neill & Partners, L.P. We retain the right to accept or reject, in part or in whole, any order received in the community offering or the syndicated community offering. Sandler O’Neill & Partners, L.P. is not required to purchase any shares of common stock that are being offered for sale.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. See “The Conversion and Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

Subscription Rights are Not Transferable

You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person to sell or transfer subscription rights or the shares that you purchase in the subscription offering. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Purchase Limitations (page    )

Pursuant to our plan of conversion, our board of directors has established limitations on the purchase of common stock in the offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•	No individual may purchase more than $500,000 (which equals 62,500 shares).

•

No individual, together with any associates and no group of persons acting in concert, may purchase more than $800,000 of common stock (which equals 100,000 shares) in all the categories of the offering combined. For purposes of applying this limitation, your associates include:

•	Any person who is related by blood or marriage to you and who either lives in your home or who is a director or officer of United Community Bank;

•	Companies or other entities in which you are an officer or partner or have a 10% or greater beneficial ownership interest; and

•	Trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.

•

No individual, together with any associates and no group of persons acting in concert, may purchase shares of common stock so that, when combined with shares of new United Community Bancorp common stock received in exchange for shares of United Community Bancorp common stock, such person or persons would hold more than 5% of the number of shares of new United Community Bancorp common stock outstanding upon completion of the conversion and offering (the “5% Total Limit”). No person will be required to divest any shares of United Community Bancorp common stock or be limited in the number of shares of new United Community Bancorp to be received in exchange for shares of United Community Bancorp common stock as a result of this purchase limitation.

Subject to the Office of Thrift Supervision’s approval, we may increase the maximum purchase limitation to up to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering. Even under these increased purchase limits, purchases remain subject to the 5% Total Limit described above. Our employee stock ownership plan is authorized to purchase up to 10.0% of the shares sold in the offering, without regard to these purchase limitations, but intends to purchase 6.4% of the shares sold in the offering.

Conditions to Completing the Conversion and Offering

We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by at least a majority of votes eligible to be cast by voting members of United Community MHC (depositors of United Community Bank);

•	the plan of conversion is approved by at least two-thirds of the outstanding shares of United Community Bancorp, including shares held by United Community MHC;

•	the plan of conversion is approved by at least a majority of the votes eligible to be cast by stockholders of United Community Bancorp, excluding shares held by United Community MHC;

•	we sell at least the minimum number of shares offered; and

•	we receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

United Community MHC, which owns 59.3% of the outstanding shares of United Community Bancorp, intends to vote these shares in favor of the plan of conversion. In addition, as of                     , 2011, directors and executive officers of United Community Bancorp and their associates beneficially owned 480,522 shares of United Community Bancorp or 6.1% of the outstanding shares, not including any shares that may be acquiring by the exercise of currently exercisable stock options. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

We must sell a minimum of 3,215,486 shares to complete the conversion and offering. Purchases by our directors and executive officers and our employee stock ownership plan will count towards the minimum number of shares we must sell to complete the offering. If we do not receive orders for at least 3,215,486 shares of common stock in the subscription, community and/or syndicated community offerings, we may increase the purchase limitations and/or seek regulatory approval to extend the offering beyond [DATE2], 2011 (provided that any such extension will require us to resolicit subscribers). Alternatively, we may terminate the offering, in which case we will promptly return your funds with interest calculated at United Community Bank’s passbook savings rate, which is currently 0.10% per annum, and cancel all deposit account withdrawal authorizations.

How to Purchase Common Stock (page     )

In the subscription offering and the community offering, you may pay for your shares by:

1.	personal check, bank check or money order made payable directly to “United Community Bancorp” (United Community Bank lines of credit checks and third-party checks of any type will not be accepted); or

2.	authorizing us to withdraw money from the types of United Community Bank deposit accounts identified on the stock order form.

United Community Bank is not permitted to lend funds (including funds drawn on a United Community Bank line of credit) to anyone to purchase shares of common stock in the offering. Please do not send cash or pay by wire transfer.

You may not designate on your stock order form a direct withdrawal from a retirement account held at United Community Bank. See the following section for guidance regarding use of retirement account funds. Additionally, you may not designate on your stock order form a direct withdrawal from United Community Bank accounts with check-writing privileges. Instead, a check must be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and we will immediately withdraw the amount from your checking account.

Personal checks will be immediately cashed, so the funds must be available within the account when your stock order form is received by us. Subscription funds submitted by check or money order will be held in a segregated account at United Community Bank. We will pay interest calculated at United Community Bank’s passbook savings rate from the date those funds are processed until completion or termination of the offering. Withdrawals from certificate of deposit accounts at United Community Bank to purchase common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with United Community Bank must be available within the deposit accounts at the time the stock order form is received. A hold will be placed on the amount of funds designated on your stock order form. Those funds will be unavailable to you during the offering; however, the funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable contractual deposit account rate until the completion of the offering.

You may deliver your stock order form in one of three ways: by mail, using the stock order reply envelope provided, by overnight delivery to the Stock Information Center at the address indicated on the stock order form or by hand-delivery to United Community Bank’s main office, located at 92 Walnut Street, Lawrenceburg, Indiana. Stock order forms will not be accepted at our other United Community Bank offices. Please do not mail stock order forms to United Community Bank. Once submitted, your order is irrevocable. We are not required to accept copies or facsimiles of order forms.

Using IRA Funds to Purchase Shares in the Offering (page     )

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. If you wish to use some or all of the funds in your United Community Bank IRA or other retirement account, the applicable funds must first be transferred to a self-directed retirement account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. An annual fee may be payable to the new trustee. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Stock Information Center can give you guidance if you wish to place an order for stock using funds held in a retirement account at United Community Bank or elsewhere. Because processing retirement account transactions takes additional time, we recommend that you contact our Stock Information Center for guidance promptly, preferably at least two weeks before the [DATE1], 2011 offering deadline. Whether you may use retirement funds for the purchase of shares in the offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Deadline for Ordering Stock in the Subscription and Community Offerings

The subscription offering will end at 4:00 p.m., Eastern Time, on [DATE1], 2011. If you wish to purchase shares, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) no later than this time. We expect that the community offering, if held, will terminate at the same time, although it may continue until [DATE2], 2011, or longer if the Office of Thrift Supervision approves a later date. No single extension may be for more than 90 days. We are not required to provide notice to you of an extension unless we extend the offering beyond [DATE2], 2011, in which case all subscribers in the subscription and community offerings will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at United Community Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 3,215,486 shares or more than 5,002,918 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Market for New United Community Bancorp’s Common Stock (page     )

United Community Bancorp common stock is listed on the Nasdaq Global Market under the symbol “UCBA.” We expect that new United Community Bancorp’s common stock will trade on the Nasdaq Global Market under the trading symbol “UCBAD” for a period of 20 trading days after the completion of the conversion and offering. Thereafter, the trading symbol will revert to “UCBA”. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the common stock in the offering will be able to sell their shares at or above the $8.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

New United Community Bancorp’s Dividend Policy (page     )

United Community Bancorp has paid quarterly cash dividends since the fourth quarter of 2006. For the quarter ended March 31, 2011, the quarterly cash dividend was $0.11 per share, which equals $0.44 per share on an annualized basis. After the conversion and offering, we expect to pay a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis, at all levels of the offering range. This represents an annual dividend yield of 4.0% at all levels of the offering range based on a stock price of $8.00 per share. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements and alternative uses for capital, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

Tax Consequences (page     )

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Existing stockholders of United Community Bancorp who receive cash in lieu of fractional share interests in shares of new United Community Bancorp will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Townsend & Stockton LLP and Clark, Schaefer, Hackett & Co. have issued us opinions to this effect.

Delivery of Prospectus

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days before such date or hand-deliver prospectuses later than two days before that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 4:00 p.m., Eastern Time, on [DATE1], 2011 whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates in the Subscription and Community Offerings (page     )

Certificates representing shares of common stock issued in the subscription and community offerings will be mailed by regular mail by our transfer agent as soon as practicable following completion of the conversion and offering. Certificates will be mailed to purchasers at the registration address provided by them on the order form. Until certificates for common stock are available and delivered to purchasers, purchasers may not be able to sell their shares, even though trading of the common stock will have commenced. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with your brokerage firm.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The toll-free telephone number is (        )        -        . The Stock Information Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors before purchasing shares of new United Community Bancorp common stock.

Risks Related to Our Business

Our nonperforming assets have increased significantly and expose us to increased risk of loss.

Our nonperforming assets have increased as a result of the recent economic recession. At March 31, 2011, we had total nonperforming assets of $20.8 million, or 4.4% of total assets, a $9.9 million increase from $10.9 million at June 30, 2010 and a $12.9 million increase from $7.9 million at June 30, 2009. The increases in nonperforming assets over these periods were primarily the result of increases in troubled debt restructurings on nonaccrual status from $2.5 million at June 30, 2009 and $5.3 million at June 30, 2010 to $18.2 million at March 31, 2011. Troubled debt restructurings are considered to be impaired, except for those that have an established payment history under the terms of the restructured loan. The overall increases in troubled debt restructurings from June 30, 2010 to March 31, 2011, and from June 30, 2009 to June 30, 2010, related to continued weakness in the local economy, particularly outside of Dearborn and Ripley Counties in Indiana. Our nonperforming assets adversely affect our net income in various ways, including the charge-off of $4.4 million in nonresidential and multi-family real estate loans during the quarter ended March 31, 2011. We do not record interest income on nonaccrual loans. We must reserve for probable losses, which are established through a current period charge to income in the provision for loan losses, and from time to time, write down the value of properties in our other real estate owned portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to our other real estate owned. Further, the resolution of nonperforming assets requires the active involvement of management, which can distract us from the overall supervision of operations and other income-producing activities of the Bank. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance accordingly. At March 31, 2011, our allowance for loan losses amounted to $4.9 million, or 1.65% of total loans and 23.5% of nonperforming loans, compared to $5.7 million, or 1.80% of total loans and 53.7% of nonperforming loans at June 30, 2010.

As a result of our controlled growth strategy, we expect our weighted average yield on interest-earning assets will decrease in future periods.

We have implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios, particularly outside of Dearborn and Ripley Counties in Indiana. We intend to continue this strategy until the local economy materially improves. As a result, in the future we will likely experience growth in our one-to four-family residential mortgage loan portfolio and in our investment securities portfolio. At March 31, 2011, residential real estate mortgage loans totaled $133.4 million, or 28.0%, of our total assets and our investment securities portfolio totaled $127.6 million, or 26.8%, of our total assets.

As a result of the implementation of the foregoing strategy, we expect that our weighted average yield on interest-earning assets will decrease in future periods because one-to four-family mortgage loans and investment securities generally yield less than nonresidential mortgage loans and multi-family real estate loans. We expect this strategy will make us more reliant on our non-interest income in order to generate net income. While we have identified various strategies that we are pursuing to improve earnings, including growing and diversifying our sources of non-interest income, these strategies may not succeed in generating and increasing income. If we are unable to generate or increase income, our stock price may be adversely affected.

Our multi-family, nonresidential real estate and land loans expose us to increased lending risks.

At March 31, 2011, our nonresidential real estate and multi-family real estate loan portfolios represented 22.5% and 15.8%, respectively, of our total loans outstanding, compared to 24.6% and 14.8%, respectively at June 30, 2010 and nonresidential real estate and multi-family real estate loans represented 19.8% and 59.3%, respectively, of our total nonperforming assets at March 31, 2011, compared to 48.2% and 25.2%, respectively, at June 30, 2010. During the quarter ended March 31, 2011 we charged off $2.6 million and $2.0 million in loans in our nonresidential real estate and multi-family real estate loan portfolios, respectively. Such charge-offs necessitated establishing during the quarter ended March 31, 2011, provisions of $2.9 million and $622,000 related to our nonresidential real estate and multi-family real estate loan portfolios, respectively. We have grown our loan portfolio in recent years, particularly with respect to multi-family residential and nonresidential real estate loans, but our current strategy is to control the growth of these types of loans, particularly those involving properties outside of our local market area until the local economy materially improves and the level of our nonperforming assets in these loan portfolios materially declines. These types of loans generally expose us to greater risk of non-payment and loss than one- to four-family mortgage loans because repayment of the loans often depends on the successful operation of the property and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family mortgage loans. Also, many of our multifamily and nonresidential real estate and land borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family mortgage loan.

The recent economic recession could further increase our level of nonperforming loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

Our business activities and earnings are affected by general business conditions in the United States and in our local market area. These conditions include short-term and long-term interest rates, inflation, unemployment levels, monetary supply, consumer confidence and spending, fluctuations in both debt and equity capital markets, and the strength of the economy in the United States generally and in our market area in particular. The national economy has recently experienced a recession, with rising unemployment levels, declines in real estate values and an erosion in consumer confidence. Dramatic declines in the U.S. housing market over the past few years, with falling home prices and increasing foreclosures, have continued elevated levels of unemployment, further declines in the values of real estate, or other events that affect household and/or corporate incomes could impair the ability of our borrowers to repay their loans in accordance with their terms. Most of our loans are secured by real estate or made to businesses in Dearborn and Ripley Counties, Indiana. As a result of this concentration, a prolonged or more severe decline in the local economy could result in significant increases in nonperforming loans, which would negatively impact our interest income and result in higher provisions for loan losses, which would hurt our earnings. The economic decline could also result in reduced demand for credit or fee-based products and services, which would negatively impact our revenues.

Higher loan losses could require us to increase our allowance for loan losses through a charge to earnings.

When we loan money we incur the risk that our borrowers will not repay their loans. We reserve for loan losses by establishing an allowance through a charge to earnings. The amount of this allowance is based on our assessment of loan losses inherent in our loan portfolio. The process for determining the amount of the allowance is critical to our financial results and condition. It requires subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of our borrowers to repay their loans. We might underestimate the loan losses inherent in our loan portfolio and have loan losses in excess of the amount reserved. We might increase the allowance because of changing economic conditions. For example, in a rising interest rate environment, borrowers with adjustable-rate loans could see their payments increase. There may be a significant increase in the number of borrowers who are unable or unwilling to repay their loans, resulting in our charging off more loans and increasing our allowance. In addition, when real estate values decline, the potential severity of loss on a real estate-secured loan can increase significantly, especially in the case of loans with high combined loan-to-value ratios. The recent decline in the national economy and the local economies of the areas in which our loans are concentrated could result in an increase in loan delinquencies, foreclosures or repossessions resulting in increased charge-off amounts and the need for additional loan loss provisions in future periods. In addition, our determination as to the amount of our allowance for loan losses is subject to review by our primary regulator, the Office of Thrift Supervision, as part of its examination process, which may result in the establishment of an additional allowance based upon the judgment of the Office of Thrift Supervision after a review of the information available at the time of its examination. Our allowance for loan losses amounted to 1.65% of loans receivable and 23.5% of nonperforming loans at March 31, 2011. Our allowance for loan losses at March 31, 2011 may not be sufficient to cover future loan losses. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings.

Our emphasis on one-to four-family mortgage loans exposes us to lending risks.

At March 31, 2011, $133.4 million, or 45.3%, of our loan portfolio consisted of one-to four-family mortgage loans, and $30.0 million, or 10.2%, of our loan portfolio consisted of home equity loans and second mortgage loans. Because of our controlled growth strategy, we will likely experience growth in one-to four-family mortgage loans. Recent declines in the housing market have resulted in declines in real estate values in our market areas. These declines in real estate values could cause some of our mortgage and home equity loans to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.

Increases in the unemployment rate may result in more borrowers being unable to repay their loans. As of March 31, 2011, U.S. Department of Labor statistics reflected that Dearborn County and Ripley County had an unemployment rate of 9.7% and 9.9%, respectively, compared to Indiana and national unemployment rates of 8.8%.

Our primary market area depends substantially on the gaming industry, and a decline in that industry could hurt our business and our prospects.

Our business is concentrated in the Lawrenceburg, Indiana area. Since the mid-1990s, the economy in Lawrenceburg has been strengthened by the riverboat casino in Lawrenceburg whose presence has supported the development of retail centers and job growth as well as an increase in housing development. Any event that negatively and materially impacts the gaming and tourism industry will adversely impact the Lawrenceburg economy.

Gaming revenue is vulnerable to fluctuations in the national economy. There has been a prolonged decline in the national economy; however, its impact on Lawrenceburg and its gaming industry has not been as significant as in other parts of the country. Tax revenue from the gaming industry has decreased over the last year, but not to the extent that it has affected civil services or other areas.

A continued deterioration in economic conditions generally, and a slowdown in gaming and tourism activities in particular, could result in the following consequences, any of which could adversely affect our business, financial condition, results of operations and prospects and expose us to a greater risk of loss:

•	Loan delinquencies may increase;

•	Problem assets and foreclosures may increase;

•	Demand for our products and services may decline; and

•

Collateral for loans made by us may decline in value, reducing the amount of money that our customers may borrow against the collateral, and reducing the value of assets and collateral associated with our loans.

The expansion of permissible gaming activities in other states, particularly in Ohio and/or Kentucky, may lead to a decline in gaming revenue in Lawrenceburg, Indiana, which could hurt our business and our prospects.

Lawrenceburg, Indiana competes with other areas of the country for gaming revenue, and it is possible that the expansion of gaming operations in other states, as a result of changes in laws or otherwise, could significantly reduce gaming revenue in the Lawrenceburg area. In 2009, a vote in the State of Ohio approved casino gaming in several cities in the state, and the casinos are expected to open in 2012, including one in downtown Cincinnati, Ohio. The establishment of casino gaming in Ohio could have a substantial adverse effect on gaming revenue in Lawrenceburg which would adversely affect the Lawrenceburg economy and our business.

Changes in interest rates could adversely affect our results of operations and financial condition.

Our primary source of income is net interest income, which is the difference between the interest income generated by our interest-earning assets (consisting primarily of loans and, to a lesser extent, securities) and the interest expense generated by our interest-bearing liabilities (consisting primarily of deposits and, to a lesser extent, wholesale borrowings).

The level of net interest income is a function of the average balance of our interest-earning assets, the average balance of our interest-bearing liabilities, and the spread between the yield on such assets and the cost of such liabilities. These factors are influenced by both the pricing and mix of our interest-earning assets and our interest-bearing liabilities which, in turn, are affected by such external factors as the local economy, competition for loans and deposits, the monetary policy of the Federal Open Market Committee of the Federal Reserve Board of Governors (the “FOMC”) and market interest rates.

The cost of our deposits and short-term wholesale borrowings is largely based on short-term interest rates, the level of which is driven by the FOMC. However, the yields on our loans and securities are typically based on intermediate-term or long-term interest rates, which are set by the market and generally vary daily. The level of net interest income is therefore influenced by movements in such interest rates, and the pace at which such movements occur. If the interest rates on our interest-bearing liabilities increase at a faster pace than the interest rates on our interest-earning assets, the result could be a reduction in net interest income and with it, a reduction in our earnings. Our net interest income and earnings would be similarly impacted were the interest rates on its interest-earning assets to decline more quickly than the interest rates on our interest-bearing liabilities.

In addition, such changes in interest rates could affect our ability to originate loans and attract and retain deposits, the fair value of our financial assets and liabilities, and the average life of our loan and securities portfolios.

Changes in interest rates could also have an effect on the slope of the yield curve. A flat to inverted yield curve could cause our net interest income and net interest margin to contract, which could have a material adverse effect on our net income and cash flows and the value of our assets.

Changes in interest rates particularly affect the value of our securities portfolio. Generally, the value of fixed-rate securities fluctuates inversely with changes in interest rates. Unrealized gains and losses on securities available for sale are reported as a separate component of equity, net of tax. Decreases in the fair value of securities available for sale resulting from increases in interest rates could have an adverse effect on stockholders’ equity. In addition, we invest in callable securities that expose us to reinvestment risk, particularly during periods of falling market interest rates when issuers of callable securities tend to call or redeem their securities. Reinvestment risk is the risk that we may have to reinvest the proceeds from called securities at lower rates of return than the rates earned on the called securities.

A majority of our real estate loans held for investment are adjustable-rate loans. Any rise in market interest rates may result in increased payments for borrowers who have adjustable-rate mortgage loans, increasing the possibility of default. In addition, although adjustable-rate mortgage loans help make our loan portfolio more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. At March 31, 2011, approximately 74.1% of our total loans had adjustable rates of interest.

Municipal deposits are an important source of funds and a reduced level of those deposits may hurt our profits. Securities we pledge as collateral for our municipal deposits may be subject to risk of loss.

Historically, municipal deposits, consisting primarily of tax revenues from the local river boat casino operations, have been a significant source of funds for our lending and investment activities. At March 31, 2011, $106.8 million, or 25.6% of our total deposits, consisted of municipal deposits. If our municipal deposits decrease to a level where we would need to resort to other sources of funds for our lending and investment activities, such as borrowings from the Federal Home Loan Bank of Indianapolis, the interest expense associated with these other funding sources may be higher than the rates we pay on the municipal deposits, which would hurt our profits. Since February, 2011, we are required to pledge collateral (typically investment securities) to the Indiana Board of Depositories equal to 50% of the municipal deposits maintained at United Community Bank as of December 31, 2010. This collateral is used to insure the municipal deposits of all institutions who receive deposits from Indiana municipalities, and, therefore, is subject to risk of loss if other such institutions fail and there are insufficient Federal Deposit Insurance funds available to cover the liabilities of such institutions.

We are dependent upon the services of key executives.

We rely heavily on our President and Chief Executive Officer, William F. Ritzmann and on our Executive Vice President and Chief Operating Officer, Elmer G. McLaughlin. The loss of Mr. Ritzmann or Mr. McLaughlin could have a material adverse impact on our operations because, as a small company, we have fewer management- level personnel that have the experience and expertise to readily replace these individuals. Changes in key personnel and their responsibilities may be disruptive to our business and could have a material adverse effect on our business, financial condition, and results of operations. We have employment agreements with Messrs. Ritzmann and McLaughlin.

Strong competition within our market areas could hurt our profits and slow growth.

We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which would reduce net interest income. Competition also makes it more difficult to grow loans and deposits. As of June 30, 2010, the most recent date for which information is available, we held 41.3% of the deposits in Dearborn County and 9.5% of the deposits in Ripley County. Competition also makes it more difficult to hire and retain experienced employees. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market areas.

Recently enacted financial regulatory reform may have a material impact on our operations.

On July 21, 2010, the President signed into law The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act restructures the regulation of depository institutions. Under the Dodd-Frank Act, the Office of Thrift Supervision (the “OTS”), which currently regulates United Community Bank, will be merged into the Office of the Comptroller of the Currency, which regulates national banks, effective July 21, 2011. Savings and loan holding companies, including United Community Bancorp, will be regulated by the Board of Governors of the Federal Reserve System. Also included is the creation of a new federal agency to administer consumer protection and fair lending laws, a function that is now performed by the depository institution regulators. The federal preemption of state laws currently accorded federally chartered depository institutions will be reduced as well and State Attorneys General will have greater authority to bring a suit against a federally chartered institution, such as United Community Bank, for violations of certain state and federal consumer protection laws. The Dodd-Frank Act also will impose consolidated capital requirements on savings and loan holding companies effective in five years, which will limit our ability to borrow at the holding company and invest the proceeds from such borrowings as capital in United Community Bank that could be leveraged to support additional growth. The Dodd-Frank Act contains various other provisions designed to enhance the regulation of depository institutions and prevent the recurrence of a financial crisis such as occurred in 2008-2009. The full impact of the Dodd-Frank Act on our business and operations will not be known for years until regulations implementing the statute are written and adopted. The Dodd-Frank Act may have a material impact on our operations, particularly through increased regulatory burden and compliance costs.

In addition to the enactment of the Dodd-Frank Act, the federal regulatory agencies recently have begun to take stronger supervisory actions against financial institutions that have experienced increased loan losses and other weaknesses as a result of the current economic crisis. These actions include the entering into of written agreements and cease and desist orders that place certain limitations on their operations. Federal bank regulators recently have also been using with more frequency their ability to impose individual minimal capital requirements on banks, which requirements may be higher than those imposed under the Dodd-Frank Act or which would otherwise qualify the bank as being “well capitalized” under the Federal Deposit Insurance Corporation’s prompt corrective action regulations. If United Community Bancorp or United Community Bank were to become subject to a supervisory agreement or higher individual capital requirements, such action may have a negative impact on their ability to execute their business plans, as well as their ability to grow, pay dividends or engage in mergers and acquisitions and may result in restrictions in their operations. See “Regulation and Supervision—Federal Savings Institution Regulation—Capital Requirements” for a discussion of regulatory capital requirements.

Our asset valuation may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to asset valuations that may materially adversely affect our results of operations or financial condition.

We must use estimates, assumptions, and judgments when financial assets and liabilities are measured and reported at fair value. Assets and liabilities carried at fair value inherently result in a higher degree of financial statement volatility. Fair values and the information used to record valuation adjustments for certain assets and liabilities are based on quoted market prices and/or other observable inputs provided by independent third-party sources, when available. When such third-party information is not available, we estimate fair value primarily by using cash flows and other financial modeling techniques utilizing assumptions such as credit quality, liquidity, interest rates and other relevant inputs. Changes in underlying factors, assumptions, or estimates in any of these areas could materially impact our future financial condition and results of operations.

During periods of market disruption, including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our assets if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, certain asset valuations may require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of assets as reported within our consolidated financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

We rely on other companies to provide key components of our business infrastructure.

Third party vendors provide key components of United Community Bancorp’s business infrastructure such as internet connections, network access and fund distribution. While United Community Bancorp has selected these third party vendors carefully, its does not control their actions. Any problems caused by these third parties, including those which result from their failure to provide services for any reason or their poor performance of services, could adversely affect United Community Bancorp’s ability to deliver products and services to its customers and otherwise to conduct its business. Replacing these third party vendors could also entail significant delay and expense.

Risks Related to the Offering

Our share price will fluctuate.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Factors that may affect market sentiment include:

•	operating results that vary from the expectations of our management or of securities analysts and investors;

•	developments in our business or in the financial services sector generally;

•	regulatory or legislative changes affecting our industry generally or our business and operations;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	changes in estimates or recommendations by securities analysts;

•	announcements of strategic developments, acquisitions, dispositions, financings and other material events by us or our competitors; and

•	changes in financial markets and national and local economies and general market conditions, such as interest rates and stock, commodity, credit or asset valuations or volatility.

Beginning in 2007 and through the present, the business environment for financial services firms has been extremely challenging. During this period, many publicly traded financial services companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance or prospects of such companies. We may experience market fluctuations that are not directly related to our operating performance but are influenced by the market’s perception of the state of the financial services industry in general and, in particular, the market’s assessment of general credit quality conditions, including default and foreclosure rates in the industry.

While the U.S. and other governments continue efforts to restore confidence in financial markets and promote economic growth, we cannot assure you that further market and economic turmoil will not occur in the near- or long-term, negatively affecting our business, financial condition and results of operations, as well as the price, trading volume and volatility of our common stock.

Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

Following the offering, we will recognize additional annual employee compensation expenses stemming from options and shares granted to employees, directors and executives under new benefit plans. Stock options and restricted stock may be granted under a new equity incentive plan adopted following the offering, if approved by stockholders. These additional expenses will adversely affect our profitability. We cannot determine the actual amounts of these new stock-related compensation expenses at this time because applicable accounting practices generally require that these expenses be based on the fair market value of the options or shares of common stock at the date of the grant; however, they may be material. We recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. Pro forma after-tax expenses for the year ended June 30, 2010 were $433,000 at the maximum of the offering range, based on the assumptions as set forth in the pro forma financial information under “Pro Forma Data” assuming the $8.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock, the number of shares awarded under the plans and the timing of the implementation of the plans. For further discussion of these plans, see “Our Management—Future Equity Incentive Plan.”

Our stock price may decline when trading commences.

If you purchase shares in the offering, you might not be able to sell them later at or above the $8.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.

Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

Net income divided by average equity, known as “return on equity,” is a ratio used by many investors to compare the performance of a financial institution with its peers. For the nine months ended March 31, 2011 and the year ended June 30, 2010, our return on average equity was (2.10)% (annualized) and 1.83%, respectively. Although we expect that our net income will increase following the offering, we expect that our return on equity will remain low as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the year ended June 30, 2010 is 1.50%, assuming the sale of shares at the maximum of the offering range. In comparison, the peer group used by Keller & Co. in its appraisal had an average return on equity of 5.29% for the 12 months ended March 31, 2011. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other similarly situated publicly held companies. This goal could take a number of years to achieve, and we might not attain it. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of the offering.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 60% of the net proceeds of the offering to United Community Bank and to use approximately 6.9% of the net proceeds, at the midpoint of the offering, to fund the loan to the employee stock ownership plan. We may use the proceeds retained by the holding company to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restrictions. United Community Bank may use the portion of the proceeds that it receives to fund new loans, repay outstanding borrowings, invest in securities and expand its business activities. We may also use the proceeds of the offering to open new branches, diversify our business and acquire other companies, although we have no specific plans to do so at this time. Other than as described in “Use of Proceeds,” we have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt a new equity incentive plan following the offering, subject to stockholder approval. We may fund the equity incentive plan through the purchase of common stock in the open market (subject to regulatory restrictions) or by issuing new shares of common stock. If we fund restricted stock awards under the equity incentive plan with new shares of common stock, your ownership interest would be diluted by approximately 1.85%, assuming we award all of the shares and options available under the plan. We currently have outstanding options and shares available for future stock options under our 2006 Equity Incentive Plan. If we fund the awards under our existing plan with new shares of stock, your ownership interest would be diluted by approximately 5.08%, assuming we award all of the shares and options available under the plan. See “Pro Forma Data” and “Our Management—2006 Equity Incentive Plan.”

The articles of incorporation and bylaws of new United Community Bancorp and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of new United Community Bancorp.

Provisions of the articles of incorporation and bylaws of new United Community Bancorp, state corporate law and federal banking regulations may make it more difficult for companies or persons to acquire control of new United Community Bancorp. As a result, our stockholders may not have the opportunity to participate in such a transaction and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. The factors that may discourage takeover attempts or make them more difficult include:

•

Articles of incorporation and bylaws. Provisions of the articles of incorporation and bylaws of new United Community Bancorp may make it more difficult and expensive to pursue a takeover attempt that the board of directors opposes. Some of these provisions currently exist in the charter and bylaws of United Community Bancorp. These provisions also make more difficult the removal of current directors or management, or the election of new directors. These provisions include:

A limitation on voting rights. Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit.

A classified board. Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board provision is designed to afford anti-takeover protection by making it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors at a single annual meeting of stockholders without the consent of the incumbent board of directors of new United Community Bancorp.

Advance notice provisions for stockholder nominations and proposals. Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.

Director qualifications. Our bylaws provide for director qualifications, including ownership and integrity requirements, which may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.

Limitations on calling special meetings of stockholders. Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the President or a majority of the board of directors. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Elimination of cumulative voting. Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting may afford anti-takeover protection by preventing a stockholder from electing nominees opposed by the board of directors of new United Community Bancorp.

Limitations on filling of board vacancies and removal of directors. Our articles of incorporation provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our articles of incorporation provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares of stock then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

Supermajority voting requirement for the amendment of our articles of incorporation. Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least two-thirds (2/3) of the outstanding shares entitled to vote.

Amendment of our bylaws. Our articles of incorporation provide that our bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.

Authorized but unissued shares of capital stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Indiana anti-takeover statute. Under Indiana law, any person who acquires more than 10% of an Indiana corporation without prior approval of its board of directors is prohibited from engaging in any type of business combination with the corporation for a five-year period. If such advance approval is not received, then the business combination must meet all requirements of the articles of incorporation and either must be approved by a majority vote of the voting stock not owned by the interested stockholder and its associates at a meeting called for that purpose no earlier than five (5) years after the interested stockholder’s share acquisition date or the proposed consideration to be paid in the business combination must satisfy certain fair price criteria. Under Indiana law, United Community Bancorp is permitted and has decided to specifically opt out of the application of the Business Combinations Chapter of the Indiana Business Corporations Law.

•

Office of Thrift Supervision regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, including a second-step conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Office of Thrift Supervision. See “Restrictions on Acquisition of New United Community Bancorp.”

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the value and credit quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	changes in real estate values, which could impact the value of the assets securing the loans in our portfolio;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by United Community Bank, regulatory agencies or the Public Company Accounting Oversight Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at June 30, 2010 and 2009 and for the years ended June 30, 2010, 2009, and 2008 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information presented below does not include the financial condition, results of operations or other data of United Community MHC. The information at March 31, 2011 and for the nine months ended March 31, 2011 and 2010 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the nine months ended March 31, 2011 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At March 31, 2011	At June 30,
		2010	2009	2008	2007	2006
	(In thousands)
Financial Condition Data:
Total assets	$475,968	$492,104	$401,579	$382,726	$381,061	$354,707
Cash and cash equivalents	28,182	32,023	27,004	35,710	43,025	15,010
Securities held-to-maturity	564	631	175	200	223	245
Securities available-for-sale	42,987	62,089	46,769	13,816	17,231	42,083
Mortgage-backed securities available-for-sale	84,051	57,238	29,713	24,211	26,701	34,263
Loans receivable, net	289,644	309,575	272,270	284,352	273,605	244,537
Deposits	416,909	430,180	339,616	320,774	316,051	289,807
Advances from Federal Home Loan Bank	2,083	2,833	3,833	4,833	—	—
Stockholders’ equity	53,396	55,480	55,079	54,489	62,461	62,485

	For the Nine Months Ended March 31,		For the Years Ended June 30,
	2011	2010	2010	2009	2008	2007	2006
	(In thousands, except per share data)
Operating Data:
Interest income	$14,939	$14,248	$18,936	$19,912	$21,615	$21,687	$17,878
Interest expense	4,354	4,835	6,429	7,906	11,353	10,576	7,762

Net interest income	10,585	9,413	12,507	12,006	10,262	11,111	10,116
Provision for loan losses	5,427	1,397	2,509	2,447	4,718	730	120

Net interest income after provision for loan losses	5,158	8,016	9,998	9,559	5,544	10,381	9,996
Other income	2,763	2,377	3,557	2,787	2,197	2,848	1,189
Other expense	9,404	8,852	12,198	11,450	9,850	9,250	9,572

Income (loss) before income taxes	(1,483)	1,541	1,357	896	(2,109)	3,979	1,613
Provision (benefit) for income taxes	(612)	493	343	177	(653)	1,485	575

Net income (loss)	$(871)	$1,048	$1,014	$719	$(1,456)	$2,494	$1,038

Per Share Data:
Earnings (loss) per share, basic and diluted	$(0.11)	$0.14	$0.13	$0.09	$(0.19)	$0.31	$0.09

	At or for the Nine Months Ended March 31,		At or For the Years Ended June 30,
	2011 (1)	2010 (1)	2010	2009	2008	2007	2006
Performance Ratios:
Return on average assets	(0.24)	0.34	0.24%	0.18%	(0.38)%	0.67%	0.31%
Return on average equity	(2.10)	2.52	1.83	1.31	(2.48)	3.96	2.53
Interest rate spread (2)	2.96	3.05	2.96	3.04	2.43	2.68	2.94
Net interest margin (3)	3.05	3.22	3.12	3.25	2.85	3.15	3.15
Noninterest expense to average assets	2.55	2.85	2.87	2.92	2.58	2.48	2.82
Efficiency ratio (4)	70.45	75.08	75.93	77.40	79.06	66.27	84.67
Average interest-earning assets to average interest-bearing liabilities	106.77	109.93	109.51	110.34	112.97	115.40	108.42
Average equity to average assets	11.21	13.40	13.06	14.02	15.41	16.92	12.07
Dividend payout ratio (5)(6)	NA	80.15	115.38	152.43	NM	41.46	38.09

United Community Bank Capital Ratios:
Tangible capital	9.58	11.30	9.17	12.08	13.00	13.42	13.23
Core capital	9.58	11.30	9.26	12.08	13.00	13.42	13.23
Total risk-based capital	17.26	17.61	14.27	18.40	20.51	21.24	19.66

Asset Quality Ratios:
Nonperforming loans as a percent of total loans	7.01	3.34	3.35	2.15	2.57	1.14	0.33
Nonperforming assets as a percentage of total assets	4.37	2.18	2.21	1.97	2.70	0.86	0.27
Allowance for loan losses as a percent of total loans	1.65	1.68	1.80	1.52	1.59	0.97	0.85
Allowance for loan losses as a percent of nonperforming loans	23.53	50.11	53.73	70.51	61.98	84.55	256.39
Net charge-offs to average outstanding loans during the period	2.04	0.35	0.38	1.00	1.06	0.06	0.12

Other Data:
Number of offices	9	6	9	6	6	6	5

NM = Not meaningful.
(1)	Annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents other expense divided by the sum of net interest income and other income.
(5)	Due to the timing of United Community Bank’s reorganization into the mutual holding company structure and the completion of United Community Bancorp’s minority stock offering on March 30, 2006, the 2006 calculation is based solely on earnings after that date.
(6)	Represents dividends declared (excluding waived dividends) divided by net income. A summary of the dividends declared and waived (and thus not paid) dividends is set forth below:

	For the Nine Months Ended March 31,		For the Year Ended June 30,
	2011	2010	2010	2009	2008	2007	2006
	(In thousands)
Dividends:
Paid to minority stockholders	$985	$840	$1,170	$1,096	$1,059	$1,034	$267
Waived by United Community MHC	1,536	1,397	1,909	1,722	1,536	1,350	326

Total dividend	$2,521	$2,237	$3,079	$2,818	$2,595	$2,384	$593

USE OF PROCEEDS

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at United Community Bank will reduce United Community Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
	3,215,486 Shares at $8.00 per Share	Percent of Net Proceeds	3,782,925 Shares at $8.00 per Share	Percent of Net Proceeds	4,350,364 Shares at $8.00 per Share	Percent of Net Proceeds	5,002,918 Shares at $8.00 per Share	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$25,724		$30,263		$34,803		$40,023
Less: offering expenses	(2,056)		(2,232)		(2,409)		(2,612)

Net offering proceeds	23,668	100.00%	28,031	100.00%	32,394	100.00%	37,411	100.00%
Plus:
Consolidation of MHC	100	0.42%	100	0.36%	100	0.31%	100	0.27%
Less:
Proceeds contributed to United Community Bank	(14,201)	(60.00)%	(16,819)	(60.00)%	(19,436)	(60.00)%	(22,447)	(60.00)%
Proceeds used for loan to employee stock ownership plan	(1,635)	(6.91)%	(1,923)	(6.87)%	(2,212)	(6.83)%	(2,544)	(6.80)%

Proceeds remaining for United Community Bancorp	$7,932	33.51%	$9,389	33.49%	$10,846	33.48%	$12,520	33.46%

We initially intend to invest the proceeds retained from the offering at new United Community Bancorp in short-term investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents. The actual amounts to be invested in different instruments will depend on the interest rate environment and new United Community Bancorp’s liquidity requirements. In the future, new United Community Bancorp may liquidate its investments and use those funds:

•	to pay dividends to stockholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

•	for general corporate purposes, including contributing additional capital to United Community Bank.

Under current Office of Thrift Supervision ( sometimes referred to as the “OTS”) regulations, we may not repurchase shares of our common stock during the first year following completion of the conversion and offering, except to fund equity benefit plans other than stock options or, with prior regulatory approval, when extraordinary circumstances exist. For a discussion of our dividend policy and regulatory matters relating to the payment of dividends, see “Our Dividend Policy.”

United Community Bank initially intends to invest the proceeds it receives from the offering, which is shown in the table above as the amount contributed to United Community Bank, in short-term investments. Over time, United Community Bank intends to use the proceeds that it receives from the offering:

•	to fund new loans;

•	to invest in securities;

•	to finance the possible expansion of its business activities; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

We currently anticipate that 60% of the net proceeds of the offering will be contributed to United Community Bank and, after initially being invested in short-term investments, will primarily be used to fund new loans. As further discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Strategy—Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value,” as a result of our controlled growth strategy, we will likely experience growth in our one-to four-family residential mortgage loan portfolio and in our investment portfolio, primarily short-term investments. We believe our existing infrastructure and our recent expansion into Ripley County, along with the proceeds of this offering, will enable us to originate new loans, particularly one-to four-family residential loans, consistent with our controlled growth strategy. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand.

We currently do not have any specific plans for any expansion or diversification activities that would require funds from this offering. Except as described above, we have no specific plans for the investment of the proceeds of the offering and have not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “The Conversion and Offering—Reasons for the Conversion and Offering.”

OUR DIVIDEND POLICY

United Community Bancorp has paid quarterly cash dividends since the fourth quarter of 2006. For the quarter ended March 31, 2011, the quarterly cash dividend was $0.11 per share, which equals $0.44 per share on an annualized basis. After the conversion and offering, we currently expect to pay a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis, at all levels of the offering range. This represents an annual dividend yield of 4.0% at all levels of the offering range based on a stock price of $8.00 per share. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements and alternative uses for capital, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.

New United Community Bancorp is subject to Indiana law, which generally permits a corporation to pay dividends on its common stock unless, after giving effect to the dividend, the corporation would be unable to pay its debts as they become due in the usual course of its business or the total assets of the corporation would be less than the sum of its liabilities and the amount that would be needed, if United Community Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference upon dissolution. Pursuant to Office of Thrift Supervision regulations, new United Community Bancorp may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and offering. Following the merger of the Office of Thrift Supervision into the Office of the Comptroller of the Currency and the assumption of regulatory authority by the Federal Reserve Board over savings and loan holding companies, new United Community Bancorp will not be required to obtain prior Federal Reserve approval to pay a dividend unless the declaration and payment of a dividend could raise supervisory concerns about the safe and sound operation of new United Community Bancorp and United Community Bank, such as where the dividend declared for a period is not supported by earnings for that period, or where new United Community Bancorp plans to declare a material increase in its common stock dividend.

New United Community Bancorp’s ability to pay dividends may depend, in part, upon its receipt of dividends from United Community Bank. For a discussion of restrictions on the payment of dividends by United Community Bank, see “Regulation and Supervision—Federal Savings Institution Regulation—Limitation on Capital Distributions.” In addition, any payment of dividends by United Community Bank to new United Community Bancorp that would be deemed to be drawn out of United Community Bank’s bad debt reserves would require the payment of federal income taxes by United Community Bank at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and Note 18 of the notes to consolidated financial statements included elsewhere in this prospectus. New United Community Bancorp does not contemplate any distribution by United Community Bank that would result in this type of tax liability.

In addition, pursuant to the plan of conversion, neither new United Community Bancorp nor United Community Bank may declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such action would cause its equity to be reduced below (i) the amount required for the liquidation account established in connection with the conversion or (ii) the regulatory capital requirements of United Community Bancorp (to the extent applicable) or United Community Bank.

MARKET FOR THE COMMON STOCK

The common stock of United Community Bancorp is currently listed on the Nasdaq Global Market under the symbol “UCBA.” Upon completion of the conversion and offering, the shares of common stock of new United Community Bancorp will replace United Community Bancorp’s common stock. We expect that new United Community Bancorp’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “UCBAD” for a period of 20 trading days after completion of the offering. Thereafter, our trading symbol will revert to “UCBA.” To list our common stock on the Nasdaq Global Market we are required to have at least three broker-dealers who will make a market in our common stock. United Community Bancorp currently has approximately 18 registered market makers.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $8.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

The following table sets forth high and low sales prices for United Community Bancorp’s common stock and the cash dividends per share declared for the periods indicated.

	High		Low		Dividends
Year Ending June 30, 2011:
Fourth Quarter (through June , 2011)	$		$		$
Third Quarter		8.13		6.91		0.11
Second Quarter		7.75		6.04		0.11
First Quarter		8.00		6.88		0.11
Year Ended June 30, 2010:
Fourth Quarter		$7.75		$6.06		$0.11
Third Quarter		6.95		6.15		0.10
Second Quarter		7.03		6.15		0.10
First Quarter		7.55		5.01		0.10
Year Ended June 30, 2009:
Fourth Quarter		$7.20		$5.40		$0.10
Third Quarter		6.96		3.70		0.09
Second Quarter		9.95		4.64		0.09
First Quarter		9.99		5.01		0.09

At                     , 2011, United Community Bancorp had approximately             stockholders of record, not including those who hold shares in “street name.” On the effective date of the conversion, all publicly held shares of United Community Bancorp common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of new United Community Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” The above table reflects actual prices and has not been adjusted to reflect the exchange ratio. Options to purchase shares of United Community Bancorp common stock will be converted into options to purchase a number of shares of new United Community Bancorp common stock adjusted pursuant to the exchange ratio, for the same aggregate exercise price.

CAPITALIZATION

The following table presents the historical capitalization of United Community Bancorp at March 31, 2011 and the capitalization of new United Community Bancorp reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the 2006 Equity Incentive Plan or the proposed new equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We must sell a minimum of 3,215,486 shares to complete the offering.

		Pro Forma Capitalization at March 31, 2011 Based Upon Sale at $8.00 per Share
	United Community Bancorp Historical	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
		3,215,486 Shares at $8.00 per Share	3,782,925 Shares at $8.00 per Share	4,350,364 Shares at $8.00 per Share	5,002,918 Shares at $8.00 per Share
	(Dollars in thousands)
Deposits (1)	$416,909	$416,909	$416,909	$416,909	$416,909
Borrowings	2,083	2,083	2,083	2,083	2,083

Total deposits and borrowings	$418,992	$418,992	$418,992	$418,992	$418,992

Stockholders’ equity:
Preferred stock:
1,000,000 shares, $0.01 par share per share, authorized; none issued and outstanding	$—	$—	$—	$—	$—
Common stock:
25,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	36	54	64	73	84
Additional paid-in capital	36,860	60,510	64,863	69,217	74,223
Retained earnings (3)	26,192	26,192	26,192	26,192	26,192
Mutual holding company capital consolidation	—	100	100	100	100
Accumulated other comprehensive gain (loss)	234	234	234	234	234
Less:
Treasury stock	(7,091)	(7,091)	(7,091)	(7,091)	(7,091)
Shares purchased for existing equity incentive plan	(2,835)	(2,835)	(2,835)	(2,835)	(2,835)
Common stock acquired by employee stock ownership plan (4)		(1,635)	(1,923)	(2,212)	(2,544)
Common stock acquired by equity incentive plan (5)		(817)	(962)	(1,106)	(1,272)

Total stockholders’ equity	$53,396	$74,712	$78,642	$82,572	$87,091

Total stockholders’ equity as a percentage of total assets	11.22%	15.02%	15.69%	16.35%	17.09%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2)	Reflects total issued and outstanding shares of 5,418,750, 6,375,000, 7,331,250 and 8,430,938 at the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.
(3)	Retained earnings are restricted by applicable regulatory capital requirements.
(4)	Assumes that 6.4% of the common stock sold in the offering will be acquired by the employee stock ownership plan with funds borrowed from new United Community Bancorp. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and, accordingly, is reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur. Since

(footnotes continued on following page)

the funds are borrowed from new United Community Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of new United Community Bancorp. See “Our Management—Employee Stock Ownership Plan,” and “Pro Forma Data.”

(5)	Assumes the purchase in the open market at $8.00 per share, for restricted stock awards under the proposed equity incentive plan, of a number of shares equal to 3.18% of the shares of common stock sold in the offering. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to stockholders for approval at a meeting following the offering. See “Risk Factors—Risks Related to the Offering—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Future Equity Incentive Plan.”

REGULATORY CAPITAL COMPLIANCE

At March 31, 2011, United Community Bank exceeded all regulatory capital requirements. The following table presents United Community Bank’s capital position relative to its regulatory capital requirements at March 31, 2011, on a historical and a pro forma basis. The table reflects receipt by United Community Bank of 60% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to United Community Bank, see “Regulation and Supervision—Federal Savings Institution Regulation—Capital Requirements.”

			Pro Forma at March 31, 2011 (1)
	United Community Bank Historical at March 31, 2011 (1)		Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
			3,215,486 Shares at $8.00 per share		3,782,925 Shares at $8.00 per share		4,350,364 Shares at $8.00 per share		5,002,918 Shares at $8.00 per share
	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)	Amount	Percent of Assets (2)
	(Dollars in thousands)
Total equity under generally accepted accounting principles	$53,396	11.2%	$65,145	13.3%	$67,330	13.7%	$69,514	14.0%	$72,027	14.5%

Tangible capital:
Actual (3)	$45,033	9.5%	$56,782	11.7%	$58,967	12.1%	$61,151	12.4%	$63,664	12.9%
Requirement	7,086	1.5	7,299	1.5	7,338	1.5	7,377	1.5	7,422	1.5

Excess	$37,947	8.0%	$49,483	10.2%	$51,629	10.6%	$53,774	10.9%	$56,242	11.4%

Tier 1 leverage capital:
Actual (3)	$45,033	9.5%	$56,782	11.7%	$58,967	12.1%	$61,151	12.4%	$63,664	12.9%
Requirement	18,895	4.0	19,463	4.0	19,568	4.0	19,672	4.0	19,793	4.0

Excess	$26,138	5.5%	$37,319	7.7%	$39,399	8.1%	$41,479	8.4%	$43,871	8.9%

Tier 1 risk-based capital (2):
Actual (3)	$45,033	16.0%	$56,782	20.0%	$58,967	20.7%	$61,151	21.4%	$63,664	22.3%
Requirement	11,253	4.0	11,366	4.0	11,387	4.0	11,408	4.0	11,432	4.0

Excess	$33,780	12.0%	$45,416	16.0%	$47,580	16.7%	$49,743	17.4%	$52,232	18.3%

Total risk-based capital (2):
Actual (3)(4)	$48,549	17.3%	$60,298	21.2%	$62,483	21.9%	$64,667	22.7%	$67,180	23.5%
Requirement	22,505	8.0	22,732	8.0	22,774	8.0	22,816	8.0	22,864	8.0

Excess	$26,044	9.3%	$37,566	13.2%	$39,709	13.9%	$41,851	14.7%	$44,316	15.5%

Reconciliation of capital contributions to United Community Bank:
Net Proceeds contributed to United Community Bank			$23,768		$28,131		$32,494		$37,511

Proceeds to Bank			14,201		16,819		19,436		22,447
Less common stock acquired by ESOP			1,635		1,923		2,212		2,544
Less common stock acquired by equity incentive plan			817		962		1,106		1,272

Pro forma increase in GAAP and regulatory capital			$11,749		$13,934		$16,118		$18,631

(1)	Based on adjusted total assets of $472,374,000 for the purposes of the tangible and core capital requirements, and risk-weighted assets of $281,314 for the purposes of the Tier 1 risk-based and total risk-based capital requirements.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weight.
(3)	Pro forma capital levels assume receipt by United Community Bank of 60% of the net proceeds from the sale of common stock in the Subscription Offering at all the offering ranges.
(4)	Historical risk-based capital is comprised of tangible capital of $45,033,000 plus a portion of United Community Bank’s general valuation allowance of $3,926,000.

PRO FORMA DATA

The following table illustrates the pro forma impact of the conversion and offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint, the maximum and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	30% of the shares of common stock will be sold in the subscription and community offerings and 70% of the shares will be sold in a syndicated community offering;

•

Our employee stock ownership plan will purchase a number of shares equal to 6.4% of the shares sold in the offering using the proceeds of a loan from new United Community Bancorp that will be repaid in equal installments over 20 years;

•

Sandler O’Neill & Partners, L.P. will receive an aggregate management fee equal to 1.0% of the aggregate purchase price of the shares sold in the subscription and community offerings, except that no fee will be paid with respect to shares purchased by officers, directors and employees or their immediate families and shares purchased by our employee stock ownership plan, and no sales fee will be payable with respect to the exchange shares;

•

Sandler O’Neill & Partners, L.P. will receive (i) a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering to Sandler O’Neill & Partners, L.P. and (ii) a selling concession not to exceed 4.5% of the actual purchase price of each share of common stock sold in the syndicated community offering to these selected dealers who sell shares in the syndicated community offering; and

•	Total expenses of the offering, excluding sales commissions and management fees referenced above, will be approximately $1.0 million.

Actual expenses may vary from this estimate, and the amount of fees paid will depend upon the number of shares sold in the subscription and community offerings, as opposed to the syndicated community offering.

Pro forma net income for the nine months ended March 31, 2011 and for the year ended June 30, 2010 have been calculated as if the offering were completed at the beginning of the respective period, and the net proceeds had been invested at 2.85%, the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate required by Office of Thrift Supervision regulations.

A pro forma after-tax return of 1.88% is used for the nine months ended March 31, 2011 and for the year ended June 30, 2010, after giving effect to a combined federal and state income tax rate of 34.0%. The actual rate of return and/or tax rate experienced by new United Community Bancorp may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•

Since funds on deposit at United Community Bank may be withdrawn to purchase shares of common stock, those funds will not result in the receipt of new funds for investment. The pro forma tables do not reflect withdrawals from deposit accounts.

•

Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•

Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of United Community Bank’s special bad debt reserves for income tax purposes or liquidation accounts, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

The following pro forma data, which are based on United Community Bancorp’s stockholders’ equity at March 31, 2011 and June 30, 2010, and net income for the nine months ended March 31, 2011 and for the year ended June 30, 2010, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data does not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to stockholders if we were to be liquidated after the conversion.

	At or for the Nine Months Ended March 31, 2011
	3,215,486 Shares Sold at $8.00 per Share (Minimum of Range)		3,782,925 Shares Sold at $8.00 per Share (Midpoint of Range)		4,350,364 Shares Sold at $8.00 per Share (Maximum of Range)		5,002,918 Shares Sold at $8.00 per Share (15% Above Maximum)
	(Dollars in thousands, except per share amounts)

Pro forma market capitalization	$43,350		$51,000		$58,650		$67,448
Less exchange shares	17,626		20,737		23,847		27,425

Gross proceeds of public offering	25,724		30,263		34,803		40,023
Less offering expenses	(2,056)		(2,232)		(2,409)		(2,612)

Estimated net conversion proceeds	23,668		28,031		32,394		37,411
Plus MHC assets reinvested	100		100		100		100
Less: Employee stock ownership plan (1)	(1,635)		(1,923)		(2,212)		(2,544)
Less: Equity incentive plan shares (2)	(817)		(962)		(1,106)		(1,272)

Estimated proceeds available for investment	$21,316		$25,246		$29,176		$33,695

Consolidated net income:
Historical	$(871)		$(871)		$(871)		$(871)
Pro forma adjustments:
Net income from proceeds	200		237		274		317
Employee stock ownership plan (1)	(45)		(54)		(62)		(71)
Restricted stock awards (2)	(114)		(135)		(155)		(178)
Stock options (3)	(157)		(184)		(212)		(244)

Pro forma net income	$(987)		$(1,007)		$(1,026)		$(1,047)

Net income per share:
Historical	$(0.17)		$(0.14)		$(0.12)		$(0.11)
Pro forma adjustments:
Net income from proceeds	0.04		0.04		0.04		0.04
Employee stock ownership plan (1)	(0.01)		(0.01)		(0.01)		(0.01)
Restricted stock awards (2)	(0.02)		(0.02)		(0.02)		(0.02)
Stock options (3)	(0.03)		(0.03)		(0.03)		(0.03)

Pro forma net income	$(0.19)		$(0.16)		$(0.14)		$(0.13)

Pro forma price to earnings per share	(42.31	)x	(48.78	)x	(55.06	)x	62.05x
Number of shares for earnings (4)	5,219,492		6,140,590		7,061,653		8,120,919

Stockholders’ equity:
Historical (retained earnings)	$53,396		$53,396		$53,396		$53,396
Estimated net conversion proceeds	23,668		28,031		32,394		37,411
MHC capital consolidation	100		100		100		100
Less common stock acquired by:
Employee stock ownership plan (1)	(1,635)		(1,923)		(2,212)		(2,544)
Restricted stock awards (2)	(817)		(962)		(1,106)		(1,272)

Pro forma equity	74,712		78,642		82,572		87,091
Less intangible assets	3,594		3,594		3,594		3,594

Pro forma tangible equity	$71,118		$75,048		$78,978		$83,497

Stockholders’ equity per share:
Historical	$9.85		$8.38		$7.28		$6.33
Estimated net conversion proceeds	4.37		4.40		4.42		4.44
MHC capital consolidation	0.02		0.02		0.01		0.01
Less common stock acquired by:
Employee stock ownership plan (1)	(0.30)		(0.30)		(0.30)		(0.30)
Restricted stock awards (2)	(0.15)		(0.15)		(0.15)		(0.15)

Pro forma equity per share	$13.79		$12.35		$11.26		$10.33
Less intangible assets	0.68		0.58		0.49		0.43

Pro forma tangible equity per share	13.13		11.79		10.77		9.90

Pro forma price to book value	58.01%		64.78%		71.05%		74.44%

Pro forma price to tangible book value	60.93%		67.85%		74.28%		80.81%

Number of shares for total and tangible book value	5,418,750		6,375,000		7,331,250		8,430,938

(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 6.4% of the shares sold in the offering 204,367, 240,421, 276,510 and 317,968 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the proceeds retained by new United Community Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 3.25%, which will be fixed at the time of the offering and be for a term of 20 years. United Community Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/20 of the total, based on a 20-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of the pro forma tables, was assumed to be equal to the $8.00 per share purchase price. If the average market value per share is greater than $8.00 per share, total employee stock ownership plan expense would be greater.

(2)	Assumes that new United Community Bancorp will purchase in the open market a number of shares of common stock equal to 3.18% of the shares sold in the offering 102,184, 120,211, 138,255 and 158,985 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively), that will be reissued as restricted stock awards under a new equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at new United Community Bancorp or with dividends paid to new United Community Bancorp by United Community Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $8.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 1.85%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of new United Community Bancorp common stock was $8.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34.0%. If the fair market value per share is greater than $8.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the new equity incentive plan to be adopted following the offering. If the new equity incentive plan is approved by stockholders, a number of shares equal to 9.02% of the number of shares sold in the offering 289,946, 341,102, 392,294 and 451,119 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Compensation cost relating to share-based payment transactions will be recognized in the financial statements over the period the employee is required to provide services for the award. The cost will be measured based on the fair value of the equity instruments issued. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.95 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 4.0%; expected life, 10 years; expected volatility, 18.60%; and risk-free interest rate, 3.29%. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over the vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that all of the options awarded are non-qualified options and that the combined federal and state income tax rate was 34.0%. We plan to use the Black-Scholes option-pricing formula; however, if the fair market value per share is different than $8.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 5.08%.
(4)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within the one year period following the offering as adjusted to effect a weighted average over the period. See footnote 1 above. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

	At or For the Year Ended June 30, 2010
	3,215,486 Shares Sold at $8.00 per Share (Minimum of Range)	3,782,925 Shares Sold at $8.00 per Share (Midpoint of Range)	4,350,364 Shares Sold at $8.00 per Share (Maximum of Range)	5,002,918 Shares Sold at $8.00 per Share (15% Above Maximum)
	(Dollars in thousands, except per share amounts)

Pro forma market capitalization	$43,350	$51,000	$58,650	$67,448
Less exchange shares	17,626	20,737	23,847	27,425

Gross proceeds of public offering	25,724	30,263	34,803	40,023
Less offering expenses	(2,056)	(2,232)	(2,409)	(2,612)

Estimated net conversion proceeds	23,668	28,031	32,394	37,411
Plus MHC assets reinvested	100	100	100	100
Less: Employee stock ownership plan (1)	(1,635)	(1,923)	(2,212)	(2,544)
Less: Restricted stock awards (2)	(817)	(962)	(1,106)	(1,272)

Estimated proceeds available for investment	$21,316	$25,246	$29,176	$33,695

Consolidated net income:
Historical	$1,014	$1,014	$1,014	$1,014
Pro forma adjustments:
Net income from proceeds	401	475	549	634
Employee stock ownership plan (1)	(91)	(107)	(123)	(142)
Restricted stock awards (2)	(229)	(269)	(310)	(356)
Stock options (3)	(157)	(184)	(212)	(244)

Pro forma net income	$938	$929	$918	$906

Net income per share:
Historical	$0.19	$0.16	$0.14	$0.12
Pro forma adjustments:
Net income from proceeds	0.08	0.08	0.08	0.08
Employee stock ownership plan (1)	(0.02)	(0.02)	(0.02)	(0.02)
Restricted stock awards (2)	(0.04)	(0.04)	(0.04)	(0.04)
Stock options (3)	(0.03)	(0.03)	(0.03)	(0.03)

Pro forma net income	$0.18	$0.15	$0.13	$0.11

Pro forma price to earnings per share	44.56x	52.93x	61.60x	71.78x
Number of shares for earnings (4)	5,224,601	6,146,600	7,068,566	8,128,868

Stockholders’ equity:
Historical (retained earnings)	$55,480	$55,480	$55,480	$55,480
Estimated net conversion proceeds	23,668	28,031	32,394	37,411
MHC capital consolidation	100	100	100	100
Less common stock acquired by:
Employee stock ownership plan (1)	(1,635)	(1,923)	(2,212)	(2,544)
Restricted stock awards (2)	(817)	(962)	(1,106)	(1,272)

Pro forma equity	76,796	80,726	84,656	89,175
Less intangible assets	3,706	3,706	3,706	3,706

Pro forma tangible equity	$73,090	$77,020	$80,950	$85,469

Stockholders’ equity per share:
Historical	$10.24	$8.70	$7.57	6.58
Estimated net conversion proceeds	4.37	4.40	4.42	4.44
MHC capital consolidation	0.02	0.02	0.01	0.01
Less common stock acquired by:
Employee stock ownership plan (1)	(0.30)	(0.30)	(0.30)	(0.30)
Restricted stock awards (2)	(0.15)	(0.15)	(0.15)	(0.15)

Pro forma equity per share	$14.18	$12.67	$11.55	$10.58
Less intangible assets	0.68	0.58	0.51	0.44

Pro forma tangible equity per share	13.50	12.09	11.04	10.14

Pro forma price to book value	56.42%	63.14%	69.26%	75.61%

Pro forma price to tangible book value	59.26%	66.17%	72.46%	78.90%

Number of shares for total and tangible book value	5,418,750	6,375,000	7,331,250	8,430,938

(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 6.4% of the shares sold in the offering 204,367, 240,421, 276,510 and 317,968 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the proceeds retained by new United Community Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 3.25%, which will be fixed at the time of the offering and be for a term of 20 years. United Community Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net income for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/20 of the total, based on a 20-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of the pro forma tables, was assumed to be equal to the $8.00 per share purchase price. If the average market value per share is greater than $8.00 per share, total employee stock ownership plan expense would be greater.

(2)	Assumes that new United Community Bancorp will purchase in the open market a number of shares of common stock equal to 3.18% of the shares sold in the offering 102,184, 120,211, 138,255 and 158,985 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively), that will be reissued as restricted stock awards under a new equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at new United Community Bancorp or with dividends paid to new United Community Bancorp by United Community Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $8.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 1.85%.

The adjustment to pro forma net income for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of new United Community Bancorp common stock was $8.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34.0%. If the fair market value per share is greater than $8.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(3)	The adjustment to pro forma net income for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the new equity incentive plan to be adopted following the offering. If the new equity incentive plan is approved by stockholders, a number of shares equal to 9.02% of the number of shares sold in the offering 289,946, 341,102, 392,294 and 451,119 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Compensation cost relating to share-based payment transactions will be recognized in the financial statements over the period the employee is required to provide services for the award. The cost will be measured based on the fair value of the equity instruments issued. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.95 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 4.0%; expected life, 10 years; expected volatility, 18.60%; and risk-free interest rate, 3.29%. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over the vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that all of the options awarded are non-qualified options and that the combined federal and state income tax rate was 34.0%. We plan to use the Black-Scholes option-pricing formula; however, if the fair market value per share is different than $8.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders by approximately 5.08%.
(4)	The number of shares used to calculate pro forma net income per share is equal to the total number of shares to be outstanding upon completion of the offering, less the number of shares purchased by the employee stock ownership plan not committed to be released within the one year period following the offering as adjusted to effect a weighted average over the period. See footnote 1 above. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

OUR BUSINESS

General

United Community Bancorp. United Community Bancorp’s business activities consist of the ownership of United Community Bank’s capital stock and management of the offering proceeds it retained. United Community Bancorp does not own or lease any property. Instead, it uses the premises, equipment and other property of United Community Bank with the payment of appropriate rental fees, as required by applicable law and regulations. Accordingly, the information set forth in this prospectus, including the consolidated financial statements and related financial data, relates primarily to United Community Bank. As a registered savings and loan holding company, United Community Bancorp is subject to the regulation of the Office of Thrift Supervision. At March 31, 2011, we had approximately $476.0 million in assets, $416.9 million in deposits and $53.4 million in stockholders’ equity. United Community Bancorp will cease to exist following the completion of the conversion and the offering.

United Community Bank. United Community Bank is a federally chartered savings bank and was created on April 12, 1999 through the merger of Perpetual Federal Savings and Loan Association and Progressive Federal Savings Bank, both located in Lawrenceburg, Indiana. On June 4, 2010, United Community Bank acquired three branches from Integra Bank, National Association all of which are located in Ripley County, Indiana. In connection with the acquisition, the Bank acquired $45.9 million in loans and assumed $53.3 million in deposits.

United Community Bank operates as a community-oriented financial institution offering a full menu of banking services and products to consumers and businesses in our market areas. Recent years have seen the expansion of services we offer from a traditional savings and loan product mix to one of a full-service financial institution servicing the needs of retail and commercial customers. United Community Bank attracts deposits from the general public and local municipalities and uses those funds to originate one- to four-family real estate, multi-family real estate and nonresidential real estate, construction, commercial and consumer loans. Generally, fixed-rate one-to four-family residential conforming loans with terms of 15 or more years that we originate are sold in the secondary market with the servicing retained. Such sales generate mortgage banking fees. The remainder of our loan portfolio is originated for investment. United Community Bank also maintains an investment portfolio. United Community Bank is regulated by the Office of Thrift Supervision and its deposits are insured up to applicable legal limits by the Federal Deposit Insurance Corporation. United Community Bank is also a member of the Federal Home Loan Bank of Indianapolis.

United Community Bank’s website address is www.bankucb.com. Information on our website should not be considered a part of this prospectus.

New United Community Bancorp. New United Community Bancorp, a Indiana corporation, was incorporated in March 2011 to become the holding company for United Community Bank upon completion of the conversion and reorganization. Before the completion of the conversion and reorganization, new United Community Bancorp has not engaged in any significant activities other than organizational activities. Following completion of the conversion and reorganization, new United Community Bancorp’s business activity will be the ownership of the outstanding capital stock of United Community Bank. New United Community Bancorp will not own or lease any property but will instead use the premises, equipment and other property of United Community Bank with the payment of appropriate rental fees, as required by applicable law and regulations, under the terms of an expense allocation agreement that new United Community Bancorp and United Community Bank will enter into upon completion of the conversion and reorganization. The expense allocation agreement generally provides that new United Community Bancorp will pay to United Community Bank fees for its use of United Community Bank’s premises, furniture, equipment and employees in an amount to be determined by the board of directors of new United Community Bancorp and United Community Bank. Such fees shall not be less than the fair market value received for such goods or services. In addition, new United Community Bancorp and United Community Bank will also enter into a tax allocation agreement upon completion of the conversion and reorganization as a result of their status as members of an affiliated group under the Internal Revenue Code. The tax allocation agreement generally provides that new United Community Bancorp will file consolidated federal tax income returns with United Community Bank and its subsidiaries. The tax allocation agreement also formalizes procedures for allocating the consolidated tax liability of the group among its members and establishes procedures for the future payments by United Community Bank to new United Community Bancorp for tax liabilities attributable to United Community Bank and its subsidiaries. In the future, new United Community Bancorp may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

United Community Bank Charitable Foundation. The United Community Bank Charitable Foundation was organized in connection with United Community Bank’s mutual holding company reorganization and was funded with 160,816 shares of United Community Bancorp common stock on March 30, 2006. As of March 31, 2011, the charitable foundation had assets of $1.1 million, no liabilities and a net worth of $1.1 million. As of March 31, 2011, the charitable foundation owned 154,588 shares, or 2.0%, of United Community Bancorp’s outstanding common stock. The officers and directors of the charitable foundation are William F. Ritzmann (President and Director), Vicki A. March (Treasurer), Elmer G. McLaughlin (Secretary), Robert J. Ewbank (Director), Jerry W. Hacker (Director) and Eugene B. Seitz, II (Director). The officers and directors of the charitable foundation do not receive any compensation for their services.

The conversion and offering will not have a material effect on the charitable foundation. At the midpoint of the offering range, the charitable foundation will own approximately 2.0% of the outstanding shares of new United Community Bancorp common stock. No stock or cash contribution will be made to the charitable foundation in connection with the conversion and offering. All new United Community Bancorp common stock owned by the charitable foundation will continue to be voted in the same ratio as all other new United Community Bancorp shares voted on each proposal considered by new United Community Bancorp stockholders.

Market Area

We are headquartered in Lawrenceburg, Indiana, which is in the eastern part of Dearborn County, Indiana, along the Ohio River. We currently have six branches located in Dearborn County and three branches located in adjacent Ripley County. Dearborn and Ripley Counties represent our primary deposit markets. The primary source of loan originations are existing customers, walk-in traffic, advertising and referrals from customers. We advertise on television and on radio and in newspapers that are widely circulated in Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. Accordingly, when our loan rates are competitive, we attract loans from throughout Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. Based on 2010 U.S. Census data, these counties had an aggregate population of 118,693. We occasionally purchase loans and participation interests in loans to supplement our origination efforts. The economy of the region in which our current offices are located has historically been a mixture of light industrial enterprises and services. Since the mid-1990s, the economy in Lawrenceburg has been strengthened by the riverboat casino in Lawrenceburg whose presence has supported the development of retail centers and job growth as well as an increase in housing development. Located 20 miles from Cincinnati, Dearborn and Ripley Counties have also benefited from the growth in and around Cincinnati and northern Kentucky, as many residents commute to these areas for employment. Dearborn and Ripley Counties’ road system includes eight state highways and three U.S. highways. The counties have two rail lines and port facilities due to the proximity of the Ohio River. As of March 31, 2011, U.S. Department of Labor statistics reflected that Dearborn County and Ripley County had an unemployment rate of 9.7% and 9.9%, respectively, compared to Indiana and national unemployment rates of 8.8%.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our market areas and, to a lesser extent, from other financial service companies such as brokerage firms, credit unions and insurance companies. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. At June 30, 2010, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held approximately 41.26% of the deposits held by FDIC—insured institutions in Dearborn County, which was the largest market share out of the nine financial institutions with offices in Dearborn County, and 9.47% of the deposits in Ripley County, which was the sixth largest market share out of eight financial institutions with offices in Ripley County. In addition, banks owned by large out-of-state bank holding companies such as Fifth Third Bancorp and U.S. Bancorp also operate in our market areas. These institutions are significantly larger than us and, therefore, have significantly greater resources.

Our competition for loans comes primarily from financial institutions in our market areas, and, to a lesser extent, from other financial service providers such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage market such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered the barriers to market entry, allowed banks and other lenders to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our future growth.

Lending Activities

General. We originate loans primarily for investment purposes. Historically, our primary lending activity has been the origination of one-to four-family mortgage loans secured by homes in our local market area, particularly in Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. A significant portion of our lending activity has been the origination for retention in our portfolio of adjustable-rate mortgage (“ARM”) loans collateralized by one-to four- family residential real estate located within our primary market area. In order to complement our traditional emphasis of one-to four-family residential real estate lending, significant segments of our loan portfolio are currently nonresidential real estate and land loans, multi-family real estate loans and consumer loans. Between 2006 and 2009, we increased and diversified our lending efforts in the metropolitan Cincinnati market area and, to a lesser extent, in northern Kentucky and the Indiana counties outside of our local market area, particularly with respect to multi-family real estate lending. In June, 2010, we implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios, particularly outside of Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. We intend to continue this strategy for the foreseeable future until the local economy materially improves and the level of our nonperforming assets in these loan portfolios materially declines. For additional information regarding our controlled growth strategy, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Operating Strategy—Improving our asset quality,” “—Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value” and “—Risk Management— Analysis of Nonperforming and Classified Assets.” We occasionally purchase loans and participation interests in loans to supplement our origination efforts.

One- to Four-Family Residential Real Estate Loans. We offer mortgage loans to enable borrowers to purchase or refinance existing homes, most of which serve as the primary residence of the owner. We offer fixed-rate and adjustable-rate loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. The loan fees, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions. Most of our loan originations result from relationships with existing or past customers, members of our local community and referrals from realtors, attorneys and builders.

While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans. As a result of the continued low interest rate environment during the past year, a greater percentage of our one-to four-family loan originations consisted of fixed-rate one-to four- family mortgage loans. Our practice in recent years has generally been to (i) sell in the secondary market newly originated conforming fixed-rate 15-, 20- and 30-year one- to four-family residential real estate loans on a servicing retained basis, without recourse to United Community Bank, and (ii) to hold in our portfolio fixed-rate loans with 10-year terms or less and adjustable-rate loans. Currently, we have no intention of changing our practice of selling our fixed-rate loan originations, although we may determine to change this practice in the future. In a rising interest rate environment, we expect that a greater percentage of our loan originations will consist of adjustable-rate loans, which we generally retain in our portfolio. Occasionally, we have purchased loans and purchased participation interests in loans originated by other institutions to supplement our origination efforts. At March 31, 2011, loans serviced by United Community Bank for others totaled $60.8 million, resulting in $460,000 in income during the nine months ended March 31, 2011. During the nine months ended March 31, 2011, and the years ended June 30, 2010 and June 30, 2009, we sold $19.2 million, $25.1 million and $28.4 million, respectively, of fixed-rate one-to four- family loans. As of March 31, 2011, we had $382,000 million of mortgage loan commitments, recorded at fair value.

Interest rates and payments on our adjustable-rate mortgage loans generally adjust annually after an initial fixed period that ranges from one to 10 years. Interest rates and payments on these adjustable-rate loans generally are based on the one-year constant maturity U.S. Treasury index (three-year constant maturity U.S. Treasury index in the case of three-year adjustable-rate loans) as published by the Federal Reserve Board in Statistical Release H.15. The maximum amount by which the interest rate may be increased is generally two percentage points per adjustment period and the lifetime interest rate cap ranges from five to six percentage points over the initial interest rate of the loan. Our adjustable-rate one-to four-family mortgage loans generally do not provide for a decrease in the rate paid below the initial contract rate. The inability of our residential real estate loans to adjust downward below the initial contract rate can contribute to increased income in periods of declining interest rates, and also assists us in our efforts to limit the risks to earnings and equity value resulting from changes in interest rates, subject to the risk that borrowers may refinance these loans during periods of declining interest rates.

ARM loans decrease the risk associated with changes in market interest rates by periodically repricing, but involve other risks. As interest rates increase, the required periodic payments by the borrower increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustment permitted by the terms of the ARM loans, and therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. Decreasing interest rates could result in a downward adjustment of the contractual interest rates resulting in lower interest income. At March 31, 2011, 31.5% of our loan portfolio consisted of one-to four- family residential loans with adjustable interest rates.

We generally do not make conventional loans with loan-to-value ratios exceeding 95% at the time the loan is originated. Private mortgage insurance is generally required for all fixed-rate loans with loan-to-value ratios in excess of 80%, and all adjustable-rate loans with loan-to-value ratios exceeding 85%. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We generally require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, and flood insurance for loans on properties located in a flood zone, before closing the loan.

We do not offer, and have not previously offered, subprime, Alt-A, low-doc, no-doc loans or loans with negative amortization and generally do not offer interest-only loans.

Multi-Family Real Estate Loans. We offer adjustable-rate mortgage loans secured by multi-family real estate. Our multi-family real estate loans are generally secured by apartment buildings within and without our primary market area. At March 31, 2011, approximately 69.7% of our multi-family real estate loans were secured by properties located outside of Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana, 64.6% of which were in the Cincinnati and northern Kentucky markets. In June, 2010, we implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios, particularly outside of Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. We intend to continue this strategy for the foreseeable future until the local economy materially improves and the level of our nonperforming assets in these loan portfolios materially declines. At March 31, 2011, $12.3 million or 59.3% of nonperforming assets were multi-family residential real estate loans, including 11 troubled debt restructurings with aggregate outstanding balances of $12.3 million. For additional information regarding our troubled debt restructurings and our multi-family residential lending, see “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Operating Strategy—Improving our asset quality,” “—Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value” and “—Risk Management—Analysis of Nonperforming and Classified Assets.”

These loans are typically repaid or the term is extended before maturity, in which case a new rate is negotiated to meet market conditions and an extension of the loan is executed for a new term with a new amortization schedule. We originate adjustable-rate multi-family real estate loans with terms up to 30 years. Interest rates and payments on most of these loans typically adjust annually after an initial fixed term of one to seven years, with the adjustable-rate generally being based on the prime interest rate as published in The Wall Street Journal, plus a spread. The maximum amount by which the interest rate may be increased is generally two percentage points per adjustment period and the lifetime interest rate cap is six percentage points over the initial interest rate of the loan. Our adjustable-rate multi-family loans generally do not provide for a decrease in the rate paid below the initial contract rate. Loans are secured by first mortgages that generally do not exceed 80% of the lesser of the property’s appraised value or the purchase price. When the borrower is a corporation, partnership or other entity, we generally require that significant equity holders serve as co-borrowers on the loan, or, to a lesser extent, serve as a personal guarantor of the loan. Environmental surveys and/or inspections are generally required for loans over $500,000.

Loans secured by multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family mortgage loans. A primary concern in multi-family real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than one- to four-family residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors of loan relationships totaling more than $1.0 million, in the aggregate, to provide annual financial statements and/or tax returns. In reaching a decision on whether to make a multi-family real estate loan, we consider the net operating income of the property, the borrower’s character and expertise, credit history and profitability and the value of the underlying property. In addition, with respect to rental properties, we will also consider the term of the lease and the credit quality of the tenants. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x.

At March 31, 2011, we had $46.4 million in multi-family real estate loans outstanding, or 15.8% of total loans.

At March 31, 2011, the largest outstanding multi-family real estate loan had an outstanding balance of $5.7 million and is secured by apartment buildings in Cincinnati, Ohio. At March 31, 2011, this loan was performing in accordance with its original terms.

Nonresidential Real Estate and Land Loans. We offer adjustable-rate mortgage loans secured by nonresidential real estate. Our nonresidential real estate loans are generally secured by commercial buildings. These loans are typically repaid or the term is extended before maturity, in which case a new rate is negotiated to meet market conditions and an extension of the loan is executed for a new term with a new amortization schedule. We originate adjustable-rate nonresidential real estate loans with terms up to 30 years. Interest rates and payments on most of these loans typically adjust annually after an initial fixed term of one to seven years, with the adjustable-rate generally being based on the prime interest rate as published in The Wall Street Journal, plus a spread. The maximum amount by which the interest rate may be increased is generally two percentage points per adjustment period and the lifetime interest rate cap is six percentage points over the initial interest rate of the loan. Loans are secured by first mortgages that generally do not exceed 80% of the lesser of the property’s appraised value or the purchase price (75% for improved land only loans and 65% for unimproved land only loans), the maximum amount of which is limited by our in-house loans to one borrower limit. When the borrower is a corporation, partnership or other entity, we generally require that significant equity holders serve as co-borrowers or as personal guarantors of the loan. At March 31, 2011, approximately $4.1 million, or 20.0%, of our nonperforming loans were nonresidential real estate loans, including six nonresidential real estate loans with aggregate outstanding balances of $4.1 million. In June, 2010, we implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios, particularly outside of Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. We intend to continue this strategy for the foreseeable future until the local economy materially improves and the level of our nonperforming assets in these loan categories materially declines. For additional information regarding our troubled debt restructurings, controlled growth strategy and our nonresidential real estate and land loans, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Operating Strategy—Improving our asset quality,” “—Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value” and “—Risk Management—Analysis of Nonperforming Assets.”

Loans secured by nonresidential real estate generally have larger balances and involve a greater degree of risk than one- to four-family mortgage loans. Our primary concern in nonresidential real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than one- to four-family residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors of loan relationships totaling more than $1.0 million, in the aggregate, to provide annual financial statements and/or tax returns. In reaching a decision on whether to make a nonresidential real estate loan, we consider the net operating income of the property, the borrower’s expertise and character, credit history and profitability and the value of the underlying property. In addition, with respect to rental properties, we will also consider the term of the leases and the credit quality of the tenants. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x. Environmental surveys and/or inspections are generally required for loans over $500,000.

We also originate loans secured by unimproved property, including lots for single-family homes and for mobile homes, raw land, commercial property and agricultural property. The terms and rates of our land loans are higher than our nonresidential and multi-family real estate loans. Loans secured by undeveloped land or improved lots generally involve greater risks than one-to four-family residential mortgage lending because land loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure, we may be confronted with a property the value of which is insufficient to assure full repayment. Loan amounts generally do not exceed 75% and 65% of the lesser of the appraised value or the purchase price for improved and unimproved land loans, respectively.

At March 31, 2011, we had $66.2 million in nonresidential real estate loans outstanding, or 22.5% of total loans, and $3.9 million in land loans outstanding, or 1.3% of total loans.

At March 31, 2011, the largest outstanding nonresidential real estate loan had an outstanding balance of $3.0 million. At March 31, 2011, our largest land loan, which was performing in accordance with its original terms at that date, had an outstanding balance of $893,000 and was secured by land held for nonresidential real estate development.

Construction Loans. We originate fixed-rate and adjustable-rate loans to individuals and, to a lesser extent, builders to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including apartment buildings, restaurants, shopping centers and owner-occupied properties used for businesses. Our construction loans generally provide for the payment of interest only during the construction phase, which is usually nine months for residential properties and 12 months for commercial properties. At the end of the construction phase, the loan generally converts to a permanent mortgage loan. Loans generally can be made with a maximum loan to value ratio of 95% on residential construction and 80% on commercial construction at the time the loan is originated. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also will require an inspection of the property before disbursement of funds during the term of the construction loan.

At March 31, 2011, our largest outstanding residential construction loan was for $435,000, all of which was outstanding. At March 31, 2011, our largest outstanding commercial construction loan was for $500,000, of which $480,000 was outstanding, and is secured by a commercial office building. These loans were performing in accordance with their original terms at March 31, 2011.

At March 31, 2011, we had $1.1 million in construction loans outstanding, or 0.4% of total loans.

Commercial Loans. We occasionally make commercial business loans to professionals, sole proprietorships and small businesses in our market area. We extend commercial business loans on an unsecured basis and secured basis, the maximum amount of which is limited by our in-house loans to one borrower limit.

We originate secured and unsecured commercial lines of credit to finance the working capital needs of businesses to be repaid by seasonal cash flows. Commercial lines of credit secured by nonresidential real estate are adjustable-rate loans whose rates are based on the prime interest rate as published in The Wall Street Journal, plus a spread, and adjust monthly. Commercial lines of credit secured by nonresidential real estate have a maximum term of five years and a maximum loan-to-value ratio of 80% of the pledged collateral when the collateral is nonresidential real estate. We also originate commercial lines of credit secured by marketable securities and unsecured lines of credit. These lines of credit, as well as certain commercial lines of credit secured by nonresidential real estate, require that only interest be paid on a monthly or quarterly basis and have a maximum term of five years.

We also originate secured and unsecured commercial loans. Secured commercial loans are generally collateralized by nonresidential real estate, marketable securities, accounts receivable, inventory, industrial/commercial machinery and equipment and furniture and fixtures. We originate both fixed-rate and adjustable-rate commercial loans with terms up to 20 years for secured loans and up to five years for unsecured loans. Adjustable-rate loans are based on prime interest rate as published in The Wall Street Journal, plus a spread, and adjust either monthly or annually. Where the borrower is a corporation, partnership or other entity, we generally require significant equity holders to be co-borrowers, and in cases where they are not co-borrowers, we generally require personal guarantees from significant equity holders.

When making commercial business loans, we consider the financial statements and/or tax returns of the borrower, the borrower’s payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, the viability of the industry in which the customer operates and the value of the collateral.

At March 31, 2011, our largest commercial loan was a $594,000 loan secured by the assets of a building supply company. This loan was performing in accordance with its original terms at March 31, 2011.

At March 31, 2011, we had $4.4 million in commercial loans outstanding, or 1.5% of total loans.

Consumer Loans. We offer a variety of consumer loans, primarily home equity loans and lines of credit, and, to a much lesser extent, loans secured by savings accounts or certificates of deposit (share loans), new farm and garden equipment, new and used automobiles, recreational vehicle loans and secured and unsecured personal loans.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

We generally offer home equity loans and lines of credit with a maximum combined loan to value ratio of 90%. Our lowest interest rates are generally offered to customers with a maximum combined loan to value ratio of 80% or less. Home equity lines of credit have adjustable-rates of interest that are based on the prime interest rate. Home equity lines of credit generally require that only interest be paid on a monthly basis and have terms up to 20 years. Interest rates on these loans typically adjust monthly. We offer fixed-rate and adjustable-rate home equity loans. Home equity loans with fixed-rates have terms that range from one to 15 years. Home equity loans with adjustable-rates have terms that range from one to 30 years. Interest rates on these loans are based on the prime interest rate as published in The Wall Street Journal, plus a spread. We hold a first mortgage position on most of the homes that secure our home equity loans and home equity lines of credit.

We offer loans secured by new and used vehicles. These loans have fixed interest rates and generally have terms up to five years.

We offer loans secured by new and used boats, motor homes, campers and motorcycles. We offer fixed and adjustable-rate loans for new motor homes and boats with terms up to 20 years for adjustable-rate loans and up to 10 years for fixed-rate loans. We offer fixed-rate loans for all other new and used recreational vehicles with terms up to 10 years for campers and five years for motorcycles.

We offer secured consumer loans with fixed interest rates and terms up to 10 years and secured lines of credit with adjustable-rates based on the prime interest rate as published in The Wall Street Journal with terms up to five years. We also offer fixed-rate unsecured consumer loans and lines of credit with terms up to five years. For more information on our loan commitments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management—Liquidity Management.”

Agricultural Loans. Our agricultural loans were acquired in connection with our acquisition of the Ripley County branch offices in 2010. Our agricultural loans generally consist of short and medium-term loans and lines of credit that are primarily used for crops, livestock, equipment and general operations. Agricultural loans are ordinarily secured by assets such as livestock or equipment and are repaid from the operations of the farm. Agricultural loans generally have maturities of five years or less, with operating lines for one production season. We have a loan officer who specializes in agricultural lending. At March 31, 2011, we had $1.9 million in agricultural loans outstanding. At March 31, 2011, our largest outstanding agricultural loan was for $268,000, and is secured by farm equipment. This loan was performing in accordance with its original terms at March 31, 2011.

Loan Underwriting Risks.

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our loan portfolio more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Multi-Family and Nonresidential Real Estate and Land Loans. Loans secured by multi-family and nonresidential real estate generally have larger balances and involve a greater degree of risk than one- to four-family mortgage loans. Of primary concern in multi-family and nonresidential real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors of loan relationships totaling more than $1.0 million, in the aggregate, to provide annual financial statements and/or tax returns. In reaching a decision on whether to make a multi-family and nonresidential real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x. Environmental surveys and inspections are obtained when circumstances suggest the possibility of the presence of hazardous materials.

We underwrite all loan participations to our own underwriting standards and will not participate in a loan unless each participant has at least a 10% interest in the loan. In addition, we also consider the financial strength and reputation of the lead lender. To monitor cash flows on loan participations, we require the lead lender to provide us with annual financial statements from the borrower. Generally, we also conduct an annual internal loan review for loan participations.

Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value which is insufficient to assure full repayment. If we are forced to foreclose on a building before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial Loans. Unlike one-to four-family mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property the value of which tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Consumer Loans. Consumer loans may entail greater risk than do one-to four-family mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Agricultural Loans. Payments on agricultural loans are typically dependent on the profitable operation or management of the related farm property. The success of the farm may be affected by many factors outside the control of the borrower, including adverse weather conditions that prevent the planting of a crop or limit crop yields, declines in market prices for agricultural products and the impact of government regulations. In addition, many farms are dependent on a limited number of key individuals whose injury or death may significantly affect the successful operation of the farm. If the cash flow from a farming operation is diminished, the borrower’s ability to repay the loan may be impaired.

Loan Originations, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are existing customers, walk-in traffic, advertising and referrals from customers. We advertise on television and on radio and in newspapers that are widely circulated in Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. Accordingly, when our rates are competitive, we attract loans from throughout Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. We occasionally purchase loans and participation interests in loans to supplement our origination efforts.

We generally originate loans for our portfolio, but our current practice is to sell to the secondary market almost all newly originated conforming fixed-rate, 15-, 20- and 30-year one- to four-family mortgage loans and to hold in our portfolio fixed-rate loans with 10-year terms or less and adjustable-rate loans. Our decision to sell loans is based on prevailing market interest rate conditions and interest rate risk management. Loans are sold to Freddie Mac with servicing retained.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our board of directors and management. The board has granted the Management Mortgage Loan Committee (comprised of the President, Executive Vice President and the Senior Vice President, Lending) with loan approval authority for mortgage loans up to $200,000 and to the Board Loan Committee, consisting of the President, the Executive Vice President and three to four other members of the board, up to $1.0 million.

The board has granted authority to approve consumer loans to certain employees up to prescribed limits, depending on the officer’s experience and tenure. The board also granted loan approval authority to the Management Consumer Loan Committee, consisting of the President and the Executive Vice President, the Senior Vice President, Lending and two other experienced lenders. Any two members of the Committee may approve consumer loans secured by real estate up to $250,000, and consumer loans secured by assets other than real estate up to $100,000 and unsecured loans up to $15,000. The board of directors has also granted loan approval authority to the Management Commercial Loan Committee, consisting of the President, the Executive Vice President, the Senior Vice President, Lending. Any two members of the Committee may approve commercial loans secured by real estate up to $250,000, commercial loans secured by assets other than real estate up to $50,000 and unsecured commercial loans up to $25,000. The Management Commercial Loan Committee may approve commercial loans secured by real estate up to $500,000, commercial loans secured by assets other than real estate up to $100,000 and unsecured commercial loans up to $50,000 with unanimous approval by the Committee.

The Board Loan Committee may approve consumer and commercial loans secured by real estate up to $1.0 million, consumer and commercial loans secured by assets other than real estate up to $300,000 and unsecured commercial loans up to $100,000.

All loans in excess of these limits must be approved by the full board of directors.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities generally is limited, by regulation, to 15% of our unimpaired capital and surplus. At March 31, 2011, our general regulatory limit on loans to one borrower was $7.3 million. On March 31, 2011, our largest lending relationship was a $7.3 million multi-family real estate loan relationship. The loans that comprise this relationship were performing according to their original terms at March 31, 2011. This loan relationship was within our maximum regulatory lending limit to one borrower at March 31, 2011. In 2007, to reduce the risk of loss to any one borrower, the Board established a loans to one borrower limit of 7.5% of unimpaired capital and surplus. At March 31, 2011, this limit was $3.6 million. Any relationship in excess of 7.5% at the time of implementation was grandfathered in and allowed to continue.

Loan Commitments. We issue commitments for fixed- and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Generally, our mortgage loan commitments expire after 30 days.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and municipal governments, deposits at the Federal Home Loan Bank of Indianapolis and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of Indianapolis stock. While we have the authority under applicable law to invest in derivative securities, our investment policy does not permit this investment. We had no investments in derivative securities at March 31, 2011.

At March 31, 2011, our investment portfolio totaled $127.6 million and consisted primarily of U.S. Government-sponsored entity securities, municipal bonds and mortgage-backed securities issued primarily by Fannie Mae and Freddie Mac, and securities of municipal governments.

At March 31, 2011, $25.8 million of our investment portfolio consisted of callable securities. These securities were included in U.S. Government agency bonds and municipal bonds. These securities contain either a one-time call option or may be called anytime after the first call date. We face reinvestment risk with callable securities, particularly during periods of falling market interest rates when issuers of callable securities tend to call or redeem their securities. Reinvestment risk is the risk that we may have to reinvest the proceeds from called securities at lower rates of return than the rates paid on the called securities.

Our investment objectives are to provide and maintain liquidity, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of income when demand for loans is weak and to generate a favorable return. The Investment Committee is responsible for the implementation of the investment policy. The Management Investment Committee, consisting of the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer, is responsible for monitoring our investment performance. Individual investment transactions, portfolio composition and performance are reviewed by our board of directors monthly.

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates market conditions.

Deposit Accounts. Substantially all of our depositors are residents of the State of Indiana. We attract deposits in our market area through advertising and through our website. We offer a broad selection of deposit instruments, including non-interest-bearing demand accounts (such as checking accounts), interest-bearing accounts (such as NOW and money market accounts), regular savings accounts and certificates of deposit. Municipal deposits comprise a substantial portion of our total deposits. At March 31, 2011, $106.8 million, or 25.6% of our total deposits, were municipal deposits, compared to 47.9% at June 30, 2006. While we expect municipal deposits to continue to remain an important source of funding, we expect to continue to improve our funding mix by marketing lower cost core deposits. For additional information regarding municipal deposits, see “—Operating Strategy—Improving our funding mix by attracting lower cost core deposits.” At March 31, 2011, we did not utilize brokered deposits. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates and to be in the middle of the market for rates on all types of deposit products.

Borrowings. We may utilize advances from the Federal Home Loan Bank of Indianapolis to supplement our supply of investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of Indianapolis and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. At March 31, 2011, $2.1 million was advanced from the Federal Home Loan Bank at an interest rate of 3.2%, and we had the ability to draw up to an additional $49.0 million from the Federal Home Loan Bank.

Properties

The following table sets forth the location of the Company’s office facilities and other properties at March 31, 2011, and certain other information relating to these properties at that date.

Location	Year Opened		Net Book Value as of March 31, 2011	Approximate Square Footage	Owned/ Leased		Date of Lease Expiration

Full-Service Branch and Main Office:
92 Walnut Street Lawrenceburg, Indiana 47025	2004		1,294,184	9,300	Owned		—

Full-Service Branches:
215 W. Eads Parkway Lawrenceburg, Indiana 47025	1914		535,506	13,000	Owned		—

19710 Stateline Road Lawrenceburg, Indiana 47025	2000		774,701	2,700	Owned		—

447 Bielby Road Lawrenceburg, Indiana 47025	1999		N/A	1,200	Leased		2/2012

500 Green Boulevard Aurora, Indiana 47001	2006		1,230,275	2,500	Owned		—

7600 Frey Road St. Leon, Indiana 47012	2006		1,218,498	3,100	Owned		—

106 Mill Street Milan, Indiana 47031	1990	(1)	396,056	1,953	Owned		—

420 South Buckeye Osgood, Indiana 47037	1977	(1)	388,759	9,894	Owned		—

111 East U.S. 50 Versailles, Indiana 47042	1983	(1)	380,719	2,587	Owned		—

Other Properties:
Corner of State Route 350 & State Route 101 Milan, Indiana 47031	Lot		135,466	24,157	Owned	(2)	—

Corner of 4th and Main Street Lawrenceburg, Indiana 47025	Lot		77,179	7,878	Owned	(2)	—

(1)	Acquired from Integra Bank, National Association on June 4, 2010. “Year Opened” for these branches the reflects the date the branch office was originally opened (prior to being acquired by United Community Bank).
(2)	Land only.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

United Community Bancorp’s sole subsidiary is United Community Bank.

United Community Bank has two subsidiaries, Real Estate Management Holdings, LLC and United Community Bank Financial Services, Inc. Real Estate Management Holdings, LLC was established in 2008 under Indiana law for the purpose of holding real estate assets that are acquired by the Bank through, or in lieu of, foreclosure. United Community Bank Financial Services, Inc. receives commissions from the sale of non-deposit investment and insurance products.

Personnel

As of March 31, 2011, we had 94 full-time employees and 27 part-time employees, none of which are represented by a collective bargaining unit. We believe our relationship with our employees is good.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and securities, and interest expense, which is the interest that we pay on our deposits and Federal Home Loan Bank borrowings. Other significant sources of pre-tax income are service charges on deposit accounts and other loan fees. We also recognize income or losses from the sale of investments in years that we have such sales.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable credit losses inherent in the loan portfolio. The allowance is established through the provision for loan losses, which is charged to income. Management estimates the allowance balance required using past loan loss experience, the nature and value of the portfolio, information about specific borrower situations, and estimated collateral values, economic conditions, and other factors. The allowance is available for any loan that, in management’s judgment, should be charged-off, and allocation of the allowance may be made for specific loans.

Expenses. The noninterest expenses we incur in operating our business consist of salaries and employee benefits expenses, occupancy and equipment expenses, advertising and public relations expenses, regulatory fees and deposit insurance premiums and various other miscellaneous expenses.

Salaries and employee benefits consist primarily of salaries and wages paid to our employees, payroll taxes and expenses for health insurance and other employee benefits, and stock-based compensation.

Occupancy and equipment expenses, which are the fixed and variable costs of buildings and equipment, consist primarily of depreciation charges, furniture and equipment expenses, maintenance, real estate taxes, insurance and costs of utilities. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to 40 years.

Advertising and public relations expenses include expenses for print, radio and television advertisements, promotions, third-party marketing services and premium items.

Regulatory fees and deposit insurance premiums are primarily payments we make to the FDIC for insurance of our deposit accounts.

Other expenses include expenses for supplies, telephone and postage, data processing, expenses related to other real estate owned by the Bank, director and committee fees, professional fees, insurance and surety bond premiums and other fees and expenses.

Noninterest expenses have also increased as a result of our strategy to expand our branch network. These additional expenses consist of salaries and employee benefits and occupancy and equipment expenses. Over time, we anticipate that we will generate sufficient income to offset the expenses related to our new facilities and new employees, but we cannot assure you that our branch expansion will increase our earnings or that it will increase our earnings within a reasonable period of time.

Critical Accounting Policies

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the following to be our critical accounting policies: allowance for loan losses, deferred income taxes and fair value measurements.

Allowance for Loan Losses. The allowance for loan losses is the amount estimated by management as necessary to cover probable credit losses in the loan portfolio at the statement of financial condition date. The allowance is established through the provision for loan losses, which is charged to income. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish an allowance for individual loans are: loss exposure at default; the amount and timing of future cash flows on impacted loans; and value of collateral. Inherent loss factors are then applied to the remaining loan portfolio. All of these estimates are susceptible to significant change. Management reviews the level of the allowance on a quarterly basis and establishes the provision for loan losses based upon an evaluation of the portfolio, past loss experience, current economic conditions and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. In addition, a large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings. For additional discussion, see Notes 1 and 5 of the notes to the consolidated financial statements included elsewhere in this prospectus.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Accounting Standards Codification (ASC) 740-10-50. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. A valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings. United Community Bancorp adopted the provisions of ASC 275-10-50-8 to account for uncertainty in income taxes effective July 1, 2007. Implementation resulted in no cumulative effect adjustment to retained earnings as of the date of adoption. The Company had no unrecognized tax benefits as of March 31, 2011 and June 30, 2010. The Company recognized no interest and penalties on the underpayment of income taxes during the nine months ended March 31, 2011 and the fiscal years ended June 30, 2010 and 2009, and had no accrued interest and penalties on the balance sheet as of March 31, 2011, June 30, 2010 and 2009. The Company has no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase with the next twelve months. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for tax years before 2006.

Fair Value Measurements. ASC 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments, both assets and liabilities, whether or not recognized in the consolidated balance sheet, for which it is practicable to estimate the value. For financial instruments where quoted market prices are not available, fair values are estimated using present value or other valuation methods.

The following methods and assumptions are used in estimating the fair values of financial instruments:

Cash and Cash Equivalents. The carrying values presented in the consolidated statements of position approximate fair value.

Investments and Mortgage-Backed Securities. For investment securities (debt instruments) and mortgage-backed securities, fair values are based on quoted market prices, where available. If a quoted market price is not available, fair value is estimated using quoted market prices of comparable instruments.

Loans receivable. The fair value of the loan portfolio is estimated by evaluating homogeneous categories of loans with similar financial characteristics. Loans are segregated by types, such as residential mortgage, nonresidential real estate, and consumer. Each loan category is further segmented into fixed and adjustable-rate interest, terms, and by performing and non-performing categories. The fair value of performing loans, except residential mortgage loans, is calculated by discounting contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan. For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources. The fair value for significant non-performing loans is based on recent internal or external appraisals. Assumptions regarding credit risk, cash flow, and discount rates are judgmentally determined by using available market information.

Federal Home Loan Bank stock. The Bank is a member of the Federal Home Loan Bank system and is required to maintain an investment based upon a pre-determined formula. The carrying values presented in the consolidated statements of position approximate fair value.

Deposits. The fair values of passbook accounts, NOW accounts, and money market savings and demand deposits approximate their carrying values. The fair values of fixed maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered for deposits of similar maturities.

Advance from Federal Home Loan Bank. The fair value is calculated using rates available to the Company on advances with similar terms and remaining maturities.

Off-Balance Sheet Items. Carrying value is a reasonable estimate of fair value. These instruments are generally variable rate or short-term in nature, with minimal fees charged.

Operating Strategy

Our mission is to operate and grow a profitable, independent community-oriented financial institution serving primarily retail customers and small businesses in our market areas. The following are key elements of our business strategy:

Continuing our community-oriented focus

As a community-oriented financial institution, we emphasize providing exceptional customer service as a means to attract and retain customers. We deliver personalized service and respond with flexibility to customer needs. We believe that our community orientation is attractive to our customers and distinguishes us from the large banks that operate in our market area. Our ability to succeed in our communities is enhanced by the stability of our senior management. Senior management has an average tenure with United Community Bank of over 33 years. Our community focus is further supported by the community service activities of our employees and the charitable activities of the United Community Bank Charitable Foundation. Established in 2006, the foundation provides funds to eligible nonprofit organizations with the goal of enhancing the quality of life in the communities served by United Community Bank. We intend to continue to leverage these strengths in our markets for the purpose of originating new deposits and loans, particularly through our new Ripley County branch offices, while continuing to focus on profitability.

Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value

Our primary lending activity is the origination of one-to four family mortgage loans secured by homes in our local market area, particularly in Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. Between 2006 and 2010, we expanded and diversified our lending activities by originating multi-family and nonresidential real estate secured by properties in the metropolitan Cincinnati market area and, to a lesser extent, in northern Kentucky and the Indiana counties outside of our local market area. These multi-family and nonresidential real estate loans comprise the substantial majority of our nonperforming assets.

From June 30, 2006 until June 30, 2010, our multi-family real estate loans grew to $46.8 million, or 14.8% of our total loans outstanding from $20.3 million, or 8.2% of the total loan portfolio. In the Cincinnati and northern Kentucky markets, our multi-family loans grew from $15.5 million to $32.8 million, and increased as a percentage of total nonperforming loans from 0.0% at June 30, 2006 to 49.6% at June 30, 2010.

During the same period, our non-residential real estate loans grew to $77.6 million, representing 24.6%, of total loans outstanding from $65.6 million, or 26.5%, of total loans outstanding. In the Cincinnati and northern Kentucky markets, our non-residential real estate loans increased to $35.8 million from $21.7 million, and increased as a percentage of total nonperforming loans from 22.3% at June 30, 2006 to 25.9% at June 30, 2010.

As a result of the issues arising in our multi-family and nonresidential real estate loan portfolios, in June, 2010, we implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios, particularly outside of Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. As part of this strategy, we also amended our loan policy to reduce our concentration limits for nonresidential real estate, multi-family real estate, construction and land loans to 175%, 125%, 10% and 10%, respectively, of the sum of core capital plus our allowance for loan losses. As of March 31, 2011, these loans represented 130.73%, 91.67%, 2.22% and 7.73%, respectively, of the sum of core capital plus our allowance for loan losses. On a pro forma basis giving effect to the sale of 3,215,486 shares of common stock in the offering and the contribution of 60% of the net proceeds to United Community Bank as of March 31, 2011, these ratios would have been 100.86%, 70.72%, 1.71% and 5.97%, respectively, at such date.

We intend to continue this controlled growth strategy for the foreseeable future until the local economy materially improves and the level of our nonperforming loans in these loan portfolios materially declines. As a result, we will likely experience growth in our one-to-four family residential mortgage loan portfolio and in our investment securities portfolio. Accordingly, we expect that our weighted average yield on interest-earning assets will decrease in future periods because one-to-four family mortgage loans and investment securities generally yield less than nonresidential and multi-family real estate loans. We believe our existing infrastructure and our recent expansion into Ripley County, along with the capital we expect to raise in this offering, will enable us to originate new loans, subject to the foregoing strategy, both to replace existing loans as they are repaid and prudently grow our loan portfolio.

Improving our asset quality

We recognize that high asset quality is a key to long-term financial success. We have sought to grow and diversify the loan portfolio, while maintaining a high level of asset quality and moderate credit risk, using underwriting standards that we believe are conservative. We also believe that we have implemented and diligent monitoring and collection efforts. Historically, we had not incurred significant losses in our lending operations. Beginning in the year ended June 30, 2008, we began to experience the adverse effects of the significant national decline in real estate values and some of our borrowers’ ability to pay loans. Our nonperforming assets increased from $7.9 million, or 2.0% of total assets at June 30, 2009 to $10.9 million, or 2.2% of total assets as of June 30, 2010, to $20.8 million, or 4.4% of total assets at March 31, 2011. The consequences of this decline were generally evident in all portfolio types, but were more pronounced in the multi-family and nonresidential real estate loans.

Our initial approach to resolving nonperforming loans focused on foreclosure and liquidations in the year ended June 30, 2008 and the greater part of the year ended June 30, 2009. This manner of troubled asset resolution proved costly as a result of legal and other operating costs in the process. As a result, beginning in the latter part of the year ended June 30, 2009, we placed more attention and resources on loan workouts and initiated a troubled debt restructuring process initiative with respect to nonperforming loans that provided for either restructuring the loan to the existing borrower in recognition of the lower available cash flows from the collateral properties or identification of stronger borrowers to purchase the property and refinance the loan. Under troubled debt restructurings, borrowers are granted limited rate concessions generally ranging from 100 to 300 basis below the then current market rate, for periods of up to three years. If the loan performs in accordance with its restructured terms, then, at the end of the concession period, the loan is refinanced to the then current market interest rate. Under either resolution alternative, we believe we have provided the necessary valuation allowances or charge-offs to reflect the loans’ carrying amounts at fair value at the time of restructuring. The general concept underlying fair value would indicate that the collateral properties could be sold to other third parties without material loss if the restructuring efforts fail. Management works closely with the Internal Asset Review Committee of the board of directors to resolve nonperforming assets in a manner most advantageous to United Community Bank.

Loan workouts and modifications are handled by the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, and the Senior Vice President, Lending, and are subject to approval by the Board of Directors. Delinquent or otherwise nonperforming mortgage loan and home equity loan customers are asked to provide updated financial information and the reasons for their inability to pay or comply with the contractual terms of the loans. Management ascertains the value of the underlying collateral, depending on the type of property, through an independent appraisal or an in-house cash flow analysis of the property. Once the value of collateral is established, management will treat as impaired the amount of any shortfall between the collateral value and the outstanding principal loan balance. Management will then develop and pursue a workout plan with the borrower. Once a workout plan is established and implemented, management monitors monthly performance of the loan at least until it is removed from nonaccrual status. On an annual basis, management will conduct property inspections and review financial information of the borrowers and any guarantors.

In situations where a collateral value shortfall (i.e. the value of the underlying collateral of the loan is less than the outstanding principal balance of the loan) is discovered on a previously existing loan, typically through an updated appraisal or collateral inspection, management will seek to obtain additional collateral and/or a personal guaranty at that time. If no additional collateral or personal guaranty is available, management will work with the borrower on a suitable workout arrangement that may include a troubled debt restructuring, or foreclose on the collateral property. In determining the best suited workout arrangement, management reviews the financial condition of the borrower, the cash flow of the collateral property and the value of the loan’s collateral.

If we obtain a personal guaranty, we assess the strength and value of the guaranty at the time the loan is closed and the guaranty granted and re-evaluate it at least annually. The strength of each guaranty is determined by evaluating the guarantor’s net worth, liquid net worth, debt-to-income ratio and credit score. In certain circumstances, we may deem it appropriate not to enforce a guaranty, such as when it determines enforcing a guaranty could be detrimental to a larger banking relationship.

At March 31, 2011, approximately $18.2 million, or 88.3%, of our nonperforming loans were troubled debt restructurings. During the quarter ended March 31, 2011, we began restructuring loans into a Note A/Note B format. Upon performing a global analysis of the total lending relationship with the involved borrower, the terms of Note A are calculated using current financial information to determine the amount of the payment at which the borrower would have a debt service coverage ratio of 1.5 times or better, which is more stringent than our current underwriting standards, which typically require a debt service coverage ratio of 1.2 times. That payment is calculated based upon a 30 year amortization period, then fixed for two years, with the loan maturing at the end of the two year period. The amount for Note B is the difference between the amount of Note A and the original payoff amount to be refinanced, plus all other expenses necessary to restructure the loans. Note B is given the same interest rate and balloon term as Note A, but no principal or interest payments are due until maturity. While no amount of the original indebtedness of the borrower is forgiven through this process, the full amount of Note B is charged-off at the time of issuance of Note B. Note A is treated as any other TDR and, generally, may return to accrual status after a history of performance in accordance with the restructured terms of at least six consecutive months is established.

The intended positive effect of employing the Note A / Note B strategy is twofold. First, this restructuring and subsequent charge-offs to an “as is” fair value determination enables the Company to expeditiously liquidate delinquent loan balances if the restructured loans experience further delinquency. Second, the Company believes that, because of its implementation of this strategy in the March 31, 2011 quarterly period and because the loans which needed to be restructured in this manner represented a distinct identifiable pool of loans, the 30 to 89 day delinquent migration of nonresidential and multi-family loans has slowed significantly. Specifically, as of March 31, 2011, these loan delinquencies declined to $1.3 million from $6.0 million at December 31, 2010. While we note the higher charge-offs encountered in one- to four-family and consumer loans thus far in fiscal 2011, we do not view any further significant adverse trends continuing with respect to these loan types that would require a material adjustment to our allowance for loan losses. For additional information regarding our troubled debt restructurings, see “—Risk Management—Analysis of Nonperforming and Classified Assets.”

We have implemented more stringent underwriting standards for our residential lending programs. We have enhanced our document requirements and document review process. Residential real estate mortgage applicants are required to have a higher credit score than previously required. We have reduced the maximum loan-to-value ratio for consumer loans from 100% to 90%. Commercial and nonresidential real estate loan customers are required to provide us with rent rolls, and financial statements for evaluation on a more frequent basis, and members of our loan department are in more regular contact with these customers. Annually, every loan with an outstanding balance of at least $1.0 million is reviewed by an independent third party loan reviewer. We have hired a credit analyst to perform an annual review of all commercial loans having an outstanding balance of at least $1.0 million. As discussed above, we have also implemented a strategy to control the growth of our nonresidential real estate and multi-family real estate loan portfolios. For additional information on this strategy, see “—Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value.”

Improving our funding mix by attracting lower cost core deposits

Core deposits include all deposit account types except certificates of deposit and municipal deposits. Core deposits represent our best opportunity to develop customer relationships that enable us to cross sell our full compliment of products and services. Core deposits are our least costly source of funds which improves our interest rate spread and also contributes non-interest income from account related services, and are generally less sensitive to withdrawal when interest rates fluctuate. At March 31, 2011, core deposits represented 33.8% of our total deposits compared to 31.8% at June 30, 2010 (municipal deposits generally increase at year end). Municipal deposits represent tax and other revenues from the local gaming industry. Beginning in February, 2011, we are required to pledge collateral (typically investment securities) to the Indiana Board of Depositories equal to 50% of the municipal deposits maintained at United Community Bank. In recent years, we have steadily decreased our reliance on municipal deposits as a percentage of total deposits. At March 31, 2011, municipal deposits represented 25.6% of total deposits, compared to 47.9% of total deposits at June 30, 2006. While we expect municipal deposits to continue to remain an important source of funding, we expect to continue to improve our funding mix by marketing lower cost core deposits.

We aggressively market core deposits through concentrated advertising and public relations. In recent years, we have significantly expanded and improved the products and services we offer our retail and business deposit customers who maintain core deposit accounts and have improved our infrastructure for critical electronic banking services, including online banking, bill pay, eStatements, merchant capture, and business online cash management tools that include ACH origination, direct deposit, payroll, federal tax payment, wire transfer capabilities. The deposit infrastructure we have established can accommodate significant increases in retail and business deposit accounts without additional capital expenditure.

Continuing to increase noninterest income

Our earnings rely heavily on the spread between the interest earned on loans and securities and interest paid on deposits and other borrowings. In order to decrease our reliance on interest rate spread income, we have pursued initiatives to increase noninterest income. Our primary recurring source of non-interest income has been service charges on deposit products and other services. However, recent regulatory changes have restricted our ability to charge for other services and will increase the difficulty of expanding our service fee income. We have also implemented, and realize fee income from, an overdraft protection program and from customer use of debit cards. We also have a significant secondary mortgage operation, including loan servicing, and we continue to invest in personnel and systems to increase our ability to sell one-to four-family mortgages in the secondary market to increase fee income and reduce interest rate risk through the sale of conforming long-term fixed-rate one-to four-family residential mortgage loans. To date, all loans are sold without recourse but with servicing retained. The volume of loans sold totaled $19.2 million for the nine months ended March 31, 2011 and $25.1 million for the year ended June 30, 2010. For the nine months ended March 31, 2011 and the year ended June 30, 2010, we earned $460,000 and $278,000, respectively, on the sale of loans. We intend to continue to originate loans for sale in the secondary market to grow our servicing portfolio and generate additional non-interest income. We continue to review programs to further enhance our service fee structure within the new regulatory environment. We have also enhanced our ability to increase our non-interest income from the sale of non-deposit investment and insurance products through Lincoln Financial Advisors, a third party registered broker-dealer, by adding two new investment advisors to serve our branch offices.

Upgrading our existing branches, particularly the branch offices we acquired in June, 2010

In an effort to retain customers and attract new customers, we have, in recent years, significantly remodeled four of our offices to improve the décor and traffic flow of the public spaces. Of these four, our Stateline Road branch office was almost doubled in size and significant office space was added to our Aurora branch office, in each case to accommodate the growth we have experienced at those offices. We have also remodeled those offices to improve the presentation of the products and services we are offering to our customers. We intend to continue to upgrade our branch facilities, particularly the branch offices we recently acquired in Ripley County, Indiana. Total remodeling expenses for fiscal 2011 are expected to be approximately $250,000, all of which will be capitalized.

Expanding our geographic footprint

We consider our primary deposit and lending market area to be Dearborn, Ripley, Franklin, Ohio and Switzerland Counties, Indiana. In recent years, we have expanded our lending efforts in the Greater Cincinnati metropolitan area and northern Kentucky. Since 2005, we have grown our community banking franchise organically through the addition of de novo branches in St. Leon and Aurora, Indiana, and through the strategic acquisition of three branch offices in Ripley County, Indiana. As a result, we have increased our branch network from four to nine offices. We plan to continue to seek opportunities to grow our business through a combination of de novo branching and complementary acquisitions in our existing market and contiguous markets. We will consider acquisition opportunities that expand our geographic reach in banking, insurance or other complementary financial service businesses, although we do not currently have any agreements or understandings regarding any specific acquisition.

Balance Sheet Analysis

Total assets were $476.0 million at March 31, 2011, compared to $492.1 million at June 30, 2010. The decrease was primarily due to a $19.9 million decrease in loans, reflecting the combined effect of the refinancing of $19.2 million of residential mortgage loans into lower fixed-rate loans sold to Freddie Mac, and the prepayment of several commercial loans aggregating $6.7 million in the current fiscal year.

Total assets increased to $492.1 million at June 30, 2010 from $401.6 million at June 30, 2009 primarily due to the previously discussed branch acquisition and an increase in cash as a result of growth in core deposits at our existing branches due to increased marketing and advertising efforts.

Total liabilities were $422.6 million at March 31, 2011, compared to $436.6 million at June 30, 2010 and $346.5 million at June 30, 2009. Total liabilities increased from June 30, 2009 to June 30, 2010 primarily as a result of the previously discussed branch acquisition and growth in our core deposits.

Total deposits were $416.9 million at March 31, 2011, compared to $430.2 million at June 30, 2010. The decrease was primarily the result of a decrease in municipal deposits consistent with management’s decision to improve the Bank’s funding mix by focusing on increasing the amount of lower cost core deposits while concurrently decreasing its reliance on municipal deposits.

Total stockholders’ equity was $53.4 million at March 31, 2011, compared to $55.5 million at June 30, 2010. The decrease was primarily the result of the loss of $871,000 incurred in the nine months ended March 31, 2011 combined with dividends paid of $985,000 in the same period.

The increase from June 30, 2009 to June 30, 2010 was primarily due to net income of $1.0 million, an increase in additional paid-in capital of $204,000, an increase in unrealized gains on securities available for sale of $221,000, and a decrease in shares purchased for stock plans of $212,000, partially offset by dividends paid of $1.2 million, and an increase in treasury stock of $80,000. All treasury stock will be cancelled upon the completion of the conversion. The increase in additional paid-in capital and the decrease in shares purchased for stock plans is due to the continued amortization of stock compensation plans. The increase in unrealized gains on securities available for sale is a result of changes in market rates relative to the investments currently held in the Bank’s portfolio.

Loans. Our primary lending activity is the origination of loans secured by real estate. We originate one- to four-family residential loans, multi-family and nonresidential real estate loans and construction loans. To a lesser extent, we originate commercial business and consumer loans. From time to time, as part of our loss mitigation process, loans may be renegotiated in a troubled debt restructuring when we determine that greater economic value will ultimately be recovered under the new terms than through foreclosure, liquidation, or bankruptcy. We may consider the borrower’s payment status and history, the borrower’s ability to pay upon a rate reset on an adjustable-rate mortgage, size of the payment increase upon a rate reset, period of time remaining before the rate reset, and other relevant factors in determining whether a borrower is experiencing financial difficulty. We do not offer, and have not previously offered, subprime, Alt-A, low-doc, no-doc loans or loans with negative amortization and generally do not offer interest-only loans.

The largest segment of our loan portfolio is one- to four-family residential loans. At March 31, 2011 these loans totaled $133.4 million, or 45.3% of total gross loans, compared to $137.5 million, or 43.6% of total gross loans at June 30, 2010 and $124.4 million, or 44.9% of total loans, at June 30, 2009. During the past two years, decreases in one-to four-family mortgages due to customers refinancing into fixed-rate loans that are being sold to Freddie Mac have been generally offset by the loans we acquired with the three Integra branch offices in 2010 and by increased loan production in the two de novo branches we have opened since 2005.

Multi-family and nonresidential real estate and land loans totaled $116.5 million and represented 39.6% of total loans at March 31, 2011, compared to $129.7 million, or 41.1% of total loans at June 30, 2010 and $119.1 million, or 42.9% of total loans, at June 30, 2009. While charge-offs have recently reduced these portfolios, they remain a substantial segment of our loan portfolio. However, we have recently implemented a controlled growth strategy that is expected to reduce these portfolios as a percentage of total loans.

Construction loans totaled $1.1 million, or 0.4% of total loans, at March 31, 2011, compared to $1.6 million, or 0.5% of total loans, at June 30, 2010 and $1.6 million, or 0.6% of total loans, at June 30, 2009.

Commercial business loans totaled $4.4 million, or 1.5% of total loans, at March 31, 2011, compared to $5.5 million, or 1.8% of total loans, at June 30, 2010 and $4.4 million, or 1.6% of total loans, at June 30, 2009.

Consumer loans totaled $36.8 million, or 12.5% of total loans, at March 31, 2011, compared to $39.1 million, or 12.4% of total loans, at June 30, 2010 and $27.8 million, or 10.0% of total loans, at June 30, 2009. The decrease in the consumer loan portfolio for the nine months ended March 31, 2011 is attributable to more customers refinancing their homes into lower fixed rate mortgages and using some of those proceeds to pay off higher rate consumer loans. The increase from June 30, 2009 to June 30, 2010 was primarily due to the previously discussed acquisition of three branches from Integra Bank including $45.9 million in loans of which $12.7 million were consumer loans.

Agricultural loans totaled $1.9 million, or 0.7% of total loans, at March 31, 2011, compared to $1.8 million, or 0.6% of total loans, at June 30, 2010. We did not have any agricultural loans prior to our acquisition of the three branches from Integra Bank.

The following table sets forth the composition of our loan portfolio at the dates indicated.

	At March 31,		At June 30,
	2011		2010		2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

One- to four-family	$133,351	45.3%	$137,473	43.6%	$124,391	44.9%	$134,813	46.5%	$126,398	45.4%	$117,060	47.2%
Multi-family residential	46,423	15.8	46,777	14.8	47,060	17.0	43,671	15.1	37,500	13.5	20,250	8.2
Construction	1,122	0.4	1,566	0.5	1,609	0.6	2,493	0.9	9,507	3.4	11,228	4.5
Nonresidential real estate	66,204	22.5	77,568	24.6	66,970	24.2	66,940	23.1	67,864	24.5	65,613	26.5
Land	3,916	1.3	5,401	1.7	5,059	1.7	6,298	2.1	8,469	3.0	7,806	3.3
Commercial business	4,417	1.5	5,513	1.8	4,439	1.6	6,062	2.1	5,937	2.1	5,005	2.0
Agricultural	1,871	0.7	1,831	0.6	—	—	—	—	—	—	—	—
Consumer:
Home equity	30,021	10.2	29,301	9.3	21,591	7.8	19,608	6.7	16,580	6.0	15,872	6.4
Auto	2,467	0.8	1,617	0.5	1,761	0.6	1,960	0.7	2,049	0.7	2,587	1.0
Share loans	1,498	0.5	1,369	0.4	1,272	0.5	1,382	0.5	1,250	0.4	1,258	0.5
Unsecured	763	0.3	860	0.3	998	0.3	1,094	0.4	1,302	0.5	1,021	0.4
Other	2,003	0.7	5,978	1.9	2,152	0.8	5,453	1.9	1,414	0.5	106	—

Total consumer loans	36,752	12.5	39,125	12.4	27,774	10.0	29,497	10.2	22,595	8.1	20,844	8.3

Total loans	294,056	100.0%	315,254	100.0%	277,302	100.0%	289,774	100.0%	278,270	100.0%	247,806	100.0%

Less (plus):
Deferred loan costs, net	(442)		(496)		(412)		(381)		(300)		(279)
Undisbursed portion of loans in process	—		494		1,231		1,184		2,294		1,443
Allowance for loan losses	4,854		5,681		4,213		4,619		2,671		2,105

Loans, net	$289,644		$309,575		$272,270		$284,352		$273,605		$244,537

Loan Maturity

The following table sets forth certain information at March 31, 2011 and June 30, 2010 regarding the dollar amount of loan principal repayments becoming due during the periods indicated. The table does not include any estimate of prepayments, which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

	Less Than One Year	More Than One Year to Five Years	More Than Five Years	Total
	(In thousands)
At March 31, 2011

One- to four-family residential real estate	$47,283	$63,621	$22,447	$133,351
Multi-family real estate	14,068	25,789	6,566	46,423
Construction	480	—	642	1,122
Nonresidential real estate	17,801	43,699	4,704	66,204
Land	1,942	1,569	405	3,916
Consumer	32,348	2,374	2,030	36,752
Agricultural	1,556	315	—	1,871
Commercial	2,027	2,209	181	4,417

Total	$117,505	$139,576	$36,975	$294,056

At June 30, 2010

One- to four-family residential real estate	$68,657	$42,332	$26,484	$137,473
Multifamily residential real estate	18,926	21,570	6,281	46,777
Construction	905	529	132	1,566
Nonresidential real estate	32,674	39,249	5,645	77,568
Land	3,515	1,471	415	5,401
Consumer	24,779	13,069	1,277	39,125
Agricultural	1,826	5	—	1,831
Commercial	4,494	682	337	5,513

Total	$155,776	$118,907	$40,571	$315,254

The following table sets forth the dollar amount of all loans at March 31, 2011 and June 30, 2010 that have either fixed interest rates or adjustable interest rates. The amounts shown below exclude unearned interest on consumer loans and deferred loan fees.

	Fixed Rates	Floating or Adjustable Rates	Total
	(In thousands)
At March 31, 2011
One- to four-family residential real estate	$40,847	$92,504	$133,351
Multi-family real estate	6,117	40,306	46,423
Construction	1,122	—	1,122
Nonresidential real estate	18,680	47,524	66,204
Land	1,407	2,509	3,916
Consumer	6,064	30,688	36,752
Agricultural	—	1,871	1,871
Commercial	1,955	2,462	4,417

Total	$76,192	$217,864	$294,056

At June 30, 2010
One- to four-family residential real estate	$29,467	$108,006	$137,473
Multi-family real estate	3,788	42,989	46,777
Construction	1,022	544	1,566
Nonresidential real estate	17,840	59,728	77,568
Land	1,620	3,781	5,401
Consumer	5,471	33,654	39,125
Agricultural	—	1,831	1,831
Commercial	1,985	3,528	5,513

Total	$61,193	$254,061	$315,254

Loans Originated

The following table shows loan origination, participation, purchase and sale activity during the periods indicated.

	Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009	2008
	(In thousands)

Total loans at beginning of period	$315,254	$277,302	$277,302	$289,774	$278,270
Loans originated:
One- to four-family residential real estate	$32,555	$19,806	$39,085	$28,023	$32,982
Land	557	3,750	3,975	589	2,377
Multi-family residential real estate	10,723	7,411	8,409	11,682	5,140
Nonresidential real estate	11,334	2,713	4,153	2,897	11,871
Construction	1,450	1,055	1,446	2,616	15,706
Commercial business	699	201	923	837	2,487
Consumer	1,630	2,379	4,170	2,631	4,701

Total loans originated	58,948	37,315	62,161	49,275	75,264
Loans purchased, at fair value	—	—	43,913	—	—
Deduct:
Loan principal repayments	60,957	15,970	42,991	33,372	61,818
Loans disbursed for sale	19,189	20,183	25,131	28,375	1, 942
Other repayments	—	—	—	—	—

Net loan activity	(21,198)	1,162	37,952	(12,472)	11,504

Total loans at end of period	$294,056	$278,464	$315,254	$277,302	$289,774

Securities. Our securities portfolio consists primarily of callable U.S. government agency bonds, U.S. government agency mortgage-backed securities, and municipal bonds. Securities totaled $127.6 million at March 31, 2011 compared to $110.4 million at March 31, 2010. The increase is funded by the proceeds from the sale of $21.9 million in loans from March 31, 2010 through March 31, 2011 and an increase in deposits from $378.7 million to $416.9 million for that same period. As of June 30, 2010, our securities totaled $120.0 million, an increase of $43.3 million from $76.7 at June 30, 2009, and an increase of $81.8 million from $38.2 million at June 30, 2008. The increases in 2009 and 2010 were primarily the result of redeploying the proceeds from the sales of loans into investment securities.

The following table sets forth the amortized cost and fair values of our securities portfolio at the dates indicated.

	At March 31,		At June 30,
	2011		2010		2009		2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available-for-sale:
U.S. League intermediate term portfolio	$—	$—	$—	$—	$60	$47	$1,785	$1,718
Callable agency bonds	25,795	25,841	49,157	49,369	39,515	39,641	8,943	8,864
Freddie Mac common stock	—	—	—	—	—	—	9	155
Municipal bonds	16,996	17,022	12,538	12,591	7,091	6,952	3,040	2,929
Other equity securities	211	124	211	129	211	129	211	150
Mortgage-backed securities	83,648	84,051	56,669	57,238	29,144	29,713	24,683	24,211

Total	$126,650	$127,038	$118,575	$119,327	$76,021	$76,482	$38,671	$38,027

Securities held-to-maturity:
Municipal bonds	$564	$564	$631	$631	$175	$175	$200	$200

At March 31, 2011 and June 30, 2010, we had no investments in a single company or entity (other than U.S. Government-sponsored entity securities) that had an aggregate book value in excess of 10% of our stockholders’ equity.

The following table sets forth the stated maturities and weighted average yields of investment securities at March 31, 2011. Weighted average yields on tax-exempt securities are not presented on a tax-equivalent basis as the amount would be immaterial. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Carrying Value	Weighted Average	Carrying Value	Weighted Average	Carrying Value	Weighted Average	Carrying Value	Weighted Average	Carrying Value	Weighted Average
	(Dollars in thousands)
Securities available-for-sale:
Callable agency bonds	$20,155	1.15%	$5,686	0.53%	$—	—%	$—	—%	$25,841	0.88%
Municipal bonds	—	—	179	4.94	1,819	4.74	15,024	5.80	17,022	5.68
Mortgage-backed securities	—	—	84,051	2.59	—	—	—	—	84,051	2.59

Total	$20,155		$89,916		$1,819		$15,024		$126,914	2.66

Securities held-to-maturity:
Municipal bonds	$43	3.78%	$327	6.35%	$194	6.06%	$—	—%	$564	6.08%

Mortgage-backed securities represent a participation interest in a pool of one- to four-family or multi-family real estate mortgages. The mortgage originators use intermediaries (generally U.S. Government agencies and government-sponsored enterprises) to pool and repackage the participation interests in the form of securities, with investors receiving the principal and interest payments on the mortgages. Such U.S. Government agencies and government-sponsored enterprises guarantee the payment of principal and interest to investors.

Mortgage-backed securities are typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security approximates the life of the underlying mortgages.

Our mortgage-backed securities consist of Ginnie Mae securities, Freddie Mac securities and Fannie Mae securities. Ginnie Mae is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. Ginnie Mae securities are backed by loans insured by the Federal Housing Administration, or guaranteed by the Veterans Administration. The timely payment of principal and interest on Ginnie Mae securities is guaranteed by Ginnie Mae and backed by the full faith and credit of the U.S. Government. Freddie Mac is a private corporation chartered by the U.S. Government. Freddie Mac issues participation certificates backed principally by conventional mortgage loans. Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates. Fannie Mae is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities. Freddie Mac and Fannie Mae securities are not backed by the full faith and credit of the U.S. Government. In September 2008, the Federal Housing Finance Agency was appointed as conservator of Fannie Mae and Freddie Mac. The U.S. Department of the Treasury agreed to provide capital as needed to ensure that Fannie Mae and Freddie Mac continue to provide liquidity to the housing and mortgage markets.

Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which offer nominal credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize our borrowings or other obligations.

Mortgage-backed securities generally increase the quality of United Community Bancorp’s assets by virtue of the insurance or guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of United Community Bancorp. At March 31, 2011, approximately $15.0 million of our mortgage-backed and investment securities were pledged to secure various obligations of United Community Bancorp. United Community Bancorp has not knowingly invested in subprime mortgage-backed securities.

The actual maturity of a mortgage-backed security is typically less than its stated maturity due to prepayments of the underlying mortgages. Prepayments that are faster than anticipated may shorten the life of the security and increase or decrease its yield to maturity if the security was purchased at a discount or premium, respectively. The yield is based upon the interest income and the amortization of any premium or discount related to the mortgage-backed security. In accordance with accounting principles generally accepted in the United States of America, premiums and discounts are amortized over the estimated lives of the loans, which decrease and increase interest income, respectively. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, when premiums or discounts are involved, and these assumptions are reviewed periodically to reflect actual prepayments. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments. During periods of falling mortgage interest rates, if the coupon rate of the underlying mortgages exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related security. Under such circumstances, United Community Bancorp may be subject to reinvestment risk because to the extent that the mortgage-backed securities amortize or prepay faster than anticipated, United Community Bancorp may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate. During periods of rising interest rates, prepayment rates of the underlying mortgages generally slow down when the coupon rate of such mortgages is less than the prevailing market rate. We may be subject to extension risk when this occurs.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation. The evaluation is based upon factors such as the creditworthiness of the issuers/guarantors, the underlying collateral, if applicable, and the continuing performance of the securities. Management also evaluates other facts and circumstances that may be indicative of an other-than-temporary impairment condition. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost and near-term prospects of the issuers.

Marketable equity securities are evaluated for other-than-temporary impairments based on the severity and duration of the impairment and, if deemed to be other-than-temporary, the declines in fair value are reflected in earnings as realized losses. For debt securities, other-than-temporary impairment is required to be recognized (1) if we intend to sell the security; (2) if it is “more likely than not” that we will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover the entire amortized cost basis.

Deposits. Our primary source of funds is our deposit accounts, which are comprised of noninterest-bearing accounts, interest-bearing NOW accounts, money market accounts, passbook accounts and certificates of deposit. These deposits are provided primarily by individuals within our market areas. During the year ended June 30, 2010, our deposits increased $90.6 million, or 26.7%, as a result of increases in NOW accounts and the previously discussed acquisition of three branches from Integra Bank, National Association. During fiscal 2009, the increase of $18.8 million in certificates of deposit was a result of increased marketing and advertising efforts in our local market.

The following table sets forth the balances of our deposit products at the dates indicated.

	At March 31, 2011		At June 30,
			2010		2009		2008
	(In thousands)
NOW accounts	$111,276		$103,216		$71,854		$64,206
Passbook accounts	70,286		53,989		40,980		41,787
Money market deposit accounts	35,699		55,062		61,933		68,621
Certificates of deposit	199,648		217,913		164,849		146,160

Total	$416,909	(1)	$430,180	(2)	$339,616	(3)	$320,774	(4)

(1)	Includes $106.8 million in municipal deposits.
(2)	Includes $121.6 million in municipal deposits.
(3)	Includes $124.3 million in municipal deposits.
(4)	Includes $127.5 million in municipal deposits.

The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of March 31, 2011 and June 30, 2010. Jumbo certificates of deposit require minimum deposits of $100,000. We did not have any brokered deposits as of March 31, 2011 or June 30, 2010.

Maturity Period	Certificates of Deposit
(In thousands)
At March 31, 2011
Three months or less	$45,398
Over three through six months	33,932
Over six through twelve months	52,721
Over twelve months	67,597

Total	$199,648

At June 30, 2010
Three months or less	$28,781
Over three through six months	13,559
Over six through twelve months	47,927
Over twelve months	23,104

Total	$113,371

The following table sets forth the time deposits classified by rates at the dates indicated.

	At March 31, 2011	At June 30,
		2010	2009	2008
	(In thousands)

0.00 – 1.00%	$29,167	$7,171	$3,636	$2,379
1.01 – 2.00	84,056	75,517	5,502	362
2.01 – 3.00	60,072	91,166	51,885	18,193
3.01 – 4.00	16,325	26,436	62,733	27,195
4.01 – 5.00	6,522	12,036	26,483	58,694
5.01 – 6.00	3,506	5,452	14,478	39,198
6.01 – 7.00	—	135	132	139

Total	$199,648	$217,913	$164,849	$146,160

The following table sets forth the amount and maturities of time deposits classified by rates at March 31, 2011.

	Amount Due						Percent of Total Certificate of Deposit Accounts
	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years to Four Years	More Than Four Years	Total
	(Dollars in thousands)

0.00 – 1.00%	$26,411	$2,694	$31	$31	$—	$29,167	14.6
1.01 – 2.00%	57,998	25,737	211	110	—	84,056	42.1
2.01 – 3.00%	34,505	8,460	11,609	4,213	1,285	60,072	30.0
3.01 – 4.00%	6,101	4,013	815	4,700	696	16,325	8.2
4.01 – 5.00%	3,935	2,175	364	—	48	6,522	3.3
5.01 – 6.00%	3,101	405	—	—	—	3,506	1.8
6.01 – 7.00%	—	—	—	—	—	—	—

Total	$132,051	$43,484	$13,030	$9,054	$2,029	$199,648	100.0%

The following table sets forth deposit activity for the periods indicated.

	Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009	2008
			(In thousands)

Beginning balance	$430,180	$339,616	$339,616	$320,774	$316,051
(Decrease) increase before interest credited	(17,639)	34,362	30,966	11,014	(6,593)
Interest credited	(4,368)	4,756	6,321	7,828	11,316

Net (Decrease) increase in deposits	(13,271)	39,118	37,287	18,842	4,723
Deposits assumed	—	—	53,277	—	—

Ending balance	$416,909	$378,734	$430,180	$339,616	$320,774

Borrowings. We utilize borrowings from the Federal Home Loan Bank of Indianapolis to supplement our supply of funds for loans and investments. Advances from the Federal Home Loan Bank decreased $700,000 to $2.1 million at March 31, 2011, resulting from net repayments of Federal Home Loan Bank advances. Advances decreased $1.0 million for the year ended June 30, 2010 to $2.8 million and from $4.8 million at June 30, 2008 to $3.8 million at June 30, 2009 as we repaid borrowings with cash from the increase of deposits.

	Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009	2008
	(Dollars in thousands)
Maximum amount of advances outstanding at any month end during the period:
FHLB advances	$2,833	$3,833	$3,833	$4,833	$5,000
Average advances outstanding during the period:
FHLB advances	$2,458	$3,458	$3,333	$4,333	$4,916
Weighted average interest rate during the period:
FHLB advances	2.98%	3.24%	3.24%	3.23%	4.01%

Balance outstanding at end of period:
FHLB advances	$2,083	$3,083	$2,833	$3,833	$4,833

Weighted average interest rate at end of period:
FHLB advances	2.98%	3.24%	3.24%	3.23%	4.01%

Comparison of Operating for the Nine Months Ended March 31, 2011 and 2010

Overview.

	2011	2010	% Change 2011/2010
	(Dollars in thousands)

Net income (loss)	$(871)	$1,048	(183.1)%
Return on average assets	(0.24)%	0.34%	(170.6)%
Return on average equity	(2.10)%	2.52%	(183.3)%
Average equity to average assets	11.21%	13.40%	(16.3)%

There was a net loss of $871,000 for the nine months ended March 31, 2011, compared to net income of $1.0 million for the nine months ended March 31, 2010.

Net Interest Income. Net interest income increased $1.2 million, or 12.5%, in the nine months ended March 31, 2011, as compared to the same period in the prior year. The increase in net interest income is also primarily attributable to the previously discussed acquisition of three branches and increased marketing and advertising efforts in our local market area.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using month-end balances, and nonaccrual loans are included in average balances only. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	At March 31, 2011 Yield/ Cost	Nine Months Ended March 31,
		2011			2010
		Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	5.34%	$301,581	12,821	5.67%	272,239	$12,226	5.99%
Investment and mortgage-backed securities	2.29	126,734	2,102	2.21	84,370	2,013	3.18
Other interest-earning assets	0.05	34,592	16	0.06	33,733	9	0.04

Total interest-earning assets	4.24	462,907	14,939	4.30	390,342	14,248	4.87
Noninterest-earning assets		29,753			23,518

Total assets		$492,660			$413,860

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW and money market deposit accounts (1)	0.53	$154,282	$631	0.55	$130,904	$638	0.65
Passbook accounts (1)	0.43	63,083	205	0.43	41,267	96	0.31
Certificates of deposit (1)	2.50	213,716	3,463	2.16	179,439	4,017	2.98

Total interest-bearing deposits	1.67	431,081	4,299	1.33	351,610	4,751	1.80
FHLB advances	3.20	2,458	55	2.98	3,458	84	3.24

Total interest-bearing liabilities	1.68	433,539	4,354	1.34	355,068	4,835	1.82

Noninterest bearing liabilities		3,915			3,353

Total liabilities		437,454			358,421
Stockholders’ equity		55,206			55,439

Total liabilities and stockholders’ equity		$492,660			$413,860

Net interest income			$10,585			$9,413

Interest rate spread (annualized)	2.56%			2.96%			3.05%

Net interest margin				3.05%			3.22%

Average interest-earning assets to average interest-bearing liabilities				106.77%			109.93%

(1)	Includes municipal deposits

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Nine Months Ended March 31, 2011 Compared to Nine Months Ended March 31, 2010
	Increase (Decrease) Due to
	Volume	Rate	Net
	(In thousands)
Interest and dividend income:
Loans	$1,318	$(723)	$595
Investment securities	1,011	(922)	89
Other interest-earning assets	—	7	7

Total interest-earning assets	2,329	(1,638)	691

Interest expense:
Deposits	1,074	(1,526)	(452)
FHLB advances	(24)	(5)	(29)

Total interest-bearing liabilities	1,050	(1,531)	(481)

Net change in net interest income	$1,279	$(107)	$1,172

The decrease in the interest earned on interest-earning assets was due to a decrease in market interest rates.

Interest expense decreased $481,000 for the nine months ended March 31, 2011 as compared to the same period in 2010, resulting from decreases in the rates paid on deposits and borrowings and a $1.0 million decrease in the average balance of Federal Home Loan Bank advances, offset by an increase in average interest-bearing deposits of $79.5 million. Rates paid on average deposits decreased 50 basis points from 1.80% to 1.33%. The rates paid on Federal Home Loan Bank advances remained unchanged. Contributing to higher average deposits were increases in NOW and money market deposit accounts, passbook accounts and certificates of deposit of $23.4 million, $21.8 million and $34.3 million, respectively, primarily due to the previously discussed acquisition of three branch offices in June, 2010.

Provision for Loan Losses. The provision for loan loss was $5.4 million for the nine months ended March 31, 2011, compared to $1.4 million for the same period in the prior year. The increase in the loan loss provision was primarily the result of the charge-off of $4.4 million in multi-family and nonresidential real estate loans, of which $692,000 relates to the restructuring of seven loans during the quarter having an aggregate outstanding principal balance of approximately $3.6 million. The remaining $3.7 million being charged-off relates to the restructuring of six loans having an aggregate balance of approximately $9.9 million that had been restructured during the 2010 calendar year. The entire amount of the $4.4 million in multi-family and nonresidential real estate loans that were charged off is a result of utilizing a split note strategy and a change to using a cash flow analysis utilizing current cash flows rather than our “as stabilized” values for determining the fair value of the loans. Specifically, we began restructuring loans into a Note A/Note B format upon a determination to adopt a new strategy to address performance issues exhibited by a portion of our multifamily and nonresidential loan portfolios. Upon performing a global analysis of the relationship with the borrower, the terms of Note A are calculated using current financial information to determine the amount of the payment at which the borrower would have a debt service coverage ratio of 1.5 times or better and further reduced the loan value to a level the cash flows could support. This is more stringent than the Company’s normal underwriting ratio for such loans, which typically is 1.2 times or better. Other than the higher debt service coverage ratio, Note A loans are underwritten to the Company’s customary standards. The Note A payment is calculated based upon a 30-year amortization period, then fixed for two years, with the loan maturing at the end of the two years. The amount for Note B is the difference between the amount of Note A and the original principal amount to be refinanced, plus reasonable closing costs. It is given the same interest rate and balloon term as Note A, but no principal or interest payments are due until maturity. While no amount of the original indebtedness of the borrower is forgiven through this process, the full amount of Note B is charged-off at the time of the issuance of Note B. If Note B is satisfied upon maturity, the proceeds received will be reflected as a recovery at that time. Note A is treated as any other troubled debt restructuring and, generally, may return to accrual status after a history of performance in accordance with the restructured terms of at least six consecutive months is established. At March 31, 2011, none of the Note A loans were on accrual status. Prior to being restructured and the charge off of the Note B loan during the quarter ended March 31, 2011, these loans had specific valuation allowances aggregating $1.4 million at December 31, 2010. At that time, it was the Company’s policy to carry the loan at the lesser of the amount owed or its appraised value, less reasonable selling expenses. Management undertook the split note strategy primarily to achieve debt coverage ratios for the restructured loans that supported the borrowers’ cash flow status during the quarter ended March 31, 2011 without forgiving any of the borrowers’ original indebtedness. The substantial majority of the restructured loans subject to this strategy are multi-family and nonresidential real estate loans whose values are cash flow dependent, specifically from rental income. Each of the loans restructured in the third quarter of fiscal 2011 had experienced recent cash-flow shortfalls that called the long-term collectability of the loans into question. Specific cash flow issues identified in the quarter ended March 31, 2011 with a few of our large loan relationships included borrowers missing real estate tax payments, association dues not being paid, the required monthly loan payment not being paid or being paid late, decreases in rental revenue from rental properties, and further declines in the value of the underlying collateral. See the discussion regarding our most significant nonaccrual loans below for additional information. Management does not believe that the weaknesses exhibited in the restructured loans extend to the remainder of the multi-family and nonresidential portfolios. At March 31, 2011, management had no knowledge of any additional loans that will require restructuring. The restructuring and subsequent charge-offs to an “as is” fair value determination enables the Company to expeditiously liquidate delinquent loan balances if the restructured loans experience further delinquency. Upon conclusion of the restructuring, the additional $3.0 million was charged off to reflect the revised cash flow-based valuation.

Noninterest Income. The following table summarizes the components of other income for the nine months ended March 31, 2011 and 2010.

	Nine Months Ended March 31,		% Change
	2011	2010

Service charges	$1,765	$1,442	22.4%
Gain on sale of loans	460	246	87.0
Gain on sale of investments	132	153	(13.7)
Gain (loss) on sale of other real estate owned	(25)	25	(200.0)
Income from bank-owned life insurance	207	209	(1.0)
Other	224	302	(25.8)

Total	$2,763	$2,377	16.2%

The increase in non-interest income was primarily the result of an increase in service charges resulting from the previously discussed acquisition of three branches and an increase in loans sold to Freddie Mac partially offset by a decrease in other income. The increase in sale of loans to Freddie Mac is the result of continued favorable rates offered for the purchase of fixed-rate loans. The decrease in other income is the result of a reduction of annual fees for lines of credit and loan servicing fees in the year ended June 30, 2010 period.

We carry bank-owned life insurance to recover the cost of employee benefits provided to key executives and directors and to mitigate the effect of the loss of such key executives and directors. The amount of bank-owned life insurance that we can hold, as recommended by our regulators, is limited to 25% of one’s Tier 1 capital. At March 31, 2011, we complied with the recommended limit.

Noninterest Expense. The following table summarizes the components of other expense for the nine months ended March 31, 2011 and 2010.

	Nine Months Ended March 31,		% Change
	2011	2010

Compensation and employee benefits	$4,951	$4,323	14.5%
Premises and occupancy expense	991	822	20.6
Deposit insurance premium	607	627	(3.2)
Advertising expense	274	243	12.8
Data processing expense	839	666	26.0
Provision for loss on sale of other real estate owned	—	397	N/A
Acquisition related expenses	38	226	(83.2)
Other operating expenses	1,704	1,548	10.1

Total	$9,404	$8,852	6.2%

The increase in noninterest expenses was primarily the result of the previously discussed acquisition of three branches.

Income Taxes. Income tax expense decreased to a benefit of $612,000 for the nine months ended March 31, 2011, compared to an income tax expense of $493,000 for the same period in 2010. The decrease in expense for the nine month period in 2011 was primarily due to the receipt of a prior period state tax refund during the current period.

Comparison of Operating Results for the Years Ended June 30, 2010 and 2009

Overview.

	2010	2009	% Change 2010/2009
	(Dollars in thousands)

Net income	$1,014	$719	41.0%
Return on average assets	0.24%	0.18%	33.3%
Return on average equity	1.83%	1.31%	39.7%
Average equity to average assets	13.06%	14.02%	(6.8)%

Net income for the year ended June 30, 2010 was $1.0 million, compared to $719,000 for the year ended June 30, 2009. The increase was primarily the result of an increase in net interest income of $501,000, or 4.2%, an increase in noninterest income of $770,000, or 27.6%, partially offset by an increase in noninterest expense of $748,000, or 6.5%, and an increase in the provision for income taxes of $166,000, or 93.7%.

Net Interest Income. The increase in net interest income was the result of an increase in the average balance of interest-earning assets, primarily the result of the previously discussed acquisition of the three branch offices in June, 2010. A decrease in the average interest rate paid on interest-bearing liabilities, from 2.36% for the prior year end to 1.76% for the year ended June 30, 2010, was offset by a decrease in the average rate earned on interest-earning assets from 5.40% for the prior year end to 4.72% for the year ended June 30, 2010. The decrease in rates was driven by decreases in market interest rates in the year ended June 30, 2010.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using month-end balances, and nonaccrual loans are included in average balances only. Management does not believe that the use of month-end balances instead of daily average balances has caused any material differences in the information presented. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	Year Ended June 30,
	2010			2009			2008
	(Dollars in thousands)
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Assets:
Interest-earning assets:
Loans	$274,628	$16,334	5.95%	$282,978	$17,784	6.28%	$286,520	$18,663	6.51%
Investment securities	91,122	2,587	2.84	50,462	1,971	3.91	38,803	1,862	4.80
Other interest-earning assets	35,191	15	0.04	35,439	157	0.44	35,376	1,090	3.08

Total interest-earning assets	400,941	18,936	4.72	368,879	19,912	5.40	360,699	21,615	5.99

Non-interest-earning assets	24,067			23,607			20,544

Total assets	$425,008			$392,486			$381,243

Liabilities and equity:
Interest-bearing liabilities:
NOW and money market deposit	$135,614	871	0.64	$136,417	1,609	1.18	$135,766	3,731	2.75
Passbook accounts	42,480	136	0.32	40,358	285	0.71	37,101	570	1.54
Certificates of deposit	184,680	5,314	2.88	153,208	5,872	3.83	145,486	7,015	4.82

Total interest-bearing deposits	362,774	6,321	1.74	329,983	7,766	2.35	318,353	11,316	3.55
FHLB advances	3,333	108	3.24	4,333	140	3.23	922	37	4.01

Total interest-bearing liabilities	366,107	6,429	1.76	334,316	7,906	2.36	319,275	11,353	3.56

Noninterest-bearing liabilities	3,413			3,132			3,200

Total liabilities	369,520			337,448			322,475
Total stockholders’ equity	$55,488			$55,038			$58,768

Total liabilities and stockholders’ equity	$425,008			$392,486			$381,243

Net interest income		$12,507			$12,006			$10,262

Interest rate spread			2.96%			3.04%			2.43%

Net interest margin			3.12%			3.25%			2.85%

Average interest-earning assets to average interest-bearing liabilities			109.51%			110.34%			112.97%

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Year Ended June 30, 2010 Compared to 2009
	Increase (Decrease) Due to
	Volume	Rate	Net
	(In thousands)
Interest and dividend income:
Loans	$(525)	$(925)	$(1,450)
Investment securities	1,588	(972)	616
Other interest-earning assets	(1)	(141)	(142)

Total interest-earning assets	1,062	(2,038)	(976)

Interest expense:
Deposits	772	(2,216)	(1,444)
FHLB advances	(33)	(0)	(33)

Total interest-bearing liabilities	739	(2,216)	(1,477)

Net change in net interest income	$323	$178	$501

The decrease in the interest earned on interest-earning assets was the combined effect of a decrease in market interest rates and reduced loan demand due market conditions.

Interest Expense. Interest expense decreased $1.5 million for the year ended June 30, 2010 as compared to the year ended June 30, 2009, resulting from decreases in the rates paid on deposits and borrowings and a $1.0 million decrease in the average balance of Federal Home Loan Bank advances, offset by an increase in average interest-bearing deposits of $32.8 million. Rates paid on average deposits decreased 61 basis points from 2.35% to 1.74%. The rates paid on Federal Home Loan Bank advances remained the same. Contributing to higher average deposits were increases in NOW and money market deposit accounts, passbook accounts and certificates of deposit of $31.4 million, $13.0 million, and $53.1 million, primarily due to the previously discussed acquisition of three branch offices in June, 2010.

Provision for Loan Losses. The provision for loan losses was $2.5 million for the year ended June 30, 2010, compared to $2.4 million for the prior year. The increase in the provision for loan losses for was primarily the result of the increase in nonperforming assets, particularly in troubled debt restructurings, due to the ongoing impact of the weak economy on the loan portfolio. Nonperforming loans increased at June 30, 2010, compared to 2009, from $6.0 million at June 30, 2009 to $10.6 million at June 30, 2010. Troubled debt restructurings increased to $10.3 million at June 30, 2010 from $5.1 million at June 30, 2009. An analysis of the changes in the allowance for loan losses is presented under “—Risk Management—Analysis and Determination of the Allowance for Loan Losses.”

Noninterest Income. The following table shows the components of other income for the years ended June 30, 2010, 2009 and 2008.

	2010	2009	2008	% Change 2010/2009	% Change 2009/2008
	(Dollars in thousands)
Service charges	$1,988	$1,776	$1,374	11.9%	29.3%
Gain on sale loans	278	526	25	(47.1)	2,004.0
Gain (loss) on sale of investments	311	(183)	(35)	269.9	(422.9)
Gain on sale of other real estate owned	34	—	275	100.0	(100.0)
Income from Bank-Owned Life Insurance	282	256	208	10.2	23.1
Other	664	412	350	61.2	17.7

Total	$3,557	$2,787	$2,197	27.6%	26.9%

The increase in service charges is due to an increased customer base. The growth in the customer base is attributable to additional marketing and advertising efforts as well as the acquisition of three branches from Integra Bank in June, 2010. The increase in gain on sale of investments is the result of the Bank purchasing additional securities in an effort to better diversify its investment portfolio in both type and duration of investments. The increase in other income is attributable to the settlement of a state tax refund in the year ended June 30, 2010. The decrease in sale of loans is due to rates remaining relatively flat in the year ended June 30, 2010, while they decreased significantly in the prior year causing a significant increase of refinancing into longer term fixed-rate loans that were sold to Freddie Mac.

Noninterest Expense. The following table shows the components of other expense and the percentage changes for the years ended June 30, 2010, 2009 and 2008.

	2010	2009	2008	% Change 2010/2009	% Change 2009/2008
	(Dollars in thousands)

Compensation and employee benefits	$6,040	$5,659	$5,703	6.7%	(0.8)%
Premises and occupancy expense	1,101	1,074	952	2.5	12.8
Deposit insurance premium	740	457	71	61.9	543.7
Advertising expense	378	296	300	27.7	(1.3)
Data processing expense	296	241	251	22.8	(4.0)
ATM service fees	423	430	356	(1.6)	20.8
Provision for loss on sale of other real estate owned	510	770	125	(33.8)	516.0
Acquisition related expenses	439	—	—	100.0	—
Loss on other than temporary impairment on investments	—	—	101	—	(100.0)
Other operating expenses	2,271	2,523	1,991	10.0	26.7

Total	$12,198	$11,450	$9,850	6.5%	16.2%

The increase in noninterest expense is attributable to increases in acquisition expenses, deposit insurance premiums, and employee compensation, partially offset by a decrease in the provision for loss on the sale of real estate owned. The acquisition related expenses in the year ended June 30, 2010 relate to the expenses incurred in connection with the acquisition of three branches from Integra. The increase in deposit insurance premiums is a result of increased deposit balances during the year, along with increased assessment rates due to the impact of the current economic environment on the deposit insurance fund. The increase in employee compensation is the result of adding staff as our customer base has grown over the last year including the branch acquisition at the end of the year. The decrease in provision for loss on the sale of other real estate owned is a result of the Bank holding less real estate owned (“REO”) for sale in the year ended June 30, 2010 than in the prior year. During the year ended June 30, 2010 the REO balance decreased from $1.9 million to $297,000.

Income Taxes. Income tax expense increased $166,000 to a provision of $343,000 for the year ended June 30, 2010, compared to the year ended June 30, 2009. The increase in expense was primarily due to an increase of $461,000 in income before taxes. The effective tax rate for 2010 was 25.0% compared to 19.8% in 2009. The increase in the effective rate was attributable to tax exempt municipal bond income being a smaller portion of income before taxes in the fiscal year ended June 30, 2010.

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of net interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities, that are accounted for on a mark-to-market basis. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. We have also implemented a controlled growth strategy. This strategy also emphasizes the origination of one- to four-family mortgage loans, which typically have lower default rates than other types of loans and are secured by collateral that generally tends to appreciate in value. For more information regarding our credit risk management and controlled growth strategy, see “—Operating Strategy—Implementing a controlled growth strategy to prudently increase profitability and enhance stockholder value” and “—Improving our asset quality.” In June, 2010, we amended our loan policies to reduce our concentration limits for multi-family and nonresidential real estate loans to 125% and 175%, respectively, and for construction and land loans to 10%, of the sum of core capital plus our allowance for loan losses. As of March 31, 2011, these loans represented 91.67%, 130.73%, 2.22% and 7.73%, respectively, of the sum or core capital plus our allowance for loan losses.

When a borrower fails to make a required loan payment, we take a number of steps to attempt to have the borrower cure the delinquency and restore the loan to current status. When the loan becomes 15 days past due, a late charge notice is generated and sent to the borrower and phone calls are made. If payment is not then received by the 30th day of delinquency, a further notification is sent to the borrower. If no successful workout can be achieved, after a loan becomes 90 days delinquent, we may commence foreclosure or other legal proceedings. We may consider loan workout arrangements with certain borrowers under certain circumstances in the form of a troubled debt restructuring.

If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure.

Management reports to the board of directors monthly regarding the amount of loans delinquent more than 30 days and all foreclosed and repossessed property that we own.

Analysis of Nonperforming and Classified Assets. We consider foreclosed real estate, repossessed assets, nonaccrual loans, and troubled debt restructurings that are delinquent or have not been performing to terms for a reasonable amount of time to be nonperforming assets. Loans are generally placed on nonaccrual status when the collection of principal or interest is in doubt, or at the latest when a loan becomes 90 days delinquent. When a loan is placed on nonaccrual status, the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. All commercial loans that are placed on nonaccrual status are evaluated for impairment at the time the loans are placed on nonaccrual status. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as a nonperforming asset until it is sold. When property is acquired, it is initially recorded at the lower of its cost, or market, less estimate selling expenses. Holding costs and declines in fair value after acquisition of the property result in charges against income.

Historically, we had not incurred significant losses in our lending operations. Beginning in the year ended June 30, 2008, we began to experience the adverse effects of a significant national decline in real estate values. The consequences of this decline were generally evident in all portfolio types, but were more pronounced in multi-family and nonresidential real estate loans, particularly in markets outside of Dearborn and Ripley Counties. Our approach to resolving nonperforming loans focused on foreclosure and liquidations in the year ended June 30, 2008 and the greater part of the year ended June 30, 2009. This manner of troubled asset resolution proved costly as a result of legal and other operating costs in the process.

As a result, beginning in the latter part of the year ended June 30, 2009, management initiated a restructuring process with respect to nonperforming loans that provided for either restructuring the loan to the borrower in recognition of the lower available cash flows from the collateral properties or identification of stronger borrowers to refinance the loan. In evaluating whether to restructure a loan, we consider the borrower’s payment status and history, the borrower’s ability to pay upon a rate reset on an adjustable-rate mortgage, size of the payment increase upon a rate reset, period of time remaining before the rate reset, and other relevant factors in determining whether a borrower is experiencing financial difficulty. Under troubled debt restructurings, management believes they have provided the necessary valuation allowances or charge-offs to reflect the loans’ carrying amounts at fair value. The general concept underlying fair value would indicate that the collateral properties could be sold to other third parties without material loss if the restructuring efforts fail.

Loan workouts and modifications are handled by the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, and the Senior Vice President, Lending, and are subject to approval by the Board of Directors. Delinquent or otherwise nonperforming mortgage loan and home equity loan customers are required to provide updated financial information and the reasons for their inability to pay or comply with the contractual terms of their loans.

Management ascertains the value of the underlying collateral, depending on the type of property, through an independent appraisal or an in-house cash flow analysis of the property. Once the value of collateral is established, management will impair the amount of any shortfall from the collateral value to the outstanding principal loan balance. Management will then develop and pursue a workout plan. Once a workout plan is established and implemented, management will monitor monthly performance of the loan at a minimum until it is removed from nonaccrual status. On an annual basis, management will conduct property inspections and review financial information of the borrowers and any guarantors.

In situations where a collateral shortfall (i.e. the value of the underlying collateral of the loan is less than the outstanding principal balance of the loan), is discovered on a previously existing loan, typically through an updated appraisal or collateral inspection, management will seek to obtain additional collateral and/or a personal guaranty at that time. If no additional collateral is available, management will work with the borrower on a suitable workout arrangement that may include a troubled debt restructuring, or foreclose on the property. To determine the best outcome for the Bank, management reviews the financial condition of the borrower, the cash flow of the property and the value of the loan’s collateral.

If the Bank obtains a guaranty, the strength and value of the guaranty is measured by the Bank at the time the loan is closed and is re-evaluated at least annually. The strength of each guaranty is determined by evaluating the guarantor’s net worth, liquid net worth, debt-to-income ratio and credit score. In certain circumstances, the Bank may deem it appropriate not to enforce a guaranty, such as when it determines enforcing a guaranty could be detrimental to a larger banking relationship. Since December, 2008, the Bank has successfully collected $165,000 from five personal guarantors and has forbearance agreements to collect an additional $1.2 million. Of the forbearance agreements two, totaling $1.1 million, are in the form of liens on excess collateral on existing loans. The remaining agreements are for smaller individual balances, and the Bank is receiving regular payments on these amounts. The entire balance of each forbearance is considered impaired and payments are treated as recoveries when received.

After the restructuring is completed, if the borrower continues to experience payment difficulties, or there is an additional decline in the collateral value identified in the annual property inspection or updated appraisal, management may impair the loan further, restructure the loan again, or foreclose on the collateral property. At this point, management considers all of the same factors it did when the initial restructuring occurred, and attempts to resolve the situation so as to achieve the best outcome for the Bank.

Troubled debt restructurings are considered to be nonperforming, except for those that have established a sufficient performance history (generally at a minimum of six consecutive months of performance under the restructured terms) under the terms for the restructured loan. At March 31, 2011, 29 loans (with aggregate balances of $21.3 million) of which 25 loans (with aggregate balances of $18.2 million) were included in nonperforming assets. At June 30, 2010, 12 (with aggregate balances of $5.3 million) of our 17 loans (with aggregate balances of $10.3 million) troubled debt restructurings were included in nonperforming assets. At June 30, 2009, three loans (with aggregate balances of $2.5 million ) of our five loans (with aggregate balances of $5.1 million) troubled debt restructurings were included in nonperforming assets. Additional information on all of our troubled debt restructurings appears in the troubled debt restructurings table below.

The following table provides information with respect to our nonperforming assets at the dates indicated.

	At March 31, 2011	At June 30,
		2010	2009	2008	2007	2006
	(Dollars in thousands)
Nonaccrual loans:
One- to four-family residential real estate	$2,031	$1,533	$1,943	$853	$810	$602
Multifamily real estate	—	2,137	1,065	3,072	—	—
Nonresidential real estate and land	111	1,455	386	2,885	2,264	183
Commercial	245	—	—	—	—	—
Consumer	25	155	84	642	85	36

Total nonaccrual loans	2,412	5,280	3,478	7,452	3,159	1,148

Nonaccrual restructured loans:
One- to four-family residential real estate	1,877	903	—	—	—	—
Multifamily real estate	12,331	3,108	1,427	—	—	—
Nonresidential real estate and land	4,006	1,283	1,069	—	—	—

Total nonaccrual restructured loans	18,214	5,294	2,496	—	—	—

Total nonperforming loans	$20,626	$10,574	$5,974	$7,452	$3,159	$821
Real estate owned	179	297	1,940	2,895	111	151

Total nonperforming assets	$20,805	$10,871	$7,914	$10,347	$3,270	$972
Accruing restructured loans	3,085	5,003	2,646	—	—	—

Accruing restructured loans and nonperforming assets	$23,890	$15,874	$10,560	$10,347	$3,270	$972

Total nonperforming loans to total loans	7.01%	3.35%	2.15%	2.57%	1.14%	0.33%

Total nonperforming loans to total assets	4.33%	2.15%	1.49%	1.95%	0.83%	0.23%

Total nonperforming assets to total assets	4.37%	2.21%	1.97%	2.70%	0.86%	0.27%

Interest income that would have been recorded for the nine months ended March 31, 2011 and 2010 and the years ended June 30, 2010, 2009 and 2008 had nonaccruing loans and accruing restructured loans been current according to their original terms was $1.1 million, $353,000, $774,000, $365,000, and $139,000, respectively. No interest related to nonaccrual loans was included in interest income for the nine months ended March 31, 2011 and 2010, and the years ended June 30, 2010, 2009 and 2008.

During the nine months ended March 31, 2011, nonperforming loans increased from $10.6 million to $20.6 million. The increase in nonperforming loans was primarily the result of the increase in troubled debt restructurings on nonaccrual status from $5.3 million at June 30, 2010 to $18.2 million at March 31, 2011. This increase relates to seven loans covering three loan relationships. The Company continued to experience performance issues in multifamily and nonresidential real estate loan portfolio secured by properties primarily outside of Dearborn and Ripley Counties, as reflected in the level of classified assets at June 30, 2010 and March 31, 2011. As a result, in the quarter ended March 31, 2011, management reviewed all classified assets and ultimately restructured $13.7 million of loans during the period. All of these restructured assets were included in nonperforming loans at March 31, 2011, and will remain in nonperforming loans until they establish a history of performance in accordance with their restructured terms for at least six consecutive months.

A discussion of the most significant nonaccrual loans, which includes the five largest nonaccrual loans at March 31, 2011, and the five largest charge-offs recognized during the quarter ended March 31, 2011 follows. These loans comprise $12.3 million, or 59.7%, of the $20.6 million in total nonaccrual loans at March 31, 2011. Management monitors the performance of these loans and reviews all options available to keep the loans current, including further restructuring of the loans. If restructuring efforts ultimately are not successful, management will initiate foreclosure proceedings.

•

Loan Relationship A. Three loans, all included in one loan relationship, with a carrying value of $6.4 million prior to its restructuring in the quarter ended March 31, 2011. One loan is secured by a first mortgage on an apartment complex near a college campus, another is secured by a first mortgage on two mobile home parks, and the last is secured by the first mortgage on another apartment complex. The loans comprising Loan Relationship A were originally restructured in October and November, 2010. At the time of the first restructuring in 2010, one of the loans, with a carrying value of $3.0 million, was 180 days delinquent, and the other two loans were performing.

Management performed a global analysis of the borrowers and restructured each of the three loans by reducing the original loan rates by 125 to 225 basis points to a rate that was 25 basis points below market rate. Foregone interest income amounted to $51,000 on the two performing loans that were restructured. Had the performing loans not been restructured, only $3.0 million in loans from this relationship would have been restructured, and the remaining $3.4 million would be considered performing following management’s global analysis of the overall lending relationship. The borrowers paid a loan modification fee of $3,000 for this restructuring. At the time of the restructuring, management established a specific reserve through a charge-off to the general allowance for loan losses of $132,000. As a result of an evaluation of the collateral, the property value was primarily based on the collateral’s cash flow and comparisons to comparable sales. This analysis supported the $3.0 million carrying value of the loan. According to our Loan Modification Policy, performing an evaluation for the other two loans was not required at the time of the restructuring as these loans were performing in accordance with their original terms and therefore perceived to have less risk than the nonperforming loan. However, in accordance with the Loan Modification Policy, a property inspection report was completed for the other two loans. One of the borrowers is a corporate entity. Each of the principals of the corporate borrower individually signed as co-borrowers. At the time of the restructuring, we analyzed the personal net worth, liquid net worth, debt to income ratios and credit scores of the co-borrowers. While the co-borrowers were not expected to cover a total loss on the loans, management believed the co-borrowers would mitigate the amount of the potential future losses. In March 2011, one of these loans was again restructured through a troubled debt restructuring as a result of the borrower experiencing cash flow problems during the quarter ended March 31, 2011. The cash flow problems experienced were the combined effect of decreased rental income and the failure to pay real estate property taxes. Based upon a cash flow analysis of the properties performed by management, $651,000 of the $6.4 million in loans was charged-off during the restructuring into the split loan structure. This split was done for one loan that had a balance of $1.6 million before the split. After the split, Note A had a balance of $994,000 and Note B had a balance of $651,000. Prior to the loan being restructured in March, 2011, the restructured loan carried a $19,000 specific reserve that was included in Note B and charged-off. The split note loans have an interest rate that is 275 points below their original restructured rate for a period of two years, and 475 points below their original rates. At the end of the two year period, balloon payments are due, unless the borrower refinances into a market rate loan at that time.

•

Loan Relationship B. The loans comprising Loan Relationship B were originally restructured in June, 2010, with an aggregate carrying value of $4.1 million prior to their restructuring in the quarter ended March 31, 2011. These loans are secured by a first mortgage on two separate retail strip shopping centers and a single purpose commercial use property. At the time of the original restructuring, management established a specific reserve through a charge-off to the general allowance for loan losses of $83,000. The property value was primarily based on the collateral’s cash flow and recent sales of comparable properties. Management believed that the lower debt service would improve the borrowers’ cash flow, and in turn, the performance of the loans. One of the borrowers is a corporate entity. The principals of the corporate borrower are also co-borrowers of the note. At the time of the restructuring, we analyzed the personal net worth, liquid net worth, debt to income ratios and credit scores of the co-borrowers. While the co-borrowers were not expected to cover a total loss on the loans, management believed the co-borrowers would mitigate the amount of potential future losses. At December 31, 2010, the loan was subject to a $64,000 specific reserve. In March, 2011, the loans comprising Loan Relationship B again were experiencing cash flow problems and were refinanced through a troubled debt restructuring, utilizing the split note strategy. The cash flow problems experienced were the combined effect of the level of the required monthly loan payments, decreases in rental revenue from the properties, and failure to pay real estate property taxes. Based upon a cash flow analysis of the properties performed by management, after the restructuring, the two loans categorized as Note A’s had a combined balance of $2.6 million and the two loans categorized as Note B’s had a balance of $1.5 million. A restructuring fee of $15,000 was charged and included in Note B at March 31, 2011. The restructured loans have an interest rate that is an additional 275 points lower than the 2010 restructured rate for a period of two years, and 500 points below their original rates. At the end of the two year period, balloon payments are due, unless the borrower refinances the loans into a market rate loan at that time.

•

Loan Relationship C. Two loans, included in one relationship, with an aggregate value of $2.1 million prior to being restructured in the quarter ended March 31, 2011. One loan is secured by a first mortgage on a single-family home. One loan is secured by a 24-unit apartment complex, one- to four-family residential properties and several residential building lots. The loans comprising Loan Relationship C were originally restructured in August, 2009. At the time of the first restructuring, management established a specific reserve through a charge-off to the general allowance for loan losses of $29,000. In August, 2009, the loans were originally restructured by reducing the interest rates on the loans by a range of 400 to 600 basis points to a rate that was 300 basis points below market rate. These loans were performing at the time of the restructuring, but the borrowers were beginning to experience cash flow difficulties. Management believed that the lower debt service would improve the borrowers’ cash flow, and in turn, the performance of the loans. At the time the loans were first restructured, independent appraisals were performed on each piece of underlying collateral. These appraisals supported the aggregate $2.1 million carrying value of the loans. One of the borrowers is a corporate entity, with one principal who has personally signed on the loan. At the time of the restructuring, we analyzed the personal net worth, liquid net worth, debt to income ratios and credit scores of the co-borrower and determined that the co-borrower was not expected to cover a total loss, but would mitigate the amount of potential future losses. At December 31, 2010, the loan was subject to a $179,000 specific reserve. During the quarter ended March 2011, the borrower again began to experience cash flow difficulties and these loans were refinanced through a troubled debt restructuring. The cash flow problems experienced were the combined effect of the failure to pay required monthly loan payments, the failure to pay association dues, and the failure to pay real estate property taxes. Based upon a cash flow analysis of the properties performed by management, the loans were restructured during the quarter ended March 31, 2011 utilizing the split note strategy. After the restructuring, the previous balance of $2.1 million was split into two notes with Note A having a balance of $1.5 million and Note B having a balance of $626,000 inclusive of the previous specific reserve of $179,000. A restructuring fee of $14,000 was charged and included in Note B at March 31, 2011. The restructured loans have an interest rate that is an additional 275 basis points lower than the 2010 restructured rate for a period of two years, and 675 to 875 points below the original rates. At the end of the two year period, balloon payments are due, unless the borrower refinances into a market rate loan at that time.

•

Loan Relationship D. The loan comprising Loan Relationship D was originally restructured in December 2008. The loan is secured by a first mortgage on a 62-unit apartment complex near a college campus. The loan was made in 2008 to a seasoned property manager who made major improvements to the property. The property was purchased in December 2008 from a Bank borrower who was delinquent at the time of acquisition. At the time the loan was acquired from the delinquent borrower in 2008, it was restructured with a new borrower, in lieu of foreclosure, pursuant to which the Bank loaned the borrower funds to purchase and renovate the property. At the time of the restructuring, management established a specific reserve through a charge-off to the general allowance for loan losses of $113,000. We have no personal guarantee or co-borrower on this loan. At this time, the loan requires interest only payments through December 2011. In January, 2012, the interest rate on the loan will be at the prime interest rate as published by The Wall Street Journal , plus a spread. At the time of the acquisition, management believed that the new borrower would be able to renovate the property with a view toward improving the property’s cash flow, and in turn, the performance of the loan. Since the closing of the loan, the borrower has completed renovations to the property and the cash flow of the property has improved. At the time the loan was made, an independent appraisal was performed on the collateral underlying the loan. This appraisal supported the $1.6 million carrying value of the loan. In the quarter ended March 31, 2011, after the renovations were completed, management obtained an updated appraisal that supported a carrying value of $1.4 million. At March 31, 2011, the carrying value of this loan was $1.4 million, and the loan was performing in accordance with its restructured terms at that date.

•

Loan Relationship E. Two loans with an aggregate carrying value of $569,000 at March 31, 2011, secured by nonresidential real estate. The loan was originally restructured in April, 2010. At the time of the restructuring we established a specific valuation allowance of $260,000 through a charge-off to the general allowance for loan losses, based upon an appraisal obtained in March 2010. The originally restructured loan had payments deferred for one year, while accruing interest at market rates. This loan was scheduled to undergo an interest rate and payment reset in February, 2011, pursuant to the terms of the note. We have no personal guarantee or co-borrower on this loan. At the time of the loan adjustment period, it became apparent the borrower was going to struggle to make the required monthly payments beginning in February, 2011. As a result, management completed a detailed analysis of this loan and determined to again restructure the loan utilizing the Note A / Note B format in March, 2011. The terms of Note A were calculated using current financial information to determine the amount of the payment at which the borrower would have a debt service coverage ratio of approximately 1.5 times, which is more stringent than our normal underwriting standards. A restructuring fee of $9,000 was charged and included in Note B at March 31, 2011. After the restructuring in March, 2011, Note A was $569,000 and Note B of $508,000 was charged-off in the quarter ended March 31, 2011 inclusive of the previous specific reserve of $260,000. At the end of the two year period, balloon payments are due, unless the borrower refinances into a market rate loan at that time.

•

Loan Relationship F. Two loans with an aggregate carrying value of $475,000 at March 31, 2011. These loans, originally one loan, are secured by multifamily residential real estate. The original loan was originally restructured in a Note A / Note B format in June, 2010 based on an 80% LTV derived from an April, 2010 appraisal. At December 31, 2010, the loans have a specific reserve of $217,000 (this reserve is for the entire amount of original Note B). The amount of reserve for loss on this loan remained unchanged up to the time of the second restructuring, as noted below, because management determined the value of the underlying collateral was not impaired based upon regular property inspections as evidenced by the most recent appraisal in February, 2011, when management noted a $17,000 decrease in the value of the collateral. At December 31, 2010, the loan was 160 days delinquent. The delinquency was a result of personal problems between the borrowers affecting their ability to manage the multi-family residential real estate. In the latter part of 2010 and into 2011, one of the borrowers effectively took control of the multi-family residential real estate and has brought the business current with respect to property taxes, refunds to former tenants, and made required monthly loan payments in January and February, 2011. Other than the January and February loan payments, the borrowers have been unable to bring the loan current under their current cash flow. Based upon these recent developments, management completed a detailed analysis of the total lending relationship with the borrowers. As a result of this analysis, these loans were again restructured, utilizing the Note A / Note B format in March, 2011. The terms of the Note A were calculated using current financial information to determine the amount of the payment at which the borrowers would have a debt service coverage ratio of approximately 1.5 times, which is more stringent than our current underwriting standards. A restructuring fee of $7,000 was charged and included in Note B at March 31, 2011. There are no personal guarantees on these loans. One of the borrowers is a corporate entity, with two principals, who are also individually signed on the loan. After the restructuring in March, 2011, Note A was $475,000 and Note B in the amount of $405,000 was charged-off in the quarter ended March 31, 2011, including $188,000 that was charged-off against the general allowance for loan losses. At the end of the two year period, balloon payments are due, unless the borrower refinances into a market rate loan at that time.

The following table summarizes all split loans at March 31, 2011:

	Loan Balances			Number of loans
(Dollars in thousands)	Note A	Note B	Total	Note A	Note B
Nonresidential real estate	$4,006	$2,382	$6,388	4	4
Multi-family residential real estate	3,457	2,008	5,465	4	4
One- to four-family residential real estate	137	60	197	1	1

Total (1)	$7,600	$4,450	$12,050	9	9

(1)	Included in this total are $5.2 million in Note As and $2.8 million in Note Bs that are included in the discussion of Loan Relationships A, B and C.

As evidenced by our loans receivable greater than 30 days past due in the multi-family residential real estate and nonresidential real estate portfolios only amounting to $1.2 million, management does not believe there are any other large concentrations of credit risk that are not performing under the original terms or modified terms, as applicable. Management has no knowledge of any additional loans that will require restructuring.

The following table provides information with respect to all of our loans that are classified as troubled debt restructurings. Troubled debt restructurings are considered to be impaired, except for those that have established a sufficient performance history under the terms for the restructured loan. For additional information regarding troubled debt restructurings on nonaccrual status, see the table of nonperforming assets above.

	At March 31, 2011
	Loan Status		Total unpaid principal balance
(In thousands)	Accrual	Nonaccrual		Related allowance	Recorded investment
One- to four-family residential real estate	$486	$1,877	$2,363	$—	$2,363
Multi-family residential real estate	—	12,331	12,331	801	11,530
Nonresidential real estate	2,599	4,006	6,605	—	6,605

Total	$3,085	$18,214	$21,299	$801	$20,498

Number of loans	4	25

	At June 30, 2010
	Loan Status		Total Unpaid Principal Balance	Related Allowance	Recorded Investment
	Accrual	Nonaccrual
	(In thousands)

One- to four-family residential real estate - owner occupied	$422	$903	$1,325	$159	$1,166
Multi-family residential real estate - nonowner occupied	1,981	3,108	5,089	1,012	4,077
Nonresidential real estate - commercial and office buildings	2,600	1,283	3,883	676	3,207

	$5,003	$5,294	$10,297	$1,847	$8,450

Number of loans	5	12

	At June 30, 2009
	Loan Status		Total Unpaid Principal Balance	Related Allowance	Recorded Investment
	Accrual	Nonaccrual
	(In thousands)

One- to four-family residential real estate - owner occupied	$350	$—	$350	$24	$326
Multi-family residential real estate - nonowner occupied	1,296	1,427	2,723	230	2,493
Nonresidential real estate - commercial and office buildings	1,000	1,069	2,069	334	1,735

	$2,646	$2,496	$5,142	$588	$4,554

Number of loans	3	2

Loans that were included in troubled debt restructuring at June 30, 2010 were generally given concessions of interest rate reductions of between 25 and 300 basis points, and/or structured as interest only payment loans for periods of one to three years. Many of these loans also have balloon payments due at the end of their lowered rate period, requiring the borrower to refinance at market rates at that time. At March 31, 2011, there were 21 loans with required payments of principal and interest, and eight loans with required interest only payments. At June 30, 2010, there were seven loans with required principal and interest payments, eight loans with required interest only payments, and two loans with no payments due until 2011. At June 30, 2009, there were three loans with required interest only payments, and two loans with no payments due until 2011. Although the economic trends during the nine months ended March 31, 2011 have been generally stable in our primary market area, i.e., Dearborn and Ripley Counties in Indiana, the overall increases in troubled debt restructurings from June 30, 2010 to March 31, 2011, and from June 30, 2009 to June 30, 2010, related to continued weakness in the local economy resulting from the economic down turn that started in 2008, particularly in outside of Dearborn and Ripley Counties in Indiana.

Federal regulations require us to review and classify our assets on a regular basis. In addition, the OTS has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as special mention, we account for those classifications when establishing a general allowance for loan losses. If we classify an asset as substandard, doubtful or loss, we establish a specific allowance for the asset at that time.

The following table shows the aggregate amounts of our classified assets at the dates indicated.

	At March 31, 2011	At June 30,
		2010	2009
	(In thousands)

Special mention assets	$12,240	$20,061	$16,942
Substandard assets	25,889	17,356	12,624

Total classified assets	$38,129	$37,417	$29,566

At March 31, 2011:

Credit Risk Profile by Internally Assigned Grade

(In thousands)	One- to Four-Family Owner- Occupied Mortgage	Consumer	One- to Four-family Non-owner Occupied Mortgage	Multi-family Non-owner Occupied Mortgage	Non- Residential Real estate	Construction	Land	Commercial and Agricultural	Total
Grade:
Pass	$106,872	$35,587	$9,019	$16,735	$38,145	$1,122	$2,577	$3,790	$213,847
Watch	6,869	143	3,067	15,839	13,091	—	1,300	1,771	42,080
Special mention	670	162	1,035	1,586	8,266	—	39	482	12,240
Substandard	4,585	860	1,234	12,263	6,702	—	—	245	25,889

Total:	$118,996	$36,752	$14,355	$46,423	$66,204	$1,122	$3,916	$6,288	$294,056

At June 30, 2010

Credit Risk Profile by Internally Assigned Grade

(In thousands)	One- to Four-Family Owner Occupied Mortgage	Consumer	One- to Four-Family Mortgage Nonowner Occupied	Multi-Family Mortgage Nonowner Occupied	Non-residential real estate	Construction	Land	Commercial	Total
Grade:
Pass	$115,917	$37,450	$9,037	$18,940	$45,712	$1,566	$3,836	$3,046	$235,504
Watch	3,816	460	3,481	14,031	16,583	—	684	3,278	42,333
Special mention	766	313	704	6,575	9,802	—	881	1,020	20,061
Substandard (1)	2,936	902	816	7,231	5,471	—	—	—	17,356

Total:	$123,435	$39,125	$14,038	$46,777	$77,568	$1,566	$5,401	$7,344	$315,254

(1)	Includes $10.3 million in troubled debt restructurings.

Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

	At March 31,		At June 30,
	2011		2010		2009		2008
	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due
	(Dollars in thousands)
Residential real estate:
One- to four-family	$1,721	$820	$1,083	$515	$1,539	$1,754	$1,561	$742
Multi-family	328	—	—	—	—	—	—	1,208
Nonresidential real estate and land	890	—	648	3,598	383	1,080	324	535
Consumer and other loans	127	325	728	337	104	62	73	22

Total	$3,066	$1,145	$2,459	$4,450	$2,026	$2,896	$1,958	$2,507

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable credit losses in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings. The recommendations for increases or decreases to the allowance are presented by management to the board of directors. Our methodology for assessing the appropriateness of the allowance for loan losses consists of: (1) a specific allowance on identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio.

Allowance Required for Identified Impaired Loans. We establish an allowance on certain identified impaired loans based on such factors as: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans that are not delinquent to recognize the inherent losses associated with lending activities. This general valuation allowance is determined by segregating the loans by loan category and assigning historical loss percentages to each category. The percentages are adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in existing general economic and business conditions affecting our primary lending areas and the national economy, staff lending experience, recent loss experience in particular segments of the portfolio, specific reserve and classified asset trends, delinquency trends and risk rating trends. These loss factors are subject to quarterly evaluation to ensure their relevance in the current economic environment.

As a result of our systematic analysis of the adequacy of the allowance for loan losses, the loss factors we presently use to determine the reserve level are based on various risk factors such as trends in underperforming loans, trends and concentrations in loans and loan volume, economic trends in our market area, particularly the impact of the gaming and tourism industry on the economy of our market area, the effect of which has become significant in recent periods.

We also identify loans that may need to be charged-off as a loss by reviewing all delinquent loans, classified loans and other loans that management may have concerns about collectability. On a monthly basis, management reviews all substandard commercial loans and all loans that are more than 30 days delinquent. On a quarterly basis, management reviews all classified assets and on an annual basis, management reviews all major lending relationships (relationships greater than $1.0 million). The review of major loan relationships includes completing an updated property inspection report, and obtaining current tax returns and financial information about the borrower and the property. When impaired loans are identified, management will reduce the loan to fair value and charge-off the difference between the outstanding balance and fair value to the allowance for loan losses. On a quarterly basis, management will review the allowance for loan losses based upon the criteria discussed above and make adjustments to the allowance accordingly.

Any commercial loan that is included in delinquent loans, classified loans, or other loans about which management may have concerns is individually reviewed for impairment on a monthly basis. For individually reviewed loans, the borrowers’ inability to make payments under the terms of these loans, or the existence of a shortfall in the collateral value relating to these loans, would result in our allocating a portion of the allowance to the loans that were impaired.

At March 31, 2011, our allowance for loan losses represented 1.65% of total loans and 23.5% of nonperforming loans and amounted to $4.9 million at such date compared to $5.7 million at June 30, 2010. At June 30, 2010, our allowance for loan losses represented 1.80% of total loans and 53.7% of nonperforming loans. At June 30, 2009, our allowance for loan losses represented 1.52% of total loans and 70.5% of nonperforming loans. The allowance for loan losses increased to $5.7 million at June 30, 2010 from $4.2 million at June 30, 2009.

From June 30, 2009 to June 30, 2010 the loan portfolio experienced increases of $4.6 million in nonperforming loans, $3.0 million in nonperforming assets, $7.9 million in classified assets, and $5.2 million in troubled debt restructurings. As a result of the deteriorating credit quality, the loan loss provision increased to $2.5 million for the year ended June 30, 2010. From June 30, 2010 to March 31, 2011, the loan portfolio experienced further increases of $10.1 million in nonperforming loans, $9.9 million in nonperforming assets, $712,000 million in classified assets, and $11.0 million in troubled debt restructurings. This resulted in the determination to establish a loan loss provision of $5.4 million for the nine months ended March 31, 2011. These increases in troubled assets were primarily the result of the addition of 13 troubled debt restructurings totaling $5.2 million during the year ended June 30, 2010 and the addition of 11 troubled debt restructurings totaling $10.2 million, net of chargeoffs, during the nine months ended March 31, 2011. When a loan first becomes a troubled debt restructuring, it is included in nonaccrual loans until a history of at least six consecutive monthly payments can be established. Troubled debt restructurings are also classified as substandard assets for the life of the restructured terms. Because nonaccrual loans are included in nonperforming loans and nonperforming assets and are also considered classified assets, the increase in troubled debt restructurings was the primary reason for the increase in nonperforming loans, nonperforming assets, and classified assets.

Additionally, from June 30, 2009 to June 30, 2010 the loan portfolio experienced an aggregate increase of $2.0 million in loans 30-89 days delinquent. From June 30, 2010 to March 31, 2011 the loan portfolio experienced an aggregate decrease of $2.7 million in loans 30-89 days delinquent. This change is attributable to the utilization of the Note A/Note B strategy and the related charge-offs of $4.4 million upon performing a detailed review of the Company’s significant troubled lending relationships during the quarter ended March 31, 2011. The restructuring of these loans has had a significantly positive impact on our past due loans receivable as the majority of our past due amounts centered around a specific segment of our loan portfolio.

The provision for loan losses was $5.4 million for the nine months ended March 31, 2011 and $2.5 million for the year ended June 30, 2010. The amount of the provision in the nine months ended March 31, 2011 was the result of the increase in troubled debt restructurings. As previously discussed, the increase in troubled debt restructurings adversely impacted nonaccrual loans, nonperforming loans, nonperforming assets, and classified assets. The increased provision was necessary to replenish the allowance for loan loss following the recognition of charge-offs related to several loans restructured.

As noted earlier, the ratio of the allowance for loan losses to nonperforming loans (coverage ratio) decreased from 70.3% to 53.7% and to 23.5% at June 30, 2009, June 30, 2010 and March 31, 2011, respectively. This decrease was a result of the significant change in composition of nonperforming loans during this time. At June 30, 2009, June 30, 2010, and March 31, 2011, troubled debt restructurings were 41.8%, 50.1%, and 88.3% of nonperforming loans, respectively. Troubled debt restructurings have generally been charged off or written down to their fair value at the time of the restructuring. The fair value at the time of restructuring is determined by a recent independent appraisal or cash flow analysis of the underlying collateral. As a result of the recent fair value determinations of a majority of the loans that are included in nonperforming loans, the allowance for loan losses as a percentage of nonperforming loans decreased from June 30, 2010 to March 31, 2011.

The following table illustrates the changes to the allowance for loan losses for the nine months ended March 31, 2011:

Allowance for Credit Losses and Recorded Investment in Loans Receivable

	One- to Four- Family Owner- Occupied Mortgage	Consumer	One- to Four-family Non-owner Occupied Mortgage	Multi-family Non-owner Occupied Mortgage	Non- Residential Real estate	Construction	Land	Commercial and Agricultural	Total
Allowance for Credit Losses:
Beginning Balance:	$439	$908	$(20)	$2,863	$1,256	$4	$10	$221	$5,681
Charge offs	(659)	(825)	—	(2,008)	(2,765)	—	—	(38)	$(6,295)
Recoveries	21	14	—	—	6	—	—	—	$41
Provision	978	320	178	881	3,223	—	3	(156)	5,427

Ending Balance:	$779	$417	$158	$1,736	$1,720	$4	$13	$27	$4,854
Balance, Individually Evaluated	$23	$19	$85	$801	$—	$—	$—	$—	$928
Balance, Collectively Evaluated	$756	$398	$73	$935	$1,720	$4	$13	$27	$3,926
Financing receivables:
Ending Balance	$118,996	$36,752	$14,355	$46,423	$66,204	$1,122	$3,916	$6,288	$294,056
Ending Balance: individually evaluated for impairment	$121	$61	$1,253	$12,331	$6,605	$—	$—	$—	$20,371
Ending Balance: collectively evaluated for impairment	$104,565	$26,834	$12,379	$33,565	$51,876	$1,122	$3,916	$4,349	$238,606
Ending Balance: loans acquired with deteriorated credit quality	$14,310	$9,857	$723	$527	$7,723	$—	$—	$1,939	$35,079

The most significant increases in classified assets from June 30, 2010 to March 31, 2011 occurred in one- to four-family, multi-family, and non-residential real estate loans resulting in corresponding increases to provisions for loan losses relating to these loan portfolios. Overall increases in the allowance allocated to these portfolios was warranted as other risk factors stemming from increases in classified assets and delinquencies have increased as well.

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At March 31, 2011			At June 30,
				2010			2009
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
One- to four-family residential real estate	$937	19.3%	45.3%	$319	5.6%	43.6%	$215	5.1%	44.9%
Multi-family real estate	1,736	35.7	15.8	1,210	21.3	14.8	322	7.6	17.0
Nonresidential real estate	1,720	35.4	22.5	3,087	54.3	24.6	3,207	76.1	24.2
Land	13	0.3	1.3	100	1.8	1.7	90	2.1	1.7
Agricultural	8	0.2	0.7	18	0.3	0.6	—	—	—
Commercial	19	0.4	1.5	40	0.7	1.8	54	1.3	1.6
Consumer	417	8.6	12.5	907	16.0	12.4	325	7.8	10.0
Construction	4	0.1	0.4	—	—	0.5	—	—	0.6

Total allowance for loan losses	$4,854	100.0%	100.0%	$5,681	100.0%	100.0%	$4,213	100.0%	100.0%

Total loans	$294,056			$315,254			$277,302

	At June 30,
	2008			2007			2006
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
One- to four-family residential real estate	$209	4.5%	46.5%	$331	12.4%	45.4%	$484	23.0%	47.2%
Multi-family real estate	315	6.8	15.1	—	—	13.5	—	—	8.2
Nonresidential real estate and land	3,753	81.3	23.1	1,949	73.0	24.5	1,361	64.6	26.5
Land	70	1.5	2.1	—	—	3.0	—	—	3.3
Agricultural	—	—	—	—	—	—	—	—	—
Commercial	7	0.2	2.1	10	0.4	2.1	14	0.7	2.0
Consumer	265	5.7	10.2	381	14.2	8.1	246	11.7	8.3
Construction	—	—	0.9	—	—	3.4	—	—	4.5

Total allowance for loan losses	$4,619	100.0%	100.0%	$2,671	100.0%	100.0%	$2,105	100.0%	100.0%

Total loans	$289,774			$278,270			$247,806

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with U.S. generally accepted accounting principles, there can be no assurance that the OTS, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. The OTS may require us to increase our allowance for loan losses based on judgments different from ours. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Analysis of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated.

	Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands)

Allowance at beginning of period	$5,681	$4,213	$4,213	$4,619	$2,671	$2,105	$2,266
Provision for loan losses	5,427	1,397	2,509	2,447	4,718	730	120
Charge-offs:
One- to four-family residential real estate	659	73	124	101	343	82	18
Land	—	—	—	2,537	—	—	—
Nonresidential real estate	2,765	37	33	—	2,440	—	—
Multi-family real estate	2,008	831	834	51	—	—	—
Consumer and other loans	863	42	96	182	—	129	271

Total charge-offs	6,295	983	1,087	2,871	2,783	211	289

Recoveries:
One- to four-family residential real estate	21	2	2	5	—	—	—
Nonresidential real estate and land	6	19	19	—	—	—	—
Multi-family real estate	—	5	5	—	—	—	—
Consumer and other loans	14	14	20	13	13	47	8

Total recoveries	41	40	46	18	13	47	8

Net charge-offs	(6,254)	(943)	(1,041)	(2,853)	(2,770)	(164)	(281)

Allowance at end of period	$4,854	$4,667	$5,681	$4,213	$4,619	$2,671	$2,105

Allowance to nonperforming loans	23.53%	50.11%	53.73%	70.51%	62.00%	84.55%	256.39%

Allowance to total loans outstanding at the end of the period	1.65%	1.68%	1.80%	1.52%	1.59%	0.97%	0.85%

Net charge-offs to average loans outstanding during the period (1)	8.61%	0.35%	0.38%	1.00%	1.06%	0.06%	0.12%

(1)	Charge-offs have been annualized for the periods ended March 31 for purposes of this presentation.

Charge-offs in the year ended June 30, 2010 were the result of one loan secured by a mobile home park. The loan was charged-off in September, 2009 and taken into other real estate owned at that time. The property was sold in February, 2010 and we restructured the loan as a troubled debt restructuring. The loan is included in nonaccrual troubled debt restructurings and was performing in accordance with its restructured terms at March 31, 2011.

Charge-offs in the year ended June 30, 2009 were the result of four loans in two lending relationships. Three of the loans, included in one relationship for a landscape nursery, were charged-off in August, 2008, the inventory and assets from the business were liquidated, and the real estate was taken into other real estate owned. The real property was sold in June, 2009 and we financed the sale as a troubled debt restructuring. Due to its performance history, it is classified as an accruing troubled debt restructuring and was performing according to its restructured terms at March 31, 2011. The fourth loan was related to Loan Relationship D included in “—Analysis of Nonperforming and Classified Assets.” This loan was classified as a nonaccrual troubled debt restructuring and was performing according to its restructured terms at March 31, 2011.

The increase in charge-offs in the year ended June 30, 2008 is the result of the two loans that were foreclosed and taken into other real estate owned in May, 2008. One property, a golf course, was sold in December, 2009. We provided the sales financing and restructured the loan as a troubled debt restructuring due to additional collateral that was provided by the borrower at the time of restructuring. This loan was performing according to terms and was considered an accruing troubled debt restructuring at March 31, 2011. The other property is land held for future residential development that is adjacent to the aforementioned golf course. This property is included in other real estate owned at March 31, 2011.

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Our strategy for managing interest rate risk emphasizes: adjusting the maturities of borrowings; adjusting the investment portfolio mix and duration; and generally selling in the secondary market newly originated conforming fixed-rate 15-, 20- and 30-year one- to four-family residential real estate loans and available-for-sale securities. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset/Liability Committee, which includes members of management and Board members, to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income and net income.

Net Portfolio Value Analysis. We use a net portfolio value analysis prepared by the OTS to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. These analyses assess the risk of loss in market risk-sensitive instruments in the event of a sudden and sustained 50 to 300 basis point increase or 50 and 100 basis point decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. Because of the low level of market interest rates, these analyses are not performed for decreases of more than 100 basis points.

The following table, which is based on information that we provide to the OTS, presents the change in our net portfolio value at March 31, 2011 that would occur in the event of an immediate change in interest rates based on OTS assumptions, with no effect given to any steps that we might take to counteract that change.

	Net Portfolio Value (Dollars in Thousands)			Net Portfolio Value as % of Portfolio Value of Assets
Basis Point (“bp”) Change in Rates	Amount	Change	% Change	NPV Ratio	Change (bp)
	(Dollars in thousands)

300	$47,697	$(9,444)	(17)%	10.10	(165)
200	52,149	(4,992)	(9)	10.91	(84)
100	55,614	(1,526)	(3)	11.51	(23)
50	56,438	(703)	(1)	11.64	(10)
0	57,141	—	—	11.75	—
(50)	57,369	229	0	11.76	2
(100)	59,573	2,432	4	12.15	40

The OTS uses various assumptions in assessing interest rate risk. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analyses presented in the foregoing tables. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table. Prepayment rates can have a significant impact on interest income. Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe these assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of securities and borrowings from the Federal Home Loan Bank of Indianapolis. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of: (1) expected loan demands; (2) expected deposit flows, in particular municipal deposit flows; (3) yields available on interest-earning deposits and securities; and (4) the objectives of our asset/liability management policy.

Our most liquid assets are cash and cash equivalents. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. Cash and cash equivalents totaled $28.2 million at March 31, 2011 and $32.0 million at June 30, 2010. Securities classified as available-for-sale whose market value exceeds our cost, which provide additional sources of liquidity, totaled $83.3 million at March 31, 2011 and $104.1 million at June 30, 2010. Total securities classified as available-for-sale were $127.0 million at March 31, 2011 and $119.3 million at June 30, 2010. In addition, at March 31, 2011 and June 30, 2010, we had the ability to borrow a total of approximately $49.0 million and $83.0 million, respectively, from the Federal Home Loan Bank of Indianapolis.

At March 31, 2011, we had $28.8 million in loan commitments outstanding, consisting of $1.4 million in mortgage loan commitments, $240,000 in commercial loan commitments, $20.9 million in unused home equity lines of credit, $5.6 million in commercial lines of credit, $46,000 in undisbursed balances on construction loans, and $640,000 in letters of credit outstanding. At June 30, 2010, we had $38.7 million in loan commitments outstanding, consisting of $1.1 million in mortgage loan commitments, $4.3 million in commercial loan commitments, $26.6 million in unused home equity lines of credit, $5.8 million in commercial lines of credit, and $856,000 in letters of credit outstanding. Certificates of deposit due within one year of March 31, 2011 totaled $131.9 million. This represented 66.1% of certificates of deposit at March 31, 2011. We believe the large percentage of certificates of deposit that mature within one year reflects customers’ hesitancy to invest their funds for long periods in the current low interest rate environment. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before March 31, 2011. We believe, however, based on past experience that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

The following table presents certain of our contractual obligations as of March 31, 2011 and June 30, 2010.

	Payments Due by Period
Contractual Obligations	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years	Total
	(In Thousands)
At March 31, 2011
Long-term debt obligations	$1,000	$1,083	$—	$—	$2,083
Operating lease obligations	13	61	3	—	74

Total	$1,013	$1,144	$3	$—	$2,157

At June 30, 2010
Long-term debt obligations	$1,000	$1,833	$—	$—	$2,833
Operating lease obligations	31	32	11	—	74

Total	$1,031	$1,865	$11	$—	$2,907

Our primary investing activities are the origination and purchase of loans and the purchase of securities. Our primary financing activities consist of activity in deposit accounts and Federal Home Loan Bank advances. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits.

The following table presents our primary investing and financing activities during the periods indicated.

	Nine Months Ended March 31, 2011	Year Ended June 30,
		2010	2009
	(Dollars in thousands)
Investing activities:
Loans disbursed or closed, net of acquisition	$(58,948)	$(62,161)	$(49,275)
Loan principal repayments	60,957	42,991	33,524
Proceeds from maturities and principal repayments of securities	38,949	28,334	12,138
Proceeds from sales of securities available-for-sale	29,665	20,557	1,550
Purchases of securities	(77,676)	(91,931)	(51,349)
Capital expenditures, net of acquisition	(408)	(796)	(163)

Financing activities:
(Decrease) increase in deposits, net of acquisition	(13,185)	37,258	18,842
Repayments of Federal Home Loan Bank advances	(750)	(1,000)	(1,000)

Dividends paid to stockholders	(985)	(1,170)	(1,096)
Repurchases of common stock	(37)	(80)	(325)

Capital Management. United Community Bank is subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At March 31, 2011, the Bank exceeded all of its regulatory capital requirements to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action at that date, as follows:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)

Total Risk-Based Capital Ratio	$48,549	17.26%	$22,505	8%	28,131	10%
Tier I Risk-Based Capital Ratio	45,033	16.01	11,252	4	16,879	6
Tier I Capital Ratio	45,033	9.58	18,801	4	23,502	5

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, letters of credit and lines of credit. For information about our loan commitments and unused lines of credit, see Note 15 of the notes to the consolidated financial statements. We currently have no plans to engage in hedging activities in the future.

For the nine months ended March 31, 2011 and years ended June 30, 2010 and June 30, 2009, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

The information required by this item is included in Note 1 to the consolidated financial statements included in this prospectus.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this report have been prepared in accordance with U.S. generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

OUR MANAGEMENT

Board of Directors

The Company’s board of directors currently consists of nine members. Directors Jerry W. Hacker, James D. Humphrey, Eugene B. Seitz, II, Ralph B. Sprecher and Richard C. Strzynski are all considered “independent” under the listing standards of The NASDAQ Stock Market. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between United Community, United Community Bank and its directors, including loans or lines of credit that the Bank has directly or indirectly made to directors. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of March 31, 2011. Based on their respective experiences, qualifications, attributes and skills set forth below, the board of directors determined that each current director should serve as a director.

Directors with Terms Ending in 2011:

William F. Ritzmann has served as President and Chief Executive Officer of the Bank since the merger of Perpetual Federal and Progressive Federal to form United Community Bank on April 12, 1999. Before the merger, Mr. Ritzmann served for 23 years as director, President and Managing Officer of Progressive Federal Savings Bank. Age 63. Director since 1975 (including term as a director of Progressive Federal Savings Bank).

Mr. Ritzmann’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the board valuable insight regarding the business and operation of the Bank. Mr. Ritzmann’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with his success and continued drive for responsible growth and excellence, over the past thirty-six years, position him well to continue to serve as our President and Chief Executive Officer.

Robert J. Ewbank has been a partner in the Lawrenceburg, Indiana, law firm of Ewbank & Kramer LLP since 1978. Age 61. Director since 1984 (including term as a director of Progressive Federal Savings Bank).

Mr. Ewbank’s legal experience as a partner of the firm Ewbank & Kramer LLP, affords the board in-depth knowledge and understanding of the issues facing the Bank and the Company and the unique skills needed to guide the Company and its management effectively. Through Mr. Ewbank’s experience as owner of Ewbank Land Title Company, Mr. Ewbank also offers the board management experience in the small firm setting and critical experience in real estate matters. In addition, with over twenty-five years of service on the Board, Mr. Ewbank brings significant knowledge of the Company’s and the Bank’s business and history to the board.

Richard C. Strzynski has been a self-employed certified public accountant in Aurora, Indiana since 1979. Age 63. Director since 1993 (including term as a director of Progressive Federal Savings Bank).

Mr. Strzynski’s experience as a self-employed certified public accountant provides the board with critical experience in accounting matters and understanding of business financial statements. In addition, Mr. Strzynski’s familiarity with and participation in our local community through various community organizations has allowed him to develop strong ties to the community, providing the board with valuable insight regarding the local business and consumer environment.

James D. Humphrey has served as the Judge of the Circuit Court of Dearborn and Ohio Counties, Indiana since January 1, 1999. Age 52. Director since 2011.

Mr. Humphrey’s legal experience, including his service as the Judge of the Circuit Court, provides the board with the legal knowledge necessary to assess issues facing the board effectively. In addition, Mr. Humphrey’s involvement in community organizations and local political matters is a vital component of a well-rounded board.

Directors with Terms Ending in 2012:

Jerry W. Hacker served as the owner and President of Dee’s Delights, Inc., a miniatures wholesaling company from 1983 until 2006. He is now retired. Age 67. Director since 1987 (including term as a director of Perpetual Federal Savings and Loan Association).

As the former owner and President of Dee’s Delights, Inc., Mr. Hacker provides the board with essential business and management experience, as well as, valuable leadership capability. Mr. Hacker’s twenty-three years of service on the board also provides the board with substantial knowledge of the Company’s and the Bank’s business and history. In addition, Mr. Hacker’s continued involvement in community organizations and local matters is a vital component of a well-rounded board.

Ralph B. Sprecher is Chairman of the Board. He previously was the Vice President of Midwest Operations for Joseph E. Seagram & Sons, Inc., a beverage distribution company, and is now retired. Age 69. Director since 1993 (including term as a director of Perpetual Federal Savings and Loan Association).

Mr. Sprecher has considerable management and operational experience through thirty-five years of business experience with Joseph E. Seagram & Sons, Inc., including his role as Vice President of Midwest Operations. In addition, Mr. Sprecher provides valuable local community insight through his familiarity and participation in our community through various local organizations.

Directors with Terms Ending in 2013:

Eugene B. Seitz, II is an officer and co-owner of Seitz Agency, Inc., an insurance agency. Mr. Seitz also serves as Assistant Secretary of the board of directors. Mr. Seitz’s brother, G. Michael Seitz, II, also serves on the board of directors and Mr. Seitz’s cousin, James W. Kittle, is a Senior Vice President of Lending with the Bank. Age 54. Director since 1995 (including term as a director of Perpetual Federal Savings and Loan Association).

Mr. Seitz provides the Board with extensive marketing and operational knowledge through his experience as an officer and co-owner of Seitz Agency, Inc., a long-standing insurance agency in our local market. Mr. Seitz also has considerable management experience within the insurance industry and knowledge of the corporate governance practices necessary to guide management. Mr. Seitz’s experience in dealing with the insurance needs of the agency’s clients, his lifelong residency and community involvement provide the Board with significant knowledge regarding the communities in which the Bank operates.

G. Michael Seitz is an officer and co-owner of Seitz Agency, Inc., an insurance agency. Mr. Seitz also serves as Secretary of the board of directors. Mr. Seitz’s brother, Eugene B. Seitz, II also serves on the board of directors and Mr. Seitz’s cousin, James W. Kittle, is a Senior Vice President of Lending with the Bank. Age 63. Director since 1971 (including term as a director of Progressive Federal Savings Bank).

As an officer and co-owner of Seitz Agency, Inc., a long-standing insurance agency in our local market, Mr. Seitz provides the board with significant management, strategic and operational expertise. Through his role as an officer and co-owner Seitz Agency, Inc., Mr. Seitz provides the board with essential knowledge and understanding of the local business environment. In addition, Mr. Seitz’s thirty-nine years of dedicated service on the Bank’s board of directors provides the board with invaluable expertise and knowledge of the Bank’s business and its history.

Elmer G. McLaughlin has served as Executive Vice President and Chief Operating Officer of the Bank since the merger of Perpetual Federal and Progressive Federal to form United Community Bank on April 12, 1999. Before the merger, Mr. McLaughlin served for nine years as President, and 19 years as a director, of Perpetual Federal Savings and Loan Association, and was Executive Vice President and head of Operations and senior loan officer of Perpetual Federal from 1978 until 1990. Mr. McLaughlin is the brother of W. Michael McLaughlin, a Senior Vice President of Operations at the Bank. Age 59. Director since 1980 (including term as a director of Perpetual Federal Savings and Loan Association).

As Executive Vice President and Chief Operating Officer Mr. McLaughlin successfully assisted the Bank in its mutual-to-stock conversion and navigated the various issues facing financial institutions and public companies during one of the most challenging economic periods in recent history. Mr. McLaughlin’s thirty-four years of experience as an employee and officer of United Community Bank, provides the board with valuable expertise and knowledge of all aspects of the business and its history. In addition, Mr. McLaughlin’s lifelong residency and community involvement in our area make him a vital part of our board.

Executive Officers

Our executive officers are elected by the board of directors and serve at the board’s discretion. The following individuals currently serve as executive officers of United Community Bancorp and United Community Bank and will serve in the same positions with new United Community Bancorp following the conversion and the offering.

Name	Position
William F. Ritzmann	President and Chief Executive Officer of United Community Bancorp, United Community MHC and United Community Bank

Elmer G. McLaughlin	Executive Vice President, Chief Operating Officer and Corporate Secretary of United Community Bancorp, United Community MHC and United Community Bank

James W. Kittle	Senior Vice President, Lending of United Community Bank

Vicki A. March, CPA	Senior Vice President, Chief Financial Officer and Treasurer of United Community Bancorp, United Community MHC and United Community Bank

W. Michael McLaughlin	Senior Vice President, Operations of United Community Bank

Michael B. Shannon, CPA	Vice President and Controller of United Community Bancorp and United Community Bank

Below is information regarding the executive officers who are not also directors. Unless otherwise stated, each executive officer has held his current position for at least the last five years. Ages presented are as of March 31, 2011.

James W. Kittle has served as Senior Vice President, Lending of the Bank since 1980. Age 53.

Vicki A. March has served as Chief Financial Officer, Treasurer and Senior Vice President, Finance, of the Bank since 1999 and for United Community Bancorp since its inception in March 2006. Ms. March previously served as Treasurer of the Bank from 1980 to 1999. Age 55.

W. Michael McLaughlin has served as Senior Vice President, Operations of the Bank since 1983. Age 52.

Michael B. Shannon has served as Vice President and Controller of United Community Bancorp since March, 2011, and for United Community Bank since 2007. Prior to that time, Mr. Shannon worked in public accounting for over five years for two major international firms and for a year as internal auditor with a regional bank. Age 33.

Board Leadership Structure

The board of directors has determined that the separation of the offices of Chairman of the board and President and Chief Executive Officer enhances board independence and oversight. Moreover, the separation of the Chairman of the board and President and Chief Executive Officer allows the President and Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing stockholder value and expanding and strengthening the Company’s franchise while allowing the Chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Ralph B. Sprecher serves as Chairman of the board of directors. Mr. Sprecher is independent under the listing requirements of The NASDAQ Stock Market.

The Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. The Chairman of the board and independent members of the board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Director Compensation—For the 2010 Fiscal Year

The following table provides the compensation received by individuals who served as non-employee directors of United Community Bancorp during the 2010 fiscal year. The table excludes perquisites which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert J. Ewbank	25,000	7,076	3,637	1,048	36,761
Jerry W. Hacker	25,000	7,076	3,637	1,048	36,761
Anthony C. Meyer (4)	25,000	7,076	3,637	1,048	36,761
Eugene B. Seitz, II	27,250	7,076	3,637	1,048	39,011
G. Michael Seitz	28,500	7,076	3,637	1,048	40,261
Richard C. Strzynski	25,000	7,076	3,637	1,048	36,761
Ralph B. Sprecher	29,900	7,076	3,637	1,048	41,661

(1)	Reflects the compensation expense recognized in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each director based upon the Company’s stock price of $11.53 as of the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At June 30, 2010, the Equity Incentive Plan Trust held 1,991 shares of unvested restricted stock for each of the non-employee directors.
(2)	Reflects the compensation expense recorded in accordance with FASB ASC Topic 718 on outstanding stock option awards for each of the non-employee directors, based upon a fair value of each option of $2.37 using the Black-Scholes option pricing model. The stock options vest ratably over a five-year period which began on January 2, 2008. At June 30, 2010, each director held an unvested stock option for 4,976 shares of Company common stock.
(3)	Represents dividends paid on stock awards that vested in fiscal 2010 and life insurance premiums.
(4)	Anthony C. Meyer retired as director from the Boards of Directors of the Company and the Bank on June 30, 2010.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on the Boards of Directors of United Community Bancorp and United Community Bank during fiscal 2011. Mr. Sprecher will also receive $4,900 annually for his service as Chairman of the Board, Mr. G. Michael Seitz will also receive $3,500 annually for his service as Secretary of the Board and Mr. Eugene Seitz will also receive $2,250 annually for his service as Assistant Secretary of the Board. Directors do not receive any fees for their service on the board of directors of United Community MHC. Employee-directors do not receive any retainers or fees for their services on the boards of directors.

Annual retainer for United Community Bancorp.	$5,000
Annual retainer for United Community Bank	$14,800
Annual fee for service on committees of United Community Bank	$5,200

Directors Retirement Plan. The Bank sponsors a directors retirement plan for the purpose of providing eligible directors with a cash benefit upon retirement. Under the plan, a non-employee director who has completed at least three years of service with the Bank and has attained the designated “benefit age” (ranging from age 72 years to age 80 years and 9 months) set forth in an individual agreement under the plan will receive a retirement benefit of $20,000 per year for ten years, payable in monthly installments. A participating director may also receive an early retirement benefit upon termination of service following completion of at least three years of participation in the plan and attainment of age 65. The early retirement benefit equals $10,000 per year for ten years upon retirement after age 65 but before age 68, or $15,000 per year for ten years upon retirement after age 68 but before the designated benefit age. Upon the death of a director who has begun receiving benefits under the plan, the Bank will pay any remaining benefits to the director’s designated beneficiary. If the director dies while still in service as a director of the Bank, the Bank will pay the director’s beneficiary the survivor benefit set forth in the director’s individual joinder agreement under the plan. Upon termination of service in connection with a change in control, a participating director becomes entitled to the same retirement benefit the director would have received if he remained in service until reaching his designated benefit age, payable over a ten-year period. The plan also provides that the Board may approve a disability benefit equal to the actuarially-determined annuitized value of a director’s benefit under the plan upon a termination of service due to disability. In addition to the above benefits, the plan provides the director’s beneficiary with a separate lump sum benefit of $10,000 for the payment of funeral expenses. In consideration for the benefits provided under the plan and outlined above, participating directors agree not to engage in certain competitive business activities while serving on the board or following termination of service for reasons other than a change in control. No benefits are payable under the plan upon a termination of service for cause. Directors G. Michael Seitz, Sprecher, Hacker, Strzynski, Ewbank and Eugene B. Seitz currently participate in the plan.

Executive Compensation

Summary Compensation Table. The following table provides information concerning total compensation earned or paid to United Community Bancorp’s principal executive officer and the two other most-highly compensated executives for the fiscal years indicated. These three officers are referred to as the “named executive officers” in this document.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Nonqualified Deferred Compensation ($)	All Other Compensation (4)	Total ($)
William F. Ritzmann	2010	$144,948	$11,453	$37,745	$19,396	$6,000	$155,334	$374,876
President and Chief Executive Officer	2009	142,106	—	63,248	32,502	—	163,463	401,319

Elmer G. McLaughlin	2010	124,364	10,536	28,308	14,547	—	105,345	285,140
Executive Vice President, Chief Operating Officer and Corporate Secretary	2009	121,925	—	47,436	24,376	—	107,093	300,830

James W. Kittle	2010	97,218	9,328	20,052	10,304	—	57,333	194,235
Senior Vice President, Lending	2009	95,312	—	33,601	17,267	—	58,233	204,413

(1)	Reflects amounts earned under the cash profit-sharing plan and the cash bonus program.
(2)	This amount reflects the aggregate grant date fair value for outstanding restricted stock awards granted during the year, computed in accordance with FASB ASC Topic 718. The amounts were calculated based on the Company’s stock price as of the date of grant, which was $11.53. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(3)	This amount reflects the aggregate grant date fair value for outstanding stock option awards granted during the year, computed in accordance with FASB ASC Topic 718. For information on the assumptions used to compute the fair value, see Note 8 to the Notes to the Financial Statements contained elsewhere in this prospectus. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(4)	Details of the amounts reported in the “All Other Compensation” column are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer:

Item	William F. Ritzmann	Elmer G. McLaughlin	James W. Kittle
Employer matching contribution to 401(k) plan	$8,321	$8,740	$6,215
Market value of allocations under the employee stock ownership plan	21,546	20,009	13,538
Value of insurance premiums under endorsement method split-dollar life insurance arrangement	663	783	765
Dividends paid on restricted stock awards	5,415	4,061	2,877
Value of shares of Company Stock credited to supplemental executive retirement plan (“SERP”)	—	—	—
Contributions to Supplemental Retirement Income Agreement Trust (“SRIAT”)	75,633	46,455	21,500
Tax indemnification payment for income recognized on contributions to SRIAT	43,756	25,297	12,438
Total	$155,334	$105,345	$57,333

Employment Agreements. United Community and the Bank are both parties to substantially similar employment agreements with Messrs. Ritzmann and McLaughlin and the Bank is a party to an employment agreement with Mr. Kittle.

The employment agreements with Messrs. Ritzmann and McLaughlin each provide for a three-year term, and the employment agreement with Mr. Kittle has a two-year term. Each year, we may extend the term of the employment agreements for an additional one-year period. The agreements provide for base salaries, which for 2010 were $144,948, $124,364 and $97,218 for Messrs. Ritzmann, McLaughlin and Kittle, respectively. In addition to base salary, the employment agreements provide for, among other things, participation in stock-based benefit plans, retirement plans and fringe benefits. Following the conversion and offering, new United Community Bancorp will enter into new employment agreements with Messrs. Ritzmann and McLaughlin to reflect the change in our corporate structure.

United Community or the Bank will pay or reimburse the executive for reasonable costs and legal fees resulting from any dispute or question of interpretation relating to his employment agreement, provided the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that United Community or the Bank will indemnify the executives to the fullest extent legally allowable. For Messrs. Ritzmann and McLaughlin, amounts due under the employment agreements may be paid by either United Community or the Bank, as appropriate, but they will not receive duplicative payments under both agreements.

The employment agreements provide Messrs. Ritzmann, McLaughlin and Kittle with certain severance payments and benefits continuation upon termination of employment. The employment agreements provide that United Community or the Bank may terminate an executive’s employment for cause, as described in the employment agreements, at any time, with no further benefits payable following such termination. If United Community or the Bank terminates an executive’s employment for reasons other than for death, cause or in connection with a change in control, the executive or, upon his death, his beneficiary, will receive a payment equivalent to his base salary for the remaining term of the agreement, plus the value of the cash bonus paid to the executive during the 12-month period preceding termination of employment. The executive will also receive continued health, life, disability and other benefits through the earlier of the agreement expiration date or coverage by another employer. Upon the executive’s death during the agreement term, the agreement will automatically expire and the executive’s estate will receive the salary the executive would have received through the last day of the third month following the month in which he died.

The employment agreements provide that if the executive voluntarily terminates employment without written consent of United Community or the Bank, other than with “good reason” in connection with a change in control, as defined in the agreement, the executive shall not engage in competition with United Community or the Bank within Dearborn County or within 30 miles of the principal business of United Community or the Bank.

Upon the executive’s involuntary termination or constructive termination (i.e., a voluntary termination with “good reason,” under circumstances described in the agreement) within one year following a change in control, the executive will receive an amount equal to the product of 2.99 and the executive’s “base amount,” as defined under Internal Revenue Code Section 280G. Under Internal Revenue Code Section 280G, the base amount equals the executive’s average annual taxable compensation over the five taxable years preceding the change in control. The executive will also receive continued coverage under all health, life, disability and other benefit plans until the earlier of the expiration of the agreement term or the date the executive becomes covered under another employer’s benefit plans.

Internal Revenue Code Section 280G provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct the payments in excess of the base amount. The employment agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Supplemental Executive Retirement Plan. The Bank maintains a supplemental executive retirement plan which provides participants with retirement benefits that cannot be provided under the 401(k) Plan and/or the ESOP as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for the Code limitations. In addition to providing benefits that would otherwise be lost as a result of the Internal Revenue Code limitations on tax-qualified plans, the supplemental executive retirement plan also provides supplemental benefits upon a change in control before the scheduled repayment of the ESOP loans. Messrs. Ritzmann and McLaughlin currently participate in the supplemental executive retirement plan.

Executive Supplemental Retirement Income Agreements. The Bank has entered into Executive Supplemental Retirement Income Agreements with each of the named executive officers for the purpose of providing each executive with additional income following the executive’s retirement or other termination of service based on the value of the contributions made to the trust and the earnings on those contributions. The Bank established an irrevocable trust in connection with each arrangement. The trusts are funded with contributions from the Bank for the purpose of meeting the Bank’s obligations under the Executive Supplemental Retirement Income Agreements. The respective trust assets are beneficially owned by each individual with an Executive Supplemental Retirement Income Agreement and, thus, each individual recognizes taxable income with respect to contributions made to the trust. The Bank reimburses the executives each year for income taxes paid by the executives with respect to trust contributions. Earnings on the trust’s assets are taxable to those individuals who maintain an executive supplemental retirement agreement with the Bank.

The Executive Supplemental Retirement Income Agreements require each executive to adhere to a non-competition agreement following termination of employment. In the event our executive breaches the non-competition agreement all payments under the Executive Supplemental Retirement Income Agreement will cease.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested as of June 30, 2010 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
William F. Ritzmann	39,813	26,544	$11.53	12/14/16	—	—
Elmer G. McLaughlin	29,862	19,906	11.53	12/14/16	—	—
James W. Kittle	21,153	14,100	11.53	12/14/16	—	—

(1)	The market value of unvested restricted stock is based upon the closing price of the Company’s common stock on March 31, 2011, of $7.25 per share. Restricted stock awards and stock options vest equally over a five-year period commencing on the first anniversary of the date of grant.

2006 Equity Incentive Plan

The United Community Bancorp 2006 Equity Incentive Plan was adopted by our board of directors and approved by our stockholders in November 2006. Pursuant to the 2006 Equity Incentive Plan the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Equity Incentive Plan is 580,630. Of the total shares available, 414,736 may be issued in connection with the exercise of stock options and 165,894 may be issued as restricted stock. The maximum number of shares of common stock that may be covered by options granted under the Equity Incentive Plan to any one person during any one calendar year is 103,684. The purpose of the 2006 Equity Incentive Plan is to promote United Community Bancorp’s success by linking the personal interests of its employees, officers and directors to those of United Community Bancorp’s stockholders, and by providing participants with an incentive for outstanding performance. The 2006 Equity Incentive Plan is further intended to provide flexibility to United Community Bancorp in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of United Community Bancorp’s operation is largely dependent. The 2006 Equity Incentive Plan is administered by the Compensation Committee of United Community Bancorp’s board of directors, which has the authority to determine the eligible directors or employees to whom awards are to be granted, the number of awards to be granted, the vesting of the awards and the conditions and limitations of the awards.

As of March 31, 2011, options for 346,304 shares were outstanding and options for 41,475 shares remained available for future option grants under the plan. None of the options granted under the plan have been exercised. As of March 31, 2011, 149,297 shares of restricted stock had been granted and 16,597 shares remained available for future restricted stock awards under the plan.

The 2006 Equity Incentive Plan provides that in the event any merger, consolidation, share exchange or other similar corporate transaction affects the shares of United Community Bancorp in such a manner that an adjustment is required to preserve the benefits available under the plan, the committee administering the plan has the authority to adjust the number of shares which may be granted, the number of shares subject to restricted stock awards or outstanding stock options, and the exercise price of any stock option grant. As a result, upon completion of the conversion and offering, outstanding shares of restricted stock and options to purchase shares of United Community Bancorp common stock will be converted into and become shares of restricted stock and options to purchase shares of new United Community Bancorp common stock. The number of shares which will be available for future restricted stock and option awards under the 2006 Equity Incentive Plan, the number of shares of restricted stock and the number of shares of common stock to be received upon exercise of these options and the related exercise price all will be adjusted for the exchange ratio in the conversion. The aggregate exercise price, duration and vesting schedule of these awards will not be affected. Upon completion of the conversion and offering, new United Community Bancorp will file a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the shares that may be issued upon the exercise of options to purchase shares of new United Community Bancorp common stock and shares which will be distributed upon the vesting of restricted stock awards that have been granted or will be granted under the 2006 Equity Incentive Plan.

Future Equity Incentive Plan

Following the offering, new United Community Bancorp plans to adopt an equity incentive plan that will provide for grants of stock options and restricted stock. Under this plan, if implemented within 12 months following the completion of the conversion, we intend to reserve for the grant of stock options an amount up to 5.4% of the number of shares sold in the offering and for grants of restricted stock awards an amount equal to 1.9% of the shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 392,130 shares, assuming 3,215,486 shares are issued in the offering, to 530,549 shares, assuming 4,350,364 shares are issued in the offering. If the new equity incentive plan is adopted more than 12 months after the completion of the conversion, restricted stock awards and stock option grants under the plan may exceed the percentage limitations set forth above.

New United Community Bancorp may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of common stock. The issuance of additional shares after the offering would dilute the interests of existing stockholders. See “Pro Forma Data.”

New United Community Bancorp will grant all stock options at an exercise price no less than 100% of the fair market value of the stock on the date of grant. New United Community Bancorp will typically grant restricted stock awards at no cost to recipients. We adopt the plan within the first anniversary of the offering, restricted stock awards and stock options will generally vest ratably over a five-year period (or as otherwise permitted by the Office of Thrift Supervision), but new United Community Bancorp may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of new United Community Bancorp.

The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations except to the extent waived by the Office of Thrift Supervision. We will submit the equity incentive plan to stockholders for their approval not less than six months after completion of the conversion and offering, at which time we will provide stockholders with detailed information about the plan.

Policies and Procedures for Approval of Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of the Company or the immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $25,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by United Community to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Pursuant to the Audit Committee Charter, the Audit Committee periodically reviews for approval all of the Company’s and the Bank’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. In accordance with banking regulations and its policy, the board of directors also reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Bank’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to the Bank’s Code of Ethics and Business Conduct, all executive officers and directors of the Bank must disclose any existing or potential conflicts of interest to the Chief Executive Officer of the Bank. Such potential conflicts of interest include, but are not limited to, the following: (i) the Bank conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest, and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Bank.

Nine Months Ended March 31, 2011

The aggregate amount of loans granted by the Bank to its executive officers and directors was $4.0 million at March 31, 2011, or approximately 7.41% of stockholders’ equity. These loans were performing according to their original terms at March 31, 2011.

The Bank has an employee loan program whereby employees, including executive officers, and directors, may obtain loans with preferential interest rates compared to those prevailing at the time for comparable loans with persons not related to the Bank. The following information is furnished for outstanding loans made by the Bank to related persons (directors, executive officers and their immediate family members) under the United Community Bank employee loan program as of March 31, 2011:

Name	Largest Aggregate Principal Outstanding at March 31, 2011 ($)	Principal Outstanding at March 31, 2011 ($)	Principal Paid During Fiscal 2011 ($)	Interest Paid During Fiscal 2011 ($)	Interest Rate Payable (%)
William F. Ritzmann	22,750	22,733	13	557	2.145
President and Chief Executive Officer	2,498	—	2,498	21	1.100
	100,000	87,392	12,608	982	1.168
	121,396	117,521	3,875	1,312	1.629

Total		227,646

Matthew P. Ritzmann	316,529	310,775	5,754	8,654	3.442
Son of William F. Ritzmann and employee of United Community Bank	272,518	270,408	6,215	3,456	1.280
	13,318	11,619	1,699	902	10.500
	29,951	29,948	3	686	3.168

Total		622,750

Ralph B. Sprecher	372,758	365,264	7,494	5,904	1.708

Chairman of the Board
Total		365,264

Robert J. Ewbank	75,691	75,691	—	2,668	5.250
Director	215,327	209,174	6,153	3,457	1.708
	238,620	230,486	8,134	10,597	6.000
	8,221	—	8,221	78	1.755

Total		515,351

Elmer G. McLaughlin	108,482	105,267	3,215	1,331	1.522
Executive Vice President and Chief Operating Officer	99,000	99,000	—	1,036	1.168
	135,112	134,091	1,117	1,175	1.897

Total		338,358

Eugene B. Seitz, II	172,619	168,376	4,243	2,706	1.958
Director	53,440	53,169	(33)	683	1.668

Total		221,545

James W. Kittle	94,585	91,195	3,390	1,170	1.442
Senior Vice President	37,168	31,095	6,073	669	2.208
	92,171	88,841	3,330	982	1.168

Total		211,131

W. Michael McLaughlin	116,112	104,364	11,748	1,302	1.458
Senior Vice President	13,996	—	13,996	13	1.575
	57,155	56,657	498	591	1.168
	17,903	17,903	(17,903)	122	1.168

Total		178,924

Brenda Wheat	151,416	144,789	6,627	2,937	1.280
Stepdaughter of Elmer G. McLaughlin	83,685	83,969	(701)	901	1.168

Total		228,758

Name	Largest Aggregate Principal Outstanding at March 31, 2011 ($)	Principal Outstanding at March 31, 2011 ($)	Principal Paid During Fiscal 2011 ($)	Interest Paid During Fiscal 2011 ($)	Interest Rate Payable (%)
Jerry W. Hacker	567,355	544,542	22,813	27,587	6.500

Director
Total		544,542

Richard C. Strzynski	21,696	15,312	6,384	283	1.904
Director	21,272	17,614	(1,342)	278	1.668

Total		32,926

G. Michael Seitz	5,809	—	5,809	36	1.755

Director
Total		—

Anthony C. Meyer	27,310	—	27,310	437	1.958
Former Director	15,797	102,000	15,797	229	1.668

Total	102,000	102,000	—	—	1.708

James D. Humphrey	105,425	94,914	10,511	4,677	5.500
Director	68,312	67,353	1,000	40	2.668

Total		162,267

Michael B. Shannon	207,602	203,489	4,113	2,578	1.208

Vice President and Controller
Total		203,489

Total for all executive officers, directors and related persons		$3,954,951

Other Transactions—Nine Months Ended March 31, 2011. Ewbank & Kramer LLP of Lawrenceburg, Indiana, of which Robert J. Ewbank is a partner, performs legal services for the Bank. Mr. Ewbank is also President and owner of Ewbank Land Title, Inc., which performs title searches and provides title insurance for loans that the Bank originates. Mr. Ewbank’s wife is the owner of Working Environments, Inc., which provides the Bank with interior design and decorating services for its offices. As of March 31, 2011, the Bank paid a total of $46,000 in legal fees to Ewbank & Kramer LLP, $420,000 to Ewbank Land Title, Inc. for title searches and title insurance and $274,000 to Working Environments, Inc. for interior design and decorating services including furnishings for the Bank’s offices. We believe that the fees paid to Ewbank & Kramer LLP, Ewbank Land Title, Inc. and Working Environments, Inc. were based on normal terms and conditions as would apply to unaffiliated clients of those firms. There are no other transactions or series of similar transactions between the Bank and any director or executive officer in which the amount involved exceeds $120,000 since the beginning of the Bank’s last fiscal year, or which are currently proposed.

Fiscal Year Ended June 30, 2010

The aggregate amount of loans granted by the Bank to its executive officers and directors was $2.9 million at June 30, 2010, or approximately 5.2% of stockholders’ equity. These loans were performing according to their original terms at June 30, 2010.

The Bank has an employee loan program whereby employees, including executive officers, and directors, may obtain loans with preferential interest rates compared to those prevailing at the time for comparable loans with persons not related to the Bank. The following information is furnished for outstanding loans made by the Bank to related persons (directors, executive officers and their immediate family members) under the United Community Bank employee loan program as of June 30, 2010:

Name	Largest Aggregate Principal Outstanding for 2010 ($)	Principal Outstanding at June 30, 2010 ($)	Principal Paid During 2010 ($)	Interest Paid During 2010 ($)	Interest Rate Payable (%)
William F. Ritzmann	$126,194	$121,396	$4,798	$2,688	1.629%
President and Chief Executive Officer	100,000	100,000	—	1,818	1.522
	22,750	22,746	—	558	2.145
	2,498	2,498	—	13	1.150

Total		246,640

Matthew P. Ritzmann	323,379	316,529	6,850	13,458	3.858
Son of William F. Ritzmann and employee of United Community Bank	284,150	276,623	7,527	6,266	1.732
	21,193	—	21,193	544	2.841
	16,648	—	16,648	163	3.574
	15,097	13,318	1,779	1,159	10.500
	29,955	29,951	22,776	1,049	3.522

Total		636,421

Ralph B. Sprecher	235,332	—	235,332	6,152	2.277
Chairman of the Board	373,500	372,758	742	751	2.129
	65,950	—	67,950	1,356	2.129

Total		372,758

Robert J. Ewbank	222,707	215,005	7,380	6,373	2.168
Director	10,229	8,221	2,008	218	2.022
	250,023	238,620	11,403	15,656	6.000
	75,691	73,733	42	4,666	5.250

Total		535,579

Elmer G. McLaughlin	112,472	108,482	3,989	2,381	1.927
Executive Vice President and Chief Operating Officer	99,000	99,000	—	1,764	1.522
	135,816	135,208	608	4,223	2.740

Total		342,690

Eugene B. Seitz, II	177,831	172,619	5,211	4,614	2.420
Director	39,710	—	41,489	931	3.424

Total		172,619

James W. Kittle	99,022	94,585	4,437	2,148	1.858
Senior Vice President	96,252	92,171	10,042	1,708	1.522

Total		186,756

W. Michael McLaughlin	131,042	116,112	14,835	2,565	1.920
Senior Vice President	20,255	13,996	15,797	301	1.575
	57,155	57,155	187	1,025	1.522

Total		187,263

Brenda Wheat	$159,928	151,416	$8,511	$3,489	1.732
Stepdaughter of Elmer G. McLaughlin	83,997	83,268	11,022	1,589	1.458

Total		234,684

Jerry W. Hacker	598,065	567,355	30,758	40,442	6.500

Director
Total		567,355
Richard C. Strzynski	29,961	21,696	8,265	739	2.341
Director	19,697	16,272	4,425	425	2.022

Total		37,968

Name	Largest Aggregate Principal Outstanding for 2010 ($)	Principal Outstanding at June 30, 2010 ($)	Principal Paid During 2010 ($)	Interest Paid During 2010 ($)	Interest Rate Payable (%)
G. Michael Seitz	19,669	5,809	11,776	224	2.022

Director
Total		5,809
Vicki A. March	14,643	—	17,896	1,136	8.500
Chief Financial Officer and Treasurer		—

Total		234,684
Anthony C. Meyer	30,634	27,310	3,324	788	2.400
Former Director	19,308	15,797	3,826	412	1.958

Total		43,107

Michael B. Shannon	213,872	208,113	5,759	4,277	1.668

Vice President and Controller
Total		208,113
Total for all executive officers, directors and related persons		$3,777,762

Other Transactions—Fiscal 2010. Ewbank & Kramer LLP of Lawrenceburg, Indiana, of which Robert J. Ewbank is a partner, performs legal services for the Bank. Mr. Ewbank is also President and owner of Ewbank Land Title, Inc., which performs title searches and provides title insurance for loans that the Bank originates. Mr. Ewbank’s wife is the owner of Working Environments, Inc., which provides the Bank with interior design and decorating services for its offices. In fiscal 2010, the Bank paid a total of $48,017 in legal fees to Ewbank & Kramer LLP, $475,824 to Ewbank Land Title, Inc. for title searches and title insurance and $159,043 to Working Environments, Inc. for interior design and decorating services including furnishings for the Bank’s offices. We believe that the fees paid to Ewbank & Kramer LLP, Ewbank Land Title, Inc. and Working Environments, Inc. were based on normal terms and conditions as would apply to unaffiliated clients of those firms. There are no other transactions or series of similar transactions between the Bank and any director or executive officer in which the amount involved exceeds $120,000 since the beginning of the Bank’s last fiscal year, or which are currently proposed.

Fiscal Year Ended June 30, 2009

The aggregate amount of loans granted by the Bank to its executive officers and directors was $3.0 million at June 30, 2009, or approximately 5.5% of stockholders’ equity. These loans were performing according to their original terms at June 30, 2009.

The Bank has an employee loan program whereby employees, including executive officers, and directors, may obtain loans with preferential interest rates compared to those prevailing at the time for comparable loans with persons not related to the Bank. The following information is furnished for outstanding loans made by the Bank to related persons (directors, executive officers and their immediate family members) under the United Community Bank employee loan program as of June 30, 2009:

Name	Largest Aggregate Principal Outstanding for 2009 ($)	Principal Outstanding at June 30, 2009 ($)	Principal Paid During 2009 ($)	Interest Paid During 2009 ($)	Interest Rate Payable (%)
William F. Ritzmann	$130,372	$126,194	$4,178	$4,070	2.1680%
President and Chief Executive Officer	22,761	22,750	11	796	2.9850
	2,499	2,498	—	30	1.1500
	100,000	100,000	—	2540	1.9240

Total		251,442
Matthew P. Ritzmann	329,052	323,379	5,673	16,677	4.6760
Son of William F. Ritzmann and employee of United Community Bank	290,338	284,150	6,188	9,599	2.4780
	29,958	29,931	27	1,279	3.9270
	26,714	21,193	5,521	1,152	3.7130
	18,549	16,648	1,900	339	3.5740

Total		675,301
Ralph B. Sprecher	240,898	235,332	5,566	8,330	3.2620
Chairman of the Board	73,784	65,950	7,834	1,981	2.4240

Total		301,282
Robert J. Ewbank	229,032	222,707	6,325	9,538	2.9710
Director	73,732	73,732	—	4,440	6.5000
	258,682	250,023	8,659	14,195	6.0000
	12,633	10,229	2,404	356	2.4240

Total		556,691

Name	Largest Aggregate Principal Outstanding for 2009 ($)	Principal Outstanding at June 30, 2009 ($)	Principal Paid During 2009 ($)	Interest Paid During 2009 ($)	Interest Rate Payable (%)
Elmer G. McLaughlin	115,966	112,472	3,495	3,465	2.8120
Executive Vice President and Chief Operating Officer	99,000	99,000	—	2,423	1.9240
	136,111	135,816	295	5,364	3.4800

Total		347,288
Eugene B. Seitz, II	182,604	177,830	4,773	6,927	3.2440
Director	39,711	39,139	572	1,582	2.4240

Total		216,969
James W. Kittle	103,204	99,022	4,181	3,169	2.7040
Senior Vice President	99,963	95,856	4,106	2,446	1.9240

Total		194,878
W. Michael McLaughlin	144,046	130,947	13,099	4,023	2.7440
Senior Vice President	53,743	—	53,743	941	2.0580
	14,662	14,355	307	58	1.9240
	52,916	52,425	491	155	1.9240

Total		197,727
Brenda Wheat	166,460	159,928	6,533	5,467	2.4780
Stepdaughter of Elmer G. McLaughlin	80,511	75,554	4,957	2,906	1.9240

Total		235,482
Anthony C. Meyer	33,737	30,634	3,103	1,157	3.2440
Director	17,948	17,623	325	492	2.4240

Total		48,257
Jerry W. Hacker	630,019	598,065	31,954	40,046	6.5000

Director
Total		598,065
Richard C. Strzynski	37,828	29,961	7,867	1,289	3.2320
Director	21,317	19,698	1,619	526	2.4240

Total		49,659
G. Michael Seitz	38,384	11,585	26,799	668	2.4240

Director
Total		11,585
Vicki A. March	18,798	12,033	6,765	683	8.5000

Chief Financial Officer and Treasurer
Total		12,033
Michael B. Shannon	208,433	213,872	4,561	7,258	2.057

Vice President and Controller
Total		213,872
Total for all executive officers, directors and related persons		$3,844,581
Other Transactions—Fiscal 2009. Ewbank & Kramer LLP of Lawrenceburg, Indiana, of which Robert J. Ewbank is a partner, performs legal services for the Bank. Mr. Ewbank is also President and owner of Ewbank Land Title, Inc., which performs title searches and provides title insurance for loans that the Bank originates. Mr. Ewbank’s wife is the owner of Working Environments, Inc., which provides the Bank with interior design and decorating services for its offices. In fiscal 2009, the Bank paid a total of $52,500 in legal fees to Ewbank & Kramer LLP, $385,017 to Ewbank Land Title, Inc. for title searches and title insurance and $5,052 to Working Environments, Inc. for interior design and decorating services including furnishings for the Bank’s offices. We believe that the fees paid to Ewbank & Kramer LLP, Ewbank Land Title, Inc. and Working Environments, Inc. were based on normal terms and conditions as would apply to unaffiliated clients of those firms. During fiscal 2009, the Bank received certain insurance coverage from Seitz Agency, Inc., an insurance agency of which G. Michael Seitz and Eugene B. Seitz, both directors of the Bank and the Company, are officers and co-owners. The Bank made payments of approximately $138,255 to Seitz Agency, Inc. during fiscal 2009. There are no other transactions or series of similar transactions between the Bank and any director or executive officer in which the amount involved exceeds $120,000 since the beginning of the Bank’s last fiscal year, or which are currently proposed.

Fiscal Year Ended June 30, 2008

The aggregate amount of loans granted by the Bank to its executive officers and directors was $3.0 million at June 30, 2008, or approximately 5.5% of stockholders’ equity. These loans were performing according to their original terms at June 30, 2008.

The Bank has an employee loan program whereby employees, including executive officers, and directors, may obtain loans with preferential interest rates compared to those prevailing at the time for comparable loans with persons not related to United Community Bank. The following information is furnished for outstanding loans made by the Bank to related persons (directors, executive officers and their immediate family members) under the United Community Bank employee loan program as of June 30, 2008:

Name	Largest Aggregate Principal Outstanding for 2008 ($)	Principal Outstanding at June 30, 2008 ($)	Principal Paid During 2008 ($)	Interest Paid During 2008 ($)	Interest Rate Payable (%)
William F. Ritzmann	$134,239	$130,372	$3,868	$4,731	3.17%
President and Chief Executive Officer	22,784	22,761	23	1,778	3.53
	2,500	2,499	1	47	1.25
	100,000	100,000	—	3,421	2.81

Total		255,632
Matthew P. Ritzmann	333,989	329,052	4,936	18,561	5.74
Son of William F. Ritzmann and employee of United Community Bank	296,097	290,338	5,759	10,415	3.76
	29,999	26,669	4,831	661	4.81
	9,187	—	9,187	150	3.47
	29,334	26,714	2,620	686	4.76

Total		672,773
Ralph B. Sprecher	247,034	240,898	6,136	10,605	4.26
Chairman of the Board	63,190	58,866	12,784	2,516	3.31

Total		299,764
Robert J. Ewbank	234,964	229,032	5,931	9,456	3.97
Director	15,424	12,633	2,791	593	3.31

Total		241,665
Elmer G. McLaughlin	119,152	115,966	3,185	4,099	3.67
Executive Vice President and Chief Operating Officer	99,000	99,000	—	3,571	2.81
	136,325	136,111	214	2,846	4.41
	123,308	—	123,308	3,943	5.52
	172,309	166,460	5,849	6,010	3.76
	83,222	75,787	7,435	3,415	4.07

Total		593,324
Eugene B. Seitz, II	36,851	—	36,851	408	3.67
Director	185,000	182,604	2,396	5,371	4.20
	99,678	—	99,678	1,456	4.20
	39,062	38,982	450	938	4.31

Total		221,586
James W. Kittle	106,920	103,204	3,717	3,658	3.70
Senior Vice President	98,810	98,810	8,819	3,181	2.81

Total		202,014
W. Michael McLaughlin	155,577	144,046	11,531	5,402	3.71
Senior Vice President	44,717	44,686	18,573	1,638	2.81

Total		188,732
Brenda Wheat	172,309	166,460	5,849	6,010	3.76
Stepdaughter of Elmer G. McLaughlin	83,222	75,787	7,435	3,415	4.07

Total		242,247
Michael B. Shannon	222,656	218,433	4,223	7,939	3.471

Vice President and Controller
Total		218,433
Total for all executive officers, directors and related persons		$3,705,515

Other Transactions—Fiscal 2008. Ewbank & Kramer LLP of Lawrenceburg, Indiana, of which Robert J. Ewbank is a partner, performs legal services for the Bank. Mr. Ewbank is also President and owner of Ewbank Land Title, Inc., which performs title searches and provides title insurance for loans that the Bank originates. Mr. Ewbank’s wife is the owner of Working Environments, Inc., which provides the Bank with interior design and decorating services for its offices. In fiscal 2008, United Community Bank paid a total of $51,305 in legal fees to Ewbank & Kramer LLP, $300,329 to Ewbank Land Title, Inc. for title searches and title insurance and $191,442 to Working Environments, Inc. for interior design and decorating services including furnishings for United Community Bank offices. We believe that the fees paid to Ewbank & Kramer LLP, Ewbank Land Title, Inc. and Working Environments, Inc. were based on normal terms and conditions as would apply to unaffiliated clients of those firms. There are no other transactions or series of similar transactions between the Bank and any director or executive officer in which the amount involved exceeds $120,000 since the beginning of the Bank’s last fiscal year, or which are currently proposed.

Indemnification for Directors and Officers

United Community Bancorp’s articles of incorporation provide that United Community Bancorp must indemnify all directors and officers of United Community Bancorp against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of United Community Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of United Community Bancorp pursuant to its articles of incorporation or otherwise, United Community Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

STOCK OWNERSHIP

The following table provides information as of                     , 2011 about the persons and entities known to United Community Bancorp to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)
United Community MHC (2) 92 Walnut Street Lawrenceburg, Indiana 47025	4,655,200	59.3%

(1)	Based on 7,845,554 shares of the Company’s common stock outstanding and entitled to vote as of , 2011.
(2)	The members of the board of directors of United Community Bancorp and United Community Bank also constitute the board of directors of United Community MHC.

The following table provides information as of                     , 2011 about the shares of United Community Bancorp common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name	Number of Shares Owned		Options Exercisable Within 60 Days	Percent of Common Stock Outstanding (1)
Robert J. Ewbank	54,976	(5)	7,464	*	%
Jerry W. Hacker	34,976	(6)	7,464	*
James D. Humphrey	—		—	*
James W. Kittle	44,113	(2)((7)	21,153	*
Elmer G. McLaughlin	63,056	(2)(8)	29,862	1.4
William F. Ritzmann	73,377	(2)(3)	39,813	1.9
G. Michael Seitz	39,976		7,464	*
Eugene B. Seitz, II	36,076	(9)	7,464	*
Ralph B. Sprecher	31,976	(4)	7,464	*
Richard C. Strzynski	19,976		7,464	*
All directors and executive officers as a group (13 persons)	480,522		206,118	8.5%

*	Less than 1.0%.
(1)	Based on 7,845,554 shares of the Company’s common stock outstanding and entitled to vote as of , 2011.
(2)	Includes shares held in the reporting person’s 401(k) Plan account as follows: Mr. Ritzmann, 10,704 shares; Mr. Elmer G. McLaughlin, 27,291 shares; and Mr. Kittle, 6,320 shares. These amounts reflect ownership units in the employer stock fund of the 401(k) Plan, which consists of both issuer stock and a reserve of cash. The actual number of shares held by the individual may vary when such units are actually converted into shares upon distribution of the units to the individual.
(3)	Includes 14,783 shares held in Mr. Ritzmann’s individual retirement account and 6,059 shares allocated to Mr. Ritzmann’s account under the ESOP.
(4)	Includes 20,000 shares held in Mr. Sprecher’s individual retirement account.
(5)	Includes 5,300 shares held by Mr. Ewbank’s spouse and 29,700 shares held by one corporation controlled by Mr. Ewbank. Also includes 29,700 shares pledged as security.
(6)	Includes 9,000 shares held in Mr. Hacker’s individual retirement account and 6,000 shares held in Mr. Hacker’s spouse’s individual retirement account.
(7)	Includes 750 shares held in Mr. Kittle’s individual retirement account, 1,850 shares held in Mr. Kittle’s spouse’s individual retirement account and 3,975 shares allocated to Mr. Kittle’s account under the ESOP. Also includes 7,427 shares pledged as security.
(8)	Includes 6,650 shares held jointly with Mr. McLaughlin’s spouse and 5,858 shares allocated to Mr. McLaughlin’s account under the ESOP. Also includes 17,962 shares pledged as security.
(9)	Includes 5,640 shares held in Mr. Seitz’s individual retirement account and includes 5,000, 5,000 and 5,000 shares, respectively, held in three custodian accounts for Mr. Seitz’s children. Also includes 15,000 shares pledged as security.

SUBSCRIPTIONS BY EXECUTIVE OFFICERS AND DIRECTORS

The table below sets forth, for each of our directors and executive officers and for all of the directors and executive officers as a group, the following information:

•

the number of shares of United Community Bancorp common stock to be received in exchange for shares of new United Community Bancorp common stock upon consummation of the conversion and the offering, based upon their beneficial ownership of United Community Bancorp common stock as of                     , 2011;

•	the proposed purchases of new United Community Bancorp common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•	the total amount of new United Community Bancorp common stock to be held upon consummation of the conversion and the offering.

No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Offering—Limitations on Purchases of Shares.”

Name of Beneficial Owner	Number of Shares Received in Exchange for Shares of United Community Bancorp (2)	Proposed Purchases of Stock in the Offering (1)			Total Common Stock to be Held
		Number of Shares		Dollar Amount	Number of Shares (2)	Percentage of Total Outstanding (3)
Directors:
Robert J. Ewbank	37,966	12,500		$100,000	50,466	*	%
Jerry W. Hacker	24,154	—		—	24,154	*
James D. Humphrey	—	1,000		8,000	1,000	*
Elmer G. McLaughlin	43,546	3,125	(1)	25,000	46,671	*
William F. Ritzmann	50,674	3,125		25,000	53,799	*
G. Michael Seitz	27,607	6,250		50,000	33,857	*
Eugene B. Seitz, II	24,914	625		5,000	25,539	*
Ralph B. Sprecher	22,082	2,000		16,000	24,082	*
Richard C. Strzynski	13,795	—		—	13,795	*
Executive Officers Who Are Not Also Directors:
James W. Kittle	30,464	3,125	(1)	25,000	33,589	*
Vicki A. March	25,114	6,250	(1)	50,000	31,364	*
W. Michael McLaughlin	30,358	312		2,500	30,670	*
Michael B. Shannon	1,169	1,000	(1)	8,000	2,169	*

All Directors and Executive Officers as a group (12 persons)	331,843	39,312		$314,500	371,155	6.9%

*	Less than 1%.
(1)	Messrs. McLaughlin, Kittle and Shannon and Ms. March intend to purchase all shares through self-directed purchases within United Community Bank’s 401(k) plan. Such purchases will receive the same purchase priorities, and be subject to the same purchase limitations, as purchases made by such officers using other funds. Also includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Stock Ownership” and an exchange ratio calculated at the minimum of the offering range. Excludes shares that may be acquired upon the exercise of outstanding stock options.
(3)	Assuming shares are sold and the exchange ratio is calculated at the minimum of the offering range.

REGULATION AND SUPERVISION

General

United Community Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and by the Federal Deposit Insurance Corporation as the insurer of its deposits. United Community Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund managed by the Federal Deposit Insurance Corporation. United Community Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision to evaluate United Community Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on new United Community Bancorp and United Community Bank and their operations. New United Community Bancorp, as a savings and loan holding company, will be required to file certain reports with, is subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision.

Certain of the regulatory requirements that are or will be applicable to United Community Bank and new United Community Bancorp are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on United Community Bank and new United Community Bancorp and is qualified in its entirety by reference to the actual statutes and regulations.

The Dodd-Frank Act, signed by the President on July 21, 2010, provides for the regulation and supervision of federal savings associations like United Community Bank to be transferred to the Office of the Comptroller of the Currency, the agency that regulates national banks. The Office of the Comptroller of the Currency will assume primary responsibility for implementing and enforcing many of the laws and regulations applicable to federal savings associations. The transfer will occur over a transition period of up to one year from the July 21, 2010 effective date of the Dodd-Frank Act, subject to a possible six month extension. At the same time, the responsibility for supervising savings and loan holding companies like new United Community Bancorp will be transferred to the Federal Reserve Board. The Dodd-Frank Act also provides for the creation of a new agency, the Consumer Financial Protection Bureau, as an independent bureau of the Federal Reserve Board, to take over the implementation of federal consumer financial protection and fair lending laws from the depository institution regulators. However, institutions of $10 billion or fewer in assets will continue to be examined for compliance with such laws and regulations by, and subject to the enforcement authority of, the prudential regulator rather than the Consumer Financial Protection Bureau.

Federal Savings Institution Regulation

Business Activities. The activities of federal savings associations are governed by federal law and regulations. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. In particular, certain lending authority for federal savings institutions, e.g., commercial, nonresidential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

The Dodd-Frank Act authorizes depository institutions to pay interest on demand deposits effective July 31, 2011. Depending upon competitive responses, that charge could have an adverse impact on United Community Bank’s interest expense.

Capital Requirements. The OTS capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio; a 4% Tier 1 capital to total assets leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system); and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The OTS regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet activities, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the OTS capital regulation based on the risks believed inherent in the type of asset. Core (Tier 1) capital is generally defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital (Tier 2 capital) currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses, limited to a maximum of 1.25% of risk-weighted assets, and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

The OTS also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular circumstances. At March 31, 2011, United Community Bank met each of its capital requirements.

Prompt Corrective Regulatory Action. The OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the OTS is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date a savings institution is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company in an amount of up to the lesser of 5% of the savings association’s total assets when it was deemed to be undercapitalized or the amount necessary to achieve compliance with applicable capital regulations. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. Significantly and undercapitalized institutions are subject to additional mandatory and discretionary restrictions.

Insurance of Deposit Accounts. The Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors, with less risky institutions paying lower assessments. An institution’s assessment rate depends upon the category to which it is assigned. Effective April 1, 2009, assessment rates range from seven to 77.5 basis points. The Dodd-Frank Act requires the Federal Deposit Insurance Corporation to amend its assessment procedures to base assessments on total assets less tangible equity rather than deposits. The Federal Deposit Insurance Corporation has adopted a rule that implements the change during the second quarter of 2011. No institution may pay a dividend if in default of the federal deposit insurance assessment.

The FDIC imposed on all insured institutions a special emergency assessment of five basis points of total assets minus Tier 1 capital, as of June 30, 2009 (capped at ten basis points of an institution’s deposit assessment base), in order to cover losses to the Deposit Insurance Fund. That special assessment was collected on September 30, 2009.

In lieu of further special assessments, however, the Federal Deposit Insurance Corporation required insured institutions to prepay estimated quarterly risk-based assessments for the fourth quarter of 2009 through the fourth quarter of 2012. This pre-payment was due on December 30, 2009. The assessment rate for the fourth quarter of 2009 and for 2010 was based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 will be equal to the modified third quarter assessment rate plus an additional 3 basis points. In addition, each institution’s base assessment rate for each period was calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. Our prepayment amount was approximately $1.9 million. The prepayment was recorded as a prepaid expense asset as of December 30, 2009. As of December 31, 2009 and each quarter thereafter, a change to earnings will be recorded for each regular assessment with an offsetting credit to the prepaid asset.

Due to the recent difficult economic conditions, deposit insurance per account owner has been raised to $250,000 for all types of accounts. That level of coverage was made permanent by the Dodd-Frank Act. In addition, the FDIC adopted an optional Temporary Liquidity Guarantee Program by which, for a fee, non-interest bearing transaction accounts would receive unlimited insurance coverage until June 30, 2010, subsequently extended to December 31, 2010, and certain senior unsecured debt issued by institutions and their holding companies between October 13, 2008 and December 31, 2009 would be guaranteed by the FDIC through June 30, 2012, or in some cases, December 31, 2012. United Community Bank and its parent companies made the business decision to participate in both programs. The Dodd-Frank Act adopted unlimited coverage for certain non-interest bearing transactions accounts through December 31, 2012.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund. That payment is established quarterly and during the four quarters ending June 30, 2010 averaged 1.05 basis points of assessable deposits.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation must seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation.

The FDIC has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of United Community Bank. Management cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS (or the Office of the Comptroller of the Currency, after the Dodd-Frank Act regulatory restructuring). Management of United Community Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. Generally, subject to certain exceptions, a savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

QTL Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily one-to four-family mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered “qualified thrift investments.”

A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions. The Dodd-Frank Act subjects violations of the qualified thrift lender test to possible enforcement action for violation of law and imposes dividend restrictions on violating institutions.

As of March 31, 2011, United Community Bank met the qualified thrift lender test.

Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to stockholders of another institution in a cash-out merger. Under the regulations, an application to and prior approval of the OTS is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under OTS regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the OTS. If an application is not required, the institution must still provide prior notice to the OTS of the capital distribution if, like United Community Bank, it is a subsidiary of a holding company. In the event United Community Bank’s capital fell below its regulatory requirements or the OTS notified it that it was in need of increased supervision, United Community Bank’s ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. Federal law further provides that no insured depository institution may pay a dividend that causes it to fall below any applicable regulatory capital requirement or if it is in default of its FDIC deposit insurance assessment.

Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that a savings institution fails to meet any standard prescribed by the guidelines, the OTS may require the institution to submit an acceptable plan to achieve compliance with the standard.

Transactions with Related Parties. United Community Bank’s authority to engage in transactions with “affiliates” (e.g., any entity that controls or is under common control with an institution, including United Community Bancorp and any non-savings institution subsidiaries) is limited by federal law. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type specified by federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by a company to its executive officers and directors. However, the law contains a specific exception for loans by United Community Bank to its executive officers and directors in compliance with federal banking laws. Under such laws, United Community Bank’s authority to extend credit to executive officers, directors and 10% stockholders (“insiders”), as well as entities such persons control, is limited. The law limits both the individual and aggregate amount of loans United Community Bank may make to insiders based, in part, on United Community Bank’s capital position and requires certain board approval procedures to be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Additional restrictions apply to loans by United Community Bank to its executive officers.

Enforcement. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

The Office of the Comptroller of the Currency will assume the OTS’ enforcement authority over federal savings banks as part of the Dodd-Frank Act regulatory restructuring.

Assessments. Savings institutions are required to pay assessments to the OTS to fund the agency’s operations. The general assessments, paid on a semi-annual basis, are computed based upon the savings institution’s (including consolidated subsidiaries) total assets, condition and complexity of portfolio. The OTS assessments paid by United Community Bancorp and United Community Bank for the fiscal year ended June 30, 2010 and nine months ended March 31, 2011 totaled $115,000 and $122,000, respectively. The Office of the Comptroller of the Currency, which will be assuming the regulatory responsibilities of the OTS as to federal savings banks, similarly supports its operations through assessments on regulated institutions.

Federal Home Loan Bank System

United Community Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. United Community Bank, as a member of the Federal Home Loan Bank, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. United Community Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at March 31, 2011 of $2.0 million.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements, and general adverse operating results, could reduce the amount of dividends that the Federal Home Loan Banks pay to their members also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, United Community Bank’s net interest income would likely also be reduced.

Federal Reserve System

The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $55.2 million; a 10% reserve ratio is applied above $55.2 million. The first $6.7 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. The amounts are adjusted annually. United Community Bank complies with the foregoing requirements.

Other Regulations

United Community Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of United Community Bank also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check.

Holding Company Regulation

General. New United Community Bancorp will register with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision will have enforcement authority over new United Community Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to United Community Bank. As a unitary savings and loan holding company, new United Community Bancorp will be able to engage only in activities permitted to a financial holding company, which includes non-banking activities that the Federal Reserve Board has determined to be permissible for bank holding companies, as well as activities that the Office of Thrift Supervision has determined to be permissible for multiple savings and loan holding companies.

As part of the Dodd-Frank Act regulatory restructuring, the responsibilities of the Office of Thrift Supervision as to savings and loan holding companies are being transferred to the Federal Reserve Board. The Federal Reserve Board is the agency that regulates bank holding companies. The transfer will occur one year from the July 21, 2010 effective date of the Dodd-Frank Act subject to a possible six month extension.

A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company, without prior regulatory approval, and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings associations, factors considered include, among other things, the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive effects.

No acquisition may be approved that would result in a multiple savings and loan holding company controlling savings associations in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital Requirements. Savings and loan holding companies are not currently subject to specific regulatory capital requirements. The Dodd-Frank Act, however, requires the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. There is a five year transition period from the July 21, 2010 date of enactment of the Dodd-Frank Act before the capital requirements will apply to savings and loan holding companies. The Dodd-Frank Act also requires the Federal Reserve Board to promulgate regulations implementing the “source of strength” policy that holding companies act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Financial Reform Legislation

In addition to eliminating the OTS and creating the Consumer Financial Protection Bureau, the Dodd-Frank Act, among other things, requires changes in the way that institutions are assessed for deposit insurance, mandates the imposition of consolidated capital requirements on savings and loan holding companies, requires that originators of securitized loans retain a percentage of the risk for the transferred loans, reduces the federal preemption afforded to federal savings associations and contains a number of reforms related to mortgage origination. Many of the provisions of the Dodd-Frank Act require the issuance of regulations before their impact on operations can be fully assessed by management. However, there is a significant possibility that the Dodd-Frank Act will, at a minimum, result in increased regulatory burden and compliance costs for United Community Bank and United Community Bancorp.

FEDERAL AND STATE TAXATION

Federal Income Taxation

General. United Community Bank reports its income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to United Community Bank in the same manner as to other corporations with some exceptions, including the reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to United Community Bank. United Community Bank’s federal income tax returns have been either audited or closed under the statute of limitations through June 30, 2006. For its 2010 tax year, United Community Bank’s maximum federal income tax rate was 34%.

Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $748,000 of United Community Bank’s accumulated bad debt reserves would not be recaptured into taxable income unless United Community Bank makes a “non-dividend distribution” to United Community Bancorp as described below.

Distributions. If United Community Bank makes “non-dividend distributions” to United Community Bancorp, the distributions will be considered to have been made from United Community Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from United Community Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in United Community Bank’s taxable income. Non-dividend distributions include distributions in excess of United Community Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock and distributions in partial or complete liquidation. Dividends paid out of United Community Bank’s current or accumulated earnings and profits will not be so included in United Community Bank’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if United Community Bank makes a non-dividend distribution to United Community Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34.0% federal corporate income tax rate. United Community Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Indiana Taxation. Indiana imposes an 8.5% franchise tax based on a financial institution’s adjusted gross income as defined by statute. In computing adjusted gross income, deductions for municipal interest, U.S. Government interest, the bad debt deduction computed using the reserve method and pre-1990 net operating losses are disallowed. United Community Bank’s state franchise tax returns have been either audited or closed under the statute of limitations through June 30, 2006.

THE CONVERSION AND OFFERING

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of United Community MHC, United Community Bancorp and United Community Bank. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.

General

On March 10, 2011, the boards of directors of United Community MHC, United Community Bancorp and United Community Bank unanimously adopted the plan of conversion. The plan of conversion was amended and restated on May 12, 2011. The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, United Community Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of new United Community Bancorp, a newly formed Indiana corporation. Current stockholders of United Community Bancorp, other than United Community MHC, will receive shares of new United Community Bancorp common stock in exchange for their shares of United Community Bancorp common stock. Following the conversion and offering, United Community Bancorp and United Community MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by new United Community Bancorp of its common stock to eligible depositors of United Community Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The amount of capital being raised in the offering is based on an independent appraisal of new United Community Bancorp. Most of the terms of the offering are required by the regulations of the Office of Thrift Supervision.

Consummation of the conversion and offering requires the approval of the Office of Thrift Supervision. In addition, pursuant to Office of Thrift Supervision regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by depositors of United Community Bank, (2) the holders of at least two-thirds of the outstanding shares of United Community Bancorp common stock and (3) the holders of at least a majority of the outstanding shares of common stock of United Community Bancorp, excluding shares held by United Community MHC.

The Office of Thrift Supervision approved our plan of conversion, subject to, among other things, approval of the plan of conversion by United Community MHC’s members (depositors of the United Community Bank) and United Community Bancorp’s stockholders. Meetings of United Community MHC’s members and United Community Bancorp’s stockholders have been called for this purpose on                     , 2011.

Funds received in the subscription or community offerings will be maintained in a segregated account at United Community Bank. If we fail to receive the necessary stockholder or member approval, or if we cancel the conversion and offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at United Community Bank’s passbook savings rate and all deposit account withdrawal holds will be cancelled. We will not make any deduction from the returned funds for the costs of the offering.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from United Community Bancorp upon request and is available for inspection at the offices of United Community Bank and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement, of which this prospectus forms a part, that new United Community Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Conversion and Offering

After considering the advantages and disadvantages of the conversion and offering, the boards of directors of United Community MHC, United Community Bancorp and United Community Bank unanimously approved the conversion and offering as being in the best interests of United Community Bancorp and United Community Bank and their respective stockholders and customers. The board of directors concluded that the conversion and offering provides a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the conversion and offering.

The conversion and offering will result in the raising of additional capital that will support United Community Bank’s future lending and operational growth and may also support future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Although United Community Bank is categorized as “well-capitalized” and does not require additional capital, the board of directors has determined that opportunities for continued growth make pursuing the conversion and offering at this time desirable.

We expect that the larger number of shares that will be in the hands of public investors after completion of the conversion and offering will result in a more liquid and active market than currently exists for United Community Bancorp common stock. A more liquid and active market would make it easier for our investors to buy and sell our common stock.

After completion of the conversion and offering, the unissued common and preferred stock authorized by new United Community Bancorp’s articles of incorporation will permit us to raise additional capital through further sales of securities. Although United Community Bancorp currently has the ability to raise additional capital through the sale of additional shares of United Community Bancorp common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that United Community MHC hold a majority of the outstanding shares of United Community Bancorp common stock.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition because we cannot now issue stock in an amount that would cause United Community MHC to own less than a majority of the outstanding shares of United Community Bancorp. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

We are currently regulated by the Office of Thrift Supervision. The financial regulatory reform legislation will result in changes to our primary bank regulator and holding company regulator, as well as changes in regulations applicable to us, which may include changes in regulations affecting capital requirements, payment of dividends and conversion to stock form. Specifically, under the Dodd-Frank Act, the Federal Reserve Board will become the sole federal regulator of all holding companies, including mutual holding companies, and the Federal Reserve Board historically has not allowed mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries. Although United Community MHC is considered a “grandfathered” mutual holding company under the Dodd-Frank Act, it is not clear how the Federal Reserve Board will evaluate dividend waivers by grandfathered mutual holding companies and whether the Federal Reserve Board would require any future waived dividends to be taken into account in determining an appropriate exchange ratio, which would result in dilution to the ownership interests of minority stockholders in the event of a “second-step” conversion to stock form. The reorganization will eliminate our mutual holding company structure and any regulatory uncertainty associated with dividend waivers by our mutual holding company, as well as the treatment of waived dividends in a conversion of our mutual holding company to stock form and better position us to meet all future regulatory capital requirements.

If United Community Bancorp had undertaken a standard conversion in 2006 rather than a minority stock offering, applicable regulations would have required a greater amount of United Community Bancorp common stock to be sold than the amount that was sold in the minority offering. If a standard conversion had been conducted in 2006, management of United Community Bancorp believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the minority offering. In addition, a standard conversion in 2006 would have immediately eliminated all aspects of the mutual form of organization.

The disadvantage of the conversion and offering considered by board of directors is the fact that operating in the stock holding company form of organization could subject United Community Bank to contests for corporate control. The board of directors determined that the advantages of the conversion and offering outweighed this disadvantage.

Description of the Conversion

New United Community Bancorp has been incorporated under Indiana law as a first-tier wholly owned subsidiary of United Community Bancorp. To effect the conversion, the following will occur:

•	United Community MHC will convert to stock form and simultaneously merge with and into United Community Bancorp, with United Community Bancorp as the surviving entity; and

•	United Community Bancorp will merge with and into new United Community Bancorp, with new United Community Bancorp as the surviving entity.

As a result of the series of mergers described above, United Community Bank will become a wholly owned subsidiary of new United Community Bancorp and the outstanding shares of United Community Bancorp common stock held by persons other than United Community MHC (i.e., “public stockholders”) will be converted into a number of shares of new United Community Bancorp common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of new United Community Bancorp common stock to be outstanding upon the completion of the conversion and offering (i.e., the common stock issued in the offering plus the shares issued in exchange for shares of United Community Bancorp common stock) as the percentage of United Community Bancorp common stock owned by them in the aggregate immediately before consummation of the conversion and offering before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares and (2) any shares of common stock purchased by public stockholders in the offering.

Share Exchange Ratio for Current Stockholders

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public stockholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion, each publicly held share of United Community Bancorp common stock will, on the effective date of the conversion and offering, be converted automatically into and become the right to receive a number of new shares of new United Community Bancorp common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public stockholders of United Community Bancorp common stock will own approximately the same percentage of common stock in new United Community Bancorp after the conversion and offering as they held in United Community Bancorp immediately before the conversion and offering, before giving effect to (1) the payment of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At                     , 2011, there were 7,845,554 shares of United Community Bancorp common stock outstanding, of which 3,190,354 were held by persons other than United Community MHC. The exchange ratio is not dependent on the market value of United Community Bancorp common stock. It will be calculated based on the percentage of United Community Bancorp common stock held by the public, the appraisal of United Community Bancorp prepared by Keller & Co. and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of 100 shares of United Community Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering, and the pro forma tangible book value per exchanged share.

	Exchange Ratio	Shares to be Received for 100 Existing Shares (1)
Minimum	0.6906	69
Midpoint	0.8125	81
Maximum	0.9343	93
Maximum, as adjusted	1.0745	107

(1)	Cash will be paid instead of issuing any fractional shares.

No fractional shares of new United Community Bancorp common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 per share offering price.

We also will convert options previously awarded under the 2006 Equity Incentive Plan into options to purchase new United Community Bancorp common stock. At March 31, 2011, there were outstanding options to purchase 346,304 shares of United Community Bancorp common stock. The number of outstanding options and related per share exercise prices will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of United Community Bancorp common stock outstanding will increase and the exchange ratio could be adjusted.

The following table shows the number of shares to be issued, and approximate percentage of the total stock issuance, for each of the shares to be sold in the offering and shares to be received in exchange for existing shares of United Community Bancorp.

	Shares to be Sold in the Offering		Shares to be Received in Exchange for Existing Shares of United Community Bancorp		Total Shares of Common Stock to be Outstanding
	Amount	Percent	Amount	Percent
Minimum	3,215,486	59.3%	2,203,264	40.7%	5,418,750
Midpoint	3,782,925	59.3	2,592,075	40.7	6,375,000
Maximum	4,350,364	59.3	2,980,886	40.7	7,331,250
Maximum, as adjusted	5,002,918	59.3	3,428,019	40.7	8,430,938

How We Determined the Offering Range and the $8.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained Keller & Co., Inc., which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. Keller & Co. will receive fees totaling $42,000 for its appraisal report, plus $3,000 for each appraisal update (of which there will be at least one more) and reasonable out-of-pocket expenses. We have agreed to indemnify Keller & Co. under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering.

Keller & Co. prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, Keller & Co. undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Co. reviewed our conversion application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Co. visited our facilities and had discussions with our management. Keller & Co. did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on Keller & Co. in connection with its appraisal.

In connection with its appraisal, Keller & Co. reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that Keller & Co. deemed comparable to us;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the offering;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

Keller & Co.’s independent valuation also utilized certain assumptions as to the pro forma earnings of new United Community Bancorp after the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of new United Community Bancorp, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 6.4% and 3.2%, respectively, of the shares of new United Community Bancorp common stock sold in the offering. The new equity incentive plan is assumed to grant options to purchase the equivalent of 9.02% of the shares of new United Community Bancorp common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

Consistent with Office of Thrift Supervision appraisal guidelines, Keller & Co. applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by Keller & Co. to be comparable to us, subject to valuation adjustments applied by Keller & Co. to account for differences between United Community Bancorp and the peer group. The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, Keller & Co. placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of 10 publicly traded, fully converted, financial institution holding companies based in the Midwest region of the United States. The selection of the peer group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of United Community Bancorp as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution’s operating philosophy and perspective. Keller & Co. considered the parameters both reasonable and reflective of United Community Bancorp’s basic operation. The peer group did not include any institution that was in the process of a merger or acquisition or that was in the mutual holding company structure. Because the peer group must consist of at least 10 institutions, the parameters relating to asset size and geographic location had to be expanded. It should be noted that regulatory requirements preclude the selection for a peer group of any institution not listed on the New York Stock Exchange, American Stock Exchange or NASDAQ, which tends to result in a universe of larger asset size candidate institutions. Nevertheless, the total asset size for a peer group member was capped at $1.5 billion and the smallest asset size peer group member was $209.2 million, which Keller & Company, Inc. considers to be reasonable due to the general similarity of asset mix and operating strategies of institutions within this asset range as compared to United Community Bancorp. In connection with asset size, the number of offices or branches of peer group candidates was not considered because this characteristic is directly related to operating expenses which is accounted for within the operating performance parameter.

Balance sheet parameters used to select peer group members focused on ratios that enabled the identification and elimination of thrift institutions that are distinctly and functionally different from United Community Bancorp with regard to asset mix, and that distinguished institutions with a significantly different capital position. Earnings performance indicators used to select peer group members focused on return on average assets, return on average equity, net interest margin (to measure an institution’s ability to generate net interest income), the ratio of noninterest income to average assets (to measure an institution’s ability to generate non-interest income) and operating expenses or noninterest expenses to average assets (a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios. Asset quality parameters were also used to insure that peer group members had an asset quality position similar to United Community Bancorp. The ratios considered were nonperforming assets to total assets, repossessed assets to total assets, and loan loss allowance to total assets at the end of the most recent period. The peer group included companies with:

•	average assets of $686.0 million;

•	average nonperforming assets of 3.69% of total assets;

•	average net loans of 71.69% of total assets;

•	average total equity of 9.92% of total tangible assets; and

•	average core income of 0.46% of average assets.

Keller & Co. prepared a valuation dated February 18, 2011. Keller & Co. has advised us that the estimated pro forma market value, or valuation range, of our common stock, including shares sold in the offering and exchange shares, ranged from a minimum of $43.4 million to a maximum of $58.7 million, with a midpoint of $51.0 million. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 59.3% ownership interest that

United Community MHC has in United Community Bancorp. The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of United Community Bancorp common stock owned by United Community MHC and the $8.00 price per share, the minimum of the offering range is 3,215,486 shares, the midpoint of the offering range is 3,782,925 shares, the maximum of the offering range is 4,350,364 shares and 15% above the maximum of the offering range is 5,002,918 shares. Keller & Co. will update its independent valuation before we complete our offering.

The following table presents a summary of selected pricing ratios for the peer group companies and for all publicly traded thrifts and the resulting pricing ratios for new United Community Bancorp reflecting the pro forma impact of the offering, as calculated by Keller & Co. in its appraisal report of February 18, 2011. Compared to the average pricing ratios of the peer group, new United Community Bancorp’s pro forma pricing ratios at the maximum of the offering range indicated a discount of 1.8% to the peer group on a price-to-book value basis, a discount of 1.75% on a price-to-tangible book value basis a premium of 498.8% on a price to earnings basis, and a premium of 223.77% on a price to core earnings basis.

	Price to Book Value Ratio	Price to Tangible Book Value Ratio	Price to Earnings Multiple	Price to Core Earnings Multiple
New United Community Bancorp (pro forma) (1):
Minimum	58.02%	60.95%	NM	28.50
Midpoint	64.85	67.96	NM	33.13
Maximum	71.03	74.26	NM	37.65
Maximum, as adjusted	77.44	80.78	NM	42.71
Pricing ratios of peer group companies as of March 31, 2011 (2):
Average	71.39	76.64	16.21	3.39
Median	74.00	78.88	13.18	11.74
All fully-converted, publicly-traded thrifts as of March 31, 2011 (2):
Average	74.52	80.68	15.09	15.22
Median	71.01	75.30	12.76	12.53

(1)	Based on United Community Bank data as of and for the 12 months ended March 31, 2011.
(2)	Based on earnings for the 12 months ended March 31, 2011 and book value and tangible book value as of March 31, 2011.

Our board of directors reviewed Keller & Co.’s appraisal report, including the methodology and the assumptions used by Keller & Co., and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $8.00 per share. The purchase price of $8.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 0.6906 to a maximum of 0.9343 shares of new United Community Bancorp common stock for each current share of United Community Bancorp common stock, with a midpoint of 0.8125. Based upon this exchange ratio, we expect to issue between 2,203,264 and 2,980,886 shares of new United Community Bancorp common stock to the holders of United Community Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Our board of directors considered the appraisal when recommending that stockholders and depositors approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon expiration of the offering, at least the minimum number of shares are subscribed for, Keller & Co., after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, Keller & Co. determines that our pro forma market value has increased, we may sell up to 5,002,918 without any further notice to you.

No shares will be sold unless Keller & Co. confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds would be promptly returned and holds on funds authorized for withdrawal from deposit accounts will be released and all subscribers would be given the opportunity to place a new order. If Keller & Co. establishes a new valuation range, it must be approved by the Office of Thrift Supervision. If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released.

In formulating its appraisal, Keller & Co. relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. Keller & Co. also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Co. believes this information to be reliable, Keller & Co. does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of Keller & Co., including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with (i) $50 or more on deposit at United Community Bank as of the close of business on December 31, 2009, or (ii) $50 or more on deposit at Integra Bank, National Association, as of the close of business on June 4, 2010 and whose deposits United Community Bank assumed on that date. The deposits referred in clauses (i) and (ii) above are known as “qualifying deposits,” and the persons with qualifying deposits are known as “eligible account holders.”

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in United Community Bank as of the close of business on , 2011, excluding our officers, directors and their associates, who are not eligible account holders (“supplemental eligible account holders”).

4.	Depositors of United Community Bank as of the close of business on , 2011, who are not eligible or supplemental eligible account holders (“other members”).

Unlike our employee stock ownership plan, the United Community Bank 401(k) Plan has not been granted priority subscription rights. Accordingly, a 401(k) plan participant who elects to purchase shares in the offering through self-directed purchases within the 401(k) plan will receive the same subscription priority, and be subject to the same purchase limitations, as if the participant had elected to purchase shares using funds outside the 401(k) plan.

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.”

Priority 1: Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$500,000 of common stock (which equals 62,500 shares); or

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $            million.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of United Community Bancorp or United Community Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in United Community Bank in the one year period preceding December 31, 2009.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at December 31, 2009 or June 4, 2010 (if the depositor was a depositor of Integra Bank, National Association, whose deposits were assumed by United Community Bank on that date). Failure to list an account, or providing incomplete or incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 2: Tax-Qualified Employee Benefit Plans. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” our tax-qualified employee benefit plans (other than our 401(k) plan) have the right to purchase up to 10% of the shares of common stock issued in the offering. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 6.4% of the shares sold in the offering. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of conversion. If we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to the amount of its subscription. If the plan’s subscription is not filled in its entirety due to oversubscription or by choice, the employee stock ownership plan may purchase shares after the offering in the open market or directly from us, with the approval of the Office of Thrift Supervision.

Priority 3: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$500,000 of common stock (which equals 62,500 shares); or

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $            million.

If eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at                     , 2011. Failure to list an account, or providing incomplete or incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 4: Other Members. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each other member has the right to purchase up to $500,000 of common stock (which equals 62,500 shares) or one-tenth of 1% of the total offering of common stock. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members whose subscriptions remain unfilled in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at                     , 2011. Failure to list an account or providing incomplete or incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of conversion, will terminate at 4:00 p.m., Eastern Time, on [DATE1], 2011. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

We expect that the community offering, if held, will terminate at the same time, although it may continue until [DATE2], 2011, or longer if the Office of Thrift Supervision approves a later date. No single extension may be for more than 90 days. We are not required to provide notice to you of an extension unless we extend the offering beyond [DATE2], 2011, in which case all subscribers in the subscription and community offerings will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at United Community Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 3,215,486 shares or more than 5,002,918 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable or unduly burdensome for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. When registering your stock purchase on the order form, you should not add the name(s) of persons who have no subscription rights or who qualify in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. If you exercise your subscription rights, you will be required to certify on the order form that you are purchasing shares in the subscription offering solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or a subscriber’s shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. Illegal transfers of subscription rights, including agreements made before completion of the offering to transfer shares after the offering, have been subject to enforcement actions by the Securities and Exchange Commission as violations of Rule 10b-5 of the Securities Exchange Act of 1934.

We intend to report to the Office of Thrift Supervision and the Securities and Exchange Commission anyone who we believe sells or gives away their subscription rights. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may, in our discretion, offer shares to the general public in a community offering. In the community offering, preference will be given first to natural persons and trusts of natural persons who are residents of Dearborn and Ripley Counties, Indiana (“community residents”) and second to stockholders of United Community Bancorp as of                     , 2011.

We will consider a person to be resident of a particular county if he or she occupies a dwelling in the county, has the intent to remain for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence together with an indication that such presence is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to make a determination as to a person’s resident status. In all cases, the determination of residence status will be made by us in our sole discretion.

Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” purchasers in the community offering are eligible to purchase up to $            of common stock (which equals             shares). If shares are available for community residents in the community offering but there are insufficient shares to satisfy all of their orders, the available shares will be allocated first to each community resident whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining community residents whose orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated. If, after filling the orders of community residents in the community offering, shares are available for stockholders of United Community Bancorp in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for community residents. The same allocation method would apply if oversubscription occurred among the general public.

We expect that the community offering, if held, will terminate at the same time as the subscription offering, although it may continue without notice to you until [DATE2], 2011, or longer if the Office of Thrift Supervision approves a later date. No single extension may exceed 90 days. If we receive regulatory approval for an extension beyond [DATE2], 2011, all subscription and community offering subscribers will be notified of the duration of the extension, and will have the right to confirm, change or cancel their orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

The plan of conversion provides that shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering. Sandler O’Neill & Partners, L.P. is acting as sole bookrunning manager for the syndicated community offering. In such capacity, Sandler O’Neill & Partners, L.P. may form a syndicate of other brokers-dealers who are FINRA member firms. Neither Sandler O’Neill & Partners, L.P., nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O’Neill & Partners, L.P. has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision.

The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Common stock sold in the syndicated community offering will be sold at the $8.00 per share purchase price. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” purchasers in the syndicated community offering are eligible to purchase up to $            of common stock (which equals             shares). We may begin the syndicated community offering at any time following the commencement of the subscription offering.

The syndicated community offering will be conducted in accordance with Rules 15c2-4 and 10b-9 promulgated under the Securities Exchange Act of 1934, as amended. In compliance with those rules, Sandler O’Neill & Partners, L.P. and the other broker-dealers participating in the syndicated community offering generally will accept payment for shares purchased in the syndicated community offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. Neither Sandler O’Neill & Partners, L.P. nor the other participating brokers will hold funds for shares purchased in the syndicated community offering. Normal customer ticketing will be used for order placement. In the syndicated community offering, if participants therein do not have an account with the participating broker, order forms will be used and the funds transmitted to and held in a segregated account at United Community Bank. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among United Community Bancorp, United Community MHC and United Community Bank on one hand and Sandler O’Neill & Partners, L.P., as representative of the members of the syndicate, on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering less fees and commissions payable by us, will be delivered promptly to us.

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Community Offering” and “—Syndicated Community Offering” the plan of conversion provides for the following purchase limitations:

•	No individual may purchase more than $500,000 common stock (which equals 62,500 shares), subject to increase as described below.

•

Except for our employee stock ownership plan, no individual, together with any associates and no group of persons acting in concert, may purchase in all categories of the stock offering combined more than $800,000 of common stock (which equals 100,000 shares), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	Our directors and executive officers, together with their associates, may purchase in the aggregate up to 25% of the common stock sold in the offering.

•

The maximum number of shares of new United Community Bancorp common stock that may be subscribed for or purchased in all categories of the stock offering combined by any person, together with associates of, or persons acting in concert with, such person, when combined with any shares of new United Community Bancorp common stock to be received in exchange for shares of United Community Bancorp common stock may not exceed 5.0% of the total shares of new United Community Bancorp common stock outstanding upon completion of the conversion and offering (the “5% Total Limit”). However, existing stockholders of United Community Bancorp will not be required to sell any shares of United Community Bancorp common stock or be limited from receiving any shares of new United Community Bancorp common stock in exchange for their shares of United Community Bancorp common stock or have to divest themselves of any shares of new United Community Bancorp common stock received in exchange for their shares of United Community Bancorp common stock as a result of this limitation.

Subject to the Office of Thrift Supervision’s approval, we may increase the maximum purchase limitations to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering. Even under these increased purchase limits, purchases remain subject to the 5% Total Limit described above.

The plan of conversion defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership.

The plan of conversion defines “associate,” with respect to a particular person, to mean:

•

a corporation or organization other than United Community MHC, United Community Bancorp or United Community Bank or a majority-owned subsidiary of United Community MHC, United Community Bancorp or United Community Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•

any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of United Community MHC, United Community Bancorp or United Community Bank or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Marketing Arrangements

To assist in the marketing of our common stock, we have retained Sandler O’Neill & Partners, L.P., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Sandler O’Neill & Partners, L.P. will assist us on a best efforts basis in the offering by:

(i)	consulting as to the financial and securities market implications of the plan of conversion;

(ii)	reviewing with our board of directors the financial impact of the offering on us, based on the independent appraiser’s appraisal of the shares of common stock;

(iii)	reviewing all offering documents, including this prospectus, stock order forms and related offering materials;

(iv)	assisting in the design and implementation of a marketing strategy for the offering;

(v)	assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the stock offering; and

(vi)	providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of 1% of the dollar amount of all shares of common stock sold in the subscription and community offerings. No sales fee will be payable to Sandler O’Neill & Partners, L.P. with respect to shares purchased by officers, directors and employees or their immediate families, shares purchased by our tax-qualified and non-qualified employee benefit plans and shares purchased by or contributed to our charitable foundation (we do not expect the charitable foundation will purchase any shares and we will not contribute any to it), and no sales fee will be payable with respect to the exchange shares.

In the event that common stock is sold through a group of broker-dealers in a syndicated community offering, we will pay (i) a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering to Sandler O’Neill & Partners, L.P. and (ii) a selling concession not to exceed 4.5% of the actual purchase price of each share of common stock sold in the syndicated community offering to these selected dealers who sell shares in the syndicated community offering (including Sandler O’Neill & Partners, L.P.).

Sandler O’Neill & Partners, L.P. will be reimbursed for all reasonable out-of-pocket expenses incurred in connection with its services as marketing agent as described above and as records management agent as described below, including attorney’s fees, regardless of whether the subscription, community or syndicated offerings are consummated, up to a maximum of $100,000.

If we are required to resolicit subscribers for shares of our common stock, Sandler O’Neill & Partners, L.P. may be reimbursed for additional out-of-pocket expenses not to exceed $20,000.

We will indemnify Sandler O’Neill & Partners, L.P. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of United Community Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O’Neill & Partners, L.P. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Sandler O’Neill & Partners, L.P. as records management agent in connection with the conversion and offering. In its role as records management agent, Sandler O’Neill & Partners, L.P., will assist us in the offering in the:

•	consolidation of deposit accounts and vote calculations;

•	design and preparation of proxy and stock order forms;

•	organization and supervision of the Stock Information Center;

•	coordination of proxy solicitation and special meeting services for the special meeting of members; and

•	subscription services.

For these services, Sandler O’Neill & Partners, L.P. will receive a fee of $30,000, and we will have made an advance payment of $15,000 with respect to this fee. The remainder of the fee will be paid as follows: $7,500 upon the mailing of proxy and subscription materials to United Community MHC and $7,500 upon completion of the special meeting of members. Sandler O’Neill & Partners, L.P. will not receive a separate reimbursement for expenses for these services.

Sandler O’Neill & Partners, L.P. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold. Sandler O’Neill & Partners, L.P. expresses no opinion as to the prices at which common stock to be issued may trade.

Lock-Up Agreements

We, and each of our directors and executive officers have agreed that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Sandler O’Neill &

Partners, L.P., directly or indirectly, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of United Community Bancorp or new United Community Bancorp stock or any securities convertible into or exchangeable or exercisable for United Community Bancorp or new United Community Bancorp stock, whether owned on the date of the prospectus or acquired after the date of the prospectus or with respect to which we or any of our directors or executive officers has or after the date of the prospectus acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of United Community Bancorp or new United Community Bancorp stock, whether any such swap or transaction is to be settled by delivery of stock or other securities, in cash or otherwise. In the event that either (1) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the restricted period and ends on the last day of the restricted period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions set forth above will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the earnings release is issued or the material news or event related to us occurs.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days before the expiration date or hand deliver a prospectus any later than two days before that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Sandler O’Neill & Partners, L.P. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Sandler O’Neill & Partners, L.P. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms. To purchase shares of common stock in the subscription offering and community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) before 4:00 p.m. Eastern Time, on [DATE1], 2011. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without submitting full payment or without appropriate deposit account withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so.

You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center at the indicated address on the order form. Stock order forms may only be hand-delivered to United Community Bank’s main office at 92 Walnut Street, Lawrenceburg, Indiana. Stock order forms will not be accepted at our other United Community Bank offices. Please do not mail stock order forms to United Community Bank. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering.

If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by United Community Bank or any federal or state government, and that you received a copy of this prospectus. However, signing the stock order form will not cause you to waive your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the stock order forms will be final.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made only by:

•	Personal check, bank check or money order made payable directly to “United Community Bancorp”; or

•	Authorization of withdrawal from the types of United Community Bank deposit accounts provided for on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at United Community Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the applicable contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock during the offering; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at the current passbook savings rate subsequent to the withdrawal.

If payment is made by personal check, funds must be available in the account. Payments made by check or money order will be immediately cashed and placed in a segregated account at United Community Bank or another depository institution and will earn interest calculated at United Community Bank’s passbook savings rate from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned.

You may not remit United Community Bank line of credit checks, and we will not accept wire transfers or third-party checks, including those payable to you and endorsed over to United Community Bancorp. Please do not submit cash. You may not designate on your stock order form a direct withdrawal from a United Community Bank retirement account. See “—Using Retirement Account Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from United Community Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [DATE2], 2011, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Regulations prohibit United Community Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

The employee stock ownership plan will not be required to pay for shares at the time it subscribes, but rather may pay for shares upon the completion of the offering; provided that there is in force, from the time of its subscription until the completion of the offering, a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using Retirement Account Funds to Purchase Shares. A subscriber interested in using funds in his or her individual retirement account(s) (IRAs) or any other retirement account at United Community Bank to purchase common stock must do so through a self-directed retirement account. Since we do not offer those accounts, before placing a stock order, a subscriber must make a transfer of funds from United Community Bank to a trustee (or custodian) offering a self-directed retirement account program (such as a brokerage firm). There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s retirement funds. An annual administrative fee may be payable to the new trustee. We recommend that subscribers interested in using funds in a retirement account held at United Community Bank or elsewhere to purchase common stock should contact the Stock Information Center for guidance promptly, preferably at least two weeks before the [DATE1], 2011 offering expiration date, because processing such transactions takes additional time. Whether or not you may use retirement funds for the purchase of shares in the offering depends on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Termination of Offering. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest calculated at United Community Bank’s passbook savings rate from the date of receipt.

Effects of Conversion on Deposits and Borrowers

General. Each depositor in United Community Bank currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of United Community MHC based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that United Community MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of United Community MHC after other claims are paid. Any depositor who opens a deposit account at United Community Bank obtains a pro rata ownership interest in the net worth of United Community MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of United Community MHC, which is lost to the extent that the balance in the account is reduced. When a mutual holding company converts to stock holding company form, depositors lose all rights to the net worth of the mutual holding company, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. See “—Liquidation Rights.”

Continuity. While the conversion and offering are being accomplished, the normal business of United Community Bank will continue without interruption, including being regulated by the Office of Thrift Supervision. After the conversion and offering, United Community Bank will continue to provide services for depositors and borrowers under its current policies by its present management and staff.

The directors of United Community Bank at the time of conversion will serve as directors of United Community Bank after the conversion and offering. The board of directors of new United Community Bancorp is composed of the individuals who serve on the board of directors of United Community Bancorp. All officers of United Community Bank at the time of conversion will retain their positions after the conversion and offering.

Deposit Accounts and Loans. The conversion and offering will not affect any deposit accounts or borrower relationships with United Community Bank. All deposit accounts in United Community Bank after the conversion and offering will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the conversion and offering. The conversion and offering will not change the interest rate or the maturity of deposits at United Community Bank.

After the conversion and offering, all loans of United Community Bank will retain the same status that they had before the conversion and offering. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the conversion and offering.

Liquidation Rights

Liquidation Prior to the Conversion. In the unlikely event of a complete liquidation of United Community MHC or United Community Bancorp before the conversion, all claims of creditors of United Community Bancorp, including those of depositors of United Community Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of United Community Bancorp remaining, these assets would be distributed to stockholders, including United Community MHC. Then, if there were any assets of United Community MHC remaining, members of United Community MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in United Community Bank immediately before liquidation.

Liquidation Following the Conversion. In the unlikely event that new United Community Bancorp and United Community Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” maintained by United Community Bancorp pursuant to the plan of conversion to certain depositors, with any assets remaining thereafter distributed to United Community Bancorp as the holder of United Community Bank capital stock.

As required by Office of Thrift Supervision regulations, the plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by new United Community Bancorp for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to United Community MHC’s ownership interest in the retained earnings of United Community Bancorp as of the date of its latest balance sheet contained in this prospectus. The plan of conversion also provides for the establishment of a parallel liquidation account in United Community Bank to support the new United Community Bancorp liquidation account in the event new United Community Bancorp does not have sufficient assets to fund its obligations under the new United Community Bancorp liquidation account.

The liquidation account established by new United Community Bancorp is designed to provide payments to depositors of their liquidation interests in the event of a liquidation of new United Community Bancorp and United Community Bank or a liquidation solely of United Community Bank. Specifically, in the unlikely event that either (i) United Community Bank or (ii) new United Community Bancorp and United Community Bank were to completely liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to depositors as of December 31, 2009, June 4, 2010 (solely with respect to eligible account holders who were depositors of Integra Bank, National Association whose deposits were assumed by United Community Bank on that date) and                     , 2011 of the liquidation account maintained by new United Community Bancorp. In a liquidation of both entities, or of United Community Bank, when new United Community Bancorp has insufficient assets to fund the distribution due to eligible account holders and United Community Bank has positive net worth, United Community Bank will pay amounts necessary to fund new United Community Bancorp’s remaining obligations under the liquidation account. The plan of conversion also provides that if new United Community Bancorp is sold or liquidated apart from a sale or liquidation of United Community Bank, then the rights of eligible account holders in the liquidation account maintained by new United Community Bancorp will be surrendered and treated as a liquidation account in United Community Bank. Depositors will have an equivalent interest in the bank liquidation account and the bank liquidation account will have the same rights and terms as the liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, new United Community Bancorp will eliminate or transfer the liquidation account and the interests in such account to United Community Bank and the liquidation account shall thereupon become the liquidation account of United Community Bank and not be subject in any manner or amount to new United Community Bancorp’s creditors.

Also, under the rules and regulations of the Office of Thrift Supervision, no post-conversion merger, consolidation, or similar combination or transaction with another depository institution in which new United Community Bancorp or United Community Bank is not the surviving institution would be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in United Community Bank on December 31, 2009, June 4, 2010 (solely with respect to eligible account holders who were depositors of Integra Bank, National Association whose deposits were assumed by United Community Bank on that date) or

                    , 2011, as applicable. Each eligible account holder and supplemental eligible account holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on December 31, 2009, June 4, 2010 (solely with respect to eligible account holders who were depositors of Integra Bank, National Association whose deposits were assumed by United Community Bank on that date) or                     , 2011 bears to the balance of all deposit accounts in United Community Bank on such date.

If, however, on any June 30 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2009, June 4, 2010 (solely with respect to eligible account holders who were depositors of Integra Bank, National Association whose deposits were assumed by United Community Bank on that date) or                     , 2011 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders and supplemental eligible account holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be available for distribution to stockholders.

Delivery of Stock Certificates

A certificate representing the common stock purchased in the subscription and community offerings will be mailed by regular mail, by our transfer agent to the registration address designated by the subscriber on the stock order form as soon as practicable following completion of the conversion and offering. Our transfer agent will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to purchasers, purchasers may not be able to sell their shares, even though trading of the common stock will have commenced. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with your brokerage firm. If you are currently a stockholder of United Community Bancorp, see “—Share Exchange Ratio for Current Stockholders.”

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The toll-free telephone number is (                    ). The Stock Information Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the conversion and offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. If any options previously granted under the 2006 Equity Incentive Plan are exercised during the first year following the conversion and offering, they will be funded with newly issued shares, as the Office of Thrift Supervision does not view pre-existing stock options as an extraordinary circumstance or compelling business purpose for a stock repurchase in the first year after conversion. Based on the foregoing restrictions, we anticipate that we will not repurchase any shares of our common stock in the year following completion of the conversion and offering.

Restrictions on Transfer of Shares Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the stockholder or unless approved by the Office of Thrift Supervision.

Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers and their associates will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their accounts with United Community Bank as account holders. While this aspect of the offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of conversion, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Accounting Treatment

The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of United Community Bank will remain unchanged from their historical cost basis.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the conversion and offering is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Indiana tax laws, that no gain or loss will be recognized by United Community Bank, United Community Bancorp or United Community MHC as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to United Community Bank, United Community Bancorp, United Community MHC, new United Community Bancorp, persons receiving subscription rights and stockholders of United Community Bancorp.

Kilpatrick Townsend & Stockton LLP has issued an opinion to United Community Bancorp, United Community MHC and new United Community Bancorp that, for federal income tax purposes:

1.	The merger of United Community MHC with and into United Community Bancorp (the mutual holding company merger) will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. (Section 368(a)(l)(A) of the Internal Revenue Code.)

2.	United Community MHC will not recognize any gain or loss on the transfer of its assets to the United Community Bancorp and United Community Bancorp’s assumption of its liabilities, if any, in constructive exchange for a liquidation interest in United Community Bancorp or on the constructive distribution of such liquidation interest to United Community MHC’s members who remain depositors of United Community Bank. (Section 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

3.	No gain or loss will be recognized by United Community Bancorp upon the receipt of the assets of United Community MHC in the mutual holding company merger in exchange for the constructive transfer to the members of United Community MHC of a liquidation interest in United Community Bancorp. (Section 1032(a) of the Internal Revenue Code.)

4.	Persons who have an interest in United Community MHC will recognize no gain or loss upon the constructive receipt of a liquidation interest in United Community Bancorp in exchange for their voting and liquidation rights in United Community MHC. (Section 354(a) of the Internal Revenue Code.)

5.	The basis of the assets of United Community MHC (other than stock in United Community Bancorp) to be received by United Community Bancorp will be the same as the basis of such assets in the hands of United Community MHC immediately before the transfer. (Section 362(b) of the Internal Revenue Code.)

6.	The holding period of the assets of United Community MHC in the hands of United Community Bancorp will include the holding period of those assets in the hands of United Community MHC. (Section 1223(2) of the Internal Revenue Code.)

7.	The merger of United Community Bancorp with and into new United Community Bancorp (the holding company merger) will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. (Section 368(a)(1)(F) of the Internal Revenue Code.)

8.	United Community Bancorp will not recognize any gain or loss on the transfer of its assets to new United Community Bancorp and new United Community Bancorp’s assumption of its liabilities in exchange for shares of common stock in new United Community Bancorp or on the constructive distribution of such stock to stockholders of United Community Bancorp other than United Community MHC and the liquidation accounts to the eligible account holders and supplemental eligible account holders. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

9.	No gain or loss will be recognized by new United Community Bancorp upon the receipt of the assets of United Community Bancorp in the holding company merger. (Section 1032(a) of the Internal Revenue Code.)

10.	The basis of the assets of United Community Bancorp (other than stock in United Community Bank) to be received by new United Community Bancorp will be the same as the basis of such assets in the hands of United Community Bancorp immediately before the transfer. (Section 362(b) of the Internal Revenue Code.)

11.	The holding period of the assets of United Community Bancorp (other than stock in United Community Bank) to be received by new United Community Bancorp will include the holding period of those assets in the hands of United Community Bancorp immediately before the transfer. (Section 1223(2) of the Internal Revenue Code.)

12.	United Community Bancorp stockholders will not recognize any gain or loss upon their exchange of United Community Bancorp common stock for new United Community Bancorp common stock. (Section 354 of the Internal Revenue Code.)

13.	Eligible account holders and supplemental eligible account holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in United Community Bancorp for the liquidation accounts in new United Community Bancorp. (Section 354 of the Internal Revenue Code.)

14.	The payment of cash to stockholders of United Community Bancorp in lieu of fractional shares of new United Community Bancorp common stock will be treated as though the fractional shares were distributed as part of the holding company merger and then redeemed by new United Community Bancorp. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Internal Revenue Code, with the result that such stockholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

15.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase United Community Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders, supplemental eligible account holders and other voting members upon distribution to them of nontransferable subscription rights to purchase shares of United Community Bancorp common stock. (Section 356(a) of the Internal Revenue Code.) Eligible account holders, supplemental eligible account holders and other voting members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

16.	It is more likely than not that the fair market value of the benefit provided by the bank liquidation account supporting the payment of the liquidation account in the event new United Community Bancorp lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon the constructive distribution to them of such rights in the bank liquidation account as of the effective date of the holding company merger. (Section 356(a) of the Internal Revenue Code.)

17.	It is more likely than not that the basis of common stock purchased in the offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Internal Revenue Code.)

18.	Each stockholder’s holding period in his or her new United Community Bancorp common stock received in the exchange will include the period during which the common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange. (Section 1223(1) of the Internal Revenue Code.)

19.	The holding period of the common stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Internal Revenue Code.)

20.	No gain or loss will be recognized by new United Community Bancorp on the receipt of money in exchange for common stock sold in the offering. (Section 1032 of the Internal Revenue Code.)

The statements set forth in paragraph (15) above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

The statements set forth in paragraph 16 above are based on the position that the benefit provided by the bank liquidation account supporting the payment of the liquidation account if new United Community Bancorp lacks sufficient net assets has a fair market value of zero. According to our counsel: (1) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (2) the interests in the liquidation account and bank liquidation account are not transferable; (3) the amounts due under the liquidation account with respect to each eligible account holder and supplemental eligible account holder will be reduced as their deposits in United Community Bank are reduced as described in the plan of conversion; and (4) the bank liquidation account payment obligation arises only if new United Community Bancorp lacks sufficient net assets to fund the liquidation account. If such bank liquidation account rights are subsequently found to have an economic value, income may be recognized by each eligible account holder and supplemental eligible account holder in the amount of such fair market value as of the effective date of the holding company merger.

The statements set forth in paragraphs (9) and (10) above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

The statements set forth in paragraph (11) above are based on the position that the benefit provided by the liquidation account in United Community Bank supporting the payment of the liquidation account in new United Community Bancorp if new United Community Bank lacks sufficient new assets has a market value of zero. Whether this benefit has a fair market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether these benefits have a fair market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that such a benefit has a market value.

Clark, Schaefer, Hackett & Co. has been engaged to issue an opinion to us to the effect that, more likely than not, the income tax consequences under Indiana law of the conversion are not materially different than for federal tax purposes.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The opinions of Kilpatrick Townsend & Stockton LLP and Clark, Schaefer, Hackett & Co. are filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time before the submission of proxy materials to the members of United Community MHC and stockholders of United Community Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors at any time before the earlier of the date of the special meeting of stockholders and the date of the special meeting of members of United Community MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of United Community MHC approved the plan of conversion, and may not be extended by us or the Office of Thrift Supervision.

COMPARISON OF STOCKHOLDERS’ RIGHTS

As a result of the conversion, current holders of United Community Bancorp common stock will become stockholders of new United Community Bancorp. There are certain differences in stockholder rights arising from distinctions between the federal stock charter and bylaws of United Community Bancorp and the articles of incorporation and bylaws of new United Community Bancorp and from distinctions between laws with respect to federally chartered savings and loan holding companies and Indiana law.

In some instances, the rights of stockholders of new United Community Bancorp will be less than the rights stockholders of United Community Bancorp currently have. The decrease in stockholder rights under the Indiana articles of incorporation and bylaws are not mandated by Indiana law but have been chosen by management as being in the best interest of new United Community Bancorp. In some instances, the differences in stockholder rights may increase management rights. In other instances, the provisions in new United Community Bancorp’s articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of new United Community Bancorp and its stockholders.

The following discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the articles of incorporation and bylaws of new United Community Bancorp and Indiana law.

Authorized Capital Stock. The authorized capital stock of the current United Community Bancorp consists of 25,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The authorized capital stock of the new United Community Bancorp will consist of 25,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par value $0.01 per share.

United Community Bancorp’s charter and new United Community Bancorp’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, United Community MHC is required to own not less than a majority of the outstanding common stock of United Community Bancorp. There will be no such restriction applicable to new United Community Bancorp following consummation of the conversion, as United Community MHC will cease to exist.

New United Community Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of new United Community Bancorp, whereas United Community Bancorp’s federal stock charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, new United Community Bancorp could adopt stock-related compensation plans such as stock option plans without stockholder approval and shares of the capital stock of new United Community Bancorp could be issued directly to directors or officers without stockholder approval. The rules of the Nasdaq Stock Market, however, generally require listed companies, like new United Community Bancorp will be, to obtain stockholder approval of most stock-related compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, stockholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the stock compensation plan discussed in this prospectus to stockholders for their approval.

Neither the federal stock charter and bylaws of United Community Bancorp nor the articles of incorporation and bylaws of new United Community Bancorp provide for preemptive rights to stockholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of United Community Bancorp nor the articles of incorporation of new United Community Bancorp permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of United Community Bank to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings associations. United Community Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect new United Community Bancorp because dividends from United Community Bank will be a primary source of funds for the payment of dividends to the stockholders of new United Community Bancorp.

Indiana law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its liabilities and the amount that would be needed, if United Community Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference upon dissolution.

Board of Directors. The bylaws of United Community Bancorp and the articles of incorporation of new United Community Bancorp each require the board of directors to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of United Community Bancorp and the bylaws of new United Community Bancorp, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present. Any director of United Community Bancorp so chosen shall hold office until the next annual meting of stockholders, and any director of new United Community Bancorp so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified.

The bylaws of both United Community Bancorp and new United Community Bancorp provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Under the bylaws of United Community Bancorp, directors may be removed only for cause by the vote of the holders of a majority of the shares of stock entitled to vote at a meeting of stockholders called for such purpose. Under the bylaws of new United Community Bancorp a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of two-thirds (2/3) of the shares of stock entitled to vote at a meeting of stockholders called for such purpose.

Indemnification of Directors, Officers, Employees and Agents. Federal regulations provide that United Community Bancorp must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of United Community Bancorp or its stockholders. United Community Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, United Community Bancorp is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

Under Indiana law, new United Community Bancorp may indemnify directors and officers against liabilities asserted against or incurred by them while serving as such or while serving at its request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if (i) the individual’s conduct was in good faith, (ii) the individual believed: (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in new United Community Bancorp’s best interests and (b) in all other cases, that the individual’s conduct was at least not opposed to new United Community Bancorp’s best interests, and (iii) in the case of any criminal proceeding, the individual either (a) had reasonable cause to believe the individual’s conduct was lawful or (b) had no reasonable cause to believe the individual’s conduct was unlawful. The articles of incorporation of new United Community Bancorp provide that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Indiana law. Such indemnification includes the advancement of expenses. The articles of incorporation of new United Community Bancorp also provides that new United Community Bancorp will indemnify its employees and agents and any director, officer, employee or agent of any other entity to such extent as shall be authorized by the board of directors and be permitted by law.

Special Meetings of Stockholders. The bylaws of United Community Bancorp provide that special meetings of the stockholders of United Community Bancorp may be called by the Chairman, President, a majority of the board of directors or the holders of not less than one-tenth of the outstanding capital stock of United Community Bancorp entitled to vote at the meeting. The articles of incorporation of new United Community Bancorp provide that special meetings of stockholders may be called by the Chairman, the President or a majority of the board of directors.

Stockholder Nominations and Proposals. The bylaws of United Community Bancorp provide an advance notice procedure for stockholders to nominate directors or bring other business before an annual or special meeting of stockholders of United Community Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the United Community Bancorp board of directors or by a stockholder who has given appropriate notice to United Community Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given United Community Bancorp appropriate notice of its intention to bring that business before the meeting. United Community Bancorp’s secretary must receive notice of the nomination or proposal at least 30 days before the date of the annual meeting; provided, however, that if less than 40 days’ notice of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

New United Community Bancorp’s bylaws establish a similar advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of new United Community Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the new United Community Bancorp board of directors or by a stockholder who has given appropriate notice to new United Community Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given new United Community Bancorp appropriate notice of its intention to bring that business before the meeting. New United Community Bancorp’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to new United Community Bancorp concerning the nature of the new business, the stockholder, the stockholder’s ownership in the new United Community Bancorp and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide new United Community Bancorp with certain information concerning the nominee and the proposing stockholder.

Advance notice of nominations or proposed business by stockholders gives new United Community Bancorp’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.

Stockholder Action Without a Meeting. Under Indiana law, action may be taken by stockholders of new United Community Bancorp without a meeting if all stockholders entitled to vote on the action give written consent to taking such action without a meeting. Similarly, the bylaws of United Community Bancorp provide that action may be taken by stockholders without a meeting if all stockholders entitled to vote on the matter consent to the taking of such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is currently applicable to United Community Bancorp, provides that stockholders holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares may inspect and make extracts from specified books and records of a federally chartered savings and loan association after proper written notice for a proper purpose.

Under Indiana law, a stockholder may inspect and copy a corporation’s books and records (including minutes of meetings of the board of directors or stockholders, records of actions of board committees while acting in place of the board on behalf of the corporation and actions taken by stockholders or the board without a meeting, accounting records, and record of stockholders) during regular business hours at a reasonable location specified by the corporation provided that the stockholder: (i) gives at least five (5) days advance written notice; (ii) makes the demand for inspection in “good faith” and for a “proper purpose;” (iii) describes with “reasonable particularity” the purpose of inspection and the records the stockholder desires to inspect; and (iv) the records are “directly connected” with the stockholder’s purpose.

Limitations on Voting Rights. The articles of incorporation of new United Community Bancorp provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new United Community Bancorp or any subsidiary or a trustee of a plan.

In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of new United Community Bancorp’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Mergers, Consolidations and Sales of Assets. Federal regulations currently require the approval of two-thirds of the board of directors of United Community Bancorp and the holders of two-thirds of the outstanding stock of United Community Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. Such regulation permits United Community Bancorp to merge with another corporation without obtaining the approval of its stockholders if:

•	it does not involve an interim savings institution;

•	the charter of United Community Bancorp is not changed;

•

each share of United Community Bancorp stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of United Community Bancorp after such effective date; and

•

either: (a) no shares of voting stock of United Community Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of United Community Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of United Community Bancorp outstanding immediately before the effective date of the transaction.

Under Indiana law, a merger or consolidation of new United Community Bancorp requires approval of a majority of all votes entitled to be cast unless a greater vote is required by a corporation’s articles of incorporation, except that no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the stockholders;

•

each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•

the number of shares outstanding immediately after the effective time of the merger, plus the number of voting shares issuable as a result of the merger, will not increase by more than 20% the total number of voting shares outstanding immediately before the merger. The articles of incorporation of new United Community Bancorp reduce the vote required for a merger or consolidation to a majority of the total shares outstanding.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of new United Community Bancorp.

Under Indiana law, a sale of all or substantially all of new United Community Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of new United Community Bancorp, requires the approval of its board of directors and the affirmative vote of a majority of all votes entitled to be cast on the matter.

Business Combinations with Interested Stockholders. Indiana law generally provides that for five (5) years from the date a stockholder becomes an “interested stockholder” (i.e., the owner of 10% or more of a corporation’s voting stock), the corporation may not engage in a business combination with the interested stockholder unless the board of directors approved in advance the business combination or the transaction causing the stockholder to become an interested stockholder. If such advance approval is not received, then the business combination must meet all requirements of the Articles of Incorporation and either must be approved by a majority vote of the voting stock not owned by the interested stockholder and its associates at a meeting called for that purpose no earlier than five (5) years after the interested stockholder’s share acquisition date or the proposed consideration to be paid in the business combination must satisfy certain fair price criteria. Under Indiana law, United Community Bancorp is permitted and has decided to specifically opt out of the application of the Business Combinations Chapter of the Indiana Business Corporations Law.

Neither the charter or bylaws of United Community Bancorp nor the federal laws and regulations applicable to United Community Bancorp contain a provision that restricts business combinations between United Community Bancorp and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to United Community Bancorp generally provides that a stockholder of a federally chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the stockholders of a federally chartered savings and loan association that is listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or any combination of such shares of stock and cash.

Under Indiana law, stockholders of new United Community Bancorp have the right to dissent from any plan of merger or consolidation to which new United Community Bancorp is a party, and to demand payment for the fair value of their shares unless the articles of incorporation provide otherwise. Pursuant to new United Community Bancorp’s articles of incorporation, holders of new United Community Bancorp common stock are not entitled to exercise the rights of an objecting stockholder.

Evaluation of Offers; Other Corporate Constituencies. The articles of incorporation of new United Community Bancorp provide that its directors, in discharging their duties to new United Community Bancorp and in determining what they reasonably believe to be in the best interest of new United Community Bancorp, may, in addition to considering the effects of any action on stockholders, consider any of the following: (a) the economic effect, both immediate and long-term, upon new United Community Bancorp’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (b) effects, including any social and economic effects on the employees, suppliers, creditors, depositors and customers of, and others dealing with, new United Community Bancorp and its subsidiaries and on the communities in which new United Community Bancorp and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of new United Community Bancorp; (d) whether a more favorable price could be obtained for new United Community Bancorp’s stock or other securities in the future; (e) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of new United Community Bancorp; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If on the basis of these factors the board of directors determines that any proposal or offer to acquire new United Community Bancorp is not in the best interest of new United Community Bancorp, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

By having these standards in the articles of incorporation of new United Community Bancorp, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of new United Community Bancorp, even if the price offered is significantly greater than the market price of any equity security of new United Community Bancorp.

Amendment of Governing Instruments. No amendment of the charter of United Community Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of new United Community Bancorp generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section 3.04 (limitation on common stock voting rights), Section 4.02 (classification of board of directors), Section 4.05 (removal of directors), Section 4.06 (special stockholder meetings), Article V (approval of certain business combinations), Article VI (evaluations of business combinations), Article VII (indemnification), Article IX (conduct of affairs of corporation) and Article X (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Indiana law.

The bylaws of United Community Bancorp may be amended in a manner consistent with regulations of the Office of Thrift Supervision and shall be effective after (1) approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of United Community Bancorp at any legal meeting and (2) receipt of applicable regulatory approval. The bylaws of new United Community Bancorp may be amended by the affirmative vote of a majority of the directors or by the vote of the holders of not less than 75% of the votes entitled to be cast by holders of the capital stock of new United Community Bancorp entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the stockholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

RESTRICTIONS ON ACQUISITION OF NEW UNITED COMMUNITY BANCORP

General

Certain provisions in the articles of incorporation and bylaws of new United Community Bancorp may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Articles of Incorporation and Bylaws of New United Community Bancorp

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new United Community Bancorp or any subsidiary or a trustee of a plan.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of new United Community Bancorp.

Filling of Vacancies; Removal. Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our articles of incorporation provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares of stock then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

Qualification. Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.

Elimination of Cumulative Voting. Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.

Special Meetings of Stockholders. Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the President, by a majority of the total number of directors. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Amendment of Articles of Incorporation. Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least two-thirds (2/3) of the outstanding shares entitled to vote.

Amendment of Bylaws. Our articles of incorporation provide that our bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.

Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder, the stockholder’s ownership of new United Community Bancorp and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.

Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Business Combinations with Interested Stockholders. Indiana law generally provides that for five (5) years from the date a stockholder becomes an “interested stockholder” (i.e., the owner of 10% or more of a corporation’s voting stock), the corporation may not engage in a business combination with the interested stockholder unless the board of directors approved in advance the business combination or the transaction causing the stockholder to become an interested stockholder. If such advance approval is not received, then the business combination must meet all requirements of the Articles of Incorporation and either must be approved by a majority vote of the voting stock not owned by the interested stockholder and its associates at a meeting called for that purpose no earlier than five (5) years after the interested stockholder’s share acquisition date or the proposed consideration to be paid in the business combination must satisfy certain fair price criteria. Under Indiana law, United Community Bancorp is permitted and has decided to specifically opt out of the application of the Business Combinations Chapter of the Indiana Business Corporations Law.

Control Share Acquisitions. Indiana law provides that if a person makes a “control share acquisition,” defined as an acquisition of voting stock having at least 20% of all voting power, those shares will be accorded the same voting rights as all other shares only if a resolution is approved at an annual or special stockholders meeting by the holders of a majority of all shares entitled to vote other than the control shares. The statute also provides that any person proposing to make or who has made a control share acquisition may, at the person’s election, deliver a statement to the corporation disclosing the information specified by the statute. Under Indiana law, United Community Bancorp is permitted and has decided to specifically opt out of the application of the Control Share Acquisitions Chapter of the Indiana Business Corporations Law.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

DESCRIPTION OF NEW UNITED COMMUNITY BANCORP CAPITAL STOCK

The common stock of new United Community Bancorp represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

General

New United Community Bancorp is authorized to issue 25,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of preferred stock having a par value of $0.01. Each share of new United Community Bancorp’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. New United Community Bancorp will not issue any shares of preferred stock in the conversion and offering.

Common Stock

Dividends. New United Community Bancorp can pay dividends if, as and when declared by its board of directors. The payment of dividends by new United Community Bancorp is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of new United Community Bancorp will be entitled to receive and share equally in dividends declared by the board of directors of new United Community Bancorp. If new United Community Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of new United Community Bancorp will possess exclusive voting rights in new United Community Bancorp. They will elect new United Community Bancorp’s board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of New United Community Bancorp,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If new United Community Bancorp issues preferred stock, holders of new United Community Bancorp preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of United Community Bank, new United Community Bancorp, as the sole holder of United Community Bank’s capital stock, would be entitled to receive all of United Community Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of United Community Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of new United Community Bancorp, the holders of its common stock would be entitled to receive all of the assets of new United Community Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If new United Community Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of new United Community Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

New United Community Bancorp will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock of new United Community Bancorp will be Illinois Stock Transfer Company, Chicago, Illinois.

REGISTRATION REQUIREMENTS

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

LEGAL AND TAX OPINIONS

The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, DC. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Townsend & Stockton LLP. Clark, Schaefer, Hackett & Co. has provided an opinion to us regarding the Indiana income tax consequences of the conversion. Kilpatrick Townsend & Stockton LLP and Clark, Schaefer, Hackett & Co. have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill & Partners, L.P. by Elias, Matz, Tiernan & Herrick L.L.P.

EXPERTS

The consolidated financial statements of United Community Bancorp and subsidiaries as of June 30, 2010 and 2009, and for each of the two years then ended, have been included herein in reliance upon the report of Clark, Schaefer, Hackett & Co., independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller & Co. has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

United Community MHC has filed an application for approval of the plan of conversion with the Office of Thrift Supervision. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, DC 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Central Regional Office of the Office of Thrift Supervision, 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606.

A copy of the plan of conversion is available without charge from United Community Bank by contacting the Stock Information Center.

The appraisal report of Keller & Co. has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Statements of Financial Condition as of March 31, 2011 (unaudited) and June 30, 2010 and 2009	F-2

Consolidated Statements of Income (Loss) for the Nine Months Ended March 31, 2011 and 2010 (unaudited) and the Years Ended June 30, 2010 and 2009	F-3

Consolidated Statements of Comprehensive Income (Loss) for the nine months ended March 31, 2011 and 2010 (unaudited) and the Years Ended June 30, 2010 and 2009	F-4

Consolidated Statements of Changes in Stockholders’ Equity for the Nine Months Ended March 31, 2011 (unaudited) and the Years Ended June 30, 2010 and 2009	F-5

Consolidated Statements of Cash Flows for the Nine Months Ended March 31, 2011 (unaudited) and the Years Ended June 30, 2010 and 2009	F-6

Notes to Consolidated Financial Statements	F-7

* * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for new United Community Bancorp have not been included in this prospectus because new United Community Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

United Community Bancorp and Subsidiaries:

We have audited the consolidated statements of financial condition of United Community Bancorp and Subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Community Bancorp and Subsidiaries as of June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

Cincinnati, Ohio

September 28, 2010

UNITED COMMUNITY BANCORP AND SUBSIDIARIES

Consolidated Statements of Financial Condition

	(Unaudited)
(In thousands, except share amounts)	March 31, 2011	June 30, 2010	June 30, 2009
Assets
Cash and due from banks	$28,182	$32,023	$27,004
Investment securities:
Securities available for sale—at estimated market value	42,987	62,089	46,769
Securities held to maturity—at amortized cost	564	631	175
Mortgage-backed securities available for sale—at estimated market value	84,051	57,238	29,713
Loans receivable, net	289,644	309,575	272,270
Loans available for sale	382	364	2,193
Property and equipment, net	7,515	7,513	6,011
Federal Home Loan Bank stock, at cost	2,008	2,016	2,016
Accrued interest receivable:
Loans	1,347	1,573	1,259
Investments and mortgage-backed securities	581	717	486
Other real estate owned, net	179	297	1,940
Cash surrender value of life insurance policies	7,315	7,109	6,826
Deferred income taxes	3,076	3,721	2,700
Goodwill	2,522	2,522	—
Intangible asset	1,072	1,400	—
Prepaid expenses and other assets	4,543	3,316	2,217

Total assets	$475,968	$492,104	$401,579

Liabilities and Stockholders’ Equity
Deposits	$416,909	$430,180	339,616
Advance from FHLB	2,083	2,833	3,833
Accrued interest on deposits	50	119	15
Accrued interest on FHLB advance	4	7	8
Advances from borrowers for payment of insurance and taxes	394	168	179
Accrued expenses and other liabilities	3,132	3,317	2,849

Total liabilities	422,572	436,624	346,500
Commitments and contingencies:
Stockholders’ equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 19,000,000 shares authorized, 8,464,000 shares issued and 7,840,382 shares outstanding at March 31, 2011, and 8,464,000 shares issued and 7,845,554 shares outstanding at June 30, 2010 and June 30, 2009	36	36	36
Additional paid-in capital	36,860	36,995	36,791
Retained earnings	26,192	28,048	28,204
Less shares purchased for stock plans	(2,835)	(3,042)	(3,254)
Treasury Stock, at cost—623,618 shares at March 31, 2011, 618,446 shares at June 30, 2010 and 606,026 shares at June 30, 2009	(7,091)	(7,054)	(6,974)
Accumulated other comprehensive income:
Unrealized holding gain on securities available for sale, net of income taxes	234	497	276

Total stockholders’ equity	53,396	55,480	55,079

Total liabilities and stockholders’ equity	$475,968	$492,104	$401,579

See accompanying notes to the consolidated financial statements.

UNITED COMMUNITY BANCORP AND SUBSIDIARIES

Consolidated Statements of Income (Loss)

(In thousands, except share amounts)

	(Unaudited)
	For the Nine Months Ended March 31		For the Year Ended June 30,
	2011	2010	2010	2009
Interest income:
Loans	$12,821	$12,226	$16,334	$17,784
Investments and mortgage-backed securities	2,118	2,022	2,602	2,128

Total interest income	14,939	14,248	18,936	19,912

Interest expense:
Deposits	4,299	4,751	6,321	7,766
Borrowed funds	55	84	108	140

Total interest expense	4,354	4,835	6,429	7,906

Net interest income	10,585	9,413	12,507	12,006
Provision for loan losses	5,427	1,397	2,509	2,447

Net interest income after provision for loan losses	5,158	8,016	9,998	9,559

Other income:
Service charges	1,765	1,442	1,988	1,776
Gain on sale of loans	460	246	278	526
Gain (loss) on sale of investments	132	153	311	(183)
Gain (loss) on sale of other real estate owned	(25)	25	34	50
Income from Bank-Owned Life Insurance	207	209	282	256
Other	224	302	664	362

Total other income	2,763	2,377	3,557	2,787

Other expense:
Compensation and employee benefits	4,951	4,323	6,040	5,659
Premises and occupancy expense	991	822	1,101	1,074
Deposit insurance premium	607	627	740	457
Advertising expense	274	243	378	296
Data processing expense	839	666	296	241
ATM service fees	—	—	423	430
Provision for loss on sale of real estate owned	—	397	510	770
Acquisition expense	38	226	439	—
Other operating expenses	1,704	1,548	2,271	2,523

Total other expense	9,404	8,852	12,198	11,450

Income (loss) before income tax provision	(1,483)	1,541	1,357	896

Income tax provision (benefit)	(612)	493	343	177

Net income (loss)	$(871)	$1,048	$1,014	$719

Basic and diluted earnings (loss) per share	$(0.11)	$0.14	$0.13	$0.09

See accompanying notes to the consolidated financial statements.

UNITED COMMUNITY BANCORP AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

(In thousands)

	(Unaudited) For the Nine Months Ended March 31,		For the Year Ended June 30,
	2011	2010	2010	2009
Net income (loss)	$(871)	$1,048	$1,014	$719
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on available for sale securities	(178)	314	411	551
Reclassification adjustment for gains on available for sale securities included in income	(85)	(96)	(190)	112

Total comprehensive (loss) income	$(1,134)	$1,266	$1,235	$1,382

See accompanying notes to consolidated financial statements.

UNITED COMMUNITY BANCORP AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

For the Nine Months Ended March 31, 2011 (Unaudited) and for the Years Ended June 30, 2010 and 2009

(In thousands, except per share data)	Common Stock	Additional Paid-In Capital	Retained Earnings	Shares Purchased for Stock plans	Treasury Stock	Unrealized Gain (Loss) on Securities Available for Sale	Total
Balance at June 30, 2008	$36	$37,965	$28,581	$(5,057)	$(6,649)	$(387)	$54,489
Net income	—	—	719	—	—	—	719
Cash dividends of $0.37 per share*	—	—	(1,096)	—	—	—	(1,096)
Stock-based compensation expense	—	500	—	—	—	—	500
Amortization of ESOP shares	—	(94)	—	223	—	—	129
Reclassification of shares already earned	—	(1,580)	—	1,580	—	—	—
Shares repurchased	—	—	—	—	(325)	—	(325)
Unrealized loss on investments:
Net change during the period, net of deferred taxes of $442	—	—	—	—	—	663	663

Balance at June 30, 2009	$36	$36,791	$28,204	$(3,254)	$(6,974)	$276	$55,079
Net income	—	—	1,014	—	—	—	1,014
Cash dividends of $0.41 per share*	—	—	(1,170)	—	—	—	(1,170)
Stock-based compensation expense	—	298	—	—	—	—	298
Amortization of ESOP shares	—	(94)	—	212	—	—	118
Shares repurchased	—	—	—	—	(80)	—	(80)
Unrealized loss on investments:
Net change during the period, net of deferred taxes of $442	—	—	—	—	—	221	221

Balance at June 30, 2010	$36	$36,995	$28,048	$(3,042)	$(7,054)	$497	$55,480

Net loss	—	—	(871)	—	—	—	(871)
Cash dividends of $0.33 per share*	—	—	(985)	—	—	—	(985)
Stock-based compensation expense	—	133	—	—	—	—	133
Amortization of ESOP shares	—	(268)	—	207	—	—	(61)
Shares repurchased	—	—	—	—	(37)	—	(37)
Unrealized loss on investments:
Net change during the period, net of deferred taxes of $155	—	—	—	—	—	(263)	(263)

Balance at March 31, 2011	$36	$36,860	$26,192	$(2,835)	$(7,091)	$234	$53,396

*	Paid on all shares other than MHC

See accompanying notes to consolidated financial statements.

UNITED COMMUNITY BANCORP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	(Unaudited) Nine Months Ended March 31,		Year Ended June 30,
	2011	2010	2010	2009
Operating activities:
Net income (loss)	$(871)	$1,048	$1,014	$719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	406	348	454	472
Provision for loan losses	5,427	1,397	2,509	2,447
Provision for loss on sale of real estate acquired through foreclosure	—	397	510	770
Deferred loan origination costs	53	(63)	(84)	(31)
Amortization of premium on investments	1,083	(105)	341	153
Proceeds from sale of loans	19,631	22,622	25,409	28,901
Loans disbursed for sale in the secondary market	(19,189)	(20,183)	(23,302)	(30,416)
Gain on sale of loans	(460)	(246)	(278)	(526)
Amortization of intangible asset	328	—	—	—
Amortization of acquisition-related loan yield discount	(124)	—	—	—
Amortization of acquisition-related credit risk discount	(102)	—	—	—
Amortization of acquisition-related CD yield adjustment	(86)	—	—	—
(Gain) loss on the sale of available for sale securities	(132)	(153)	(311)	183
ESOP shares committed to be released	(62)	99	118	129
Stock-based compensation expense	133	244	298	500
Deferred income taxes	746	25	(503)	(50)
Loss (gain) on sale of other real estate owned	25	(25)	(34)	(50)
Effects of change in operating assets and liabilities:
Accrued interest receivable	362	(94)	(545)	(394)
Prepaid expenses and other assets	(1,227)	(834)	(1,099)	(87)
Accrued interest on deposits	(72)	(6)	104	(62)
Accrued expenses and other	(188)	(80)	468	591

Net cash provided by operating activities	5,681	4,391	5,069	3,249

Investing activities:
Proceeds from maturity of available for sale investment securities	25,802	13,640	16,640	6,250
Proceeds from the sale of available for sale investment securities	10,044	3,537	9,639	1,550
Proceeds from maturity of held to maturity investment securities	67	44	44	25
Proceeds from the sale of mortgage-backed securities	19,661	8,049	10,918	—
Proceeds from repayment of mortgage-backed securities available for sale	13,147	7,165	11,650	5,863
Proceeds from sale of other real estate owned	273	2,215	2,276	1,088
Proceeds (purchases) from sale of Federal Home Loan Bank stock	8	—	—	(90)
Purchases of available for sale investment securities	(18,402)	(33,029)	(42,118)	(41,003)
Purchases of mortgage-backed securities	(59,274)	(32,589)	(49,813)	(10,346)
Increase in cash surrender value of life insurance	(206)	(209)	(283)	(256)
Cash received form acquisition of branches	—	—	3,376	—
Net increase (decrease) in loans, net of acquisition	14,497	(631)	3,420	8,814
Capital expenditures, net of acquisition	(408)	(393)	(796)	(163)

Net cash provided by (used in) investing activities	5,209	(32,201)	(35,047)	(28,268)

Financing activities:
Net increase (decrease) in deposits, net of acquisition	(13,185)	39,118	37,258	18,842
Repayments of Federal Home Loan Bank advances	(750)	(750)	(1,000)	(1,000)
Dividends paid to stockholders	(985)	(840)	(1,170)	(1,096)
Repurchases of common stock	(37)	(80)	(80)	(325)
Net increase (decrease) in advances from borrowers for payment of insurance and taxes	226	98	(11)	(108)

Net cash (used in) provided by financing activities	(14,731)	37,546	34,997	16,313

Net increase (decrease) in cash and cash equivalents	(3,841)	9,736	5,019	(8,706)
Cash and cash equivalents at beginning of period	32,023	27,004	27,004	35,710

Cash and cash equivalents at end of period	$28,182	$36,740	$32,023	$27,004

See accompanying notes to consolidated financial statements.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

United Community Bancorp (the “Company”) is a federally chartered corporation, which was organized to be the mid-tier holding company for United Community Bank (the “Bank”), which is a Federally-chartered, FDIC-insured savings bank. The Company was organized in conjunction with the Bank’s reorganization from a mutual savings bank to the mutual holding company structure on March 30, 2006. United Community MHC, a Federally-chartered corporation, is the mutual holding company parent of the Company. At March 31, 2011 (unaudited) and June 30, 2010, United Community MHC owned 4,655,200 shares, or 59% of the Company’s outstanding common stock and must always own at least a majority of the voting stock of the Company. In addition to the shares of the Company, United Community MHC was capitalized with $100,000 in cash from the Company. The Company, through the Bank, operates in a single business segment providing traditional banking services through its office and branches in Southeastern Indiana. UCB Real Estate Management Holdings, LLC, a wholly-owned subsidiary of United Community Bank, holds and operates real estate assets that are acquired by the Bank through, or in lieu of, foreclosure. UCB Financial Services, Inc, a wholly owned subsidiary of United Community Bank, collects commissions on investments referred to Lincoln Financial Group.

In the opinion of management, all adjustments (consisting solely of normal and recurring adjustments) necessary for the fair presentation of the consolidated financial condition and the consolidated results of operations for the unaudited periods presented have been included. The results of operations and other data presented for the nine month period ended March 31, 2011, are not necessarily indicative of the results of operations that may be expected for the year ending June 30, 2011. Certain prior year amounts have been reclassified to conform to the current year presentation.

PRINCIPLES OF CONSOLIDATION—The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS—The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In preparing consolidated financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions in the Company’s financial statements are recorded in the allowances for loan and other real estate losses and deferred income taxes. Actual results could differ significantly from those estimates.

CASH AND CASH EQUIVALENTS—For purposes of reporting cash flows, cash and cash equivalents include cash and interest-bearing deposits in other financial institutions with original maturities of less than ninety days.

INVESTMENT SECURITIES—Investment and mortgage-backed securities are classified upon acquisition into one of three categories: held to maturity, trading, and available for sale, in accordance with FASB Accounting Standards Codification (ASC) Topic 320, Investments. Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near-term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. The Bank had no trading securities at March 31, 2011 (unaudited), June 30, 2010 or 2009. Debt and equity securities not classified as either held to maturity securities or trading securities are classified as available for sale securities and reported at fair value, with unrealized gains or losses excluded from earnings and reported as a separate component of stockholders’ equity, net of deferred taxes.

Securities are recorded net of applicable premium or discount with the premium or discount being amortized on the interest method over the estimated average life of the investment.

The Bank designates its investments in Government agency bonds, certain municipal bonds, and mortgage-backed securities as available for sale.

Gains and losses realized on the sale of investment securities are accounted for on the trade date using the specific identification method.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

LOANS RECEIVABLE—Loans receivable that management has the intent and ability to hold until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loans held for sale are recorded at lower of cost or market determined in the aggregate. Loans are designated for sale as a part of the Bank’s asset/liability management strategy. Market value is determined based on expected volatility in interest rates and the anticipated holding period before the loan is sold. Due to the holding period being short term, the market value and cost of the loan are approximately the same. The Bank had $382,000, $364,000 and $2,193,000 in loans held for sale at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively.

The Bank defers all loan origination fees, net of certain direct loan origination costs, and amortizes them over the contractual life of the loan as an adjustment of yield in accordance with ASC 310-20, Receivables—Nonrefundable Fees and Other.

The Bank retains the servicing on loans sold and agrees to remit to the investor loan principal and interest at agreed-upon rates. These rates can differ from the loan’s contractual interest rate resulting in a “yield differential.” In addition to previously deferred loan origination fees and cash gains, gains on the sale of loans can represent the present value of the future yield differential less normal servicing fees, capitalized over the estimated life of the loans sold. Normal servicing fees are determined by reference to the stipulated minimum servicing fee set forth by the government agencies to which the loans are sold. Such servicing fees are amortized to operations over the life of the loans using the interest method. If prepayments are higher than expected, an immediate charge to operations is made. If prepayments are lower than original estimates, then the related adjustments are made prospectively.

The mortgage servicing rights recorded by the Bank are segregated into pools for valuation purposes using as pooling criteria, the loan term and coupon rate in accordance with ASC 860-50-30. Once pooled, each grouping of loans is evaluated on a discounted earnings basis to determine the present value of the future earnings that a purchaser could expect to realize from each portfolio. Earnings are projected from a variety of sources including loan-servicing fees, interest earned on float, net interest earned on escrows, miscellaneous income and costs to service the loans. The present value of future earnings is the “economic” value for the pool. The Company has selected the amortized cost method for valuation under guidance of ASC 860-50, Transfers and Servicing—Servicing Assets and Liabilities.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent risks such as amount of loan, type of loan, concentrations, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of Management.

Although Management uses the best information available to make these estimates, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond the Bank’s control.

The Bank’s internal asset review committee reviews each loan with three or more delinquent payments, and each loan ninety days or more past due, and decides on whether the circumstances involved give reason to place the loan on non-accrual status. The board of directors reviews this information as determined by the internal asset review committee each month. Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal. While a loan is classified as non-accrual, interest income is generally recognized on a cash basis.

A loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Bank considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

identification for evaluation of impairment. With respect to the Bank’s investment in multi-family and nonresidential loans, such loans are collateral-dependent and, as a practical expedient, are carried at the lower of cost or fair value based upon the most recent real estate appraisals. Collateral-dependent loans which are more than ninety days delinquent and are considered to constitute more than a minimum delay in repayment are evaluated for impairment at that time.

Cash receipts on a nonaccrual loan are applied to principal and interest in accordance with its contractual terms unless full payment of principal is not expected, in which case cash receipts, whether designated as principal or interest, are applied as a reduction of the carrying value of the loan. A nonaccrual loan is generally returned to accrual status when principal and interest payments are current, full collectibility of principal and interest is reasonably assured and a consistent record of performance has been demonstrated.

It is the Bank’s policy to charge off unsecured credits that are more than one hundred and twenty days delinquent. Similarly, collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment at that time. Impaired loans would be charged off in the same manner as all loans are subject to charge off.

From time to time, as part of our loss mitigation process, loans may be renegotiated in a troubled debt restructuring (TDR) when management determines that greater economic value will ultimately be recovered under the new terms than through foreclosure, liquidation, or bankruptcy. Management may consider the borrower’s payment status and history, the borrower’s ability to pay upon a rate reset on an adjustable rate mortgage, size of the payment increase upon a rate reset, period of time remaining prior to the rate reset, and other relevant factors in determining whether a borrower is experiencing financial difficulty. However, TDRs are also considered to be impaired, except for those that have been performing under the new terms for at least six consecutive months. TDRs are accounted for as set forth in ASC 310 Receivables (“ASC 310”). A TDR may be on non-accrual or it may accrue interest. A TDR is typically on non-accrual until the borrower successfully performs under the new terms for six consecutive months. However, a TDR may be placed on accrual immediately following the TDR in those instances where a borrower’s payments are current prior to the modification and management determines that principal and interest under the new terms are fully collectible.

Existing performing loan customers who request a loan (non-TDR) modification and who meet the Bank’s underwriting standards may, usually for a fee, modify their original loan terms to terms currently offered. The modified terms of these loans are similar to the terms offered to new customers. The fee assessed for modifying the loan is deferred and amortized over the life of the modified loan using the level-yield method and is reflected as an adjustment to interest income. Each modification is examined on a loan-by-loan basis and if the modification of terms represents more than a minor change to the loan, then the unamortized balance of the pre-modification deferred fees or costs associated with the mortgage loan are recognized in interest income at the time of the modification. If the modification of terms does not represent more than a minor change to the loan, then the unamortized balance of the pre-modification deferred fees or costs continue to be deferred.

CONCENTRATION OF CREDIT RISK—The Bank grants residential and commercial loans to customers in local counties in Southeastern Indiana, Northern Kentucky, and Southwestern Ohio. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon the local economy.

Management maintains deposit accounts with financial institutions in excess of federal deposit insurance limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

OTHER REAL ESTATE OWNED—Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure, and are transferred to the Bank’s wholly-owned subsidiary, UCB Real Estate Management Holdings, LLC. Holding costs, including losses from operations, are expensed when incurred. Valuations are periodically performed, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated net realizable value.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PROPERTY AND EQUIPMENT—Property and equipment is carried at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Land improvements	7 – 15 years
Buildings	15 – 39 years
Furniture and equipment	3 – 10 years

Significant renewals and betterments are charged to the property and equipment account. Maintenance and repairs are charged to operations in the period incurred.

INCOME TAXES—The Company accounts for income taxes in accordance with ASC 740-10-50. Pursuant to the provisions of ASC 740-10-50, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements that will result in taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible or taxable temporary differences or carry forward attributes may be utilized against current period earnings, carried back against prior years’ earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management’s estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carry forward attributes exceeds management’s estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future. The Company applies a more likely than not recognition threshold for all tax uncertainties.

The Company’s principal temporary differences between pretax financial income and taxable income result primarily from timing differences for certain components of compensation and post-retirement expense, book and tax bad debt deductions, and amortization of intangible assets. Additional temporary differences result from depreciation expense computed utilizing accelerated methods for tax purposes, and for limitations on annual deductions related to charitable contributions to the UCB Charitable Foundation.

The determination of current and deferred income taxes is an accounting estimate which is based on the analyses of many factors including interpretation of federal and state income tax laws, the evaluation of uncertain tax positions, differences between the tax and financial reporting basis of assets and liabilities (temporary differences), estimates of amounts due or owed such as the timing of reversal of temporary differences and current financial accounting standards. Actual results could differ from the estimates and tax law interpretations used in determining the current and deferred income tax liabilities.

EMPLOYEE STOCK OWNERSHIP PLAN—The Company accounts for the United Community Bank Employee Stock Ownership Plan (“ESOP”) in accordance with ASC 718-40, Compensation—Stock Compensation—Employee Stock Ownership Plans. ESOP shares pledged as collateral are reported as unearned ESOP shares in stockholders’ equity. As shares are committed to be released from collateral, the Bank will record compensation expense equal to the current market price of the shares. To the extent that the fair value of the ESOP shares differs from the cost of such charges, the difference is recorded to stockholders’ equity as additional paid-in capital. Additionally, the shares become outstanding for basic net income per share computations.

STOCK-BASED COMPENSATION—The Company applies the provisions of ASC 718, Compensation – Stock Compensation, which requires the Company to measure the cost of employee services received in exchange for awards of equity instruments and to recognize this cost in the financial statements over the period during which the employee is required to provide such services. The Company has elected to recognize compensation cost associated with its outstanding stock-based compensation awards with graded vesting on an accelerated basis pursuant to ASC 718. The expense is calculated for stock options at the date of grant using the Black-Scholes option pricing model. The expense associated with restricted stock awards is calculated based upon the value of the common stock on the date of grant.

EARNINGS PER SHARE—In June 2008, the Financial Accounting Standards Board (FASB) issued ASC 260-10-65-2, Transition Related to FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Participating Securities. This guidance concludes that non-vested shares with non-forfeitable dividend rights are considered participating securities and, thus, subject to the two-class method pursuant to ASC 260, Earnings per Share, when computing basic and diluted EPS. This guidance became effective for the Company on July 1, 2009 and has been applied retrospectively as required. The Company’s restricted share awards contain non-forfeitable dividend rights but do not contractually obligate the holders to share in the losses of the Company. Accordingly, during periods of net income, unvested restricted shares are included in the determination of both basic and diluted EPS. During periods of net loss, these shares are excluded from both basic and diluted EPS.

Basic earnings per share (“EPS”) is based on the weighted average number of common shares and unvested restricted shares outstanding, adjusted for ESOP shares not yet committed to be released. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as outstanding stock options, were exercised or converted into common stock or resulted in the issuance of common stock. Diluted EPS is calculated by adjusting the weighted average number of shares of common stock outstanding to include the effects of contracts or securities exercisable or which could be converted into common stock, if dilutive, using the treasury stock method.

For the nine months ending March 31, 2011 (unaudited) and each of the years ended June 30, 2010 and 2009, outstanding options to purchase 346,304 shares were excluded from the computations of diluted earnings per share as their effect would have been anti-dilutive. The following is a reconciliation of the basic and diluted weighted average number of common shares outstanding:

	March 31,		June 30,
	2011	2010	2010	2009
	(Unaudited)
Basic weighted average outstanding shares	7,576,827	7,611,664	7,616,623	7,589,898
Effect of dilutive stock options	—	—	—	—

Diluted weighted average outstanding shares	7,576,827	7,611,664	7,616,623	7,589,898

COMPREHENSIVE INCOME (LOSS)—The Company presents in the consolidated statement of comprehensive income (loss) those amounts from transactions and other events which currently are excluded from the consolidated statement of operations and are recorded directly to stockholders’ equity.

GOODWILL—In June 2010, the Company acquired three branches from Integra Bank National Association (“Integra”), which was accounted for under the purchase method of accounting. Under the purchase method, the Company is required to allocate the cost of an acquired company to the assets acquired, including identified intangible assets, and liabilities assumed based on their estimated fair values at the date of acquisition. The excess cost over the value of net assets acquired represents goodwill, which is not subject to amortization.

Goodwill arising from business combinations represents the value attributable to unidentifiable intangible elements in the business acquired. Goodwill recorded by the Company in connection with its acquisition relates to the inherent value in the business acquired and this value is dependent upon the Company’s ability to provide quality, cost-effective services in a competitive market place. As such, goodwill value is supported ultimately by revenue that is driven by the volume of business transacted. A decline in earnings as a result of a lack of growth or the inability to deliver cost-effective services over sustained periods can lead to impairment of goodwill that could adversely impact earnings in future periods.

Goodwill is not amortized but is tested for impairment when indicators of impairment exist, or at least annually. Potential goodwill impairment exists when the fair value of the reporting unit (as defined by US GAAP) is less than its carrying value. An impairment loss is recognized in earnings only when the carrying amount of goodwill is less than its implied fair value.

FAIR VALUE OF FINANCIAL INSTRUMENTS—ASC 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments, both assets and liabilities, whether or not recognized in the consolidated balance sheet, for which it is practicable to estimate the value. For financial instruments where quoted market prices are not available, fair values are estimated using present value or other valuation methods.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following methods and assumptions are used in estimating the fair values of financial instruments:

Cash and cash equivalents

The carrying values presented in the consolidated statements of position approximate fair value.

Investments and mortgage-backed securities

For investment securities (debt instruments) and mortgage-backed securities, fair values are based on quoted market prices, where available. If a quoted market price is not available, fair value is estimated using quoted market prices of comparable instruments.

Loans receivable

The fair value of the loan portfolio is estimated by evaluating homogeneous categories of loans with similar financial characteristics. Loans are segregated by types, such as residential mortgage, commercial real estate, and consumer. Each loan category is further segmented into fixed and adjustable rate interest, terms, and by performing and non-performing categories. The fair value of performing loans, except residential mortgage loans, is calculated by discounting contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loan. For performing residential mortgage loans, fair value is estimated by discounting contractual cash flows adjusted for prepayment estimates using discount rates based on secondary market sources. The fair value for significant non-performing loans is based on recent internal or external appraisals. Assumptions regarding credit risk, cash flow, and discount rates are judgmentally determined by using available market information.

Federal Home Loan Bank stock

The Bank is a member of the Federal Home Loan Bank system and is required to maintain an investment based upon a pre-determined formula. The carrying values presented in the consolidated statements of position approximate fair value.

Deposits

The fair values of passbook accounts, NOW accounts, and money market savings and demand deposits approximate their carrying values. The fair values of fixed maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered for deposits of similar maturities.

Advance from Federal Home Loan Bank

The fair value is calculated using rates available to the Company on advances with similar terms and remaining maturities.

Off-balance sheet items

Carrying value is a reasonable estimate of fair value. These instruments are generally variable rate or short-term in nature, with minimal fees charged.

ADVERTISING—The Bank expenses advertising costs as incurred. Advertising costs consist primarily of television, radio, newspaper and billboard advertising.

SUBSEQUENT EVENTS—The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

In April 2011, the FASB issued Accounting Standards Update (ASU) 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring.” The ASU provides additional guidance to creditors for evaluating whether a modification or restructuring of a receivable is a troubled debt restructuring (“TDR”). The new guidance will require creditors to evaluate modifications and restructurings of receivables using a more principles-based

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

approach, which may result in more modifications and restructurings being considered troubled debt restructurings. The amendments in this Update are effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. For purposes of measuring impairment of those receivables, an entity should apply the amendments prospectively for the first interim or annual period beginning on or after June 15, 2011. An entity should disclose the total amount of receivables and the allowance for credit losses as of the end of the period of adoption related to those receivables that are newly considered impaired under Section 310-10-35 for which impairment was previously measured under Subtopic 450-20, Contingencies—Loss Contingencies. Management is currently evaluating the impact, if any, that the adoption of this guidance will have on the Company’s consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In December 2010, the FASB issued ASU 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating an impairment may exist. The qualitative factors are consistent with the existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. For public entities, the amendments in this Update are effective for fiscal year, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. This ASU is not expected to have a significant impact on the Company’s financial statements.

In July 2010, the FASB issued Accounting Standards Update (ASU) 2010-20, “Disclosures About the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” The purpose of this Update is to improve transparency by companies that hold financing receivables, including loans, leases and other long-term receivables. The Update requires such companies to disclose more information about the credit quality of their financing receivables and the credit reserves against them. This guidance became effective during the three month period ended December 31, 2010 (unaudited), with the exception of certain disclosures which include information for activity that occurs during a reporting period (activity in the allowance for credit losses and modifications of financing receivables) which will be effective for the first interim or annual period beginning after December 15, 2010.

In April 2010, the FASB issued ASU No. 2010-18, Receivables (Topic 310): Effect of Loan Modification when the Loan is Part of a Pool that is accounted for as a Single Asset (a consensus of the FASB Emerging Issues Task Force). The amendments in this update affect any entity that acquires loans subject to ASC Subtopic 310-30, that accounts for some or all of those loans within pools, and that subsequently modifies one or more of those loans after acquisition. ASU No. 2010-18 became effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the interim period ending September 30, 2010, and the amendments are to be applied prospectively. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosure about Fair Value Measurements, under Topic 820, Fair value Measurements and Disclosures, to improve and provide new disclosures for recurring and nonrecurring fair value measurements under the three-level hierarchy of inputs for transfers in and out of Levels 1 and 2, and activity in Level 3. This update also clarifies existing disclosures of the level of disaggregation for the classes of assets and liabilities and the

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

disclosure about inputs and valuation techniques. ASU No. 2010-06 became effective during the year ended June 30, 2010, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which becomes effective for the interim period ending September 30, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 2—ACQUISITION

On June 4, 2010 the Bank completed the purchase of three banking offices of Integra Bank Corporation’s wholly-owned bank subsidiary, Integra Bank N.A., located in Milan, Versailles, and Osgood, Indiana and a portfolio of selected loans originated by other offices of Integra Bank. This acquisition was consistent with the Bank’s strategy to strengthen and expand its Southeast Indiana market share. This transaction added $53.3 million in deposits and $45.9 million in loans. The deposits were purchased at a premium of 4.50%. As a result of the acquisition, the Company recorded a core deposit intangible asset of $1,400,000 and goodwill of $2,522,000. The results of operations for this acquisition have been included since the transaction date of June 4, 1010. Expenses associated with this transaction were $439,000 for the year ended June 30, 2010.

NOTE 3—SUBSEQUENT EVENTS—PLAN OF CONVERSION AND REORGANIZATION

The Boards of Directors of United Community Bancorp, MHC (“MHC”) and the Company adopted a Plan of Conversion and Reorganization (the “Plan”) on March 10, 2011, as amended and restated on May 12, 2011. Pursuant to the Plan, the MHC will convert from the mutual holding company form of organization to the fully public form. The MHC will be merged into the Company, and the MHC will no longer exist. The Company will merge into a new Indiana corporation named United Community Bancorp. As part of the conversion, the MHC’s ownership interest of the Company will be offered for sale in a public offering. The existing publicly held shares of the Company, which represents the remaining ownership interest in the Company, will be exchanged for new shares of common stock of United Community Bancorp, the new Indiana corporation. The exchange ratio will ensure that immediately after the conversion and public offering, the public shareholders of the Company will own the same aggregate percentage of United Community Bancorp common stock that they owned immediately prior to that time (excluding shares purchased in the stock offering and cash received in lieu of fractional shares). When the conversion and public offering are completed, all of the capital stock of United Community Bank will be owned by United Community Bancorp, the Indiana corporation.

The Plan provides for the establishment, upon the completion of the conversion, of special “liquidation accounts” for the benefit of certain depositors of United Community Bank in an amount equal to the greater of the MHC’s ownership interest in the retained earnings of the Company as of the date of the latest balance sheet contained in the prospectus or the retained earnings of United Community Bank at the time it reorganized into the MHC. Following the completion of the conversion, under the rules of the Office of Thrift Supervision, United Community Bank will not be permitted to pay dividends on its capital stock to United Community Bancorp, its sole shareholder, if United Community Bank’s shareholder’s equity would be reduced below the amount of the liquidation accounts. The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts.

Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering. If the conversion and public offering are not completed, all costs will be charged to expense in the period in which the public offering is terminated. $132,000 has been incurred related to the conversion as of March 31, 2011 (unaudited).

NOTE 4—INVESTMENT AND MORTGAGE-BACKED SECURITIES

Investment securities available for sale at March 31, 2011 (unaudited) consist of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(In thousands)
Mortgage-backed securities	$83,648	$561	$158	$84,051
U. S. Government corporations and agencies	25,795	59	13	25,841
Municipal bonds	16,996	187	161	17,022
Other equity securities	211	—	87	124

Total	$126,650	$807	$419	$127,038

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Investment securities held to maturity at March 31, 2011 (unaudited) consist of the following:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Estimated Market Value
	(In thousands)
Municipal bonds	$564	$—	$—	$564

Investment securities available for sale at June 30, 2010 consist of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(In thousands)
Mortgage-backed securities	$56,669	$636	$67	$57,238
U. S. Government corporations and agencies	49,157	212	—	49,369
Municipal bonds	12,538	137	84	12,591
Other equity securities	211	—	82	129

Total	$118,575	$985	$233	$119,327

Investment securities held to maturity at June 30, 2010 consist of the following:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Estimated Market Value
	(In thousands)
Municipal bonds	$631	$—	$—	$631

Investment securities available for sale at June 30, 2009 consist of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(In thousands)
Mortgage-backed securities	$29,144	$619	$50	$29,713
U. S. League Intermediate—Term Portfolio	60	—	13	47
U. S. Government corporations and agencies	39,515	218	92	39,641
Municipal bonds	7,091		139	6,952
Other equity securities	211	—	82	129

Total	$76,021	$837	$376	$76,482

Investment securities held to maturity at June 30, 2009 consist of the following:

	Amortized Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Estimated Market Value
	(In thousands)
Municipal bonds	$175	$—	$—	$175

Gross proceeds on the sale of investment and mortgage-backed securities were $23,600,000 and $11,600,00 for the nine months ended March 31, 2011 and 2010 (unaudited), respectively. Gross proceeds on the sale of investment and mortgage-backed securities were $20,557,000 and $1,550,000 million for the years ended June 30, 2010 and 2009, respectively.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Realized gains for the nine months ended March 31, 2011 and 2010 (unaudited) were $210,000 and $242,000, respectively. Realized gains for the years ended June 30, 2010 and 2009 were $437,000 and $93,000, respectively. Gross realized losses for the nine months ended March 31, 2011 and 2010 (unaudited) were $78,000 and $89,000, respectively. Gross realized losses for the years ended June 30, 2010 and 2009 were $126,000 and $276,000, respectively.

The mortgage-backed securities, U.S. Government agency bonds and municipal bonds available for sale have the following maturities at March 31, 2011 (unaudited):

	Amortized Cost	Estimated Market Value
	(In thousands)
Due or callable in one year or less	$20,136	$20,185
Due or callable in 1—5 years	89,484	89,886
Due or callable in 5—10 years	1,815	1,819
Due or callable in greater than 10 years	15,004	15,024

Total debt securities	$126,439	$126,914

The callable bonds and municipal bonds available for sale have the following maturities at June 30, 2010:

	Amortized Cost	Estimated Market Value
	(In thousands)
Due or callable in one year or less	$30,964	$31,093
Due or callable in 1—5 years	18,193	18,276
Due or callable in 5—10 years	269	279
Due or callable in greater than 10 years	12,269	12,312

Total debt securities	$61,695	$61,960

All other securities available for sale at March 31, 2011 (unaudited) are saleable within one year. The Bank held $564,000 and $631,000 in investment securities that are being held to maturity at March 31, 2011 (unaudited) and June 30, 2010, respectively. The investment securities held to maturity have annual returns of principal and will be fully matured between 2014 and 2019.

The expected returns of principal of investments held to maturity are as follows as of March 31, 2011 (unaudited, in thousands):

April 1, 2011 through June 30, 2011	$—
2012	68
2013	71
2014	74
2015	77
2016 and thereafter	274

$564

The expected returns of principal of investments held to maturity are as follows as of June 30, 2010 (in thousands):

2011	$67
2012	68
2013	71
2014	74
2015	77
2016 and thereafter	274

$631

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below indicates the length of time individual investment securities and mortgage-backed securities have been in a continuous loss position at March 31, 2011 (unaudited):

	Less than 12 months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In thousands)
Mortgage-backed securities	$33,782	$158	$—	$—	$33,782	$158
U.S. Government corporations and agencies	4,157	13	—	—	4,157	13
Municipal bonds	5,239	124	479	37	5,718	161
Other equity securities	—	—	124	87	124	87

	$43,178	$295	$603	$124	$43,781	$419

Number of investments	23		2		25
The table below indicates the length of time individual investment securities and mortgage-backed securities have been in a continuous loss position at June 30, 2010 and 2009:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
June 30, 2010
Municipal bonds	$6,703	$84	$—	$—	$6,703	$84
Mortgage-backed securities	8,888	67	—	—	8,888	67
Other equity securities	—	—	129	82	129	82

	$15,591	$151	$129	$82	$15,720	$233

Number of investments	19		1		20

June 30, 2009
U.S. League Intermediate - term portfolio & callable government agencies	$9,624	$92	$60	$13	$9,684	$105
Municipal bonds	2,533	63	2,568	76	5,101	139
Mortgage-backed securities	—	—	1,427	50	1,427	50
Other equity securities	—	—	129	82	129	82

	$12,157	$155	$4,184	$221	$16,341	$376

Number of investments	12		18		30

Securities available for sale are reviewed for possible other-than-temporary impairment on a quarterly basis. During this review, Management considers the severity and duration of the unrealized losses as well as its intent and ability to hold the securities until recovery, taking into account balance sheet management strategies and its market view and outlook. Management also assesses the nature of the unrealized losses taking into consideration factors such as changes in risk-free interest rates, general credit spread widening, market supply and demand, creditworthiness of the issuer or any credit enhancement providers, and the quality of the underlying collateral. Management does not intend to sell these securities in the foreseeable future, and does not believe that it is more likely than not that the Bank will be required to sell a security in an unrealized loss position prior to a recovery in its value. The decline in market value is due to changes in market interest rates. The fair values are expected to recover as the securities approach maturity dates.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The detail of interest and dividends on investment securities is as follows:

	(Unaudited) For the Nine Months Ended March 31,		For the Year Ended June 30,
	2011	2010	2010	2009
	(In thousands)
Taxable interest income	$1,651	$1,758	$2,212	$1,924
Nontaxable interest income	461	258	382	196
Dividends	6	6	8	8

Total	$2,118	$2,022	$2,602	$2,128

Mortgage-backed securities available for sale at March 31, 2011 (unaudited) consist of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(In thousands)
FNMA	$61,149	$280	$118	$61,311
FHLMC	17,150	281	40	17,391
GNMA	5,349	—	—	5,349

Total	$83,648	$561	$158	$84,051

Mortgage-backed securities available for sale at June 30, 2010 consist of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(In thousands)
FNMA	$40,237	$345	$11	$40,571
FHLMC	16,432	291	56	16,667

Total	$56,669	$636	$67	$57,238

Mortgage-backed securities available for sale at June 30, 2009 consist of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Market Value
	(In thousands)
FNMA	$13,154	$254	$25	$13,383
FHLMC	15,705	353	25	16,033
GNMA	285	12	—	297

Total	$29,144	$619	$50	$29,713

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5—LOANS RECEIVABLE

Loans receivable consist of the following:

	(Unaudited) At March 31, 2011	At June 30,
		2010	2009
	(In thousands)
Residential real estate:
One- to four-family	$133,351	$137,473	$124,391
Multi-family - nonowner-occupied	46,423	46,777	47,060
Construction	1,122	1,566	1,609
Nonresidential real estate - commercial and office buildings	66,204	77,568	66,970
Agricultural	1,871	1,831	—
Land	3,916	5,401	5,059
Commercial	4,417	5,513	4,439
Consumer	36,752	39,125	27,774

	294,056	315,254	277,302
Less:
Allowance for losses	4,854	5,681	4,213
Undisbursed portion of loans in process	0	494	1,231
Deferred loan costs, net	(442)	(496)	(412)

	$289,644	$309,575	$272,270

As of March 31, 2011 (unaudited), March 31, 2010 (unaudited), June 30, 2010 and 2009, the Bank was servicing loans for the benefit of others in the amount of $60,748,000, $52,339,000, $52,341,000 and $45,108,000, respectively. The Bank recognized $460,000 and $246,000 pre-tax gains on sale of loans during the nine months ended March 31, 2011 and 2010 (unaudited), respectively. The Bank recognized $278,000 and $526,000, of pre-tax gains on sale of loans during the years ended June 30, 2010 and 2009, respectively. The carrying value of mortgage servicing rights approximated $557,000 at March 31, 2011 (unaudited). The carrying value of mortgage servicing rights approximated $471,000 and $405,000 as of June 30, 2010 and 2009, respectively. No impairment has been recognized on the mortgage service assets and correspondingly, no valuation allowance has been recognized as of March 31, 2011 (unaudited), and June 30, 2010 and 2009.

The Bank sells loans in the secondary market. Proceeds from the sales of mortgage loans totaled $19,631,000 and $22,622,000 for the nine months ended March 31, 2011 and 2010 (unaudited), respectively. Proceeds from the sales of mortgage loans totaled $25,409,000 and $28,901,000 during the years ended June 30, 2010 and 2009, respectively. The Bank had $382,000, $364,000 and $2,193,000 available in 1-4 family fixed rate loans designated as held for sale at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively. It is generally management’s intention to hold all other loans originated to maturity or earlier repayment.

Changes in the allowance for losses on loans are as follows:

	(Unaudited) For the Nine Months Ended March 31,		For the Year Ended June 30,
	2011	2010	2010	2009
		(In thousands)
Balance at beginning of period	$5,681	$4,213	$4,213	$4,619
Provisions charged to income	5,427	1,397	2,509	2,447
Charge-offs	(6,295)	(983)	(1,087)	(2,871)
Recoveries	41	40	46	18

Balance at end of period	$4,854	$4,667	$5,681	$4,213

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table provides information with respect to nonaccrual loans.

	(Unaudited) At March 31, 2011	At June 30, 2010	At June 30, 2009
	(Dollars in thousands)
Nonaccrual loans:
One- to four-family residential real estate - owner occupied	$2,031	$1,533	$1,943
Multi-family residential real estate - nonowner occupied	—	2,137	1,065
Nonresidential real estate - commercial and office buildings	356	1,455	386
Consumer	25	155	84
Restructured nonaccrual loans:
One- to four-family residential real estate - owner occupied	1,877	903	—
Multi-family residential real estate - nonowner occupied	12,331	3,108	1,427
Nonresidential real estate - commercial and office buildings	4,006	1,283	1,069

Total nonperforming loans	$20,626	$10,574	$5,974

Number of nonaccrual loans	57	63	50

As part of management’s loss mitigation process, loans may be renegotiated in a troubled debt restructuring (TDR) when management determines that greater economic value will ultimately be recovered under the new terms than through foreclosure, liquidation, or bankruptcy. Management may consider the borrower’s payment status and history, the borrower’s ability to pay upon a rate reset on an adjustable rate mortgage, size of the payment increase upon a rate reset, period of time remaining prior to the rate reset, and other relevant factors in determining whether a borrower is experiencing financial difficulty. However, TDRs are also considered to be impaired, except for those that have been performing under the new terms for at least six consecutive months. TDRs are accounted for as set forth in ASC 310 Receivables. A TDR may be on non-accrual or it may accrue interest. A TDR is typically on non-accrual until the borrower successfully performs under the new terms for six consecutive months. However, a TDR may be placed on accrual immediately following the TDR in those instances where a borrower’s payments are current prior to the modification and management determines that principal and interest under the new terms are fully collectible.

Existing performing loan customers who request loan a (non-TDR) modification and who meet the Bank’s underwriting standards may, usually for a fee, modify their original loan terms to terms currently offered. The modified terms of these loans are similar to the terms offered to new customers. The fee assessed for modifying the loan is deferred and amortized over the life of the modified loan using the level-yield method and is reflected as an adjustment to interest income. Each modification is examined on a loan-by-loan basis and if the modification of terms represents more than a minor change to the loan, then the unamortized balance of the pre-modification deferred fees or costs associated with the mortgage loan are recognized in interest income at the time of the modification. If the modification of terms does not represent more than a minor change to the loan, then the unamortized balance of the pre-modification deferred fees or costs continue to be deferred.

The following table provides information with respect to loans that are classified as troubled debt restructurings. Troubled debt restructurings are considered to be nonperforming loans, except for those that have been performing under the new terms for a period of at least six consecutive months. For additional information regarding troubled debt restructurings on nonaccrual status, see the table of nonperforming assets on the proceeding page.

	At March 31, 2011 (Unaudited)
	Loan Status		Total Unpaid Principal Balance	Related Allowance	Recorded Investment
	Accrual	Nonaccrual
	(In thousands)
One- to four-family residential real estate - owner occupied	$486	$1,877	$2,363	$—	$2,363
Multi-family residential real estate - nonowner occupied	—	12,331	12,331	801	11,530
Nonresidential real estate - commercial and office buildings	2,599	4,006	6,605	—	6,605

Total	$3,085	$18,214	$21,299	$801	$20,498

Number of loans	4	25

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	At June 30, 2010
	Loan Status		Total Unpaid Principal Balance	Related Allowance	Recorded Investment
	Accrual	Nonaccrual
	(In thousands)
One- to four-family residential real estate - owner occupied	$422	$903	$1,325	$159	$1,166
Multi-family residential real estate - nonowner occupied	1,981	3,108	5,089	1,012	4,077
Nonresidential real estate - commercial and office buildings	2,600	1,283	3,883	676	3,207

	$5,003	$5,294	$10,297	$1,847	$8,450

Number of loans	5	12

	At June 30, 2009
	Loan Status		Total Unpaid Principal Balance	Related Allowance	Recorded Investment
	Accrual	Nonaccrual
	(In thousands)
One- to four-family residential real estate - owner occupied	$350	$—	$350	$24	$326
Multi-family residential real estate - nonowner occupied	1,296	1,427	2,723	230	2,493
Nonresidential real estate - commercial and office buildings	1,000	1,069	2,069	334	1,735

	$2,646	$2,496	$5,142	$588	$4,554

Number of loans	3	2

Loans that were included in troubled debt restructuring at June 30, 2010 were given concessions of interest rates between 1% and 5% or structured as interest only payment loans for periods of one to three years. Many of these loans also had balloon payments due at the end of their lowered rate period, requiring the borrower to refinance into market rates at that time. At March 31, 2011 (unaudited), there were 21 loans requiring payments of principal and interest and eight loans requiring interest only payments. At June 30, 2010, seven loans required principal and interest payments, eight loans required interest only payments, and two loans had no payments due until 2011. At June 30, 2009, three required interest only payments, and two loans had no payments due until 2011. The overall increases in troubled debt restructurings from June 30, 2010 to March 31, 2011 (unaudited), and from June 30, 2009 to June 30, 2010, related to continued weakness in the local economy.

Interest income that would have been recorded for the nine months ended March 31, 2011 and 2010 (unaudited), and the years ended June 30, 2010 and 2009 had nonaccruing loans been current according to their original terms was, $1.1 million, $353,000, $590,000, and $361,000. No interest related to nonaccrual loans was included in interest income for the nine months ended March 31, 2011 and 2010 (unaudited), and the years ended June 30, 2010 and 2009.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table illustrates certain disclosures required by ASC 310-10-50-11B(c), (g) and (h).

Allowance for Credit Losses and Recorded Investment in Loans Receivable

For the nine months ended March 31, 2011 (unaudited):

	One- to Four- Family Mortgage Owner- Occupied	Consumer	One- to Four- Family Mortgage Nonowner- Occupied	Multi- Family Mortgage Nonowner- Occupied	Non- Residential Real Estate	Construction	Land	Commercial and Agricultural	Total
			(In thousands)
Allowance for Credit Losses:
Beginning balance:	$439	$908	$(20)	$2,863	$1,256	$4	$10	$221	$5,681
Charge offs	(659)	(825)	—	(2,008)	(2,765)	—	—	(38)	$(6,295)
Recoveries	21	14	—	—	6	—	—	—	$41
Provision	978	320	178	881	3,223	—	3	(156)	$5,427

Ending balance:	$779	$417	$158	$1,736	$1,720	$4	$13	$27	$4,854
Balance, individually evaluated	$23	$19	$85	$801	$—	$—	$—	$—	$928
Balance, collectively evaluated	$756	$398	$73	$935	$1,720	$4	$13	$27	$3,926
Financing receivables: Ending balance	$118,996	$36,752	$14,355	$46,423	$66,204	$1,122	$3,916	$6,288	$294,056
Ending balance: individually evaluated for impairment	$121	$61	$1,253	$12,331	$6,605	$—	$—	$—	$20,371
Ending balance: collectively evaluated for impairment	$104,565	$26,834	$12,379	$33,565	$51,876	$1,122	$3,916	$4,349	$238,606
Ending balance: loans acquired with deteriorated credit quality	$14,310	$9,857	$723	$527	$7,723	$—	$—	$1,939	$35,079

The following table illustrates certain disclosures required by ASC 310-10-50-29(b).

At March 31, 2011 (unaudited):

Credit Risk Profile by Internally Assigned Grade

	One- to Four-Family Mortgage Owner- Occupied	Consumer	One- to Four-Family Mortgage Nonowner- Occupied	Multi- Family Mortgage Nonowner- Occupied	Non- Residential Real Estate	Construction	Land	Commercial and Agricultural	Total
				(In thousands)
Grade:
Pass	$106,872	$35,587	$9,019	$16,735	$38,145	$1,122	$2,577	$3,790	$213,847
Watch	6,869	143	3,067	15,839	13,091	—	1,300	1,771	42,080
Special mention	670	162	1,035	1,586	8,266	—	39	482	12,240
Substandard	4,585	860	1,234	12,263	6,702	—	—	245	25,889

Total	$118,996	$36,752	$14,355	$46,423	$66,204	$1,122	$3,916	$6,288	$294,056

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table illustrates certain disclosures required by ASC 310-10-50-7A for gross loans.

At March 31, 2011 (unaudited):

Age Analysis of Past Due Loans Receivable

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Total Current	Total Loans Receivable
	(In thousands)
Mortgage one- to four-family - owner occupied	$1,338	$769	$1,161	$3,268	$115,728	$118,996
Consumer	96	169	127	392	36,360	36,752
One- to four-family mortgage nonowner-occupied	383	51	281	715	13,640	14,355
Multi-family mortgage nonowner-occupied	328	—	—	328	46,095	46,423
Nonresidential real estate mortgage - commercial and office buildings	890	—	5	895	65,309	66,204
Construction	—	—	—	—	1,122	1,122
Land	31	39	—	70	3,846	3,916
Commercial and agricultural	—	117	210	327	5,961	6,288

Total	$3,066	$1,145	$1,784	$5,995	$288,061	$294,056

The following table illustrates certain disclosures required by ASC 310-10-50-15.

Impaired Loans

For the Nine Months Ended March 31, 2011 (Unaudited)

	Recorded Investment	Unpaid Principal Balance	Allowance	Interest Income Recognized
	(In thousands)
With an allowance recorded:
Mortgage - one- to four-family - owner occupied	$98	$121	$(23)	$38
Consumer	42	61	(19)	—
One- to four-family mortgage nonowner-occupied	196	281	(85)	6
Multi-family mortgage nonowner-occupied	2,147	2,948	(801)	51
Nonresidential real estate mortgage - commercial and office buildings	—	—	—	—
Construction	—	—	—	—
Land	—	—	—	—
Commercial and agricultural	—	—	—	—

Total	$2,483	$3,411	$(928)	$95

The Bank did not have any investments in subprime loans at March 31, 2011. The Bank had $1.4 million of one-to-four family, owner occupied loans that were included in troubled debt restructurings with no impairment at March 31, 2011.

ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, requires acquired loans to be recorded at fair value and prohibits carrying over valuation allowances when initially accounting for acquired impaired loans. Loans carried at fair value, mortgage loans held for sale, and loans to borrowers in good standing under revolving credit agreements are excluded from the scope of this pronouncement. It limits the yield that may be accreted to the excess of the undiscounted expected cash flows over the investor’s initial investment in the loan. The excess of the contractual cash flows over expected cash flows may not be recognized as an adjustment of yield. Subsequent increases in cash flows expected to be collected are recognized prospectively through an adjustment of the loan’s yield over its remaining life. Decreases in expected cash flows are recognized as impairments.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company acquired loans pursuant to the acquisition of Integra branches in June 2010. The Company reviewed the loan portfolio at acquisition to determine whether there was evidence of deterioration of credit quality since origination and if it was probable that it will be unable to collect all amounts due according to the loan’s contractual terms. When both conditions existed, the Company accounted for each loan individually, considered expected prepayments, and estimated the amount and timing of discounted expected principal, interest, and other cash flows (expected at acquisition) for each loan. The Company determined the excess of the loan’s scheduled contractual principal and contractual interest payments over all cash flows expected at acquisition as an amount that should not be accreted into interest income (nonaccretable difference). The remaining amount, representing the excess of the loan’s cash flows expected to be collected over the amount paid, is accreted into interest income over the remaining life of the loan (accretable yield).

Over the life of the loan, the Company continues to estimate cash flows expected to be collected. The Company evaluates at the balance sheet date whether the present value of its loans determined using the effective interest rates has decreased, and if so, the Company establishes a valuation allowance for the loan. Valuation allowances for acquired loans reflect only those losses incurred after acquisition; that is, the present value of cash flows expected at acquisition that are not expected to be collected. Valuation allowances are established only subsequent to our acquisition of the loans. For loans that are not accounted for as debt securities, the present value of any subsequent increase in the loan’s or pool’s actual cash flows or cash flows expected to be collected is used first to reverse any existing valuation allowance for that loan. For any remaining increases in cash flows expected to be collected, the Company adjusts the amount of accretable yield recognized on a prospective basis over the loan’s remaining life. The Company does not have any such loans that were accounted for as debt securities.

Loans that were acquired in the Integra branch acquisition for which there was evidence of deterioration of credit quality since origination and for which it was probable that all contractually required payments would not be made as scheduled had an outstanding balance of $45.7 million and a carrying amount of $43.7 million at June 30, 2010. The carrying amount of these loans is included in the balance sheet amount of loans receivable at June 30, 2010. No loans have experienced further deterioration since the acquisition date.

The following table depicts the accretable yield (in thousands) at the beginning and end of the period.

Balance, June 30, 2009	$—
Accretion	—
Disposals	—
Additions	1,400

Balance, June 30, 2010	$1,400
Accretion	(328)

Balance, March 31, 2011 (unaudited)	$1,072

NOTE 6—OTHER REAL ESTATE OWNED

Other real estate owned consists of the following at:

	(Unaudited) March 31, 2011	June 30,
		2010	2009
	(In thousands)
Mortgage - one- to four-family	$40	$169	$—
Multi-family
Land	340	340	340
Commercial real estate	—	—	2,304
Allowance for losses on real estate owned	(201)	(212)	(704)

	$179	$297	$1,940

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity in the allowance for losses on real estate owned is as follows:

	(Unaudited) For the Nine Months Ended March 31,		For the Years Ended June 30,
	2011	2010	2010	2009
	(In thousands)
Balance, beginning of period	$212	$704	$704	$111
Provision for losses on real estate owned	—	397	510	770
Charged off upon sale of property	(11)	(1,039)	(1,002)	(177)

Balance, end of period	$201	$62	$212	$704

NOTE 7—PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

	(Unaudited) March 31,	June 30,
	2011	2010	2009
	(In thousands)
Land and land improvements	$3,013	$2,977	$1,830
Building and building improvements	4,803	4,898	4,538
Furniture and equipment	3,743	3,337	2,884

	11,559	11,212	9,252
Less: accumulated depreciation	4,044	3,699	3,241

	$7,515	$7,513	$6,011

NOTE 8—DEPOSITS

Deposits at March 31, 2011 (unaudited) consist of the following (dollars in thousands):

	Weighted Average Rate	Balance
Demand deposit accounts	0.34%	$111,276
Passbook	0.39	70,286
Money market deposit accounts	0.51	35,699

Total demand and passbook deposits		$217,261

Certificates of deposit (by term):
Less than 12 months	1.17	$58,879
12 months to 24 months	1.97	81,790
24 to 36 months	2.84	7,270
More than 36 months	3.60	19,172
Individual retirement accounts	2.79	32,537

Total certificates of deposit		199,648

Total deposit accounts		$416,909

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deposits at June 30, 2010 and 2009 consist of the following:

	June 30, 2010		June 30, 2009
	Weighted Average Rate	Balance	Weighted Average Rate	Balance
	(Dollars in thousands)
Demand deposit accounts	0.48%	$103,216	0.50%	$71,854
Passbook	0.43	53,989	0.31	40,980
Money market deposit accounts	0.61	55,062	0.61	61,933

Total demand and passbook deposits		212,267		174,767

Certificates of deposit:
Less than 12 months	1.75	73,467	2.32	95,081
12 months to 24 months	2.59	93,114	3.63	38,241
24 months to 36 months	3.13	6,313	3.59	2,484
More than 36 months	4.27	9,647	3.65	2,228
Individual retirement accounts	3.24	35,372	4.38	26,815

Total certificates of deposit		217,913		164,849

Total deposit accounts		$430,180		$339,616

Interest expense on deposits is as follows (in thousands) :

	For the Nine Months Ended March 31,		For the Years Ended June 30,
	2011	2010	2010	2009
	(Unaudited)
NOW and money market accounts	$631	$638	$871	$1,609
Savings	205	96	136	285
Certificates of deposit	3,463	4,017	5,314	5,872

	$4,299	$4,751	$6,321	$7,766

The aggregate amount of time deposits with a minimum denomination of $100,000 was approximately $93,542,000, $113,371,000 and $89,805,000 at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively. Individual deposits with denominations of more than $250,000 are not federally insured.

Total non-interest bearing deposits were $24,493,000, $28,627,000 and $16,531,000 at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively. Municipal deposits totaled $106,785,000, $121,607,000 and $124,282,000 at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively.

Maturities of certificate accounts are as follows:

	(Unaudited) March 31, 2011	June 30, 2010	June 30, 2009
	(In thousands)
One year or less	$132,051	$162,465	$108,551
1 – 2 years	43,484	34,825	44,132
2 – 3 years	13,030	13,671	9,244
3 – 4 years	9,054	2,959	2,035
4 – 5 years	1,873	3,943	747
Over 5 years	156	50	140

	$199,648	$217,913	$164,849

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9—GOODWILL AND ACQUISITION INTANGIBLES

Goodwill

The Integra acquisition included $2,522,000 in goodwill. Further details of this transaction are included in Note 2.

Intangible Assets

The Integra acquisition included a core deposit intangible asset of $1,400,000, net of amortization of $328,000 at March 31, 2011 (unaudited). The Company amortizes the core deposit intangible on the double declining balance method over 105 months. Amortization of the remaining amount of the core deposit intangible is as follows (dollars in thousands):

April 1, 2011 through June 30, 2011	$65
2012	226
2013	179
2014	142
2015	118
2016	116
2017 and thereafter	226

$1,072

NOTE 10—FAIR VALUES OF ASSETS AND LIABILITIES

The estimated fair values of the Company’s financial instruments are as follows:

	(Unaudited) March 31, 2011
	Carrying Amounts	Fair Value
	(In thousands)
Financial assets:
Cash and due from banks	$28,182	$28,182
Investment securities available for sale	42,987	42,987
Investment securities held to maturity	564	564
Mortgage-backed securities	84,051	84,051
Loans receivable and loans receivable held for sale	290,026	281,940
Accrued interest receivable	1,928	1,928
Investment in FHLB stock	2,008	2,008

Financial liabilities:
Deposits	$416,909	$418,546
Accrued interest payable	54	54
FHLB advance	2,083	2,126
Off-balance sheet items	$—	$—

	June 30,
	2010		2009
	Carrying Amounts	Fair Value	Carrying Amounts	Fair Value
	(In thousands)
Financial assets:
Cash and interest-bearing deposits	$32,023	$32,023	$27,004	$27,004
Investment securities available for sale	62,089	62,089	46,769	46,769
Investment securities held to maturity	631	631	175	175
Mortgage-backed securities	57, 238	57,238	29,713	29,713
Loans receivable and loans held for sale	309,939	304,943	274,463	270,760
Accrued interest receivable	2,290	2,290	1,745	1,745
Investment in FHLB stock	2,016	2,016	2,016	2,016
Financial liabilities:
Deposits	$430,180	$432,091	$339,616	$341,322
Accrued interest payable	126	126	23	23
FHLB advances	2,833	2,904	3,833	3,856
Off-balance sheet items	—	—	—	—

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As discussed in Note 1, Basis of Presentation and Summary of Significant Accounting Pronouncements, ASC 820-10-50-2 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair value methods and assumptions are set forth below for each type of financial instrument. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Other equity securities are classified as Level 1 securities. Level 2 securities include U.S. Government and agency mortgage-backed securities, U.S. Government agency bonds, municipal securities, and other real estate owned. If quoted market prices are not available, the Bank utilizes a third party vendor to calculate the fair value of its available for sale securities. The third party vendor uses quoted prices of securities with similar characteristics when available classified as Level 2 inputs. If such quotes are not available, the third party vendor uses pricing models or discounted cash flow models with observable inputs to determine the fair value of these securities classified as Level 2 inputs. For other real estate owned, the Bank utilizes appraisals obtained from independent third parties to determine fair value.

Fair value measurements for certain assets and liabilities measured at fair value on a recurring basis:

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	(In thousands)
March 31, 2011 (unaudited):
Mortgage-backed securities	$84,051	$—	$84,051	$—
U.S. Government corporations and agencies	25,841	—	25,841	—
Municipal bonds	17,022	—	17,022	—
Other equity securities	124	124	—	—
June 30, 2010:
Mortgage-backed securities	$57,238	$—	$57,238	$—
U.S. Government corporations and agencies	49,369	—	49,369	—
Municipal bonds	12,591	—	12,591	—
Other equity securities	129	129	—	—
June 30, 2009:
Mortgage-backed securities	$29,713	$—	$29,713	$—
U.S. League intermediate-term portfolio	47	—	47	—
U.S. Government corporations and agencies	39,641	—	39,641	—
Municipal bonds	6,952	—	6,952	—
Other equity securities	129	129	—	—

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value measurements for certain assets and liabilities measured at fair value on a nonrecurring basis:

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	(In thousands)
March 31, 2011 (unaudited):
Other real estate owned	$179	$—	$179	$—
Loans available for sale	382	—	382	—
Impaired loans	2,483	—	2,483	—
June 30, 2010:
Other real estate owned	$297	$—	$297	$—
Loans held for sale	364	—	364	—
Impaired loans	13,854	—	13,854	—
June 30, 2009:
Other real estate owned	$1,940	$—	$1,940	$—
Loans held for sale	2,193	—	2,193	—
Impaired loans	7,512	—	7,512	—

The adjustments to other real estate owned and impaired loans are based primarily on appraisals of the real estate or other observable market prices. Our policy is that fair values for these assets are based on current appraisals.

NOTE 11—BORROWED FUNDS

Pursuant to collateral agreements with the FHLB, advances are secured by all stock in the FHLB and a blanket pledge agreement for qualifying first mortgage loans. The Bank had $2,083,000, $2,833,000 and $3,833,000 in outstanding FHLB advances at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively. At March 31, 2011 (unaudited), June 30, 2010 and 2009, the Bank had only one advance from the FHLB. The original amount of the advance was $5,000,000 at a fixed interest rate of 3.2%. Principal payments of $83,000 are due on a monthly basis until the loan is paid in full in April 2013. Interest payments are also due at the time that the principal payment is made.

NOTE 12—EMPLOYEE BENEFIT PLANS

401(k) Profit Sharing Plan

The Bank has a standard 401(k) profit sharing plan. Eligible participants must be at least 18 years of age and have one year of service. The Bank makes matching contributions based on each employee’s deferral contribution. Total expense under the plan for the nine months ended March 31, 2011 (unaudited) and 2010, and the years ended June 30, 2010 and 2009 totaled $97,000, $93,000, $125,000 and $118,000, respectively.

ESOP

As of March 31, 2011 (unaudited), June 30, 2010 and 2009, the ESOP owned 202,061, 216,239, and 245,262 shares, respectively, of the Company’s common stock, which were held in a suspense account until released for allocation to the participants. Additionally, as of March 31, 2011 (unaudited), the Company has committed to release 6,983 shares. As of June 30, 2010 the Company has committed to release 14,658 shares. The Company recognized a benefit of $62,000 and compensation expense of $99,000 during the nine months ended March 31, 2011 and 2010 (unaudited), respectively, which equals the fair value of the ESOP shares during the periods in which they became committed to be released. For the years ended June 30, 2010 and 2009, the Company recognized compensation expense of $118,000 and $130,000, respectively. The fair value of the unearned ESOP shares approximated $1,574,000 at June 30, 2010.

Contributions to the ESOP and shares released from the suspense account will be allocated to each eligible participant based on the ratio of each such participant’s compensation, as defined in the ESOP, to the total compensation of all eligible plan participants. Participants become 100% vested in their accounts upon three years of service. Participants with less than three years of service are 0% vested in their accounts.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The term loan, which bears interest at 7.75%, is payable in fifteen annual installments of $370,000 through December 31, 2020. Shares purchased with the loan proceeds are initially pledged as collateral for the term loan and are held in a suspense account for future allocation to the ESOP participants. Each plan year, in addition to any discretionary contributions, the Company shall contribute cash to the ESOP to enable the ESOP to make its principal and interest payments under the term loan. Company contributions may be increased by any investment earnings attributable to such contributions and any cash dividends paid with respect to Company stock held by the ESOP.

Deferred Compensation

In March 2002, the Bank adopted a supplemental retirement income program with selected officers and board members. To fund this plan, the Bank purchased single-premium life insurance policies on each officer and director, at a cumulative total cost of $5,100,000. The cash surrender value of these policies was $7,315,000, $7,109,000, and $6,826,000 at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively. The directors’ liability is accrued based on life expectancies, return on investment and a discount rate. For the officers, an annual contribution based on actuarial assumptions is made to a secular trust with the employee as the beneficiary. Deferred compensation payments are funded by available assets in the secular trust. No further funding is required by the Bank, with the exception that upon a change in control of the Bank, the plan provides for full supplemental benefits which would have occurred at age 65.

Future expected contributions for the funding of officers’ deferred compensation are as follows (in thousands):

2011	$49
2012	197
2013	197
2014	197
2015	197
2016	197
2017 and thereafter	275

$1,310

At March 31, 2011 (unaudited) and June 30, 2010, the Bank had accrued directors’ supplemental retirement expense of $1,314,000 and $1,315,000, respectively. Officers and directors supplemental retirement expense totaled $300,000 and $317,000 for the nine months ended March 31, 2011 and 2010 (unaudited), respectively.

Supplemental Executive Retirement Plan

A Supplemental Executive Retirement Plan (SERP) was established to provide participating executives (as determined by the Company’s board of directors) with benefits that cannot be provided under the 401(k) Profit Sharing Plan or ESOP as a result of limitations imposed by the Internal Revenue Code. The SERP will also provide benefits to eligible employees if they retire or are terminated following a change in control before the complete allocation of shares under the ESOP. SERP expense totaled $5,000, $5,000, $7,000 and $7,000 for the nine months ended March 31, 2011 and 2010 (unaudited) and for the years ended June 30, 2010 and 2009, respectively.

Employee Severance Compensation Plan

An Employee Severance Compensation Plan (Severance Plan) was established to provide eligible employees with severance benefits if a change in control of the Bank occurs causing involuntary termination of employment in a comparable position. Employees are eligible upon the completion of one year of service. Under the Severance Plan, eligible employees will be entitled to severance benefits ranging from one month of compensation, as defined in the plan, up to 199% of compensation. Such benefits are payable within five business days from termination of employment.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13—STOCK-BASED COMPENSATION

In November 2006, the Company adopted the United Community Bancorp 2006 Equity Incentive Plan (Equity Incentive Plan) for the issuance of restricted stock, incentive stock options and non-statutory stock options to employees, officers and directors of the Company. The aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the Equity Incentive Plan is 580,630. Of the total shares available, 414,736 may be issued in connection with the exercise of stock options and 165,894 may be issued as restricted stock. The maximum number of shares of common stock that may be covered by options granted under the Equity Incentive Plan to any one person during any one calendar year is 103,684.

In December 2006, the board of directors of the Company authorized the funding of a trust that purchased 165,894 shares of the Company’s outstanding common stock to be used to fund restricted stock awards under the Equity Incentive Plan.

In December 2006, the Company granted restricted stock awards for a total of 149,297 shares of common stock, incentive stock option awards for a total of 219,446 shares of common stock and non-statutory stock option awards for a total of 153,815 shares of common stock. These awards vest at 20% annually from January 2008 through January 2012. The restricted stock awards were valued at the stock price on the date of grant, or $11.53 per share. The stock options were valued using the following assumptions: expected volatility of 11.49%, risk-free interest rate of 4.6%, expected term of ten years and expected dividend yield of 2.3%.

During each of the nine months ended March 31, 2011 and 2010, 27,703 restricted share awards became fully vested and 69,261 stock options became fully vested. Total recognized compensation expense for the nine months ended March 31, 2011 and 2010 (unaudited) and for the years ended June 30, 2010 and 2009 was $133,000, $244,000, $298,000, and $500,000, respectively. The remaining unvested expense as of March 31, 2011 (unaudited) that will be recorded as expense in future periods is $73,000. The weighted average time over which this expense will be recorded is 12 months.

Information related to stock options for the nine months ended March 31, 2011 (unaudited) and years ended June 30, 2010 and 2009 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at June 30, 2009	346,304	$11.53	7.5 Years

Granted	—	—
Forfeited	—	—
Exercised	—	—

Outstanding at June 30, 2010	346,304	11.53	6.5 Years

Granted	—	—
Forfeited	—	—
Exercised	—	—

Outstanding at March 31, 2011 (unaudited)	346,304	11.53	5.75 Years

Exercisable at March 31, 2011 (unaudited)	277,044	11.53	5.75 Years

Fair value of options		$2.37

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of unvested stock options for the nine months ended March 31, 2011 (unaudited) and years ended June 30, 2010 and 2009 is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding at June 30, 2009	207,782	$2.37
Granted	—	—
Vested	(69,261)	2.37
Forfeited
Outstanding at June 30, 2010	138,521	2.37
Granted	—	—
Vested	(69,261)	(2.37)
Forfeited	—	—

Outstanding at March 31, 2011 (unaudited)	69,260	$2.37

Information related to restricted stock grants for the nine months ended March 31, 2011 (unaudited) and years ended June 30, 2010 and 2009 is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding at June 30, 2009	83,108	$11.53
Granted	—	—
Vested	(27,703)	(11.53)
Forfeited	—	—

Outstanding at June 30, 2010	55,405	11.53
Granted	—	—
Vested	(27,703)	(11.53)
Forfeited	—	—

Outstanding at March 31, 2011 (unaudited)	27,702	$11.53

NOTE 14—SUPPLEMENTAL CASH FLOW INFORMATION

	(Unaudited) Nine Months Ended March 31,
	2011	2010
	(In thousands)
Supplemental disclosure of cash flow information is as follows:
Cash paid during the period for:
Income taxes, net of refunds received	$827	$—
Interest	4,426	4,841
Supplemental disclosure of non-cash investing and financing activities is as follows:
Unrealized losses on securities designated as available for sale, net of tax	(263)	218
Transfers of loans to other real estate owned	180	944

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	For the Years Ended June 30,
	2010	2009
	(In thousands)
Supplemental disclosure of cash flow information is as follows:
Cash paid during the period for:
Income taxes, net of refunds received	$—	$10
Interest	6,327	7,970
Supplemental disclosure of non-cash investing and financing activities is as follows:
Unrealized gains on securities designated as available for sale, net of tax	221	663
Transfers of loans to other real estate owned	1,109	787

NOTE 15—COMMITMENTS

Leases

The Bank is party to various operating leases for property and equipment. Lease expense for the nine months ended March 31, 2011 and 2010 (unaudited) and for the years ended June 30, 2010 and 2009 was $36,000, $30,000, $43,000 and $41,000, respectively.

Future minimum lease payments under these lease agreements are as follows as of March 31, 2011 (unaudited):

April 1, through June 30, 2011	$13,000
2012	37,000
2013	16,000
2014	11,000

$77,000

The Bank entered into lease agreements with various tenants who lease space from the Bank in certain locations where the Bank has a branch office. Revenue from these leases for the nine months ended March 31, 2011 and 2010 (unaudited) and for the years ended June 30, 2010 and 2009 was $36,000, $26,000, $37,000 and $42,000, respectively.

Future minimum lease payments under these lease agreements are as follows as of March 31, 2011 (unaudited):

April 1, through June 30, 2011	$8,000
2012	42,000
2013	42,000
2014	42,000
2015	42,000
2016	24,000

Total	$200,000

Loans

In the ordinary course of business, the Bank has various outstanding commitments to extend credit that are not reflected in the accompanying consolidated financial statements. These commitments involve elements of credit risk in excess of the amounts recognized in the balance sheet.

The Bank uses the same credit policies in making commitments for loans as it does for loans that have been disbursed and recorded in the consolidated balance sheet. The Bank generally requires collateral when it makes loan commitments, which generally consists of the right to receive first mortgages on improved or unimproved real estate when performance under the contract occurs.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some portions of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Certain of these commitments are for fixed rate loans, and, therefore, their values are subject to market risk as well as credit risk. Generally, these commitments do not extend beyond 90 days.

At March 31, 2011 (unaudited) the Bank’s total commitment to extend credit at variable rates was $27,376,000. The amount of fixed rate commitments was approximately $761,000 at March 31, 2011 (unaudited). The fixed rate loan commitments at March 31, 2011 (unaudited) have interest rates ranging from 3.25% to 4.88%. In addition, the bank had $640,000 of letters of credit outstanding at March 31, 2011 (unaudited).

At June 30, 2010, the Bank’s total commitment to extend credit at variable rates was $36,981,000. The amount of fixed rate commitments was approximately $826,000 at June 30, 2010. The fixed rate loan commitments at June 30, 2010 have interest rates ranging from 4.25% to 5.00%. In addition, the Bank had $856,000 of letters of credit outstanding at June 30, 2010.

NOTE 16—RELATED PARTY TRANSACTIONS

Loans to executive officers, directors and their affiliated companies, totaled $3,955,000, $3,517,000 and $3,508,000 at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively. All loans were current at March 31, 2011 (unaudited), June 30, 2010 and 2009, respectively.

The activity in loans to executive officer, directors and their affiliated companies are as follows:

	(Unaudited) For the Nine Months Ended, March 31	For the Years Ended June 30,
	2011	2010	2009
	(In thousands)

Beginning balance	$3,517	$3,508	$3,393
New loans	613	138	169
Payments on loans	(175)	(129)	(54)

Ending balance	$3,955	$3,517	$3,508

Deposits from officers and directors and affiliates totaled $1,737,000, $1,975,000 and $2,078,000 at March 31, 2011 (unaudited) June 30, 2010 and 2009, respectively.

NOTE 17—REGULATORY CAPITAL

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulation involve quantitative measures of assets, liabilities, and certain off balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action that, if undertaken, could have a direct material effect on the consolidated financial statements.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept broker deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At August 9, 2010, the most recent regulatory notifications categorized the Bank as well capitalized. There are no conditions or events since that notification that management believes have changed the institution’s category. Management believes that, under current regulatory capital regulations, the Bank will continue to meet its minimum capital requirements in the foreseeable future. Actual and required capital amounts and ratios are presented below:

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables summarize the Bank’s capital amounts and the ratios required:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
March 31, 2011 (unaudited)
Tier 1 capital to risk-weighted assets	$45,033	16.01%	$11,252	4.0%	$16,879	6.0%
Total capital to risk-weighted assets	48,549	17.26	22,505	8.0	28,131	10.0
Tier 1 capital to adjusted total assets	45,033	9.58	18,801	4.0	23,502	5.0
Tangible capital to adjusted total assets	45,033	9.58	7,050	1.5

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
June 30, 2010
Tier 1 capital to risk-weighted assets	$44,811	13.54%	$13,240	4.0%	$19,860	6.0%
Total capital to risk-weighted assets	47,233	14.27	26,479	8.0	33,099	10.0
Tier 1 capital to adjusted total assets	44,811	9.26	19,548	4.0	24,435	5.0
Tangible capital to adjusted total assets	44,811	9.17	7,331	1.5

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
June 30, 2009
Tier 1 capital to risk-weighted assets	$48,216	17.50%	$11,022	4.0%	$16,533	6.0%
Total capital to risk-weighted assets	50,689	18.40	22,044	8.0	27,555	10.0
Tier 1 capital to adjusted total assets	48,216	12.08	15,972	4.0	19,965	5.0
Tangible capital to adjusted total assets	48,216	12.08	5,989	1.5

Dividends from the Bank are one of the major sources of funds for the Company. These funds aid the parent company in payment of dividends to shareholders, expenses, and other obligations. Payment of dividends to the parent company is subject to various legal and regulatory limitations. Regulatory approval is required prior to the declaration of any dividends in excess of available retained earnings. The amount of dividends that may be declared without regulatory approval is further limited to the sum of net income for the current year and retained net income for the preceding two years, less any required transfers to surplus or common stock. As of March 31, 2011 (unaudited), the Bank has never paid dividends to the Company in excess of regulatory limits.

Reconciliation of GAAP equity to regulatory capital is as follows for the Bank:

	(Unaudited) March 31, 2011	June 30,
		2010	2009
	(In thousands)
GAAP equity	$48,974	$49,940	$48,636
Intangible assets, net	(3,594)	(4,530)	—
Unrealized gain on securities available for sale	(290)	(550)	(379)
Disallowed servicing assets (10%)	(57)	(49)	(41)

Tier 1 capital	45,033	44,811	48,216
General allowance for loan losses	3,516	2,422	2,473

Total regulatory capital	$48,549	$47,233	$50,689

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18—INCOME TAXES

The components of the provision for income taxes are summarized as follows:

	(Unaudited) For the Nine Months Ended March 31,		For the Years Ended June 30,
	2011	2010	2010	2009
	(In thousands)
Current tax expense:
Federal	$(1,060)	$402	$695	$174
State	(298)	67	134	53

	(1,358)	469	829	227

Deferred tax benefit:
Federal	603	27	(414)	(32)
State	143	(3)	(72)	(18)

	746	24	(486)	(50)

	$(612)	$493	$343	$177

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at March 31, 2011 (unaudited), June 30, 2010 and 2009 are as follows:

	(Unaudited) March 31, 2011	June 30,
		2010	2009
	(In thousands)
Deferred tax assets arising from:
Loan loss reserve	$1,932	$2,250	$1,667
Reserve for loss on real estate owned	79	84	278
Vacation and bonus accrual	282	285	223
Supplemental retirement	441	435	416
Stock-based compensation	244	331	361
Contribution to UCB Charitable Foundation	299	274	347
Acquisition-related expenses	177	174	—
State depreciation differences	56	87	95
Other-than-temporary impairment	—	—	1
Amortization of intangible assets	52	—	—
Yield adjustment for purchased loans and deposits	522	608	—
Reserve for loss on deposit accounts	67	59	40
AMT credit carryforward	5	135	135
Post-retirement health care benefits	50	50	50

Total deferred tax assets	4,206	4,772	3,613

Valuation allowance	(299)	(190)	(190)

Deferred tax liabilities arising from:
Mortgage servicing rights	(217)	(186)	(161)
Depreciation	(286)	(223)	(223)
Deferred loan fees	(173)	(196)	(159)
Unrealized gain in market value of investments	(155)	(256)	(180)

Total deferred tax liabilities	(831)	(861)	(723)

Net deferred tax asset	$3,076	$3,721	$2,700

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended June 30, 2006, the Company contributed $1,858,000 to fund the UCB Charitable Foundation. The deduction for federal income tax purposes is limited to ten percent of federal taxable income. The non-deductible portion, which approximates $805,000 at June 30, 2010, is available for future deductions through the year ended June 30, 2011. At March 31, 2011 (unaudited), June 30, 2010 and 2009, the Company had recorded a valuation allowance against $879,000, $560,000, and $560,000 of this amount, based on the level of anticipated future taxable income. Net deferred tax liabilities and federal income tax expense in future years can be significantly affected by changes in enacted tax rates.

The rate reconciliations are as follows:

	(Unaudited) For the Nine Months Ended March 31,		For the Years Ended June 30,
	2011	2010	2010	2009
	(In thousands)

Federal income taxes at statutory rate of 34%	$(504)	$526	$461	$305
State taxes, net of federal benefit	(102)	44	62	35
Increase (decrease) in taxes resulting primarily from:
Non-taxable income on Bank-owned life insurance	(70)	(71)	(96)	(87)
Non-deductible stock-based compensation	9	16	19	106
Tax exempt income	(157)	(93)	(137)	(67)
Charitable contribution-valuation allowance	109	—	—	—
Other	103	71	34	(115)

	$(612)	$493	$343	$177

Effective tax rate	41.3%	31.9%	25.3%	19.8%

Retained earnings at March 31, 2011 (unaudited), June 30, 2010, and 2009, include approximately $749,000 related to the pre-1987 allowance for loan losses for which no deferred federal income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for tax purposes only. If the Bank no longer qualifies as a bank, or in the event of a liquidation of the Bank, income would be created for tax purposes only, which would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amount for financial statement purposes was approximately $255,000.

The Company adopted the provisions of ASC 275-10-50-8 to account for uncertainty in income taxes effective July 1, 2007. Implementation resulted in no cumulative effect adjustment to retained earnings as of the date of adoption. The Company had no unrecognized tax benefits as of March 31, 2011 (unaudited), June 30, 2010 and 2009. The Company recognized no interest and penalties on the underpayment of income taxes during the nine months ended March 31, 2011 (unaudited) or during fiscal years June 30, 2010 and 2009, and had no accrued interest and penalties on the balance sheet as of March 31, 2011 (unaudited), June 30, 2010 and 2009. The Company has no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase with the next twelve months. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for tax years before 2006.

UNITED COMMUNITY BANCORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19—PARENT ONLY FINANCIAL STATEMENTS

The following condensed financial statements summarize the financial position of United Community Bancorp (parent company only) as of March 31, 2011 (unaudited), June 30, 2010 and 2009, and the results of its operations and cash flows for the nine months ended March 31, 2011 and 2010 (unaudited), and fiscal years ended June 30, 2010 and 2009 (all amounts in thousands):

UNITED COMMUNITY BANCORP

STATEMENTS OF FINANCIAL CONDITION

March 31, 2011 and 2010 (unaudited)

	2011	2010
ASSETS
Cash and cash equivalents	$1,900	$2,896
Securities available for sale – at estimated market value	125	124
Deferred income taxes	34	281
Prepaid expenses and other assets	2,588	2,569
Investment in United Community Bank	48,974	49,957

	$53,621	$55,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other liabilities	$225	$61
Stockholders’ equity	53,396	55,766

	$53,621	$55,827

UNITED COMMUNITY BANCORP

STATEMENTS OF OPERATIONS

For the Nine Months Ended March 31, 2011 and 2010 (unaudited)

	2011	2010
Interest income:
ESOP loan	$129	$145
Securities	6	6
Other income:
Equity in earnings of United Community Bank	(707)	1,096

Net revenue	(572)	1,247

Operating expenses:
Other operating expenses	267	228
Income before income taxes	(839)	1,019
Income tax expense (benefit)	32	(29)

Net income	$(871)	$1,048

UNITED COMMUNITY BANCORP

STATEMENTS OF CASH FLOWS

For the Nine Months Ended March 31, 2011 and 2010 (unaudited)

	2011	2010
Operating activities:
Net earnings	$(871)	$1,048
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of United Community Bank	966	(1,321)
Shares committed to be released	(62)	99
Dividend received from subsidiary	—	2,360
Amortization and expense of stock-based compensation plans	133	244
Deferred income taxes	215	42
Effects of change in assets and liabilities	(256)	22

	125	2,494

Financing activities:
Purchase of treasury stock	(37)	(80)
Dividends paid to stockholders	(985)	(810)

	(1,022)	(890)

Net increase (decrease) in cash and cash equivalents	(897)	1,604
Cash and cash equivalents at beginning of period	2,797	1,292

Cash and cash equivalents at end of period	$1,900	$2,896

UNITED COMMUNITY BANCORP

STATEMENTS OF FINANCIAL CONDITION

June 30, 2010 and 2009

	2010	2009
ASSETS
Cash and cash equivalents	$2,797	$1,292
Securities available for sale – at estimated market value	128	128
Accrued interest receivable	89	100
Deferred income taxes	247	327
Prepaid expenses and other assets	2,376	4,600
Investment in United Community Bank	49,940	48,636

	55,577	55,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other liabilities	97	4
Stockholders’ equity	55,480	55,079

	$55,577	$55,083

UNITED COMMUNITY BANCORP

STATEMENTS OF OPERATIONS

June 30, 2010 and 2009

	2010	2009
Interest income:
ESOP loan	$189	$205
Securities	9	22
Other income:
Equity in earnings of United Community Bank	1,080	1,025

Net revenue	1,278	1,252
Operating expenses:
Other operating expenses	295	306

Income before income taxes	983	946
Income tax expense (benefit)	(31)	227

Net income	$1,014	$719

UNITED COMMUNITY BANCORP

STATEMENTS OF CASH FLOWS

June 30, 2010 and 2009

	2010	2009
Operating activities:
Net earnings	$1,014	$719
Adjustments to reconcile net income to net cash provided by operating activities: Equity in earnings of United Community Bank	(1,080)	(1,235)
Shares committed to be released	212	129
Amortization and expense of stock-based compensation plans	204	500
Deferred income taxes (benefits)	80	(108)
Effects of change in assets and liabilities	2,325	96

	2,755	101

Financing activities:
Purchase of treasury stock	(80)	(325)
Dividends paid to stockholders	(1,170)	(1,097)

	(1,250)	(1,422)

Net increase (decrease) in cash and cash equivalents	1,505	(1,321)
Cash and cash equivalents at beginning of year	1,292	2,613

Cash and cash equivalents at end of year	$2,797	$1,292

NOTE 20—QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables present quarterly financial information for the Company for 2011, 2010 and 2009:

	For the Nine Months Ended March 31, 2011 (Unaudited, in thousands)
	Third Quarter	Second Quarter	First Quarter
Interest income	$4,876	$5,033	$5,030
Interest expense	1,286	1,433	1,635

Net interest income	3,590	3,600	3,395
Provision for loan losses	3,971	737	719

Net interest income (loss) after provision for loan losses	(381)	2,863	2,676
Other income	795	973	995
Other expense	2,949	3,204	3,251

Income (loss) before income taxes	(2,535)	632	420
Provision for income taxes	(814)	53	149

Net income	$(1,721)	$579	$271

	For the Year Ended June 30, 2010 (In thousands)
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest income	$4,688	$4,716	$4,711	$4,821
Interest expense	1,594	1,542	1,588	1,705

Net interest income	3,094	3,174	3,123	3,116
Provision for loan losses	1,112	451	324	622

Net interest income after provision for loan losses	1,982	2,723	2,799	2,494
Other income	1,180	749	942	686
Other expense	3,346	2,908	3,069	2,875

(Loss) income before income taxes	(184)	564	672	305
(Benefit) provision for income taxes	(150)	214	196	83

Net (loss) income	$(34)	$350	$476	$222

	For the Year Ended June 30, 2009 (In thousands)
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest income	$4,689	$5,049	$5,030	$5,144
Interest expense	1,733	1,774	2,091	2,308

Net interest income	2,956	3,275	2,939	2,836
Provision for loan losses	1,052	664	396	335

Net interest income after provision for loan losses	1,904	2,611	2,543	2,501
Other income	854	735	502	696
Other expense	3,480	2,738	2,639	2,593

(Loss) income before income taxes	(722)	608	406	604
Provision (benefit) for income taxes	(443)	259	144	217

Net (loss) income	$(279)	$349	$262	$387

You should rely only on the information contained in this prospectus. Neither United Community Bank nor United Community Bancorp has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

(Proposed Holding Company for United Community Bank)

Up to

4,350,364 Shares

COMMON STOCK

Prospectus

SANDLER O’NEILL + PARTNERS, L.P.

                    , 2011

Until                     , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus of United Community Bancorp (New)

Proxy Statement of United Community Bancorp

Conversion Proposed—Your Vote is Important

Dear Shareholder:

You are cordially invited to attend the special meeting of shareholders of United Community Bancorp. The meeting will be held on                     , 2011 at                  .m., local time, at                     , Indiana.

United Community Bancorp, a federal corporation, is soliciting shareholder votes regarding the conversion of United Community Bank from the partially public mutual holding company form of organization to the fully-public stock holding company structure. The conversion involves the formation of a new holding company for United Community Bank, which is also to be called United Community Bancorp, an Indiana corporation, the exchange of shares of new United Community Bancorp for your shares of the existing United Community Bancorp, and the sale by new United Community Bancorp of up to              shares of common stock.

The Proxy Vote—Your Vote Is Very Important

We have received conditional regulatory approval to implement the conversion, however we must also receive the approval of our shareholders. This proxy statement/prospectus describes the proposals before our shareholders. Please promptly vote the enclosed proxy card. Our board of directors urges you to vote “FOR” each of the proposals set forth in this proxy statement/prospectus.

The Exchange

At the conclusion of the conversion, each share of United Community Bancorp common stock owned by the public will be exchanged for between 0.6906 and 0.9343 shares of common stock of new United Community Bancorp so that United Community Bancorp’s existing public shareholders will own approximately the same percentage of new United Community Bancorp common stock as they owned of United Community Bancorp’s common stock immediately before the conversion. The actual number of shares that you will receive will depend on the percentage of United Community Bancorp common stock held by the public at the completion of the conversion, the final independent appraisal of new United Community Bancorp and the number of shares of new United Community Bancorp common stock sold in its offering. The implied value of one share of United Community Bancorp common stock on                     , the last practicable trading day before the printing of this document was $         at the minimum and the maximum of the offering range, respectively, based on the closing price of United Community Bancorp’s common stock on that date. These implied values will fluctuate based on the price of United Community Bancorp common stock. The exchange ratio will not depend on the market price of United Community Bancorp common stock. Based on the exchange ratio, we expect to issue between 3,215,486 and 4,350,364 shares (subject to increase to 5,002,918 shares) of new United Community Bancorp common stock to the holders of United Community Bancorp common stock. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each shareholder of United Community Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of United Community Bancorp that are held in street name (e.g. in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of new United Community Bancorp for sale at $8.00 per share. The shares are being offered in a “subscription offering” to eligible depositors of United Community Bank. If all shares are not subscribed for in the subscription offering, shares are expected to be available in a “community offering” to United Community Bancorp public shareholders and others not eligible to place orders in the subscription offering. If you are interested in purchasing shares of our common stock, you may request a stock order form and prospectus by calling our Stock Information Center at the phone number in the Questions and Answers section herein. The stock offering period is expected to expire on                     , 2011.

United Community Bancorp’s common stock is currently listed on the Nasdaq Global Market under the symbol “UCBA.” We expect that new United Community Bancorp’s common stock will trade on the Nasdaq Global Market under the trading symbol “UCBAD” for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to “UCBA.”

This document serves as the proxy statement for the special meeting of shareholders of United Community Bancorp and the prospectus for the shares of new United Community Bancorp common stock to be issued in exchange for shares of United Community Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering by new United Community Bancorp of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.

This proxy statement/prospectus contains information that you should consider in evaluating the plan conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page      for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Office of Thrift Supervision or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is                     , 2011, and is first being mailed to shareholders

of United Community Bancorp on or about                     , 2011.

Page

Questions and Answers
Summary
Risk Factors
A Warning About Forward-Looking Statements
Selected Financial and Other Data
Recent Developments
Special meeting of United Community Bancorp Shareholders
Proposal 1—Approval of the Plan of Conversion
Proposals 2a and 2b—Informational Proposals Related to the Articles of Incorporation of New United Community Bancorp
Proposal 3—Adjournment of the Special meeting
Use of Proceeds
Our Dividend Policy
Market for the Common Stock
Capitalization
Regulatory Capital Compliance
Pro Forma Data
Our Business
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Our Management
Stock Ownership
Subscriptions by Executive Officers and Directors
Regulation and Supervision
Federal and State Taxation
Comparison of Shareholders’ Rights
Restrictions on Acquisition of New United Community Bancorp
Description of New United Community Bancorp Capital Stock
Transfer Agent and Registrar
Registration Requirements
Legal and Tax Opinions
Experts
Where You Can Find More Information
Index to Financial Statements of United Community Bancorp

United Community Bancorp

92 Walnut Street

Lawrenceburg, Indiana 47025

(812) 537-4822

Notice of Special Meeting of Shareholders

On                     , 2011, United Community Bancorp will hold its special meeting of shareholders at                                         ,                         ,                         , Indiana. The meeting will begin at      p.m., Eastern time. At the meeting, shareholders will consider and act on the following:

1.	The approval of a plan of conversion and reorganization pursuant to which: (A) United Community MHC, which currently owns 59.3% of the common stock of United Community Bancorp, will merge with and into United Community Bancorp, with United Community Bancorp being the surviving entity; (B) United Community Bancorp will merge with and into new United Community Bancorp, an Indiana corporation recently formed to be the holding company for United Community Bank, with new United Community Bancorp being the surviving entity; (C) the outstanding shares of United Community Bancorp, other than those held by United Community MHC, will be converted into shares of common stock of new United Community Bancorp; and (D) new United Community Bancorp will offer shares of its common stock for sale in a subscription offering and, if necessary, in a direct community offering and/or syndicated community offering.

2.	The following informational proposals:

2a	Approval of a provision in new United Community Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new United Community Bancorp’s articles of incorporation; and

2b	Approval of a provision in new United Community Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new United Community Bancorp’s outstanding voting stock.

3.	The approval of the adjournment of the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the plan of conversion.

4.	Such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of new United Community Bancorp’s articles of incorporation which are summarized as informational proposals 2a and 2b were approved as part of the process in which the board of directors of United Community Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

Only shareholders as of [RecordDate] are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Elmer G. McLaughlin
Corporate Secretary

Lawrenceburg, Indiana

                    , 2011

Questions and Answers

You should read this document for more information about the conversion and offering. The plan of conversion described in this document has been conditionally approved by the Office of Thrift Supervision.

The Proxy Vote

Q:	What am I being asked to approve?

A:	United Community Bancorp shareholders as of [RecordDate] are asked to vote on the plan of conversion. Under the plan of conversion, United Community Bank will convert from the mutual holding company form of organization to the stock holding company form, and as part of such conversion, our newly formed stock holding company, also named United Community Bancorp, will offer for sale, in the form of shares of its common stock, United Community MHC’s 59.3% ownership interest in United Community Bancorp. In addition to the shares of common stock to be issued to those who purchase shares in the offering, public shareholders of United Community Bancorp as of the completion of the conversion and offering will receive shares of new United Community Bancorp common stock in exchange for their existing shares of United Community Bancorp common stock. The exchange will be based on an exchange ratio that will result in United Community Bancorp’s existing public shareholders owning approximately the same percentage of new United Community Bancorp common stock as they owned of United Community Bancorp immediately prior to the conversion and offering.

Shareholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of new United Community Bancorp:

•

Approval of a provision in new United Community Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new United Community Bancorp’s articles of incorporation; and

•

Approval of a provision in new United Community Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new United Community Bancorp’s outstanding voting stock.

The provisions of new United Community Bancorp’s articles of incorporation, which are summarized as informational proposals were approved as part of the process in which the board of directors of United Community Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new United Community Bancorp’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new United Community Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

In addition, shareholders will vote on the election of directors, the ratification of the appointment of auditors, and a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

YOUR VOTE IS IMPORTANT. WE CANNOT COMPLETE THE CONVERSION AND OFFERING UNLESS THE PLAN OF CONVERSION RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES HELD BY OUR PUBLIC SHAREHOLDERS.

Q:	What is the conversion and related stock offering?

A:	United Community Bank is converting from a partially-public mutual holding company structure to a fully-public stock holding company ownership structure. Currently, United Community MHC owns 59.3% of United Community Bancorp’s common stock. The remaining 40.7% of United Community Bancorp’s common stock is owned by public shareholders. As a result of the conversion, our newly formed stock holding company, also named United Community Bancorp, will become the parent of United Community Bank.

Shares of common stock of new United Community Bancorp, representing the 59.3% ownership interest of United Community MHC in United Community Bancorp, are being offered for sale to eligible depositors of United Community Bank, United Community Bank’s employee stock ownership plan and, possibly, to the public. At the completion of the conversion and offering, public shareholders of United Community Bancorp will exchange their shares of United Community Bancorp common stock for shares of common stock of new United Community Bancorp.

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After the conversion and offering are completed, United Community Bank will be a wholly-owned subsidiary of new United Community Bancorp, and 100% of the common stock of new United Community Bancorp will be owned by public shareholders. Our organization will have completed the transition from partial to fully-public ownership. As a result of the conversion and offering, United Community Bancorp and United Community MHC will cease to exist.

See “Proposal 1—Approval of the Plan of Conversion” for more information about the conversion and offering.

Q:	What are reasons for the conversion and offering?

A:	The primary reasons for the conversion and offering are to increase capital to support the growth of our interest-earning assets, create a more liquid and active market than currently exists for United Community Bancorp common stock, structure our business in a form that will provide access to capital markets and facilitate acquisitions of other financial institutions and eliminate any regulatory uncertainty associated with dividend waivers by our mutual holding company.

Q:	Why should I vote?

A:	You are not required to vote, but your vote is very important. In order for us to implement the plan of conversion, we must receive the affirmative vote of (1) the holders of at least two-thirds of the outstanding shares of United Community Bancorp common stock, including shares held by United Community MHC and (2) the holders of a majority of the outstanding shares of United Community Bancorp common stock entitled to vote at the special meeting, excluding shares held by United Community MHC. Your board of directors recommends that you vote “FOR” the plan of conversion.

Q:	What happens if I don’t vote?

A:	Your prompt vote is very important. Not voting will have the same effect as voting “Against “ the plan of conversion. Without sufficient favorable votes “FOR” the plan of conversion, we cannot complete the conversion and offering.

Q:	How do I vote?

A:	You should mark your vote, sign your proxy card and return it in the enclosed proxy reply envelope. Alternatively, you may vote by telephone or via the Internet, by following instructions on your proxy card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST “ THE PLAN OF CONVERSION.

Q:	If my shares are held in street name, will my broker automatically vote on my behalf?

A:	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q:	What if I do not give voting instructions to my broker?

A:	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion.

The Exchange

Q:	I currently own shares of United Community Bancorp common stock. What will happen to my shares as a result of the conversion?

A:	At the completion of the conversion, your shares of United Community Bancorp common stock will be canceled and exchanged for shares of common stock of new United Community Bancorp, a newly formed Indiana corporation. The number of shares you will receive will be based on an exchange ratio, determined as of the completion of the conversion and offering, that is intended to result in United Community Bancorp’s existing public shareholders owning the same percentage interest of new United Community Bancorp common stock as they currently own of United Community Bancorp common stock, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing shareholders may purchase in the offering.

Q:	Does the exchange ratio depend on the market price of United Community Bancorp common stock?

A:	No, the exchange ratio will not be based on the market price of United Community Bancorp common stock. Therefore, changes in the price of United Community Bancorp common stock between now and the completion of the conversion and offering will not effect the calculation of the exchange ratio.

Q:	How will the actual exchange ratio be determined?

A:	Because the purpose of the exchange ratio is to maintain the ownership percentage of the existing public shareholders of United Community Bancorp, the actual exchange ratio will depend on the number of shares of new United Community Bancorp’s common stock sold in the offering and, therefore, cannot be determined until the completion of the conversion and offering.

Q:	How many shares will I receive in the exchange?

A:	You will receive between 0.6906 and 0.9343 (subject to increase to 1.0745) shares of new United Community Bancorp common stock for each share of United Community Bancorp common stock you own on the date of the completion of the conversion and offering. For example, if you own 100 shares of United Community Bancorp common stock, and the exchange ratio is 0.8125 (at the midpoint of the offering range), you will receive 81 shares of new United Community Bancorp common stock and $2.00 in cash, the value of the fractional share, based on the $8.00 per share purchase price in the offering. Shareholders who hold shares in street name at a brokerage firm or are held in book-entry form by our transfer agent will receive these funds in their accounts. Shareholders who hold stock certificates will receive a check in the mail.

Q.	Why did the board of directors base the exchange ratio on an $8.00 per share stock price?

A.	In adopting the plan of conversion, the board of directors focused on the value of the shares to be received in the exchange in comparison to the market price of United Community Bancorp common stock. Because United Community Bancorp common stock has been trading below $10.00 per share since 2008, the board of directors concluded that an offering price of $8.00 is consistent with the historical trading range of our stock.

Q.	Why does the board of directors support the conversion if the value of the shares to be received in the exchange might be less than the current market value of United Community Bancorp common stock?

A.	Over the 30 trading days before , 2011, which is the date on which the board of directors last amended the plan of conversion, the price of United Community Bancorp common stock traded between $ and $ . Based on the offering price of $8.00 per share and the exchange ratio, the value of the shares to be received in exchange for each share of United Community Bancorp common stock would range from $ to $ . In adopting the plan of conversion, the board of directors focused on our prospects for generating shareholder value and on the price of our stock relative to our peers. For the reasons described above, the board of directors concluded that converting to the stock holding company form would give us the best opportunity to generate shareholder value. The board of directors also considered that compared to the peer group used in Keller & Company’s appraisal of our common stock, our common stock would be priced at a discount of % to the peer group on a price-to-book basis and at a discount of % to the peer group on a price-to-tangible book basis, which could make our stock an attractive investment.

Q:	Should I submit my stock certificates now?

A:	No. If you hold a stock certificate for United Community Bancorp common stock, instructions for exchanging your certificate will be sent to you after completion of the conversion and offering. Until you submit the transmittal form and certificate, you will not receive your new certificate and check for cash in lieu of fractional shares, if any. If your shares are held in street name at a brokerage firm, the share exchange will occur automatically upon completion of the conversion and offering, without any action on your part. Please do not send in your stock certificate until you receive a transmittal form and instructions.

Stock Offering

Q:	May I place an order to purchase shares in the offering, in addition to the shares that I will receive in the exchange?

A:	Eligible depositors of United Community Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. United Community Bancorp shareholders have a preference in the community offering after orders submitted by residents of our communities. If you would like to receive a prospectus and stock order form, please call our Stock Information Center toll-free at ( ) - from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

Order forms, along with full payment, must be received (not postmarked) no later than 4:00 p.m., Eastern time on             , 2011.

Other Questions?

For answers to questions about the conversion or voting, please read this proxy statement/prospectus. Questions about voting may be directed to our proxy information agent, Phoenix Advisory Partners LLC, by calling toll-free (800) 576-4314, Monday through Friday, from 9:00 a.m. to 5:00 p.m., Eastern time. For answers to questions about the stock offering, you may call our Stock Information Center, toll-free, at (    )     -     from 10:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday. A copy of the plan of conversion is available from United Community Bank upon written request to the Corporate Secretary and is available for inspection at the offices of United Community Bank and at the Office of Thrift Supervision.

Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.

Special Meeting of Shareholders

Date, Time and Place; Record Date

The special meeting of United Community Bancorp shareholders is scheduled to be held at                                         ,                         ,                         , Indiana at              .m., Eastern time, on             , 2011. Only United Community Bancorp shareholders of record as of the close of business on [RecordDate] are entitled to notice of, and to vote at, the special meeting of shareholders and any adjournments or postponements of the meeting.

Purpose of the Meeting

Shareholders will be voting on the following proposals at the special meeting:

1.	Approval of the plan of conversion;

2.	The following informational proposals:

2a	Approval of a provision in new United Community Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new United Community Bancorp’s articles of incorporation; and

2b	Approval of a provision in new United Community Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new United Community Bancorp’s outstanding voting stock;

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

The provisions of new United Community Bancorp’s articles of incorporation which are summarized as informational proposals 2a and 2b were approved as part of the process in which the board of directors of United Community Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals. The provisions of new United Community Bancorp’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new United Community Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required

Proposal 1: Approval of the Plan of Conversion. Approval of the plan of conversion requires (1) at least a majority of the total number of votes eligible to be cast by depositors of United Community Bank, (2) the affirmative vote of holders of at least two-thirds of the outstanding shares of United Community Bancorp, including shares held by United Community MHC and (3) a majority of the votes eligible to be cast by shareholders of United Community Bancorp, excluding shares held by United Community MHC.

Informational Proposals 2a and 2b. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

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Proposal 3: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

As of the record date, there were              shares of United Community Bancorp common stock outstanding, of which United Community MHC owned 4,655,200, or 59.3%. The directors and executive officers of United Community Bancorp (and their affiliates), as a group, beneficially owned              shares of United Community Bancorp common stock, representing     % of the outstanding shares of United Community Bancorp common stock and     % of the shares held by persons other than United Community MHC as of such date. United Community MHC and our directors and executive officers intend to vote their shares in favor of each of the proposals set forth in this proxy statement/prospectus.

Our Company

United Community Bancorp is, and new United Community Bancorp following the completion of the conversion and offering will be, the unitary savings and loan holding company for United Community Bank, a federally chartered savings bank. United Community Bank is headquartered in Lawrenceburg, Indiana and has served customers in Indiana since 1999. In addition to our main office, we operate nine branch offices in Dearborn and Ripley Counties, Indiana, which we consider our market area. United Community Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “UCBA.”

At March 31, 2011, United Community Bancorp had approximately $476.0 million in assets, $416.9 million in deposits and $53.4 million in stockholders’ equity. At March 31, 2011, United Community Bank exceeded all regulatory capital requirements and was not a participant in any of the U.S. Treasury’s capital raising programs for financial institutions. United Community Bancorp’s principal executive offices are located at 92 Walnut Avenue, Lawrenceburg, Indiana 47025 and its telephone number is (812) 537-4822. United Community Bancorp’s website address is www.bankucb.com. Information on this website should not be considered a part of this proxy statement/prospectus.

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The Conversion

Description of the Conversion

[Same as Prospectus]

Reasons for the Conversion and Offering

[Same as Prospectus]

Conditions to Completing the Conversion and Offering

[Same as Prospectus]

The Exchange of Existing Shares of United Community Bancorp Common Stock

[Same as Prospectus]

Ownership of New United Community Bancorp after Completion of the Conversion and Offering

[Same as Prospectus]

Effect of the Conversion on Shareholders of United Community Bancorp

The following table compares historical information for United Community Bancorp with similar information on a pro forma and per equivalent United Community Bancorp share basis. The information listed as “per equivalent United Community Bancorp share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table.

	United Community Bancorp Historical	Pro Forma	Exchange Ratio	Per Equivalent United Community Bancorp Share
Book value per share at March 31, 2011:
Sale of 3,215,486	$9.85	13.79	0.6906	$9.52
Sale of 3,782,925	8.38	12.35	0.8125	10.03
Sale of 4,350,364	7.28	11.26	0.9343	10.52
Sale of 5,002,918	6.33	10.33	1.0745	11.10

Earnings per share for the nine months ended March 31, 2011:
Sale of 3,215,486	$0.17	$0.19	0.6906	$0.13
Sale of 3,782,925	0.14	0.16	0.8125	0.13
Sale of 4,350,364	0.12	0.14	0.9343	0.13
Sale of 5,002,918	0.11	0.13	1.0745	0.14

Price per share (1):
Sale of 3,215,486	$7.44	$8.00	0.6906	$5.52
Sale of 3,782,925	7.44	8.00	0.8125	6.50
Sale of 4,350,364	7.44	8.00	0.9343	7.47
Sale of 5,002,918	7.44	8.00	1.0745	8.60

(1)	At February 18, 2011, which was the date of the appraisal.

How We Determined the Offering Range and Exchange Ratio

[Same as Prospectus]

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Possible Change in Offering Range

[Same as Prospectus]

How We Intend to Use the Proceeds of the Offering

[Same as Prospectus]

Benefits of the Conversion to Management

[Same as Prospectus]

Purchases by Directors and Executive Officers

[Same as Prospectus]

Market for New United Community Bancorp’s Common Stock

[Same as Prospectus]

United Community Bancorp’s Dividend Policy

[Same as Prospectus]

Dissenters’ Rights

Shareholders of United Community Bancorp do not have dissenters’ rights in connection with the conversion and offering.

Differences in Shareholder Rights

As a result of the conversion, existing shareholders of United Community Bancorp will become shareholders of new United Community Bancorp. The rights of shareholders of new United Community Bancorp will be less than the rights shareholders currently have. The decrease in shareholder rights results from differences between the articles of incorporation and bylaws of new United Community Bancorp and the charter and bylaws of United Community Bancorp and from distinctions between Indiana and federal law. The differences in shareholder rights under the articles of incorporation and bylaws of new United Community Bancorp are not mandated by Indiana law but have been chosen by management as being in the best interests of the corporation and all of its shareholders. However, the provisions in new United Community Bancorp’s articles of incorporation and bylaws may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult.

The differences in shareholder rights include the following:

•	supermajority voting requirements for certain business combinations and changes to some provisions of the articles of incorporation and bylaws;

•	limitation on the right to vote shares; and

•	greater lead time required for shareholders to submit business proposals or director nominations.

Tax Consequences

[Same as Prospectus]

Questions

Questions about voting may be directed to our proxy information agent,                                 , at (    )     -    .

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Risk Factors

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of new United Community Bancorp common stock.

Risks Related to Our Business

[Same as Prospectus]

Risks Related to the Offering and Share Exchange

The market value of new United Community Bancorp common stock received in the share exchange may be less than the market value of United Community Bancorp common stock exchanged.

The number of shares of new United Community Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of United Community Bancorp common stock held by the public before the completion of the conversion and offering, the final independent appraisal of new United Community Bancorp common stock prepared by Keller & Company, Inc. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of United Community Bancorp common stock will own approximately the same percentage of new United Community Bancorp common stock after the conversion and offering as they owned of United Community Bancorp common stock immediately before the completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of United Community Bancorp common stock.

The exchange ratio ranges from a minimum of 0.6906 to a maximum of 0.9343 shares of new United Community Bancorp common stock per share of United Community Bancorp common stock (subject to increase to 1.0745 shares). Shares of new United Community Bancorp common stock issued in the share exchange will have an initial value of $8.00 per share. Depending on the exchange ratio and the market value of United Community Bancorp common stock at the time of the exchange, the initial market value of the new United Community Bancorp common stock that you receive in the share exchange could be less than the market value of the United Community Bancorp common stock that you currently own. See “Proposal 1—Approval of the Plan of Conversion—Share Exchange Ratio for Current Shareholders.”

[Same as Prospectus]

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A Warning About Forward-Looking Statements

This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the value of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by United Community Bank, regulatory agencies or the Public Accounting Oversight Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

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Selected Consolidated Financial and Other Data

[Insert from Offering Prospectus]

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Special Meeting of United Community Bancorp Shareholders

Date, Place, Time and Purpose

United Community Bancorp’s board of directors is sending you this document for the purpose of requesting that you allow your shares of United Community Bancorp to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the United Community Bancorp board of directors will ask you to vote on a proposal to approve the plan of conversion. You will also be asked to vote on informational provisions regarding new United Community Bancorp’s articles of incorporation. You also may be asked to vote on a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the plan of conversion. The special meeting will be held at                                         ,                                 ,                         , Indiana, at                  .m., Eastern time, on             , 2011.

Who Can Vote at the Meeting

You are entitled to vote your United Community Bancorp common stock if our records show that you held your shares as of the close of business on [RecordDate]. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on [RecordDate], there were              shares of United Community Bancorp common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a shareholder as of the close of business on [RecordDate], you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of United Community Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion. To be approved, the plan of conversion requires the affirmative vote of at least two-thirds of the outstanding shares of United Community Bancorp common stock, including the shares held by United Community MHC, and the affirmative vote of a majority of votes eligible to be cast at the meeting, excluding shares of United Community MHC. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion.

Informational Proposals 2a and 2b: Approval of Certain Provisions in New United Community Bancorp’s Articles of Incorporation. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve any or all of the informational proposals.

Proposal 3: Approval of the Adjournment of the Special meeting. In voting on the approval of the adjournment of the special meeting, you may vote in favor of the proposal, vote against the proposal or abstain from voting. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of United Community Bancorp common stock to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

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Shares Held by United Community MHC and Our Officers and Directors

As of [RecordDate], United Community MHC beneficially owned 4,655,200 shares of United Community Bancorp common stock. This equals 59.3% of our outstanding shares. United Community MHC intends to vote all of its shares in favor of each of the proposals and Board nominees. Because United Community MHC owns in excess of 50% of the outstanding shares of United Community Bancorp common stock, the votes it casts will ensure the presence of a quorum and control the outcome of the vote on the proposals.

As of [RecordDate], our officers and directors beneficially owned              shares of United Community Bancorp common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals     % of our outstanding shares and     % of shares held by persons other than United Community MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement to request that you allow your shares of United Community Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of United Community Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” each of the Informational Proposals 2a and 2b, and “FOR” approval of the adjournment of the special meeting.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of United Community Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

If your United Community Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Solicitation of Proxies

United Community Bancorp will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of United Community Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. United Community Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. United Community Bancorp has retained Phoenix Advisory Partners LLC, a proxy solicitation firm, and has agreed to pay them a fee of $5,000 plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with these services.

Participants in the ESOP, 401(k) Plan or Equity Incentive Plan

If you participate in the ESOP or the Equity Incentive Plan, or if you invest in United Community Bancorp common stock through the United Community Bancorp Stock Fund in our 401(k) Plan, you will receive a vote authorization form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of United Community Bancorp common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of United Community Bancorp common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee has received timely voting instructions from other ESOP participants, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, a participant may direct the trustee how to vote the shares in the United Community Bancorp Stock Fund credited to his or her account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same

13

proportion as shares for which the trustee received voting instructions from other 401(k) Plan participants. Under the Equity Incentive Plan, participants may direct the trustee how to vote their unvested restricted stock awards. The trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by United Community Bancorp. The deadline for returning your voting instructions to each plan’s trustee is              , 2011.

Proposal 1—Approval of the Plan of Conversion

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of United Community MHC, United Community Bancorp and United Community Bank. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.

General

On March 10, 2011, the boards of directors of United Community MHC, United Community Bancorp and United Community Bank unanimously adopted the plan of conversion. The plan of conversion was amended and restated on May 12, 2011. The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, United Community Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of new United Community Bancorp, a newly formed Indiana corporation. Current shareholders of United Community Bancorp, other than United Community MHC, will receive shares of new United Community Bancorp common stock in exchange for their shares of United Community Bancorp common stock. Following the conversion and offering, United Community Bancorp and United Community MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by new United Community Bancorp of its common stock to eligible depositors of United Community Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The amount of stock offered for sale in the offering is based on an independent appraisal of new United Community Bancorp. Most of the terms of the offering are required by the regulations of the Office of Thrift Supervision.

Consummation of the conversion and offering requires the approval of the Office of Thrift Supervision. In addition, pursuant to Office of Thrift Supervision regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by depositors of United Community Bank, (2) the holders of at least two-thirds of the outstanding shares of United Community Bancorp common stock and (3) the holders of at least a majority of the outstanding shares of common stock of United Community Bancorp, excluding shares held by United Community MHC.

The Office of Thrift Supervision approved our plan of conversion, subject to, among other things, approval of the plan of conversion by United Community MHC’s members (depositors of United Community Bank) and United Community Bancorp’s shareholders. Meetings of United Community MHC’s members and United Community Bancorp’s shareholders have been called for this purpose on             , 2011.

Funds received before completion of the offering will be maintained in a segregated account at United Community Bank. If we fail to receive the necessary shareholder or member approval, or if we cancel the conversion and offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at United Community Bank’s passbook savings rate and all deposit account withdrawal holds will be cancelled. We will not make any deduction from the returned funds for the costs of the offering.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from United Community Bancorp upon written request to the Corporate Secretary and is available for inspection at the offices of United Community Bank and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement, of which this prospectus forms a part, that new United Community Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

The board of directors recommends that you vote “FOR” the adoption of the plan of conversion.

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Reasons for the Conversion and Offering

[Insert from Offering Prospectus]

Description of the Conversion

[Insert from Offering Prospectus]

Share Exchange Ratio for Current Shareholders

[Insert from Offering Prospectus]

How We Determined the Offering Range and the $8.00 Purchase Price

[Insert from Offering Prospectus]

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with (i) $50 or more on deposit at United Community Bank as of the close of business on December 31, 2009, or (ii) $50 or more on deposit at Integra Bank, National Association, as of the close of business on June 4, 2010 and whose deposits United Community Bank assumed on that date. The deposits referred to in clauses (i) and (ii) above are known as “qualifying deposits,” and the persons with qualifying deposits known as “eligible account holders.”

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in United Community Bank as of the close of business on , 2011, excluding our officers, directors and their associates who are not eligible account holders, (“supplemental eligible account holders”).

4.	Depositors of United Community Bank as of the close of business on , 2011, who are not eligible or supplemental eligible account holders (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.”

Purchase of Shares

Eligible depositors of United Community Bank have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering. You, as a shareholder on the record date, will be given a preference in the community offering after natural persons residing in Dearborn and Ripley Counties, Indiana. You may request a stock order form and prospectus by calling our Stock Information Center at (    )          -         , Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on weekends and bank holidays. The stock offering is expected to expire on                     , 2011.

Marketing Arrangements

[Insert from Offering Prospectus]

Delivery of Certificates

After completion of the conversion, each holder of a certificate(s) evidencing shares of United Community Bancorp common stock (other than United Community MHC), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a certificate(s) representing the number of full shares of new United Community Bancorp common stock into which the holder’s shares have been converted based on the exchange ratio. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of an outstanding certificate evidencing

15

shares of United Community Bancorp common stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in exchange for a certificate(s) evidencing new United Community Bancorp common stock. United Community Bancorp shareholders should not forward their certificates to the exchange agent until they have received the transmittal letter. If you hold shares of United Community Bancorp common stock in street name, your account will automatically be credited with shares of new United Community Bancorp common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name.

We will not issue any fractional shares of new United Community Bancorp common stock. For each fractional share that would otherwise be issued as a result of the exchange of new United Community Bancorp common stock for United Community Bancorp common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former United Community Bancorp shareholder would otherwise be entitled by $8.00. Payment for fractional shares will be made as soon as practicable after receipt by the exchange agent of surrendered United Community Bancorp stock certificates. If you hold shares of United Community Bancorp common stock in street name, your account will automatically be credited with cash in lieu of fractional shares. If you hold a stock certificate, you will receive a check.

No holder of a certificate representing shares of United Community Bancorp common stock will be entitled to receive any dividends on United Community Bancorp common stock until the certificate representing such holder’s shares of United Community Bancorp common stock is surrendered in exchange for certificates representing shares of new United Community Bancorp common stock. If we declare dividends after the conversion but before surrender of certificates representing shares of United Community Bancorp common stock, dividends payable on shares of United Community Bancorp common stock not then issued shall accrue without interest. Any such dividends shall be paid without interest upon surrender of the certificates representing shares of United Community Bancorp common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of United Community Bancorp common stock as evidencing ownership of the number of full shares of new United Community Bancorp common stock into which the shares of United Community Bancorp common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

We will not be obligated to deliver a certificate(s) representing shares of new United Community Bancorp common stock to which a holder of United Community Bancorp common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of United Community Bancorp common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of United Community Bancorp common stock is to be issued in a name other than that in which the certificate evidencing United Community Bancorp common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

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Restrictions on Repurchase of Stock

[Insert from Offering Prospectus]

Effects of Conversion on Depositors and Borrowers

[Insert from Offering Prospectus]

Liquidation Rights

[Insert from Offering Prospectus]

Material Income Tax Consequences

[Insert from Offering Prospectus]

Accounting Consequences

The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of United Community Bank will remain unchanged from their historical cost basis.

Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time prior to the submission of proxy materials to the members of United Community MHC and shareholders of United Community Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors at any time prior to the earlier of the date of the special meeting of shareholders and the date of the special meeting of members of United Community MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of United Community MHC approve the plan of conversion, and may not be extended by us or the Office of Thrift Supervision.

Proposals 2a and 2b—Informational Proposals Related to the

Articles of Incorporation of New United Community Bancorp

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of United Community Bancorp has approved each of the informational proposals numbered 2a and 2b, both of which relate to provisions included in the articles of incorporation of new United Community Bancorp. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public shareholders of United Community Bancorp, whose rights are presently governed by the charter and bylaws of United Community Bancorp, will become shareholders of new United Community Bancorp, whose rights will be governed by the articles of incorporation and bylaws of new United Community Bancorp. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the articles of incorporation of United Community Bancorp and the articles of incorporation of new United Community Bancorp. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of new United Community Bancorp’s articles of incorporation which are summarized as informational proposals 2a and 2b were approved as part of the process in which the board of directors of United Community Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. United Community Bancorp’s shareholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if shareholders approve the plan of conversion, regardless of whether shareholders vote to approve

17

any or all of the informational proposals. The provisions of new United Community Bancorp’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of new United Community Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 2a—Approval of a Provision in New United Community Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to New United Community Bancorp’s Articles of Incorporation. No amendment of the charter of United Community Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of new United Community Bancorp generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section 3.04 (limitation on common stock voting rights), Section 4.02 (classification of board of directors), Section 4.05 (removal of directors), Section 4.06 (special shareholder meetings), Article V (approval of certain business combinations), Article VI (evaluations of business combinations), Article VII (indemnification), Article IX (conduct of affairs of corporation) and Article X (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the shareholders to the fullest extent allowed under Indiana law.

These limitations on amendments to specified provisions of new United Community Bancorp’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of shareholders to amend those provisions, United Community MHC, as the holder of a majority of the outstanding shares of United Community Bancorp, currently can effectively block any shareholder proposed change to the charter.

This provision in new United Community Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of new United Community Bancorp and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” the approval of a provision in new United Community Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to new United Community Bancorp’s articles of incorporation.

Informational Proposal 2b.—Approval of a Provision in New United Community Bancorp’s Articles of incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New United Community Bancorp’s Outstanding Voting Stock. The articles of incorporation of new United Community Bancorp provide that in no event shall any person who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of shareholders entitled or permitted to vote on any matter (the “10% limit”) be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This 10% limit restriction does not apply if the beneficial owner’s ownership of shares in excess of the 10% limit was approved by a majority of unaffiliated directors. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, and that are not otherwise beneficially, or deemed by new United Community Bancorp to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to:

•	any director or officer acting solely in their capacities as directors and officers; or

•	any employee benefit plans of new United Community Bancorp or any subsidiary or a trustee of a plan.

The charter of United Community Bancorp provides that, for a period of five years from the effective date of United Community Bank’s minority stock offering, no person, other than United Community MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

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•	the purchase of shares by any employee benefit plans of United Community Bancorp or any subsidiary.

This provision is intended to limit the ability of any person to acquire a significant number of shares of new United Community Bancorp common stock and thereby gain sufficient voting control so as to cause new United Community Bancorp to effect a transaction that may not be in the best interests of new United Community Bancorp and its shareholders generally. This provision will not prevent a shareholder from seeking to acquire a controlling interest in new United Community Bancorp, but it will prevent a shareholder from voting more than 10% of the outstanding shares of common stock unless that shareholder has first persuaded the board of directors of the merits of the course of action proposed by the shareholder. The board of directors of new United Community Bancorp believes that fundamental transactions generally should be first considered and approved by the board of directors as the board generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that the board of directors’ ability to make the initial assessment could be impeded if a single shareholder could acquire a sufficiently large voting interest so as to control a shareholder vote on any given proposal. This provision in new United Community Bancorp’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most shareholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors recommends that you vote “FOR” the approval of a provision in new United Community Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new United Community Bancorp’s outstanding voting stock.

Proposal 3—Adjournment of the Special Meeting

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by United Community Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, United Community Bancorp has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of United Community Bancorp recommends that shareholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to shareholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

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Use of Proceeds

[Insert from Offering Prospectus]

Our Dividend Policy

[Insert from Offering Prospectus]

Market for the Common Stock

[Insert from Offering Prospectus]

20

Capitalization

[Insert from Offering Prospectus]

21

Regulatory Capital Compliance

[Insert from Offering Prospectus]

22

Pro Forma Data

[Insert from Offering Prospectus]

23

Our Business

[Insert from Offering Prospectus]

24

Management’s Discussion and Analysis of Financial Condition and Results of Operations

[Insert from Offering Prospectus]

Stock Ownership

[Insert from Offering Prospectus]

Subscriptions by Executive Officers and Directors

[Insert from Offering Prospectus]

Regulation and Supervision

[Insert from Offering Prospectus]

Federal and State Taxation

[Insert from Offering Prospectus]

Comparison of Shareholders’ Rights

[Insert from Offering Prospectus]

Restrictions on Acquisition of New United Community Bancorp

[Insert from Offering Prospectus]

Description of New United Community Bancorp Capital Stock

[Insert from Offering Prospectus]

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of new United Community Bancorp will be Illinois Stock Transfer, Chicago, Illinois.

Registration Requirements

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Townsend & Stockton LLP. Clark, Schaefer, Hackett & Co. has provided an opinion to us regarding the Indiana income tax consequences of the conversion. Kilpatrick Townsend & Stockton LLP and Clark, Schaefer, Hackett & Co. have consented to the references to their opinions in this proxy statement/prospectus.

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Experts

The consolidated financial statements of United Community Bancorp and subsidiaries as of June 30, 2010 and 2009, and for each of the years in the three-year period ended June 30, 2010, have been included herein in reliance upon the report of Clark, Schaefer, Hackett & Co., independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the summary in this proxy statement/prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this proxy statement/prospectus.

Miscellaneous

United Community Bancorp’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of United Community Bancorp. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Where You Can Find More Information

New United Community Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock to be issued in exchange for shares of United Community Bancorp common stock. This proxy statement/prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about United Community Bancorp and its common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this proxy statement/prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

United Community MHC has filed an application for approval of the plan of conversion with the Office of Thrift Supervision. This proxy statement/prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Central Regional Office of the Office of Thrift Supervision, 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606.

A copy of the plan of conversion is available without charge from United Community Bank.

The appraisal report of Keller & Company, Inc. has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth our anticipated expenses of the offering:

SEC filing fee (1)	$7,831
OTS filing fee	12,000
FINRA filing fee (1)	7,245
EDGAR, printing, postage and mailing	300,000
Legal fees and expenses	450,000
Accounting fees and expenses	50,000
Appraiser’s fees and expenses	50,000
Marketing firm expenses (including legal fees) (2)	150,000
Conversion agent fees and expenses	30,000
Business plan fees and expenses	50,000
Transfer agent and registrar fees and expenses	20,000
Certificate printing	5,000
Miscellaneous	17,924

TOTAL	$1,150,000

(1)	Based on the registration of $67.4 million of common stock.
(2)	In addition, Sandler O’Neill + Partners, L.P. will receive a fee equal to 1.0% of the aggregate purchase price of shares sold in the subscription and community offering, excluding shares purchased by directors, officers and employees of United Community Bancorp and members of their immediate families and the United Community Bank Employee Stock Ownership Plan and Trust. In addition, Sandler O’Neill + Partners, L.P., and other selected dealers will receive aggregate fees currently estimated to be 5.5% of the aggregate price of shares sold in the syndicated community offering, if any.

Item 14. Indemnification of Directors and Officers.

Article VII of the Articles of Incorporation of United Community Bancorp (New) provides as follows:

Section 7.01. General Provisions. This corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Act or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director, officer or employee of this corporation, or who, while serving as such director, officer or employee of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the best interest of this corporation, and in all other cases, was not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

Section 7.02. Indemnification Authorized. To the extent that a director, officer or employee of this corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 7.01 of this Article VII, or in the defense of any claim, issue or matter therein, this corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 7.01 of this Article VII (unless ordered by a court) shall be made by this corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

Section 7.03. Definition of Good Faith. For purposes of any determination under Section 7.01 of this Article VII, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 of this Article VII if his or her action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of this corporation or other enterprise whom he or she reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he or she reasonably believes are within the person’s professional or expert competence; or (c) a committee of the board of directors of this corporation or another enterprise of which the person is not a member if he or she reasonably believes the committee merits confidence. The term “another enterprise” as used in this Section 7.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article VII.

Section 7.04. Advancement of Expenses. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by this corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 7.02 of this Article VII, upon receipt of a written affirmation of the director, officer or employee’s good faith belief that he or she has met the standard of conduct described in Section 7.01 of this Article VII and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he or she did not meet the standard of conduct set forth in this Article VII, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VII.

Section 7.05. Non-Exclusivity. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, this corporation’s Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.06. Vestment of Rights. The right of any individual to indemnification under this Article VII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article VII and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article VII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless if such alleged acts or omissions may have occurred before the adoption of this Article VII. To the extent such prior acts or omissions cannot be deemed to be covered by this Article VII, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

Section 7.07. Insurance. This corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not this corporation would have power to indemnify the individual against the same liability under this Article VII.

Section 7.08. Other Definitions. For purposes of this Article VII, serving an employee benefit plan at the request of this corporation shall include any service as a director, officer or employee of this corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or its beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of this corporation” referred to in this Article VII.

For purposes of this Article VII, “party” includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

For purposes of this Article VII, “official capacity,” when used with respect to a director, shall mean the office of director of this corporation; and when used with respect to an individual other than a director, shall mean the office in this corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of this corporation. “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 1 of this Article VII.

Section 7.09. Business Expenses. Any payments made to any indemnified party under this Article VII under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of this corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed as a part of this Registration Statement are as follows:

(a) List of Exhibits

Exhibit	Description	Location

1.1	Engagement Letter by and between United Community Bancorp, United Community Bank, United Community MHC and Sandler O’Neill + Partners, L.P., as marketing and records agent	Incorporated herein by reference to Exhibit 1.1 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

1.2	Draft Agency Agreement	Incorporated herein by reference to Exhibit 1.2 to the United Community Bancorp (File No. 333-172827) Pre-effective Amendment No. 1 to the Registration Statement on Form S-1 filed on May 2, 2011

2.0	Plan of Conversion and Reorganization	Filed herewith

3.1	Articles of Incorporation of United Community Bancorp	Incorporated herein by reference to Exhibit 3.1 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

3.2	Bylaws of United Community Bancorp	Incorporated herein by reference to Exhibit 3.2 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

4.0	Specimen Common Stock Certificate of United Community Bancorp	Incorporated herein by reference to Exhibit 4.0 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

5.0	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality	Incorporated herein by reference to Exhibit 5.0 to the United Community Bancorp (File No. 333-172827) Pre-effective Amendment No. 1 to the Registration Statement on Form S-1 filed on May 2, 2011

8.1	Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters	Filed herewith

8.2	Opinion of Clark, Schaefer, Hackett & Co. re: State Tax Matters	Filed herewith

10.1	+ Form of ESOP Loan Documents	Incorporated herein by reference to Exhibit 10.1 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

10.2	+ United Community Bank 401(k) Profit Sharing Plan and Trust and Adoption Agreement	Incorporated herein by reference to Exhibit 10.2 to the United Community Bancorp (File No. 333-172827) Pre-effective Amendment No. 1 to the Registration Statement on Form S-1 filed on May 2, 2011

Exhibit	Description	Location

10.3	+ Amended and Restated United Community Bank Employee Severance Compensation Plan	Incorporated herein by reference to Exhibit 10.1 to the United Community Bancorp (File No. 0-51800) Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008, filed on February 9, 2009

10.4	+ Amended and Restated United Community Bank Supplemental Executive Retirement Plan	Incorporated herein by reference to Exhibit 10.2 to the United Community Bancorp (File No. 0-51800) Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008, filed on February 9, 2009

10.5	+ Amended and Restated Employment Agreement between United Community Bancorp and Certain Executive Officers	Incorporated herein by reference to Exhibit 10.3 to the United Community Bancorp (File No. 0-51800) Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008, filed on February 9, 2009

10.6	+ Employment Agreement between United Community Bank and Certain Executive Officers	Incorporated herein by reference to Exhibit 10.4 to the United Community Bancorp (File No. 0-51800) Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008, filed on February 9, 2009

10.7	+ United Community Bank Directors Retirement Plan	Incorporated herein by reference to Exhibit 10.6 to the United Community Bancorp (File No. 333-130302) Registration Statement on Form S-1, filed on December 14, 2005

10.8	+ First Amendment to the United Community Bank Directors Retirement Plan	Incorporated herein by reference to Exhibit 10.6 to the United Community Bancorp (File No. 0-51800) Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008, filed on February 9, 2009

10.9	+ Executive Supplemental Retirement Income Agreements between United Community Bank and William F. Ritzmann, Elmer G. McLaughlin and James W. Kittle and Grantor Trust Agreements thereto	Incorporated herein by reference to Exhibit 10.11 to the United Community Bancorp (File No. 333-130302) Registration Statement on Form S-1, filed on December 14, 2005

10.10	+ First Amendment to the United Community Bank Executive Supplemental Retirement Income Agreements	Incorporated herein by reference to Exhibit 10.5 to the United Community Bancorp (File No. 0-51800) Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008, filed on February 9, 2009

10.11	+ Rabbi Trust related to Directors Retirement Plan and Executive Supplemental Retirement Income Agreements	Incorporated herein by reference to Exhibit 10.12 to the United Community Bancorp (File No. 333-130302) Registration Statement on Form S-1, filed on December 14, 2005

Exhibit	Description	Location

10.12	+ United Community Bancorp 2006 Equity Incentive Plan	Incorporated herein by reference to Appendix C to the United Community Bancorp definitive Proxy Statement (File No. 0-51800), filed on October 5, 2006

23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in Exhibits 5.0 and 8.1

23.2	Consent of Clark, Schaefer, Hackett & Co.	Filed herewith

23.3	Consent of Keller & Company, Inc.	Incorporated herein by reference to Exhibit 23.3 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

24.0	Powers of Attorney	Incorporated herein by reference to Exhibit 24.0 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

99.1	Appraisal Report of Keller & Company, Inc. (P)	Incorporated herein by reference to Exhibit 99.1 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

99.2	Draft Marketing Materials	Filed herewith

99.3	Draft Subscription Order Form and Instructions	Filed herewith

99.4	Form of Proxy for United Community Bancorp Special Meeting of Shareholders	Incorporated herein by reference to Exhibit 99.4 to the United Community Bancorp (File No. 333-172827) Registration Statement on Form S-1 filed on March 15, 2011

+	Management contract or compensation plan or arrangement.
(P)	The supporting financial schedules are filed in paper pursuant to Rule 202 of Regulation S-T.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceburg, State of Indiana on June 3, 2011.

United Community Bancorp

By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William F. Ritzmann William F. Ritzmann	President, Chief Executive Officer and Director (principal executive officer)	June 3, 2011

/s/ Vicki A. March Vicki A. March	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	June 3, 2011

/s/ Michael B. Shannon Michael B. Shannon	Vice President and Controller	June 3, 2011

* Elmer G. McLaughlin	Executive Vice President, Chief Operating Officer, Corporate Secretary and Director

* Ralph B. Sprecher	Chairman of the Board

*	Director
Robert J. Ewbank

Name	Title	Date

*	Director
Jerry W. Hacker

*	Director
James D. Humphrey

*	Director
Eugene B. Seitz, II

*	Director
G. Michael Seitz

*	Director
Richard C. Strzynski

*	Pursuant to the Power of Attorney filed as Exhibit 24.0 to the Registrant’s Registration Statement on Form S-1, initially filed on March 15, 2011.

/s/ William F. Ritzmann	June 3, 2011
William F. Ritzmann Attorney-in-Fact